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                                                                   EXHIBIT 10.11

                        [THE SEAL OF THE STATE OF ALASKA]






               COMPREHENSIVE TELECOMMUNICATIONS SERVICE AGREEMENT

                                 NUMBER 99-123-A

                                     BETWEEN


                               THE STATE OF ALASKA

                                       AND

                 ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. (ACS)



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                                                       Agreement Number 99-123-A
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COMPREHENSIVE TELECOMMUNICATIONS SERVICE AGREEMENT NUMBER 99-123-A.1

1.   BACKGROUND AND PURPOSE.....................................................   1
2.   SCOPE OF SERVICES..........................................................   2
  2.1  General Description of Services..........................................   2
  2.2  Timetable for the Provision of Services..................................   5
  2.3  Capital Infusion.........................................................   7
  2.4  SLAs.....................................................................   8
  2.5  Sole Provider of Services................................................   9
  2.6  Service Compatibility....................................................  10
3.   THIRD-PARTY CONTRACTS......................................................  11
  3.1  Leases, Contracts, and Software Licenses Assigned to Provider............  11
  3.2  Leases and Contracts Managed by Provider.................................  11
4.   SERVICE MANAGEMENT.........................................................  12
  4.1  Standards and Procedures Manual..........................................  12
  4.2  Configuration Management.................................................  12
  4.3  Fault Management.........................................................  15
  4.4  Accounting...............................................................  15
  4.5  Performance Management...................................................  15
  4.6  Security.................................................................  15
  4.7  Planning.................................................................  15
5.   HUMAN RESOURCES............................................................  15
  5.1  Treatment of Designated and Transitioned Employees.......................  15
  5.2  State Employees..........................................................  16
  5.3  Personnel................................................................  17
  5.4  Minimum Proficiency Levels...............................................  18
  5.5  Specialized Personnel....................................................  19
  5.6  Training.................................................................  19
  5.7  Unsatisfactory Performance and Rights of Removal.........................  20
6.   QUALITY ASSURANCE..........................................................  20
  6.1  End-User Satisfaction and Communication..................................  20
  6.2  ISO 9000 Compliance......................................................  20
7.   PROVISION OF RESOURCES BY STATE............................................  20
  7.1  State Facilities.........................................................  20
  7.2  Other Facility-Related Obligations.......................................  21
8.   STATE-RETAINED AUTHORITY...................................................  23
  8.1  Strategic Planning.......................................................  23
  8.2  Local Area Network Operations and Management.............................  23
  8.3  Technology Retooling Approval............................................  23
  8.4  Business Process Reengineering...........................................  23
  8.5  Contract Management......................................................  24
  8.6  Budgeting................................................................  24
  8.7  Billing and Chargeback...................................................  24
  8.8  Validation and Verification..............................................  24
9.   FINANCIAL TERMS............................................................  24
  9.1  Fees.....................................................................  24
  9.2  Shared Savings...........................................................  26
  9.3  Benchmarking.............................................................  26
  9.4  Fee Reductions and Incentives............................................  27
  9.5  Only Payments............................................................  27
  9.6  Set-Off..................................................................  27
  9.7  Disputed Amounts.........................................................  28
  9.8  Most Favored Customer....................................................  28
10.  WORK ORDERS................................................................  29
  10.1 Work Order...............................................................  29
  10.2 SLA Impact...............................................................  29
  10.3 Extraordinary Events and Emergencies.....................................  30

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
11.  RELATIONSHIP MANAGEMENT....................................................  30
  11.1 State's Policies.........................................................  30
  11.2 Management Committee.....................................................  31
  11.3 Coordination of Joint Operations.........................................  31
12.  PROPRIETARY RIGHTS.........................................................  32
  12.1 Ownership of Work Product................................................  32
  12.2 Rights and Licenses......................................................  33
  12.3 Adverse Actions..........................................................  33
13.  SECURITY AND PROTECTION OF INFORMATION.....................................  33
  13.1 Information (Electronic) Access..........................................  34
  13.2 Personnel Access.........................................................  35
  13.3 Physical Access Restricted...............................................  36
  13.4 Security Policies, Procedures and Standards..............................  36
14.  TERM.......................................................................  37
  14.1 Initial Term and Renewals................................................  37
  14.2 Early Termination........................................................  37
  14.3 Termination For Material Default.........................................  38
  14.4 Termination for Force Majeure Event......................................  38
  14.5 Extension of Termination Date............................................  39
  14.6 Effect of Ending of Term.................................................  39
  14.7 Termination by Provider..................................................  39
15.  DISASTER RECOVERY..........................................................  39
16.  DISENTANGLEMENT............................................................  42
  16.1 Disentanglement Process..................................................  42
  16.2 Preparation for Disentanglement..........................................  45
17.  LIMITATION OF LIABILITY AND DISCLAIMERS....................................  45
  17.1 Force Majeure Events.....................................................  47
18.  INSURANCE..................................................................  47
  18.1 Required General Liability Insurance Coverage............................  48
  18.2 Business Automobile Liability Insurance..................................  49
  18.3 Workers' Compensation and Employers' Liability Insurance.................  49
  18.4 Professional Errors and Omissions Liability Insurance/Electronic
       Errors and Omissions.....................................................  49
  18.5 Employee Dishonesty and Computer Fraud...................................  49
  18.6 Property Insurance.......................................................  49
  18.7 General Provisions.......................................................  50
19.  REPORTS....................................................................  50
  19.1 General..................................................................  50
  19.2 Media....................................................................  51
20.  RECORDKEEPING AND AUDIT RIGHTS.............................................  51
  20.1 Recordkeeping............................................................  51
  20.2 Quality Surveillance and Examination of Records..........................  52
  20.3 Pricing Audit............................................................  52
21.  CONFIDENTIALITY............................................................  52
  21.1 Nondisclosure of Confidential Information................................  52
  21.2 Required Disclosure And Requests For Information.........................  54
  21.3 Notification and Subpoena................................................  54
  21.4 Injunctive Relief........................................................  54
  21.5 Return of Confidential Information.......................................  55
22.  LEGAL COMPLIANCE...........................................................  55
  22.1 Compliance with All Laws and Regulations.................................  55
  22.2 Provider Permits and License.............................................  56
  22.3 Americans with Disabilities Act..........................................  56
  22.4 Equal Employment Opportunity.............................................  56
  22.5 Non-Discrimination.......................................................  57
  22.6 Provider Certification...................................................  57
23.  REPRESENTATIONS AND WARRANTIES.............................................  58

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
  23.1 Provider's Representations, Warranties, and Covenants....................  58
  23.2 State's Representations, Warranties, and Covenants.......................  61
  23.3 Warranty Disclaimer......................................................  62
  23.4 Waiver...................................................................  62
24.  INDEMNIFICATION............................................................  62
  24.1 By Provider..............................................................  62
  24.2 By The State.............................................................  64
  24.3 Waiver of Subrogation....................................................  65
  24.4 General Procedures.......................................................  65
25.  DISPUTE RESOLUTION.........................................................  65
  25.1 Resolution Process.......................................................  65
  25.2 No Termination or Suspension of Services.................................  66
26.  PUBLICITY..................................................................  66
27.  USE OF AFFILIATES AND SUBCONTRACTORS.......................................  67
  27.1 Approval; Key Subcontractors and Hardware/Software Providers.............  67
  27.2 Subcontractor and Major Hardware/Software Provider Agreements............  67
  27.3 Liability and Replacement................................................  68
  27.4 Direct Agreements........................................................  68
28.  MISCELLANEOUS..............................................................  68
  28.1 Entire Agreement.........................................................  68
  28.2 Conflicts, Errors, Omissions and Discrepancies...........................  68
  28.3 Captions and Section Numbers.............................................  69
  28.4 Assignment...............................................................  69
  28.5 Notices To A Party.......................................................  69
  28.6 Contract Amendments and Waivers..........................................  70
  28.7 Legal Status of the Parties..............................................  70
  28.8 Severability.............................................................  71
  28.9 Counterparts.............................................................  71
  28.10  Laws and Regulations...................................................  71
  28.11  Sovereign Immunity.....................................................  71
  28.12  Provider's Waiver of Governmental Immunity.............................  71
  28.13  No Third-Party Beneficiaries...........................................  71
  28.14  Expenses...............................................................  71
  28.15  Venue and Jurisdiction.................................................  71
  28.16  Neither Party Considered Drafter.......................................  72
  28.17  No Additional Work.....................................................  72

APPENDICES......................................................................  73

   APPENDIX A -- ACRONYMS.......................................................  73
   APPENDIX B -- DEFINITIONS....................................................  78

SCHEDULES.......................................................................  92

   SCHEDULE A.      BUNDLES.....................................................  92
     A.1  INTRODUCTION..........................................................  92
     A.2  DEFINITIONS...........................................................  93
     A.3  INFRASTRUCTURE TRANSFORMATION.........................................  95
     A.4  BUNDLE 1--WIRED TELEPHONY SERVICES.................................... 101
     A.5  BUNDLE 2--DATA NETWORK SERVICES....................................... 112
     A.6  BUNDLE 3--VIDEO CONFERENCING SERVICES................................. 119
     A.7  BUNDLE 4--PAGING SERVICES............................................. 123
     A.8  BUNDLE 5--CELLULAR TELECOMMUNICATIONS SERVICES........................ 127
     A.9  BUNDLE 6--SATELLITE BROADCAST SERVICES................................ 131
     A.10  BUNDLE 7--END-USER SUPPORT SERVICES.................................. 135
     A.11  BUNDLE 8--SATS MICROWAVE OPERATION, MAINTENANCE AND REPAIR........... 140
     A.12  BUNDLE 9--SATELLITE TELEPHONY SERVICE................................ 147
     A.13  BUNDLE 10--SATELLITE EARTH-STATION MAINTENANCE AND REPAIR............ 149

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
     A.14   RESOURCE OPTION A--SATELLITE EARTH STATION ACCESS................... 154
     A.15   RESOURCE OPTION B--SATS MICROWAVE SITE ACCESS....................... 155
     A.16   RESOURCE OPTION C--SATS MICROWAVE EXCESS BANDWIDTH ACCESS........... 156
     A.17   BUNDLE DIAGRAMS..................................................... 157
   SCHEDULE B -- PRICING........................................................ 169
     B.1  PRICING MATRICES...................................................... 169
     B.2  PRICING NOTES......................................................... 199
   SCHEDULE C -- ASSET INVENTORY................................................ 219
   SCHEDULE D -- HUMAN RESOURCES................................................ 220
     D.1  Letter of Agreement................................................... 220
     D.2 -- List of Designated Employees........................................ 226
   SCHEDULE E -- SERVICE LEVEL AGREEMENTS (SLAS)................................ 227
     E.1  All Bundles--Service Level Agreements (SLAs).......................... 227
     E.2  Specific Service Levels............................................... 228
     E.3 - Mission Critical Services............................................ 239
     E.4 - Critical Events...................................................... 242
   SCHEDULE F -- INCENTIVES AND FEE REDUCTIONS.................................. 243
   SCHEDULE G -- KEY PERSONNEL AND APPROVED SUBCONTRACTORS...................... 246
     G.1  State Key Personnel................................................... 246
     G.2  Provider Key Personnel................................................ 246
     G.3  Approved Subcontractors............................................... 246
   SCHEDULE H -- PARTICIPATING DEPARTMENTS...................................... 247
   SCHEDULE I -- MANAGED CONTRACTS.............................................. 249
   SCHEDULE J -- CURRENT PROJECTS AND TECHNOLOGY INITIATIVES.................... 251
     Table J.1.................................................................. 251
     Table J.2.................................................................. 252
   SCHEDULE K -- PAGING COVERAGE CHART.......................................... 260
   SCHEDULE L -- CELLULAR COVERAGE CHART........................................ 261
   SCHEDULE M -- SECURITY PROCEDURES............................................ 262
   SCHEDULE N -- REQUIREMENTS PROJECTIONS....................................... 265

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       COMPREHENSIVE TELECOMMUNICATIONS SERVICE AGREEMENT NUMBER 99-123-A

        This COMPREHENSIVE TELECOMMUNICATIONS SERVICE AGREEMENT is entered into as of the Contract Signing Date, by and between ALASKA COMMUNICATIONS SYSTEMS GROUP, INC., a Delaware corporation, with corporate offices at 510 L Street, Suite 500, Anchorage, Alaska 99501, and the STATE OF ALASKA.

1.      BACKGROUND AND PURPOSE

        WHEREAS, the State relies upon telecommunications as a key means to facilitate the delivery of basic government services to its widely dispersed citizenry; in a state where cities and villages are isolated by foreboding terrain; where only 44 of the State's 277 communities are connected by roadways, only 30 percent of which are paved; and where harsh winter weather conditions routinely cut off communities from air, sea, and land transportation; reliable cost-effective telecommunications are not a convenience -- reliable cost-effective telecommunications are a necessity; and

        WHEREAS, the State is seeking to develop communications solutions utilizing new and existing technologies to increase the efficiency and productivity of State business operations, and to improve access to State services for the public; and

        WHEREAS, the State is seeking to secure telecommunications services statewide through a single contract; and

        WHEREAS, the Parties recognize that the State of Alaska is comprised of the executive, judicial, and legislative branches of government as well as other public entities, including the University of Alaska, that have been afforded, by state law, various attributes of a separate legal existence from the State of Alaska and that certain branches of government and public entities, as identified in this Agreement, have agreed, in whole or in part, to cooperatively participate in this Agreement to implement a Statewide telecommunications partnering plan and that such cooperative participation has been determined by each to be in their respective best interests; and

        WHEREAS, ACS and its Affiliates are major providers of telecommunications services in Alaska, with vast experience and a proven record of providing telecommunications services to all Alaskans from isolated rural communities to sophisticated world-wide organizations; and

        WHEREAS, ACS is seeking to Partner with the State and be the primary provider of telecommunications services to the State; and

        WHEREAS, ACS agrees that support and further deployment of high speed, advanced telecommunications is important to Alaska for the delivery of government services, especially in rural communities; and

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        WHEREAS, ACS agrees that local support is important to the delivery of the Services described herein and agrees to utilize local support when feasible; and

        WHEREAS, ACS shall deliver high-quality, value-added services that assist the State in effectively utilizing telecommunications to increase the efficiency and productivity of State business operations and to enhance the quality and value of the State's services to its citizens; and

        WHEREAS, the Parties recognize the importance of a reliable mobile communication system to the State and the people of Alaska. ACS will deliver, through this Agreement, an ever-increasing array of mobile, satellite and cellular/wireless voice and messaging systems to the State and commits to improving the quality and coverage of these Services as described herein; and

        WHEREAS, ACS will deliver the Services described in this Agreement over the State's existing microwave (SATS) and satellite facilities wherever practical and feasible. The Parties consider the SATS and satellite infrastructure as critical parts of the State's Enterprise network and will actively pursue ways to increase the use, reliability and cost effectiveness of these important State assets, especially in under-served or unserved areas of Alaska; and

        WHEREAS, ACS is committed to training its employees and the employees of the State to use the Services and technology provided in the most effective and efficient manner. ACS is committed to working with the State and institutions of higher learning in the State of Alaska to deliver training in the most effective and efficient way possible; and

        WHEREAS, ACS recognizes the nature of delivering Services for the State, where security, privacy, SoL, and property are serious and sobering aspects to be mindful of when providing and delivering those Services. ACS is committed to working with the State to deal with these conditions and others as described, using the most prudent and conscientious methods possible.


        NOW, THEREFORE, for good and valuable consideration, the Parties agree as follows:


2.      SCOPE OF SERVICES

        2.1    GENERAL DESCRIPTION OF SERVICES


        Pursuant to the terms and conditions of this Agreement, Provider shall provide the Services as set forth in the following Service Bundles:

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               BUNDLE 1 -- WIRED TELEPHONY SERVICES

        Provider shall provide the wired telephony services set forth in Schedule A.4.

               BUNDLE 2 -- DATA NETWORK SERVICES

        Provider shall provide the data network services set forth in Schedule A.5.

               BUNDLE 3 -- VIDEO CONFERENCING SERVICES

        Provider shall provide the video conferencing services set forth in Schedule A.6.

               BUNDLE 4 -- PAGING SERVICES

        Provider shall provide the paging services set forth in Schedule A.7.

               BUNDLE 5 -- CELLULAR TELECOMMUNICATIONS SERVICES

        Provider shall provide the cellular telecommunications services set forth in Schedule A.8.

               BUNDLE 6 -- SATELLITE BROADCAST SERVICES

        Provider shall provide the satellite broadcast services set forth in Schedule A.9.

               BUNDLE 7 -- END-USER SUPPORT SERVICES

        Provider shall provide the End-User support services set forth in Schedule A.10.

               BUNDLE 8 -- SATS MICROWAVE MAINTENANCE AND REPAIR

        Provider shall provide the SATS microwave maintenance and repair services set forth in Schedule A.11.

               BUNDLE 9 -- SATELLITE TELEPHONY SERVICES

        Provider shall provide the satellite telephony services set forth in Schedule A.12.

               BUNDLE 10 -- SATELLITE EARTH-STATION MAINTENANCE AND REPAIR

        Provider shall provide the satellite earth-station maintenance and repair services set forth in Schedule A.13.

               2.1.1  GROUPINGS OF SERVICES

        The Services to be provided by Provider under the terms of this Agreement are categorized by "Bundles" "Elements" and "Units." By way of example, wired telephony services have been grouped together in Service Bundle
1. Wired telephony service is made up of a number of Service Elements, including telephones, voice mail, long distance, and audio teleconferencing. The Services provided in Service Bundle 1 can be further broken down into each individual Service Unit (i.e., each telephone, minute of long distance, and voice mailbox). The following chart illustrates the categorization of Services.

                                       3
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              [FLOW CHART ILLUSTRATING CATEGORIZATION OF SERVICES]

               2.1.2  RESOURCE OPTIONS

        In addition to the resources included in and specific to the Service Bundles described above, the Parties may agree to utilize certain other telecommunications resources, subject to the limitations indicated in the specific resource option descriptions set forth in Schedules A.14 - A.16. The additional resources are made available on an optional basis. Provider or the Affiliates may utilize these resources, at Provider's option, to provide Services to the State or, within the limitations set forth below and with the State's approval and concurrence, to provide additional services to the State or other customers. The specific telecommunications resources are bundled as follows:

    - RESOURCE OPTION A--SATELLITE EARTH-STATION ACCESS--Satellite Down-Link Receive Capacity.

    - RESOURCE OPTION B--STATE OF ALASKA TELECOMMUNICATIONS SYSTEM (SATS) MICROWAVE SITE ACCESS--Access to SATS Site Hardscape and Hotel Services.

    - RESOURCE OPTION C--STATE OF ALASKA TELECOMMUNICATIONS SYSTEM (SATS) MICROWAVE EXCESS BANDWIDTH ACCESS--Access to Excess Transport Capacity on the SATS Microwave Backbone.


               2.1.3  PROVISION OF SERVICES TO THE DEPARTMENTS

        Provider will supply Services to the Departments. Provider acknowledges that existing statutes permit the Department of Military and Veteran Affairs, an executive branch agency, to independently supplement telecommunications services in the event of a Disaster. Other Departments that are to receive Services in accordance with the terms of this Agreement after the Contract Signing Date shall be identified and added to this Agreement through a Work Order. A request by a Department to discontinue receiving Services under the terms of this Agreement as a "Department" shall be made through an amendment pursuant to
Section 28.6. Notwithstanding the foregoing, the State shall give Provider reasonable advance notice of material changes in the number of End-Users

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within each Department or expected volumes of Service as soon as practicable after the State becomes aware of such changes.


        2.2     TIMETABLE FOR THE PROVISION OF SERVICES


        The provision of Services by Provider shall be implemented in three (3) phases as set forth in the following timetable:


                      [FLOW CHART ILLUSTRATING TIMETABLE]


Attached as Schedule A.3 is a table listing Milestones and Deliverables and the target start and completion dates for each Milestone and Deliverable.

               2.2.1  RAMP-UP PERIOD

        During the Ramp-Up Period, no Services shall be provided by Provider to the State unless otherwise agreed hereunder. Commencing on the Contract Signing Date, Provider shall undertake preparations for implementing the Transition Plan. During the Ramp-Up Period, the State shall provide Provider with reasonable access to the Managed Assets, the Purchased Assets, and the Designated Employees, but solely for the purpose of reasonably assisting and cooperating with Provider in the preparation of the Transition Plan.

                      2.2.1.1  TECHNOLOGY INITIATIVES AND CURRENT PROJECTS

        Provider will assume responsibility for the Current Projects described in Schedule J.1 on the Effective Date or as otherwise agreed between the Parties. A written implementation plan, subject to the State's approval, for the completion of the Current Projects will be included in the Transition Plan. Provider shall provide the continuing and uninterrupted development and implementation of all the Current Projects in accordance with the written implementation plan.

        In addition to the Current Projects, certain Departments are pursuing the Technology Initiatives identified in Schedule J.2, which may require Services that are provided under this Agreement. Although Provider is not responsible for these Technology Initiatives, Provider agrees to provide Services associated with the Technology Initiatives identified in Schedule J.2 in accordance with the terms of this Agreement.

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               2.2.2  TRANSITION

        Commencing on the Effective Date, Provider shall implement the Transition Plan. The transition shall include the complete and timely performance by Provider of all of the requirements set forth in the Transition Plan, and shall be accomplished by Provider in such a manner as to have no material adverse effect upon the telecommunications services being utilized by any Department. Until such time as Provider has completely transitioned the Services, Provider will support the State's current systems and provide network management services. In this regard, Provider is to (i) assume full management responsibility and provide all Services and support to the State; (ii) be responsible for the proper and orderly functioning of all Managed Assets in accordance with the terms of this Agreement; (iii) meet the requirements of the SLAs by the applicable Cutover Date in accordance with the terms of this Agreement, and (iv) develop the Transformation Plan.

               2.2.3  TRANSFORMATION

        Commencing on the Final Cutover Date, Provider shall implement the Transformation Plan after receiving State approval of the Plan. As transformed, the Services will include a statewide network infrastructure that supports voice, data and video communications services, including advanced voice and data network management capabilities and communications features, to achieve: (i) greater levels of performance, (ii) statewide connectivity between and among all Departments, and (iii) optimum network resource and bandwidth management. Provider will implement the transformed infrastructure such that it is consistent with and supports the State's business objectives, including the following:

    RELIABILITY--protect and improve the quality and dependability of both routine and critical SoL telecommunications.

    PRODUCTIVITY/EFFICIENCIES--facilitate the development and/or delivery of Services that will increase the productivity and effectiveness of End-Users.

    PUBLIC ACCESSIBILITY--facilitate the ability to deliver services at locations that are more convenient for the public, including their homes or businesses via the internet. Such services may include permits, data retrieval, licensing, general information, etc.

    BUSINESS PARTNERS--facilitate the ability to inter-work with the networks, data, and applications of community business partners.

    COST MANAGEMENT--minimize the cost of delivering services both internally and externally to the public, as well as reduce State administration costs.

    IMPROVED RURAL COMMUNICATIONS--where possible, leverage investments in the infrastructure required to meet the State's needs to also improve general access to quality telecommunications services throughout the State.

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    UNIVERSAL AVAILABILITY--the infrastructure should facilitate connections to every Department and End-User. This should also include remote accessibility for telecommuting and internet access.

    OPEN PLATFORM--technical compatibility among equipment must be assured. The infrastructure must be standards based, and be capable of being connected to other private and public networks and equipment.

    FLEXIBLE BANDWIDTH ALLOCATION--available capacity beyond current demand, ensuring that access will not be denied for capacity reasons. There should also be the ability to easily allocate the appropriate capacity to End-Users (i.e., bandwidth on demand). Furthermore, the State should not bear undue cost burdens associated with unutilized capacity--bandwidth should expand and contract as required to meet the State's needs.

    EFFECTIVE NETWORK MANAGEMENT--provide monitoring tools and planning mechanisms to enable State telecommunications professionals to proactively manage both the demand and supply sides of the telecommunications environment.

    SECURITY--facilitate the necessary technologies and protocols that ensure the security and confidentiality of State information, including personal information, personnel records, medical records, criminal records, public safety data, motor vehicle records, and proprietary management reports.


        2.3    CAPITAL INFUSION

        Based on the State's long-term commitment to Provider, Provider will fund investments in the State's infrastructure in connection with the Services. Such investments are listed in the Pricing Matrices in Schedule B. Except as otherwise provided in this Agreement, all such investments shall, for purposes of the State's rights upon Disentanglement, pursuant to Section 16, be capitalized, accounted for, and depreciated by Provider, without regard to the actual method of acquisition (i.e., whether by purchase, lease, or other method of financing).

               2.3.1  WIRING AND LAN INFRASTRUCTURE INVESTMENT

        Provider shall make a capital investment for upgrades to wiring and LAN infrastructure in State Facilities that are required to support the Transformed Services in the maximum amount of $3,420,000. Such investment will be allocated in a manner jointly agreed to by the Parties in the Transformation Plan. Provider shall keep complete records of expenses that fall under this investment to facilitate verification by the State that the investment was expended in accordance with the approved Transformation Plan.

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               2.3.2  SATS IMPROVEMENT INVESTMENT

        As more fully described in Schedule A.11 (Service Bundle 8), Provider shall make a capital investment in the amount of $2,800,000 for SATS microwave maintenance and repair work identified in Schedule C to this Agreement during the Term. The work will be initially scheduled in the Transition Plan and modified through the Change Management process described in Section 4 of this Agreement.


        2.4    SLAs

        Except as otherwise specified in this Agreement, Provider shall perform all Services in accordance with the SLAs set forth in Schedule E.2 to this Agreement.

               2.4.1  NEW SLAs AND PROPOSED MODIFICATIONS TO EXISTING SLAs

        Provider shall continuously evaluate ways to improve performance and shall recommend improvements in the SLAs to the Management Committee, along with any impact on cost. Recommendations for improvements to SLAs by Provider should be based upon advances in available technology and methods that are suitable for use in performing the Services, the increased capabilities of any hardware or software acquired for use by the State, changes in the operations and environment of the Departments, and other changes in circumstances. All new SLAs, as well as proposed modifications to existing SLAs, shall be developed in the following manner:

                      2.4.1.1 The service level requirements of specific Departments shall be determined by representatives of the Parties conducting periodic meetings with the designated State representative for each Department. The means of gathering such Department data shall be detailed in the Communications Plan, which shall be contained in the Standards and Procedures Manual.

                      2.4.1.2 The Account Manager and the Project Director shall meet at least once monthly during the Transition Period and Transformation Period, and at least twice yearly thereafter, to address the SLAs.

                      2.4.1.3 Upon initiation by either or both the Account Manager and the Project Director, proposed new or modified SLAs shall be submitted to the Management Committee at its next regularly scheduled meeting (except where the urgency of the request requires the calling of a special meeting) for review and approval.

                      2.4.1.4 The Management Committee shall review and discuss the existing SLAs and proposed new SLAs from time to time as set forth in
Section 11, but not less frequently than once during each Contract Year after the Transformation Period. After such review, the Management Committee shall make a formal recommendation as to whether a proposed SLA modification or new SLA is technologically feasible. As to any new or modified SLA that is determined to be technologically feasible by the Management Committee, either party may propose that such SLA be adopted by the Parties through the Work Order process described in Section 10, provided however, that a new or modified SLA accepted through a Work Order shall be implemented in accordance with Section 28.6.

               2.4.2  SLA MEASUREMENT AND REPORTING

        Provider shall measure and report performance as required by Schedule
E.2. Provider shall meet with the Project Director according to the schedule established by the Management Committee to review Provider's actual performance against the SLAs.

               2.4.3  ROOT-CAUSE ANALYSIS

        Promptly, and in no event later than five (5) days after Provider's discovery of, or, if earlier, Provider's receipt of a notice from the State regarding a Failure, Provider shall: (A) perform a root-cause analysis to identify the cause of such Failure; (B) correct such Failure using best efforts (regardless of whether caused by Provider); and (C) provide the State with a written report detailing the cause of, and procedure for correcting, such Failure.

               2.4.4 CORRECTION OR RESOLUTION OF SERVICE OR MISSION CRITICAL SLA FAILURE

        Upon completion of the root-cause analysis, the correction of a Failure relating to a Service or Mission Critical Service shall be performed entirely at Provider's expense, unless it has been determined, by mutual agreement of the Parties or through the dispute-resolution process specified in Section 25, that the State (or its subcontractor, agent, or a third-party provider provided by the State and not managed by Provider) was the predominant contributing cause of the Failure and Provider could not have continued to provide Services in accordance with the affected SLA without expending a material amount of additional time or cost. In such an event: (i) Provider shall be entitled to temporary relief from its obligation to timely comply with the affected SLA, but only to the extent and for the duration so affected; and (ii) the State shall reimburse Provider for Provider's expenses to correct such Failure. For purposes hereof, the preexisting condition of the State's properties and systems shall not be deemed a contributing cause of any Failure.


        2.5    SOLE PROVIDER OF SERVICES

        Except to the extent set forth below, Provider shall be the sole provider of the Services to the State.

        Nothing herein shall prevent the State from obtaining the following Services or services, from itself or any other provider during the Term, and thereby relieving Provider of responsibility for providing such Services or services:

        (a) any of the Services that are required, pursuant to applicable federal or State law, rules, regulations, or policies in effect from time to time, to be provided by the State or performed by a provider other than, or in addition to, Provider;

        (b) any telecommunications services or Services procured as part of a larger effort that is not primarily for telecommunications services, or as otherwise mutually agreed; and

        (c) communications support to local entities, including the provision of EMS communications backbone systems, and assistance with purchase of radios, mobile satellite telephones, or other essential SoL communications services and equipment for the provision of essential life saving emergency services. The Parties recognize that the State presently possesses and utilizes some number of Inmarsat terminals or other technologies for emergency and public safety purposes.


        2.6    SERVICE COMPATIBILITY

        Provider shall ensure that, as of the applicable Cutover Dates, the Resources are integrated and interfaced and fully compatible with the Third-Party Resources that are being provided to the State as to functionality, speed, service levels, interconnectivity, reliability, availability, performance, response times and other similar measures. Provider shall be responsible for developing or modifying interfaces in order for the Resources to be successfully integrated and compatible with Third-Party Resources. The State shall use its best efforts to require the providers of Third-Party Resources to cooperate with Provider in this effort.

               2.6.1  COOPERATION WITH THIRD-PARTY SERVICE PROVIDERS

        At all times during the Term, Provider shall cooperate with third-party service providers of the State to coordinate the provision of Services with the services and systems of such third-party service providers. Such cooperation shall include, subject to confidentiality requirements set forth in Section 21, providing reasonable assistance, information access, and support services to such third-party providers.

               2.6.2  DISPUTES OVER SERVICE COMPATIBILITY

        In the event of any Dispute as to whether a particular Failure, defect, malfunction, or other difficulty was caused by Provider Services and Resources or by the services and Third-Party Resources provided by a third-party provider, Provider shall be responsible for correcting such Failure, defect, malfunction, or difficulty, at its cost, except to the extent that Provider can demonstrate to the State's satisfaction, by means of a root-cause analysis, that (i) the cause was not a Service or Resource, or (ii) the cause was a device connected to Provider's Network that was not FCC type accepted. In such case, the responsible third-party service provider shall be responsible for the costs associated with correcting the defect, malfunction, or difficulty. However, Provider will cooperate fully in determining the underlying cause and identifying a solution.

               2.6.3  SLA IMPACT DUE TO THIRD-PARTY PROVIDER SERVICES OR SYSTEMS

        If, in the opinion of Provider, the services and Third Party Resources of any third-party service provider has altered a SLA or will alter a SLA or create conditions which will materially or substantially impair Provider's ability to perform its duties under this Agreement, Provider shall notify the Project Director in writing of the apparent conflict. The Project Director shall respond in writing within ten (10) days to any document advising of a conflict provided under this Section. The Project Director shall: (1) require such third-party service provider to alter its services or systems to eliminate the conflict; (2) propose to Provider an amendment or modification to this Agreement to eliminate the conflict; or (3) if he/she disagrees that a conflict exists, set forth the basis for that conclusion. Any modifications to this Agreement must conform with the procedures set forth in Section 28.6. In the event that Provider and State disagree on either the existence of a conflict or a methodology for resolving a conflict, the matter shall be resolved pursuant to the dispute resolution procedures set forth in Section 25 of this Agreement.


3.      THIRD-PARTY CONTRACTS

        3.1    LEASES, CONTRACTS, AND SOFTWARE LICENSES ASSIGNED TO PROVIDER

        Subject to the State obtaining any Required Consents, the Parties shall enter into assignment and assumption agreements as to the Assigned Leases and the Assigned Contracts. Provider shall assume responsibility for, and shall perform, all obligations of the State under the Assigned Leases and Assigned Contracts, including payment of all related expenses and maintenance fees, to be performed after the effective dates of such assignment and assumption agreements, and shall indemnify, defend, protect and hold harmless the State with respect to all such obligations.


        3.2    LEASES AND CONTRACTS MANAGED BY PROVIDER

        As of the Cutover Date for the applicable Service, subject to the State obtaining any Required Consents, Provider shall assume responsibility for, and perform all management and administrative obligations for the Managed Assets to be performed on or after the Cutover Date. Provider will not take any action that would cause the State to be in breach of any Managed Contract or Managed Lease. With respect to Managed Contracts and Managed Leases, Provider will take over responsibility for all payment obligations, including all related fees, expenses, and maintenance, and Provider shall invoice the State for such expenses in accordance with Section 9 of this Agreement.

               3.2.1  TERMINATION OF MANAGED ASSETS

        Provider may, from time to time, to the extent permitted by the applicable third-party contract or agreement, request that the State cooperate in the termination of any Managed Lease or Managed Contract.

4.      SERVICE MANAGEMENT

        Service Management processes will be conducted from the Service Center, and shall include six integrated disciplines: Configuration Management, Fault Management, Accounting, Performance Management, Security, and Planning. Activities undertaken within each of these disciplines shall take into account the effects or potential effects on the other disciplines. The specific manner in which this is done shall be detailed in the Standards and Procedures Manual.

        4.1    STANDARDS AND PROCEDURES MANUAL

               4.1.1  DEVELOPMENT OF MANUAL

        Prior to the Effective Date, Provider will deliver an outline of the Standards and Procedures Manual to the State for its review, comment, and approval. Within ninety (90) days after the Effective Date, Provider shall deliver a draft Standards and Procedures Manual consistent with the approved outline to the State for its review, comment, and approval. The State shall promptly respond to the draft and Provider shall incorporate all appropriate comments or suggestions of the State and shall finalize the Standards and Procedures Manual within one hundred eighty (180) days after the Effective Date. Provider shall periodically (but not less often than quarterly) update the Standards and Procedures Manual to reflect changes in the operations or procedures described therein. Updates of the Standards and Procedures Manual shall be provided to the Management Committee for review and approval. The Standards and Procedures Manual will be available to the End-Users electronically in a manner agreed to between the State and Provider.

               4.1.2  CONTENT OF MANUAL

        The Standards and Procedures Manual shall describe, with respect to the Services, the equipment and software being used and to be used and the documentation (including, e.g., operations manuals, user guides, specifications) of the details of such activities. The Standards and Procedures Manual shall describe the activities Provider shall undertake in order to provide the Services, including, where appropriate, direction, supervision, monitoring, staffing, quality assurance, reporting, planning, oversight activities, acceptance test plans, and other matters as described in this Agreement. The Standards and Procedures Manual shall describe in detail the systems, processes, and technologies to be used to fulfill Provider's Service Management obligations. The Standards and Procedures Manual shall in no event be interpreted so as to relieve Provider of any of its performance obligations under this Agreement.

        4.2    CONFIGURATION MANAGEMENT

        The goal of Configuration Management shall be to exert control over the hardware and software configuration of the Network. Provider will, to the greatest extent possible and with the cooperation of the State, inventory and sample all Service Elements, for the purposes of optimal Configuration Management across the Network. Provider will coordinate all Configuration Management activities through the centralized Change Management system, as described in this Section, organized within the Service

Center, including Service provisioning, MACs, and Network element configuration, archives, restoration, and hardware and firmware revision maintenance. Proactive maintenance activities will be considered part of Configuration Management processes in the Service Center. Schedules for current and anticipated Configuration Management activities will be provided to the State on a monthly basis. Configuration Management processes and procedures will be described in detail in the Standards and Procedures Manual.

               4.2.1  CHANGE MANAGEMENT

        The mission of Change Management is to assist the State in accomplishing technological change without disruption. Change Management is provided through the Service Center. The Parties recognize that Change Management will take place in an atmosphere of Partnership. All changes will be implemented and coordinated with all other Service Management disciplines. Change Management will address both process issues and technology (hardware/software) issues. As appropriate, changes will be managed along a spectrum of control points ranging from automated approval to full project-level review. The Parties envision three basic categories of changes with Change Management: routine, project, and emergency. The Parties will work, as part of developing this Change Management procedure, to identify expectations with regard to cycle time, and the degree of oversight the State wishes to exercise in each of these categories. Prior to the Effective Date, Provider shall develop a Change Management procedure, subject to the State's review and approval. Such Change Management procedure shall be incorporated into the Standards and Procedures Manual.

                      4.2.1.1  TECHNOLOGY REFRESH SERVICES

        Provider shall provide the Technology Refresh Services throughout the Term. In fulfilling its obligation to perform Technology Refresh Services, Provider shall provide the State with new assets or factory-reconditioned assets that are of a quality equal to or better than the original equipment specifications. Provider shall also provide such upgrades and replacements in accordance with manufacturer's recommendations at no additional cost to the State in accordance with Change Management in Section 4.2.1.

        Provider will implement technology refresh through the Service Center. With respect to Managed Assets, the Technology Refresh Services will involve checking with each manufacturer regarding software, firmware, and hardware upgrades. Where upgrades are covered by existing maintenance contracts or warranties, Provider will propose to the State that upgrades be implemented as soon as reasonably practicable. Where upgrades involve new costs, not included in Provider's pricing, then Provider will describe and the State will evaluate the upgrade features, benefits, and risks and may issue a Work Order.

               4.2.2  ASSET MANAGEMENT

        No later then the Effective Date, Provider will establish and maintain an asset management and control function for the State, with Provider's primary role being to determine what telecommunications resources are needed to satisfy the State's requirements and SLAs, acquire those Resources, and maintain an accurate inventory of the Resources and Managed Assets in the Service Center. The initial inventory of Managed Assets is identified in Schedule C.

                      4.2.2.1  TRANSITION OF MANAGED ASSETS

        On the applicable Cutover Dates, Provider shall assume management and control over all of the Managed Assets. Provider shall have primary responsibility for all care and management, and shall ensure the maintenance, of the Managed Assets in accordance with the terms of this Agreement.

                      4.2.2.2  TRANSITION OF PURCHASED ASSETS

        (a) Subject to the provisions of Service Bundles 1 and 4, if assets are to be purchased by Provider, the State shall sell to Provider, and Provider shall buy from the State, "AS IS, WHERE IS" and without any express or implied warranties of any kind other than a warranty of title, all of the State's right, title, and interest in and to the Purchased Assets. Notwithstanding the foregoing, the State will pass through to Provider, to the extent permitted at no cost by each third-party from whom the State procured any Purchased Asset, or the manufacturer thereof, the distributor or manufacturer warranties associated with the Purchased Assets, if any. The State will enter into a bill of sale relating to Provider's purchase of the Purchased Assets. The purchase price for the Purchased Assets will be as agreed between the Parties, but in any case, the purchase price will not be below fair market value.

        (b) The Parties acknowledge that during the period between the Contract Signing Date and the Final Cutover Date, the State may acquire Interim Assets. During such period, the State will advise Provider of all pertinent information with respect to all Interim Assets. For a ninety (90) day period commencing on any applicable Cutover Date, Provider shall have the right to use and the option to purchase any or all of the Interim Assets. If Provider elects to use an Interim Asset during such ninety (90) day period to provide the Services, such Interim Asset shall be deemed to be a Managed Asset until the earliest of: (i) ninety (90) days after the applicable Cutover Date; (ii) the date that Provider specifies to the State as the date on which it will no longer use such Interim Asset; or (iii) the date on which Provider purchases such Interim Asset. Provider will have the option, exercisable from time to time within ninety (90) days of any applicable Cutover Date, to purchase at its then fair market value any Interim Asset that Provider is using to provide the Services, as mutually agreed by Provider and the State. An Interim Asset purchased by Provider pursuant to this Section will thereafter be deemed to be a Purchased Asset.

                      4.2.2.3  PROVIDER RESPONSIBILITIES FOR ASSETS

        Provider shall be liable for loss of or damage to the Managed Assets, the Purchased Assets, or any other assets used by Provider or its Subcontractors in the performance of this Agreement as a result of Provider's negligence or willful misconduct or loss or damage from an event covered by Provider's insurance required under Section 18. Provider shall ensure that the assets used in providing the Services shall be properly maintained and protected, normal wear and tear excepted, throughout the Term and shall be insured in accordance with the requirements of Section 18 of this Agreement. With respect to the Managed Assets, Provider will assist the State in the procurement thereof, and will install and implement the Managed Assets as required to provide the Services.


        4.3    FAULT MANAGEMENT

        Fault Management involves the process of monitoring traps and alarms on all service providing elements and links in order to allow for sectionalization, identification, and resolution of a problem with the delivery of Services. With respect to each of the Service Bundles, Fault Management is described in Schedule A.


        4.4    ACCOUNTING

        Accounting functions are as described in Sections 9 and 19 of this Agreement.


        4.5    PERFORMANCE MANAGEMENT

        Performance Management involves the process of ensuring that the Network is meeting the SLAs as described in Section 2.4 of this Agreement and Schedule E to this Agreement.


        4.6    SECURITY

        Security is described in Section 13 of this Agreement and Schedule M.


        4.7    PLANNING

        Planning involves ensuring that adequate resources for further demand are anticipated and that plans are in place to address the resource needs of the network as it will be configured in the future.


5.      HUMAN RESOURCES

        5.1    TREATMENT OF DESIGNATED AND TRANSITIONED EMPLOYEES

        Provider will comply with the terms of the letter of agreement contained in Schedule D.1. After the Contract Signing Date, Provider may make offers of employment to all Designated Employees. All offers will be made in writing and will consider individual employees' then current job duties, knowledge, skills and abilities in light of Provider business requirements. At a minimum, written offers will include information on job classification duties, compensation, benefits, and union affiliation requirements, if any. Designated Employees will have thirty (30) days from the receipt of Provider's offer of employment to accept or reject the offer. Offers of employment, while pending, will not affect any Designated Employees status as an employee of the State. A Transitioned Employee's employment with Provider will become effective on a date mutually agreed to among the State, Provider, and the Transitioned Employee after receipt by Provider of a written acceptance of the offer of employment. No Transitioned Employee will be required to sign a non-competition clause that requires the Transitioned Employee to agree not to work for the State as an employee.

        The State will provide to Designated Employees the option of transferring to a State position performing work outside of the scope of this Agreement. If those Designated Employees elect to participate in State-approved training programs related to the employees' new duties, Provider will be charged up to $5,000.00 for expenses related to the training for each such employee who successfully completes such training. The State will provide sufficient documentation of the training expenses for which Provider is responsible.


        5.2    STATE EMPLOYEES

        Provider will direct the work of State Employees and the following provisions will apply to such State Employees:

               5.2.1 The terms and conditions of a State Employee's employment will be determined by the relevant collective bargaining agreement in effect on the Effective Date, as it may be amended thereafter, and by the terms of any successor collective bargaining agreement.

               5.2.2 Management of State Employees by Provider will begin on the Effective Date.

               5.2.3 Provider will be bound by all decisions applicable to State Employees that are made as a result of contractual dispute resolution mechanisms, decisions by appropriate governmental agencies, and/or decisions by courts of competent jurisdiction.

               5.2.4 All labor relation functions for State Employees will remain under the jurisdiction of the State as prescribed by the terms of the applicable collective bargaining agreements.

               5.2.5 State Employees will continue to be governed by State or Federal laws, rules and/or regulations applicable to the employee in the same manner as other State Employees.

               5.2.6 Provider will immediately report all State Employee performance issues or suspected misconduct to the Director, Division of Personnel. The State will inform Provider of any action taken against any State Employee as a result of this notification.

               5.2.7 State Employees will receive the same training opportunities as provided to Provider's employees with respect to the Services.

               5.2.8 If a position held by a State Employee becomes vacant, Provider may require the State to fill the vacancy or Provider may otherwise contract for or provide the duties of such State Employee, including hiring a Provider employee.

               5.2.9 Beginning on Effective Date, the State will withhold from the payment under the Agreement all State employer costs applicable to State Employees. Employer costs are wages, fringe benefits, worker's compensation, and unemployment insurance. The State shall report to Provider on a monthly basis the amount withheld for each State Employee.

               5.2.10 In those instances where the State incurs damages for violations of a State Employee's rights under the relevant collective bargaining agreement, applicable law, rule, or regulation as a result of willful, negligent, direct, independent actions taken or omitted to be taken by agents of Provider, the damages will be assessed against Provider.

        5.3    PERSONNEL

               5.3.1  PROVIDER KEY PERSONNEL

        The State shall have the right to interview, as the State deems necessary, and participate in the selection of, Provider Key Personnel and the Account Manager. Provider shall not designate or reassign any Provider Key Personnel or its Account Manager without the State's prior written consent, which consent shall not be unreasonably withheld. The Parties acknowledge that certain Transitioned Employees will be designated as Provider Key Personnel by mutual agreement of the Parties before or concurrently with the Effective Date. Provider shall not reassign any Provider Key Personnel without the State's prior written consent, prior to six (6) months after the completion and acceptance by the State of all Transformation Services in which such Provider Key Personnel were involved; except that, with respect to those Transitioned Employees designated as Provider Key Personnel, Provider shall not reassign any such Provider Key Personnel prior to twelve (12) months after the Effective Date. If any one of Provider Key Personnel becomes incapacitated, or ceases to be employed by Provider and, therefore, becomes unable to perform the functions or responsibilities assigned to him or her, Provider shall, within forty-eight (48) hours, name an interim replacement, approved by the State, who is at least as well qualified as the person who initially performed that person's functions. For purposes of this Section, the movement of Provider Key Personnel from the employ of Provider to an Affiliate of Provider shall be considered a reassignment requiring the State's consent but not a cessation of employment.

               5.3.2  ACCOUNT MANAGER

        Provider represents and warrants that its Account Manager has at least 5 years experience managing services similar to those provided under this Agreement and who is knowledgeable as to the State's activities and the Services. Notwithstanding anything else herein to the contrary, Provider shall not permanently replace its Account Manager during the Term without the State's prior written consent, which consent will not be unreasonably withheld. The Account Manager shall act as the primary liaison between Provider and the State Project Director, shall have overall responsibility for directing all of Provider's activities hereunder, and shall be vested by Provider with all necessary authority to fulfill that responsibility. Notwithstanding the foregoing, the Account Manager may, in his or her sole discretion, delegate any right or authority hereunder to other qualified Provider employees, upon written notice to the State.

               5.3.3  STATE KEY PERSONNEL AND STATE PROJECT DIRECTOR

        The State Key Personnel shall provide advice and assistance to Provider in areas requiring particular technical or functional expertise or work experience. If any one of the State Key Personnel is unable to perform the functions or responsibilities assigned to him or her in connection with this Agreement, or if he or she is no longer employed by the State, the State shall promptly replace such person or reassign the functions or responsibilities to another person. The State Project Director shall act as the primary liaison between the State and the Account Manager and shall have overall responsibility for day-to-day oversight of Provider's performance under this Agreement and coordination of the State's retained authorities. Notwithstanding the foregoing, the State Project Director may, in his or her sole discretion, delegate any right or authority hereunder to other qualified employees of the State upon written notice to Provider.

                      5.3.3.1  AUTHORIZED STATE PERSONNEL

        Unless otherwise instructed by the State in writing, Provider may assume that requests for Services made to the Service Center in accordance with the procedures set forth in the Standards and Procedures Manual are being submitted by personnel of the State with authority to request such Services.

               5.3.4  ADDITIONAL PERSONNEL REQUIREMENTS

        In addition to Provider Key Personnel, Provider shall make available such additional personnel as the State deems necessary to competently perform all of Provider's obligations under this Agreement.

        5.4    MINIMUM PROFICIENCY LEVELS

        Provider's Key Personnel, and all other personnel assigned by Provider or its Subcontractors to perform Provider's obligations under this Agreement, shall have experience, training, and expertise at least equal to the highest commercial standards applicable to such personnel for their responsibilities in the business of providing telecommunications services. Such personnel shall also have sufficient knowledge of the relevant aspects of the Services and of the State's practices and areas of expertise to enable them to properly perform the duties and responsibilities assigned to them in connection with this Agreement. In addition, the Services shall conform to the highest commercial standards applicable to such Services in the telecommunications services marketplace.

        5.5    SPECIALIZED PERSONNEL

        Provider agrees that, as part of its provision of Services, it shall ensure that all Provider personnel (and the personnel of any Subcontractors) are trained, qualified, and available to perform all Services required in work areas requiring specific health, security, or safety precautions.

        5.6    TRAINING

               5.6.1 TRAINING FOR EMPLOYEES PROVIDING SERVICES COVERED UNDER THIS AGREEMENT

        Provider shall provide, and shall cause its Subcontractors to provide, all such training to Provider and Subcontractor employees, including the Transitioned Employees, as may be necessary for them to perform, on behalf of Provider, all of Provider's duties under this Agreement, and, in any event, levels of training equal to or greater than the average levels of training given to all Provider employees holding corresponding positions.

               5.6.2  JOINT TRAINING PROGRAM

        Provider will work with the State to identify and develop training and certification programs for management, LAN administrators, and End-Users to ensure Service Center calls are minimized and the State receives maximum value from the Services provided. Further, Provider will encourage third-party hardware and software providers that are key to the provision of Services under this Agreement to identify and provide training and certification programs for the use of those products. Such programs will be coordinated with Alaska educational institutions, where practicable.

        In addition, Provider will work jointly with the State to provide a training program for Provider employees and End-Users that features subjects in applied telecommunications technology, telecommunications economics, telecommunications management, and training in the application of ISO 9000 processes. Provider will provide an intensive training program for up to 50 State Employees enrolled at any one time up to a maximum of 250 training days per year. Sessions will be relatively short and organized in such a manner that employees who cannot attend a particular class because of another commitment will wait only a short time to enter another class on the same topic. The training sessions will be held in conference rooms, suites, hands-on in Provider or State equipment rooms, the NOCs, and the Service Center. Some of the training may involve travel and tours of manufacturer facilities and inspections of the facilities of out-of-state carriers. Costs for such travel will be at the State's expense.

        This training is in addition to the training required in Section 5.6.1. Provider will involve the State in planning and providing course instructors, as needed, for specialty curricula. The Service Center will provide central coordination and Provider will maintain a training calendar. A phased approach and timeline for implementing the joint training program will be developed by the Parties during the Ramp-Up and Transition Periods and documented in the Transition Plan.

        5.7    UNSATISFACTORY PERFORMANCE AND RIGHTS OF REMOVAL

        Notwithstanding this Section, if the State believes that the performance or conduct of any Person employed or retained by Provider to perform Provider's obligations under this Agreement is unsatisfactory for any reason or is not in compliance with the provisions of this Agreement, the State shall so notify Provider in writing and Provider shall promptly address and rectify the performance or conduct of such person, or, at the State's request, immediately replace such Person with another Person reasonably acceptable to the State and with sufficient knowledge and expertise to perform the Services in accordance with this Agreement.

6.      QUALITY ASSURANCE

        6.1    END-USER SATISFACTION AND COMMUNICATION

        Provider shall conduct End-User satisfaction surveys on an ongoing basis during the Term of this Agreement in accordance with Schedule A.10.9. On or before the Effective Date, Provider shall submit an End-User Communication Plan to the State, for its review and approval. Such plan shall include, at a minimum, quarterly updates to the End-Users regarding the results of the satisfaction surveys. The End-User Communication Plan shall be reviewed and modified by the Management Committee, as appropriate, not less frequently than once annually.

        6.2    ISO 9000 COMPLIANCE

        Provider will obtain ISO certification of its Service Center not later than 500 days after the Effective Date. Until Provider obtains certification, Provider agrees to develop its processes and manage its activities with the State in accordance with ISO 9000 quality standards as updated from time to time and as reflected in the Standards and Procedures Manual. In the absence of ISO certification, the requirements under this Agreement will be met through ISO 9000 compliant processes.


7.      PROVISION OF RESOURCES BY STATE

        7.1    STATE FACILITIES

        The State shall make reasonably necessary State Facilities available, at fair market rates, to Provider's on-site personnel performing Services at all Locations throughout the Term and shall maintain the State Facilities in areas and at a level similar to that which the State maintains for its own employees performing similar work. The State shall provide a schedule of applicable rates, terms, and conditions with respect to the use of such State Facilities by Provider no later than the Final Cutover Date. State Facilities are provided "AS IS, WHERE IS," and are to be used exclusively for performance of Services for the State. The State shall provide access to State Facilities as is reasonably required for Provider to provide the Services, including telephones and other appropriate office equipment. Any furnishings (other than basic office furnishings) and office supplies for the use of Provider's (and its Subcontractors') personnel are the exclusive responsibility of Provider. Provider shall be entitled to make improvements to any space where Provider's personnel are performing Services on-site at a Location, provided that: (i) such improvements shall have been previously approved in writing by the State (which approval may not be unreasonably withheld); (ii) such improvements shall be made at no cost to the State; (iii) any Subcontractors used by Provider to perform such improvements shall be approved in writing by the State; and (iv) the State shall be granted, without further consideration, all rights of ownership in such improvements. If any State Facilities are leased and the landlord's consent to Provider's use is required, the State's obligations under this Section are conditioned on the State's receipt of such required consent and Provider's obligations that are dependent on such access at that affected Location are excused. The State will use its best efforts to obtain such consent.

        7.2    OTHER FACILITY-RELATED OBLIGATIONS

               7.2.1  USE OF STATE FACILITIES

        Provider, and its Subcontractors, employees, and agents, shall keep the State Facilities in good order, shall not commit or permit waste or damage to the State Facilities, and shall not use the State Facilities for any unlawful purpose or act. Provider shall comply with all applicable laws and regulations, including all of the State's standard policies and procedures that are provided to Provider in writing regarding access to and use of the State Facilities, including procedures for the physical security of the State Facilities.

               7.2.2  ACCESS TO PROVIDER FACILITIES BY THE STATE

        Where the State, its employees, agents, and/or representatives are required under this Agreement to enter into Provider Facilities being utilized to provide Services to the State, Provider shall permit entrance at reasonable times upon advance notice to the Account Manager to perform necessary activities. The State agrees to abide by Provider's security policies and procedures in accordance with Section 13 of this Agreement and Schedule M.

               7.2.3  ACCESS TO STATE FACILITIES OCCUPIED BY PROVIDER

        Provided that the State adheres to any mutually agreed upon security procedures implemented by Provider at State Facilities, Provider shall permit the State and its agents and representatives to enter into those portions of State Facilities occupied by Provider staff at reasonable times with notice to the Account Manager to perform facilities-related services.

               7.2.4  STATE FACILITIES LEASES

        Provider shall not cause the breach of, and shall abide by, any lease agreements governing the use of the State Facilities.

               7.2.5  FACILITIES SERVICES

        The State shall provide and maintain, or in the case of leased State Facilities use best efforts to cause the landlord to provide and maintain, heating, ventilation, and air conditioning, electrical connections (to the wall plate), safety and security equipment, and connections to any facility-wide uninterruptible power supply as configured on the Contract Signing Date. Additional requirements identified by Provider during the Term of the Agreement will be provided consistent with Change Management and the Standards and Procedures Manual. The State shall provide Provider with reasonable notice of proposed changes to any of the foregoing that may adversely affect Provider's hardware located at any State Facility. In the event such adverse condition, other than expiration of the State's right to occupy leased State facilities, requires that Provider relocate such hardware, the State shall reimburse Provider for its actual costs incurred directly in connection therewith. To the extent provided by the State, the State shall maintain any site-wide uninterruptible power supply that is dedicated to support any State Facility. Provider shall provide and maintain any uninterruptible power supply dedicated to Provider's hardware and shall provide and maintain all connections from the wall plate to the hardware used to provide the Services.

               7.2.6  MODIFICATIONS OF STATE FACILITIES

        Provider shall notify the State prior to adding or removing any hardware that will require modification of any State Facilities and shall provide the Project Director, for the State's review and approval, detailed plans and specifications conforming to the hardware manufacturer's requirements. Provider shall: review and comply with State changes to the plans and specifications for State Facilities; monitor the installation of all approved changes; and promptly notify the Project Director of any nonconformity with the approved plans and specifications.

               7.2.7  ADDITIONAL STATE FACILITIES

        For any Locations added by the State after the Effective Date, Provider shall provide the Project Director, for the State's review and approval, detailed plans and specifications conforming to the hardware manufacturer's requirements that are necessary for Provider to provide the Services to such Locations. Provider shall: review the State's changes; cooperate with the State during all phases of the construction or modification of such Locations; and promptly notify the Project Director of any nonconformity with the approved plans and specifications.

               7.2.8  STATE FACILITIES WITH ASBESTOS

        Provider shall not be responsible for identification or abatement of asbestos-containing material in State-owned or controlled Facilities or Locations. Provider shall cooperate with the State to establish procedures and protocols when performing activities that may disturb or cause the disturbance of asbestos-containing material, including pulling cable, establishing cable runs, or removing floor coverings. All activities that involve special procedures or measures due to the presence of asbestos-containing material shall require a Work Order and shall be compensated at rates to be negotiated between the Parties.

8.      STATE-RETAINED AUTHORITY


        8.1    STRATEGIC PLANNING

        The State shall retain primary responsibility for its technology strategic planning with assistance from Provider. Provider is expected to assist in the: (i) development of goals and objectives; (ii) assessment of the current environment; (iii) analysis of alternatives; (iv) development of recommended directions and solutions; (v) development of technology standards; (vi) development of implementation plans; and (vii) other areas as appropriate. The State shall also retain primary responsibility and authority (with assistance from Provider) over operational planning as it relates to the development and approval of telecommunication-related projects that affect the Services, and/or strategic directions of the State's technology environment and the Agreement with Provider. This includes the statewide coordination and approval of specific Department requests for telecommunication-related services that directly modify the SLAs included in this Agreement.

        8.2    LOCAL AREA NETWORK OPERATIONS AND MANAGEMENT

        Each Department will continue to be responsible for managing and operating its own LANs unless otherwise negotiated with Provider in accordance with Section 28.6 of this Agreement. Department LAN administrators will continue to provide support to End-Users from the WAN point-of-presence to the desktop. The Parties are expected to work closely with each other to resolve WAN/LAN configuration issues and to resolve system performance issues in accordance with Change Management and Configuration Management.

        8.3    TECHNOLOGY RETOOLING APPROVAL

        The State retains the right to accept or reject any Provider proposed technology update plan that significantly changes the State's service system infrastructure. The State and Provider will work closely together in the evaluation of new technologies and the development of any plans to upgrade or update the State's telecommunications systems. The State reserves the right to prohibit the use of any technology that the State deems cost prohibitive or unproven and that the State legitimately fears may endanger the reliability of critical communications, particularly critical SoL communications.

        8.4    BUSINESS PROCESS REENGINEERING

        The State will retain primary responsibility and authority over any business process reengineering efforts at the State as a result of technology infrastructure changes proposed, initiated, and conducted by Provider with the State's prior approval. The State retains authority and responsibility for: (1) approving these efforts, (2) coordinating/resolving labor-related issues concerning State employees, and (3) ensuring that performance metrics (including before and after) are accurately and appropriately developed.

        8.5    CONTRACT MANAGEMENT

        The State will be responsible for managing the Agreement and relationship with Provider. Provider will be responsible for managing all contracts and relationships with its Subcontractors.

        8.6    BUDGETING

        The Departments will be responsible for the annual budget for their telecommunications operations. Provider will provide estimates as necessary (on an annual and/or quarterly basis), for the Services included in this Agreement and for additional services planned or anticipated by the State that are reasonably expected to be provided by Provider in subsequent years, beginning with the budget cycle calendar for FY 2004.

        8.7    BILLING AND CHARGEBACK

        The State will continue to provide billing and charge-back services for those functions and services that ITG continues to provide to State agencies and the Departments. Provider will assume all other billing functions as delineated and defined per the requirements specific to each Service Element and must provide all billing in an electronic format as specified in this Agreement. The State will coordinate its billing services with Provider as specified in the Billing Transition and Transformation Plan.

        8.8    VALIDATION AND VERIFICATION

        In addition to the quality assurance efforts provided by Provider, the State may perform validation and verification activities over key projects and operational processes. The functions designated above as retained authorities and primary responsibilities of the State will be performed by State staff and/or independent consultants hired directly by the State as IV&V contractors. Subject to the confidentiality requirements set forth in Section 21, Provider agrees to provide reasonable cooperation with State personnel and/or IV&V contractors in conducting such quality assurance reviews.

9.      FINANCIAL TERMS

        9.1    FEES

        In consideration for the Services to be performed by Provider the State shall pay to Provider the Fees set forth in Schedule B, Pricing. With respect to each Service Unit, Fees shall begin to accrue on the Cutover Date for such Service Unit. The Maximum Annual Contract Amount for the first contract year is $21,500,000.00.

               9.1.1  VOLUMES

        Should the actual volumes of any Service Bundle purchased by the State in any Contract Year exceed by more than 10% or fall short by more than 10% of the applicable projection of volume for that Service Bundle set forth in Schedule N, then either Party may request a price review or revision to reflect such variance. Such pricing revisions shall be made in accordance with the provisions of this Section 9. The Parties recognize that the anticipated volumes for Long Distance Services and Cellular Usage are likely to fall outside these variance allowances, and will not be re-priced in accordance with this Section.

               9.1.2  RAMP-UP PERIOD COSTS

        Work performed by Provider during the Ramp-Up Period shall not obligate the State to make any payments to Provider. If the Contract Signing Date occurs but no Final Cutover Date occurs as a result of a failure by the State to meet its obligations hereunder, then Provider shall be reimbursed by the State for Provider's reasonable and direct costs or expenses during the Ramp-Up Period associated with Exclusive Work Product or any plans prepared exclusively in connection with the provision of Services. Such Exclusive Work Products and plans shall then become property of the State. The State may elect to purchase hardware, software or other assets purchased by Provider solely to provision Services to the State. Such costs will not include, and the State shall not be liable for, attorney's fees or related litigation costs. If the Final Cutover Date does occur, no such costs or expenses shall be reimbursed by the State, except as such costs or expenses have been included in Provider's Fees, or as otherwise provided in Section 16. For purposes of this Section, an order of a court or regulatory agency prohibiting performance of the Agreement will not be considered a failure by the State to meet its obligations.

               9.1.3  INVOICES

        A Billing and Reporting Services Plan will be jointly developed by the Parties during the Ramp-Up Period. As to each Service Bundle, Provider will provide billing services as described in the Sections entitled "Provide Account Billing and Reporting Services" and "Coordinate, Reconcile, and Provide Detailed Billing" in Schedule A. Not later than the Effective Date, the State will provide written notice to appropriate telecommunications vendors and third-party service providers that Provider is the State's billing agent. Provider will begin billing for all Services the month following the applicable Cutover Date but no later than ninety (90) days after the Effective Date. A phased approach for migrating to a consolidated bill for all ITG services and integrating with the State's accounting system will be specified in the Billing and Reporting Services Plan. Provider's billing processes will include the following:

        -      Process billing and payment transactions
        -      Incorporate State indirect costs as required
        -      Provide data for budgetary and other purposes
        -      Accommodate federal requirements for government agencies

        Invoices shall be generated electronically by Provider on a monthly basis commencing the first month following the Effective Date and shall be accompanied by information and data that support the invoiced Fees. Invoices are payable within thirty (30) days after receipt of invoice correct as to the form agreed by the Parties. The State may dispute any invoice in accordance with the provisions of Section 9.8. Invoices shall include, at a minimum, the following categories:

        (a) Services that are payable monthly, calculated and payable in accordance with Schedule B herein, in sufficient detail to assign financial responsibility to the End-User level.

        (b) Work Orders consistent with the requirements approved for each Work Order. Provider shall identify all Work Order related activity, invoicing by Work Order and by State account code, appropriation number, or other code as identified by the State in writing from time to time.

        (c) Early Termination Fees and Disentanglement costs in accordance with the terms of this Agreement.

        (d) Services provided by entities, including certain of the Affiliates, whose businesses are regulated by the State regulatory commission. The fees charged for such Services shall be billed directly to the State by Provider at the allowed tariff rates, as approved from time to time. The State hereby appoints Provider as its billing agent for purposes of regulated Services.

        9.2    SHARED SAVINGS

        Provider shall use its best efforts to increase the economic benefit and/or cost savings accruing to the State associated with the Services, without reduction in the SLAs and without increase in the overall costs to the State associated with the Services. As part of the annual meeting of the Management Committee, as described in Section 11, the Parties shall review prior year Fees, operating costs, pricing assumptions, and operating performance for the purpose of adjusting the upcoming year's Service Fees. The intent of this review is for the Parties to seek and share net cost savings associated with the Services rendered.

               9.2.1 SHARED SAVINGS INITIATIVES

        Provider and its Subcontractors will work with the State to identify opportunities for savings and the beneficial applications of the Services. From time to time, Provider will present to the State proposed shared savings initiatives, which shall describe a proposed business plan and the return on investment. The amount of net cost savings from any initiative will be mutually determined on a case by case basis taking into consideration such factors as which Party invests any required capital, potential revenue and royalties from third parties, etc. Once such amount is determined, the Parties shall share any such savings equally.

        9.3    BENCHMARKING

        Provider shall cooperate and make available to the State all necessary information to conduct Benchmarking studies. The Parties agree to determine these Benchmarks cooperatively, and to agree upon their application with respect to the Services. The State may request a Benchmarking for any particular Service Bundle at any time during the Term, and may request a Benchmarking for all Services, in the aggregate, not more than once during any period of twelve (12) consecutive months during the Term. Provider shall cooperate with any benchmarking firm, subject to the non-disclosure provisions set forth in Section 21, that the State selects that is not a competitor of Provider or its Subcontractors. Each Party shall have the opportunity to advise the benchmarking firm of any information or factors that it deems relevant to the conduct of the Benchmarking, so long as such information is disclosed to the other Party. The benchmarking firm shall provide reports on the Benchmarking to both the State and Provider and the State shall pay the costs associated with any such benchmarking firm. The State acknowledges and understands that the Fees may include, in part, amortization of transition and other costs, infrastructure improvements, and carrying charges associated with the State's requirements regarding pricing. Accordingly, the Parties will consider these factors when evaluating appropriate adjustments to the relevant Fees to meet industry best rates and practices identified through Benchmarking.

        9.4    FEE REDUCTIONS AND INCENTIVES

        Incentives and Fee Reductions shall be implemented by the Parties in accordance with the terms of Schedule F to this Agreement. In the event that the Parties disagree as to the whether the events triggering an Incentive or a Fee Reduction have occurred, or the proposed amount of the Incentive or Fee Reduction, the matter shall be resolved in accordance with the dispute resolution procedures set forth in Section 25 prior to the awarding of any Incentive or the imposition of any Fee Reduction. The Parties acknowledge and agree that Incentives are intended to reflect, to some extent, the enhanced value of the Services delivered above the target SLAs. The Parties further acknowledge and agree that Fee Reductions are intended as stipulated partial damages to reflect, to some extent, the diminished value of the Services as a result of a Failure; provided, however, that Fee Reductions are not intended to fully compensate the State for any Provider Default under this Agreement, nor to constitute penalties, liquidated damages, or other compensation for any such Provider Default. In no event shall Fee Reductions be the State's sole and exclusive remedy with respect to any Failure of Provider. In the event the State recovers damages from Provider for any breach or Provider Default with respect to a Failure, such damages shall be reduced to the extent of any Fee Reductions previously collected by the State with respect to such Failure.

        9.5    ONLY PAYMENTS

        Except as otherwise expressly stated in this Agreement, the State shall not pay Provider any additional fees, assessments, or reimbursements, other than the Fees and Provider shall be solely responsible for, and shall indemnify, defend, protect and hold harmless the State against, all costs and expenses incurred by Provider in meeting Provider's obligations under this Agreement, including labor expenses, hardware and software costs, and general business expenses (including travel, meals, and overhead expenses).

        9.6    SET-OFF

        The State may set off against any and all amounts otherwise payable to Provider pursuant to any of the provisions of this Agreement: (i) any and all amounts that are determined to be owed by Provider to the State under the provisions of Section 25, and (ii) State employee costs in accordance with
Section 5.2.9.

        9.7    DISPUTED AMOUNTS

        Subject to and in accordance with the provisions of this Section 9.7, the State may withhold payment of any Provider invoice (or part thereof) that it in good faith disputes is due or owing. In such case, the State shall, by the applicable due date of such invoice, pay any amounts then due that are not disputed and provide to Provider a written explanation of the basis for the dispute as to the disputed amounts. The failure of the State to pay a disputed invoice, or to pay the disputed part of an invoice, shall not constitute a Default by the State, so long as the State complies with the provisions of this
Section 9.7. To the extent Provider does not agree with the State's justification for withholding payment, the matter shall be resolved in accordance with the dispute resolution procedures set forth in Section 25. If and to the extent that the aggregate amount being disputed exceeds One Hundred Thousand Dollars ($100,000.00), then, within ten (10) days after Provider's request, or such later date upon which any such amount may become due, the State shall deposit any disputed amount in excess of One Hundred Thousand Dollars ($100,000.00) into an interest-bearing escrow account in a nationally-recognized financial institution reasonably acceptable to Provider and shall furnish evidence of such deposit to Provider; provided, however, that the aggregate amount withheld in respect of amounts being disputed by the State, including amounts paid into escrow, shall in no event exceed the estimated annual Fees for the Contract Year in which the dispute arose, notwithstanding any such dispute. Upon the resolution of any dispute as to which the State has deposited funds into escrow, the funds paid into the escrow account in respect of such dispute, together with any interest earned thereon shall be allocated between the Parties in accordance with the resolution of the dispute.

        9.8    MOST FAVORED CUSTOMER

        Subject to restrictions, if any, imposed under applicable law, regulation, rule, or order, if Provider offers to any new or existing customer any service similar to any of the Services described in this Agreement at a price lower or a discount greater than the price charged or the discounts offered to the State hereunder, or offers additional or a more comprehensive service similar to the Services described in this Agreement at the same or a lower price (or greater discount), then, on a retroactive basis to the date such other prices were billed to another customer by Provider, Provider shall offer such lower price or greater discount to the State in lieu of the price therefor (or discount related thereto) that is reflected in the price set forth in this Agreement or shall offer to the State such additional or more comprehensive service at such same price. If the price has already been paid to Provider by the State, then Provider shall refund to the State an amount equal to the difference between the price already paid and the lower price. The State may offset any such overcharged amount against any amounts due to be paid to Provider under this Agreement. Provider shall notify the State of the occurrence of the lower price or greater discount (or provision of additional or more comprehensive service) as described in this Section 9.8 upon discovery and in no event later than thirty (30) days after its implementation of such lower price or greater discount (or provision of additional or more comprehensive service). The State acknowledges and understands that Provider's pricing is based in part upon the following factors: the technology base used by a customer, the combination of services required by a customer, the SLAs or other service level standards required by a customer, the geographic location where the services are to be provided, the terms and conditions of the agreement to provide the services, and the overall revenue stream generated by a customer. Provider shall submit an annual report and certification to the State containing the information required under this Section.

10.     WORK ORDERS

        10.1   WORK ORDER ISSUANCE AND RESPONSE

        The State may from time to time deliver to the Account Manager a Work Order, which shall specify the proposed work with sufficient detail to enable Provider to evaluate it, which may include designation of an SoL Service. For a Work Order to be valid it must be executed by an authorized representative from each Party. Unless the Parties mutually agree in writing to proceed otherwise after taking into account the size and scope of the Work Order, Provider shall, as soon as reasonably possible, but in no event later than ten (10) business days following the date of receipt of a Work Order, respond to the Work Order with a written proposal containing the following: a detailed description of the Services to be performed; categories of personnel required (and number of personnel within each category), an implementation plan; the amount, schedule, and method of payment; the timeframe for performance; and completion and acceptance criteria. The Parties acknowledge and agree that the costs of Services requested through a Work Order are subject to the Maximum Annual Contract Amount.

        Unless otherwise agreed to by the Parties, Work Orders shall be governed by the terms and conditions of this Agreement. As soon as reasonably possible, but in no event later than five (5) business days following receipt of Provider's proposal concerning the Work Order, the State shall notify Provider in writing whether to proceed with the Work Order in which case, Provider shall proceed in accordance therewith. If, within the response period, the State (i) notifies Provider in writing not to proceed, or (ii) fails to notify Provider within the five (5) business day period, then the Work Order shall be deemed withdrawn and Provider shall take no further action with respect to it. Any dispute regarding an approved Work Order shall be resolved in accordance with
Section 25 of this Agreement.

               10.1.1 PROVIDER SUBMITTED WORK ORDERS

        In the event Provider wishes to perform tasks that would otherwise be addressed through a Work Order, the Account Manager shall deliver to the Project Director a Work Order containing Provider's written proposal. Thereafter, the procedure shall be as stated in Section 10.1.

        10.2   SLA IMPACT

        If, in the opinion of Provider, a Work Order is likely to alter a SLA or create conditions that will materially or substantially impair Provider's ability to perform its duties under this Agreement, Provider shall notify the Project Director as part of its proposal regarding a Work Order. The Project Director shall respond to the conflict within the timeframe set forth in Section 10.1, or as soon thereafter as is reasonably practical, by: (1) revising the Work Order to eliminate the conflict;
(2) proposing to Provider an amendment or modification to the affected SLA or this Agreement to eliminate the conflict; or (3) setting forth the basis for his/her conclusion that a conflict does not exist. In the event that Provider and State disagree on either the existence of an SLA conflict or a methodology for resolving a conflict, the matter shall be resolved pursuant to the dispute resolution procedures set forth in Section 25 of this Agreement.

        10.3   EXTRAORDINARY EVENTS AND EMERGENCIES

        Subject to Section 14.4 and Section 17.1, the State may, as a result of an extraordinary event or emergency, excluding a Disaster: (i) direct Provider to perform Services in an extraordinary manner for a limited duration (e.g., perform services at service levels above or below the SLAs for a limited duration); or (ii) direct Provider to temporarily cease the performance of certain Services; or (iii) obtain a third party to perform certain Services for the duration of the extraordinary event or emergency. Such direction from the State shall be given in a writing signed by the Project Director or verbally with written confirmation within 24 hours signed by the Project Director. If the State's request causes an increase or decrease in Provider's direct cost or expense of performance of the affected Services, the State shall pay Provider an amount equal to any such increase or Provider shall credit to the State the amount of any such decrease. Any request by Provider for such an adjustment must be asserted in writing to the Project Director within thirty (30) days after the date of receipt by Provider of the State's writing with respect to the extraordinary event or emergency, or within such additional period of time as the Project Director may agree in writing, and shall include factual information and support for all purported increases and decreases in direct cost or expense. Pending the determination of any such adjustment, Provider will diligently proceed with the requested Services. The State may require the submission of supporting cost and expense documentation and inspection of Provider's pertinent books and records for the purpose of verifying Provider's request for increase or evaluation of the State's requested decrease and determining the basis for the adjustment.

11.     RELATIONSHIP MANAGEMENT

        11.1   STATE'S POLICIES

        Provider agrees to use its best efforts to comply with all current and future State policies and procedures relevant to the provision of the Services under this Agreement that are not otherwise addressed in this Agreement. Such existing policies and procedures shall be individually identified in writing by the State prior to the Effective Date. Future policies and procedures relevant to the provision of Services under this Agreement shall be individually identified in writing by the State as soon as is practicable. Notwithstanding the foregoing, the Parties agree to cooperate in the adjustment, if necessary, of the Fees and SLAs in the event such policies and procedures positively or negatively impact Provider's pricing of the Services and ability to meet existing SLAs.

        11.2   MANAGEMENT COMMITTEE

        The Parties shall form a Management Committee to: (i) review the effectiveness and value of the Services provided to the State by Provider; (ii) provide guidance to improve such effectiveness and value; and (iii) carry out the other functions set forth in this Agreement. The Management Committee shall be comprised of four (4) representatives selected by the State and four (4) representatives selected by Provider. The initial representatives of each Party shall be identified within ten (10) days after the Contract Signing Date, provided, however, that the Project Director and the Account Manager shall be designated as one of the representatives for the State and Provider, respectively. The Management Committee shall be chaired by the Project Director.

        The Management Committee shall meet on a monthly basis (or as otherwise agreed by the Parties). The presence of at least two (2) voting representatives from each of the Parties shall be required to establish a quorum. The Management Committee shall have the discretion to form subcommittees for any purpose it deems appropriate. Matters affecting the governance of the Management Committee not otherwise set forth in this Agreement shall be governed by the Bylaws adopted by the Management Committee at its organizational meeting.

        Once annually, the Management Committee, in coordination with the TIC shall meet to: (i) discuss, with Provider and industry thought leaders, innovative ideas and strategies for the more effective use of telecommunications and related business transformation services, and (ii) facilitate discussion on how these ideas and strategies can more effectively impact the enterprise transformation of the business of government for the State. For each such annual meeting, Provider shall prepare a suggested agenda, in concert with the State Project Director. Further, the Management Committee may invite industry thought leaders to participate in such annual meetings to facilitate the information exchange and increase the value of the strategies discussed. Recommendations and actions that may affect statewide telecommunications policy proposed by the Management Committee may not proceed without the written approval of the TIC. In addition, the Management Committee shall, on a quarterly basis, review in coordination with the SIPMG, the Satellite Services provided under Schedules A.9 and A.13.

        11.3   COORDINATION OF JOINT OPERATIONS

        The Parties agree that the intent of this Section is to ensure that interruptions to the Services are minimized and that Service is restored and maintenance performed in the most cost-effective and efficient manner possible.

               11.3.1  DISPATCH OF STATE AND PROVIDER EMPLOYEES FOR REPAIRS

        In remote regions that are jointly serviced by Provider and the State, both Provider and State employees will be dispatched and coordinated via the Service Center based upon the following factors: (1) employee expertise, (2) employee availability, and (3) employee proximity. The goal of the Service Center will be to efficiently service remote locations, with transparency as to who is performing the required activity. In this regard, State employees may be required to assist in providing Services and Provider employees and/or State Employees may be required to assist in providing services.

               11.3.2 DISPATCH OF STATE AND PROVIDER EMPLOYEES FOR PLANNED MAINTENANCE TRIPS

        To the extent practical and as agreed to in the Joint Operations Plan, the Service Center may dispatch State employees along with Provider employees to minimize operation and maintenance costs and to complete planned maintenance in the most efficient manner possible. In addition, the State will notify Provider of planned maintenance trips for services to allow Provider the opportunity to provide Services in the most economical manner possible.

               11.3.3 JOINT OPERATIONS PLAN

        Not later than ninety (90) days after the Effective Date, the Management Committee will finalize and approve a Joint Operations Plan to include the processes, procedures, and system support required for joint response by Provider's and State employees and a schedule of fees and credits for services performed as joint operations for the purpose of sharing the high costs of operation and maintenance in remote sites. Such plan will be coordinated with and subject to the approval of the applicable collective bargaining units of Provider and the State.

12.     PROPRIETARY RIGHTS

        12.1   OWNERSHIP OF WORK PRODUCT

               12.1.1  STATE AS SOLE OWNER OF EXCLUSIVE WORK PRODUCT

        The State shall be the sole and exclusive owner of all Exclusive Work Product. All copyright, patent, trademark, trade secret, and other proprietary rights in Exclusive Work Products shall belong to the State. All copyright, patent, trademark, trade secret, and other proprietary rights in Provider Work Product shall remain the property of Provider.

               12.1.2  LICENSE TO USE EXCLUSIVE WORK PRODUCT

        During the Term, the State hereby grants to Provider (and any applicable Subcontractors) a non-transferable, non-exclusive, royalty-free, fully paid-up, worldwide license to use any Exclusive Work Product solely for the provision of Services to the State. In the case of Exclusive Work Product that embodies patentable inventions as to which the State has patent rights, the State also hereby grants to Provider (and the applicable Subcontractors) a perpetual, irrevocable, non-exclusive, royalty-free, fully paid-up license under each said patent to make, have made, offer for sale, sell, use and sublicense the patented inventions solely for use in connection with provision of Services to the State. Upon termination of the provision of Services, Provider shall immediately cease all use of the Exclusive Work Product and return all copies of documentation evidencing the Exclusive Work Product to State.

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

               12.1.3 LICENSE TO USE PROVIDER WORK PRODUCT

        During the Term, Provider hereby grants to the State a non-transferable, non-exclusive, royalty-free, fully paid-up, license to Provider Work Product to the extent such Provider Work Product is necessary for the delivery of Services to the State under the terms of this Agreement.

        12.2   RIGHTS AND LICENSES

               12.2.1  RIGHTS AND LICENSES NECESSARY TO PROVIDE SERVICES

        Provider shall obtain from third-parties all rights and licenses required to perform the Services. With respect to all technology used and to be used by Provider to perform the Services hereunder, whether proprietary to Provider or known to be proprietary to any other Person, Provider hereby grants and agrees to grant to the State, or shall use its best efforts to cause to be granted by the licensor thereof, such licenses and sublicenses as may be necessary for the delivery of Services to the State under this Agreement.

        12.3   ADVERSE ACTIONS

               12.3.1 INFRINGEMENT

        Each of the Parties promises to perform its responsibilities under this Agreement in a manner that does not infringe, or constitute infringement or misappropriation of, any patent, trade secret, copyright, or other proprietary right of the other Party or any third-party, or a violation of the other Party's or any third-party's software license agreements or intellectual property rights disclosed to or known by such Party.

               12.3.2 PROVIDER'S USE OF STATE CONFIDENTIAL INFORMATION

        The State shall permit Provider to have access, subject to Section 21, to all State Confidential Information necessary for the delivery of Services to the State under this Agreement. The granting of such access does not confer upon Provider any property interest in the State's Confidential Information in accordance with Section 21.

               12.3.3 COOPERATION BETWEEN THE PARTIES

        The Parties will cooperate with each other and execute such other documents as may be appropriate to achieve the objectives in this Section. If at any time the State brings, or investigates the possibility of bringing, any claim against any third-party for infringement of any patent, trademark, copyright, or similar proprietary right of the State, including misappropriation of trade secrets and misuse of Confidential Information, then Provider, upon the request and at the expense of the State, shall cooperate with and assist the State in the investigation or pursuit of such claim, and provide the State with any information in Provider's possession that may be of use to the State in the investigation or pursuit of such claim.

13.     SECURITY AND PROTECTION OF INFORMATION

        The State considers its information and communication capabilities to be a valued and important resource. The State's systems and databases contain private and confidential information. Some of this information is subject to special constitutional and statutory protection including, but not limited to, confidential data with respect to health and social services and public safety. At all times during the Term, Provider will ensure the security, protection and confidentiality of this information and communication resources in accordance with applicable Federal, State and local laws, regulations and security requirements, including but not limited to the U.S. Department of Justice Criminal Justice Information Systems Security Policy. Provider shall have no rights to use or access any State Data or State Confidential Information, except as required to provide the Services or where otherwise stated in this Agreement.

        The Security goals of this Agreement are, but not limited to:

               -  Prevent unauthorized access of the Network and Services.
               -  Prevent data eavesdropping and theft of data.
               -  Provide transported data integrity.
               -  Prevent denial of service to legitimate End-Users.

        The level of security provided by Provider is set forth in Schedule M, Security Procedures.

        13.1 INFORMATION (ELECTRONIC) ACCESS

        Provider will use industry best practices (through the use of tools such as, but not limited to, private IP numbering, password field encryption, approved access lists and external security authorization servers) to control electronic access to routers and switches. Provider will log, at the Service Center, any unauthorized network entry attempts through authentication routines and SNMP traps.

        Nothing in this Agreement prevents the State from deploying internal firewalls. Provider agrees to assist the State in designing and deploying these devices, at the request of any Department, in accordance with Section 10, Work Orders.

               13.1.1 NETWORK LAYER SECURITY

        Provider will ensure the prevention and detection of fraud, abuse, or other inappropriate use or electronic access to systems on the network layers as set forth in Schedule M, Security Procedures.

               13.1.2 SECURITY INCIDENTS, VIRUSES, AND DISABLING DEVICES

        The Parties shall work cooperatively to identify, minimize and resolve all Security Incidents. At all times during the Term, Provider shall use practices that are in the best interests of the State and Provider, to identify, screen, and prevent, and Provider shall not intentionally install, any Disabling Device in resources utilized by Provider, the State, or any third-party, in connection with the Services, as described in Schedule M, Security Procedures. Provider shall assist the State in reducing the effects of any Disabling

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

Device discovered in such resources, especially if causing a loss of operating efficiency or data, in accordance with Network Availability and Security Incident Response SLAs.

        13.2   PERSONNEL ACCESS

               13.2.1 GENERAL PERSONNEL PROVISIONS

        Prior to performing any Services, Provider personnel (including personnel of any Subcontractors) who will access State Data and software shall execute the Parties' agreements and forms concerning access protection and data/software security consistent with the terms and conditions of this Agreement. At all times during the Term, Provider, and its employees, agents, and Subcontractors, shall comply with all State policies and procedures regarding data access and security, including those prohibiting or restricting remote access to State systems and State Data. The State shall authorize, and Provider shall issue, any necessary information-access mechanisms, including access IDs and passwords, and Provider will require that the same shall be used only by the personnel to whom they are issued. Provider shall provide to such personnel only such level of access as is required to perform the tasks and functions for which such personnel are responsible. Provider shall, upon request from the State, but at least quarterly, provide the State with an updated list of those Provider personnel having access to the State's systems, software, and State Data. State Data and software provided by the State or accessed by Provider personnel shall be used by Provider personnel only in connection with Provider's obligations hereunder, and shall not be commercially exploited by Provider in any manner whatsoever. In addition, failure of Provider to comply with the provisions of this Section 13.2 may result in the State restricting offending personnel from access to State computer systems.

               13.2.2 BACKGROUND CHECKS

        If Provider assigns, as a full-time resource, Persons (whether employees, Subcontractors, independent providers, or agents), other than Transitioned Employees performing similar duties, to perform work in connection with the provision of Services at any Location, Provider shall conduct a background check in accordance with existing State procedures and as permitted by law, on all such Persons before the State will grant access to such Location. Such background check shall be conducted during the employment-screening process but must, at a minimum, have been performed within the preceding twelve (12) month period. The State shall furnish Provider within ten (10) days after the Contract Signing Date the State's current background check procedures and shall give Provider written notice of any changes to such procedures during the Term. Provider shall obtain all releases, waivers, or permissions required for the release of such information to the State. On an annual basis, Provider shall certify that the background check required by this Section 13.2.2 has been conducted with respect to all Persons assigned by Provider to perform work at any Location. In the event an employee or prospective employee does not pass such background check, that employee or prospective employee may not be assigned to any position performing Services under this Agreement in which that employee would or could have access to State Confidential Information.

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

        13.3   PHYSICAL ACCESS RESTRICTED

        Provider Restricted Facilities will be fenced, locked, protected by key or magnetic passcard, and clearly labeled with signs advising of restricted access. The public will not be allowed unescorted access to Provider Restricted Facilities. Provider Restricted Facilities will be additionally protected by electronic alarm systems that are triggered when they detect unauthorized access. Only those Provider employees, agents or Subcontractors with a job-related need to be in a restricted area will be allowed the use of keys, or given special access codes on their magnetic passcard. Some sensitive Provider Restricted Facilities, as determined by Provider, will also protected by security cameras that record images on a continuous loop videotape. In addition, as agreed upon by both Parties, Provider will lock cabinets of communications equipment located inside Provider Restricted Facilities that require the highest level of protection. Only a very limited set of employees with security clearance, and with direct work responsibilities in the cabinets, will be granted access.

        Provider equipment that is housed in State Facilities may be secured by Provider subject to State approval. Provider shall permit the State and its agents and representatives to enter into those portions of State Facilities secured by Provider in accordance with the Standards and Procedures Manual to perform facilities-related services.

        13.4   SECURITY POLICIES, PROCEDURES AND STANDARDS

               13.4.1 SECURITY POLICIES AND PROCEDURES

        Provider shall, and shall cause its Subcontractors and employees to, abide by all applicable State security policies that may be established by the State from time to time, and which are provided to Provider in writing.

        The Parties agree that the security needs of the State, as well as those of other governmental agencies, may require changes to the security policies and procedures that are implemented by Provider. Therefore, Provider and the State concur that a spirit of cooperation and collaboration is needed throughout the Term of this Agreement to develop provisions sufficient to meet these security needs. Provider will actively participate with the State in the mutual development and implementation of these provisions to properly protect the security and confidentiality of State Data and State Confidential Information.

               13.4.2 MINIMUM SECURITY STANDARDS.

        In no event shall Provider's actions or inaction result in any situation that is less secure than either: (i) the security the State provided as of the Effective Date; or (ii) the security provisions specified in this Agreement.

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

14.     TERM

        14.1   INITIAL TERM AND RENEWALS

               14.1.1 INITIAL TERM

        The Initial Term shall be subject (as to any period beyond the State's fiscal year ending on June 30, 2001) to appropriation by the State of funds necessary for the payments required by the State under this Agreement for such period. To the extent necessary appropriations are not made for the then-current fiscal year, the State's payment obligations for such fiscal year shall be deemed contingent liabilities only, subject to appropriation in the following fiscal year. In the event that either no funds or insufficient funds are appropriated or made available for any fiscal year for payments to be made under this Agreement, the State shall promptly notify Provider verbally and in writing of such occurrence and the Term of this Agreement shall terminate on the earlier of the last day of the fiscal period for which sufficient appropriation was made or whenever the funds appropriated or made available for payments under this Agreement are exhausted. In no case, however, will Provider receive notice of discontinuation of the Term in less than one hundred and twenty (120) days.

               14.1.2 RENEWAL BY STATE

        The State may, in its sole discretion, extend the Initial Term for up to two (2) successive renewal periods of one (1) year each by providing written notice delivered to Provider at least one hundred eighty (180) days before the end of the then-current Term.

        14.2   EARLY TERMINATION

               14.2.1 FOR CONVENIENCE

        The State shall have the right to terminate for its convenience one or more Service Bundles or this Agreement by delivering to Provider a Termination Notice at least one hundred eighty (180) days before the Termination Date set forth therein, provided, however, that the State may not terminate Service Bundles 1, 2, 3 and 7 individually, but only as a group. In the event the State terminates this Agreement solely for its convenience, and Provider performs all of its obligations (including its Disentanglement obligations), the State shall pay to Provider, in addition to any amounts payable pursuant to Sections 9 and 16, the Early Termination Fee on or before the earlier to occur of the sixtieth
(60th) day after the Termination Date, or the date Provider completes its Disentanglement obligations in accordance with Section 16 hereof. In the event the State elects to terminate one or more Service Bundles (but not all Services) pursuant to the terms hereof, and Provider performs all its obligations (including its Disentanglement obligations hereunder to the extent applicable to the Service Bundle or Services Bundles being terminated), the State shall pay to Provider an amount to be negotiated between the Parties.

               14.2.2 CHANGE IN CONTROL OF PROVIDER

        In the event of a Change in Control of Provider resulting from a single transaction or series of related transactions, the State shall have the right to end the Term by sending

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

a Termination Notice to Provider at least ninety (90) days prior to the Termination Date set forth therein, provided that the State shall have delivered such notice to Provider not later than ninety (90) days following the later of
(a) the effective date of such Change in Control, or (b) the date the State receives Provider's written notice of the Change in Control, and the Commissioner of the Department of Administration authorizes such termination based on a determination that the continued providing of the Services by Provider as a result of such Change in Control is not in the best interests of the State. In the event the State terminates the Services pursuant to this Section, and Provider performs all of its obligations (including its Disentanglement obligations), the State shall pay to Provider, in addition to any amounts payable pursuant to Sections 9 and 16, the Early Termination Fee on or before the earlier to occur of the sixtieth (60th) day after the Termination Date, or the date Provider completes its Disentanglement obligations in accordance with Section 16 hereof. Solely for purposes of this Section 14.2.2, "Control" shall mean, with respect to any Person, the legal, beneficial, or equitable ownership, direct or indirect, of more than fifty percent (50%) of the aggregate of all voting or equity interests in such Person; "Change in Control" shall mean any change in the legal, beneficial, or equitable ownership, direct or indirect, such that Control of such Person is no longer with the same Person or Persons as on the Contract Signing Date.

        14.3   TERMINATION FOR MATERIAL DEFAULT

        Subject to the provisions of Section 25, the State may terminate this Agreement or any Service Bundle or Bundles effective as of the Termination Date specified in the Termination Notice, in the event that Provider commits a Material Default; provided, however, that (1) in the event of a Material Default under item (vi) of the definition of Material Default, the State may terminate this Agreement only as to the particular Service Bundle for which the Material Default occurred, (2) none of Bundles 1, 2, 3 and 7 may be terminated without terminating all of Bundles 1, 2, 3 and 7, and (3) Provider shall continue to be obligated to perform Disentanglement in accordance with the terms of Section 16. No termination pursuant to this Section 14.3 shall be deemed a termination for convenience subject to Section 14.2.1 or otherwise require the State to make any payments to Provider not otherwise required under Sections 9 and 16 hereof. Termination shall not constitute State's exclusive remedy for such Material Default, and State shall not be deemed to have waived any of its rights accruing hereunder prior to such Material Default.

        14.4   TERMINATION FOR FORCE MAJEURE EVENT

        Provider is not responsible for the consequences of any failure to perform, or default in performing, any of its obligations under this Agreement, if that failure or default is caused by any unforeseeable Force Majeure Event, beyond the control of and without the fault or negligence of Provider. Notwithstanding the above, if a delay or interruption of performance by Provider resulting from its experiencing a Force Majeure Event exceeds fifteen (15) days and during such period more than fifty (50) percent of the Services are unavailable, despite Provider's use of its best efforts (that shall not involve the payment of funds that would not be commercially reasonable under the circumstances), the State may terminate any Service Bundle (in whole or in part), by delivering to Provider a Termination Notice specifying the Termination Date; provided,

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

however, that the State may not terminate Service Bundles 1, 2, 3 and 7 individually, but only as a group and provided further, however, that Provider shall continue to perform its Disentanglement obligations in respect of such terminated Services. In the event the State terminates the Services pursuant to this Section, and Provider has performed all of its obligations (including its Disentanglement obligations), the State shall pay to Provider, on or before the sixtieth (60th) day after the Termination Date, in addition to the amounts payable pursuant to Sections 9 and 16, the amount set forth in Section 14.2.1.

        14.5   EXTENSION OF TERMINATION DATE

        The State may, at its sole option and discretion, upon at least one hundred twenty (120) days' notice to Provider, extend the effective date of the Termination of the Term for successive periods of not less than one hundred eighty (180) days each, with such extension periods not to exceed two hundred
(200) days in the aggregate, provided, however, that this Section shall not apply to a termination resulting from the nonappropriation of funds as set forth in Section 14.1.1. Each such extension shall be upon the same terms and conditions in effect immediately prior to such extension. Any adjustments to the Fees applicable to any extension period shall be mutually agreed by the Parties, consistent with the pricing methodology set forth in Schedule B herein. In the event the Parties are unable to agree on such applicable Fees, the Fees shall be the same Fees as were applicable in the immediately preceding Contract Year or extension period, as the case may be, subject to COLA plus demonstrable cost increases incurred by Provider.

        14.6   EFFECT OF ENDING OF TERM

        The Termination of the Term shall not constitute a termination of this Agreement or any provision hereof that by its nature shall continue in force and effect, including Provider's obligations with respect to Disentanglement.

        14.7   TERMINATION BY PROVIDER

        Subject to the provisions of Section 25, Provider may terminate this Agreement, effective as of the Termination Date specified in the Termination Notice, upon the occurrence of a State Default, provided, however, that Provider shall continue to be obligated to perform Disentanglement in accordance with the terms of Section 16. In the case of a Termination under this Section 14.7, Provider shall be entitled to receive, in addition to all other compensation provided for under Sections 9 and 16, the Early Termination Fee set forth in
Section 14.2.1. Termination shall not constitute Provider's exclusive remedy for such State Default, and Provider shall not be deemed to have waived any of its rights accruing hereunder prior to such State Default. Provider shall have no right to terminate this Agreement or any Service for any other reason except as expressly provided elsewhere in this Agreement.


15.     DISASTER RECOVERY

        The State currently contracts out for Disaster recovery testing and planning for its central data processing and warehousing functions. Additionally, each Department is

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

currently responsible for its own Disaster recovery plan for distributed database and desktop computing resources. Provider agrees to cooperate fully with the State as it develops an Enterprise Disaster Recovery Plan and with each of the Departments in connection with their Department-specific plans.

        Provider will provide to the State on or before the Effective Date, a copy of its Disaster recovery plan for its Central Office facilities. Not later than ninety (90) days after the Effective Date, Provider will provide to the State an outline of a Transformed Services Disaster Recovery Plan, for the State's review and approval, designed to reasonably ensure the continuing availability of Services, as designated in this Agreement, in the event of a Disaster. A final Transformed Services Disaster Recovery Plan will be submitted by Provider to the State not later than one hundred eighty (180) days after the Effective Date. Commencing not later than two hundred ten (210) days after the Effective Date, Provider shall implement the Transformed Services Disaster Recovery Plan and provide the State Disaster recovery services so as to reasonably ensure the continuing availability of all Services. Provider shall provide such Disaster recovery services at all times without regard to any Force Majeure Event. Such Disaster recovery services shall include the preparation and regular testing and updating of the Transformed Services Disaster Recovery Plan (including plans for data, backups, storage management, contingency operations, and restoration of Services to key State Locations), the reservation of capacity at alternate site facilities, and the coordination with Departments and third-party providers. Provider shall update and test all Disaster recovery procedures not less frequently than twice annually.

        Provider will actively coordinate with DMVA in the development of joint Disaster communications protocols, contingency plans and Disaster recovery operations. Nothing in this Agreement shall be interpreted to reduce DMVA's statutory authority for coordinating, providing, or supplementing communications services during a Disaster.

        The Transformed Services Disaster Recovery Plan will contain, but not be limited to, the following elements:

        1.     Provider will support the DES in its AEMS planning effort.

        2. Provider will acknowledge its role as an "essential service provider" (AEMS Draft, Part I, Section A, Subsection 5) in the AEMS, and volunteers early cooperation.

        3. Provider will adopt a terminology in the ACS Disaster Recovery Plan, consistent with the multi-agency, multi-jurisdictional language used in NIIMS/ICS, thereby enabling Provider to work rapidly and effectively with the State in a Disaster.

        4. Provider will adopt an unambiguous recognition of the command and control structure for the AEMS in the ACS Disaster Recovery Plan. This will enable Provider to work in concert with the NIIMS/ICS command and control.

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

        5. Provider will integrate its satellite telephone, cellular telephone, and satellite data systems facilities and expertise with the AEMS, in cooperation with DES, in keeping with the special role of advanced technology in Disaster mitigation.

        6. Provider will update the Transformed Services Disaster Recovery Plan as the transformation occurs. The Transformed Services Disaster Recovery Plan shall be reviewed and updated as necessary every ninety
        (90) days.

        7. Provider will make use of its Training Center in Anchorage in support of the ICS/NTC for State employees. In the spirit of Partnership, Provider employees with responsibilities under the ACS Disaster Recovery Plan and the Transformed Services Disaster Recovery Plan will also attend ICS/NTC training.

        8. Provider will open its Service Center and NOC facilities to the DES for training, testing, and field operations.

        9. Provider will organize its satellite telephone, cellular voice communications, and satellite data communications technologies to provide a rapid response capability for recovery of State communications in the event of a Disaster. Based on currently unknown resource requirements, this will be addressed through a Work Order.

        10. Provider will support an on-scene response level generic rapid response capability for use by IC. Provider's objective is to directly support IC in quickly establishing and maintaining acceptable communications. This task will be addressed through a Work Order.

        11. Provider agrees to create a generic planning capability to assist LEPCs in addressing communications. This task will be addressed through a Work Order.

        12. Provider agrees to create a generic planning capability to assist the BERO in addressing communications. This task will be addressed through a Work Order.

        13. Provider agrees to create a generic planning capability to assist individual Departments in setting up communications for Agency Operations Centers required by the AEMS. This task will be addressed through a Work Order.

        14. Provider agrees to assist the DES in planning communications for the SECC in order to create a SECC function that is facility-independent. This task will be addressed through a Work Order.

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
16. DISENTANGLEMENT

        16.1   DISENTANGLEMENT PROCESS

        Provider's Disentanglement obligations commence on the Disentanglement Commencement Date and terminate no later than one (1) year from such date, unless otherwise extended by mutual agreement of the Parties. During Disentanglement, Provider shall continue to perform Services until the applicable Disentanglement Cutover Date, provided, however that such Services shall be performed in compliance with the then existing SLAs. Notwithstanding the foregoing, nothing herein shall obligate Provider to continue to provide Services during Disentanglement or perform its Disentanglement obligations in the event the State fails to make any of the payments described in this Section
16. Provider and the State shall negotiate in good faith the terms of a Disentanglement Plan for determining the nature and extent of Provider's Disentanglement obligations and for the transition of the provision of Services by Provider to the State or its designated third-party provider.

        During Disentanglement, Provider shall be compensated by the State for the following: (i) Services performed by Provider until the Disentanglement Cutover Date at the then current rates being charged to the State as set forth in Schedule B; (ii) direct costs incurred by Provider in connection with the provision of support and other services to the State or its designated third-party replacement in connection with Disentanglement on time-and-materials basis; and (iii) the reimbursement costs described in Section 16.1.5.

               16.1.1 FULL COOPERATION AND INFORMATION

        During Disentanglement, the Parties shall cooperate fully with one another to facilitate a smooth transition of the Services being terminated from Provider to the State or the State's designated replacement provider. Such cooperation shall include the provision by Provider to the State, subject to the provisions of Section 21 hereof, of full, complete, and detailed information, as well as sufficient documentation regarding the Disentanglement Assets, the Managed Assets, and the information residing on the Network that pertains exclusively to, or is necessary for, the provision of Services (including all information then being utilized by Provider) to enable the State's personnel (or that of third-parties) to fully assume the Disentangled Assets. Provider shall destroy all copies of such information and documentation not turned over to the State. Notwithstanding the foregoing, Provider may retain one (1) copy of all data within the Network relating to the Services, for archival purposes or warranty support, provided that it is held in a secure and confidential manner.

               16.1.2 NO INTERRUPTION OR ADVERSE IMPACT

        Provider shall cooperate with the State and the State's other service providers to ensure a smooth transition of the Disentanglement Assets. Provider shall cooperate with the State or its designee and third-party providers in transitioning the interfaces of the Third-Party Resources from the Resources to the resources of the State or the State's designated replacement provider.


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

               16.1.3 THIRD-PARTY AUTHORIZATIONS

        Provider shall, subject to the terms of such subcontracts, procure for the State any third-party authorizations necessary to grant the State the use and benefit of any sub-contracts between Provider and any Subcontractors executed exclusively in connection with the provision of the Services, pending their assignment to the State pursuant to Section 16.1.6.

               16.1.4 EXCLUSIVE WORK PRODUCT

        Provider shall provide the State with the Exclusive Work Product, in such Media as requested by the State, together with object code, source code (to the extent available and in compliance with the applicable license agreement), and appropriate documentation. Provider shall also offer to the State the right to receive maintenance (including all enhancements and upgrades) and support with respect to Exclusive Work Product at the best rates Provider is offering to other major customers for services of a similar nature and scope.

               16.1.5 TRANSFER OF ASSETS

        Provider shall convey the Disentanglement Assets to the State, or it's designated third-party provider. Provider shall timely remove from the State's premises any Disentanglement Assets that the State, or its designated third-party provider, elect not to acquire, subject to not less than ninety (90) days prior notice. Regardless of whether the State, or its designated third-party provider, elects to accept conveyance of such Assets, the State shall compensate Provider for the Disentanglement Assets, in accordance with the terms of Sections 16.1.5.1 and 16.1.5.2.

                      16.1.5.1 REIMBURSEMENT OF UNRECOVERED CAPITAL COSTS

        The State will reimburse Provider not later than thirty (30) days after the Termination Date for Provider's Unrecovered Capital Costs and the unpaid portion of the purchase price for Purchased Assets. The Parties agree that the $3,420,000 Category 5 wiring investment agreed to by Provider under Service Bundle 2 -- Data Network Services, is considered an investment in the Disentanglement Assets and is subject to the reimbursement provisions of this
Section 16.1.5.1. The Parties also agree that the $2,800,000 capital and maintenance investment, plus any additional capital investment made during the term of this Agreement, agreed to by Provider under Service Bundle 8 -- SATS Microwave Maintenance and Repair, to the extent Provider expends such credit as capital investment, is considered an investment in the Disentanglement Assets and is subject to the reimbursement provisions of this Section 16.1.5.1. In order to facilitate the calculation of Unrecovered Capital Costs, Provider shall maintain a schedule of its capital investment in the Disentanglement Assets, including, without limitation, the network wiring and SATs microwave equipment, in accordance with the terms of Section 20.1. Such schedule will be subject to periodic audit by the State in accordance with the terms of Section 20.

                      16.1.5.2 REIMBURSEMENT OF CERTAIN OTHER UNRECOVERED
                               TRANSITION COSTS

        During the Transition Period, Provider shall provide certain services and assume certain costs to facilitate the provision of the Services to the State on a predictable pricing basis. These costs are priced under the assumption that they will be recovered by Provider over the Initial Term of this Agreement. In the event that the State terminates any or all of the Services prior to the expiration of the Initial Term except termination under Section 14.3, the State agrees to reimburse Provider for such other unrecovered costs based on a four (4) year amortization, or part thereof, ending with the Term of this Agreement, not later than thirty (30) days after the Termination Date for the affected Services. Specifically, the costs identified under this provision include reasonable, actual costs incurred by Provider during the Transition Period and reasonable, actual costs incurred under the SATS Microwave credit to the extent they have not been expended as capital under Section 16.1.5.1. Provider agrees to maintain adequate records to ascertain such other unrecovered costs. Such records will be subject to audit according to the terms of Section 20 of this Agreement.

               16.1.6 TRANSFER OF LEASES, LICENSES, AND CONTRACTS

        Provider shall convey or assign to the State, or its designee, by written assignment in a form approved by the State, such leases, licenses, and other contracts used by Provider, the State, or any other Person in connection with those assets used exclusively for the provision of Services to the State under this Agreement, including Assigned Leases and Assigned Contracts that continue in effect.

                      16.1.6.1 ASSUMED LEASE FOR THE JUNEAU TELEPHONE SYSTEM

        For the duration of the Term of this Agreement, Provider has agreed to assume payments on the State's capital lease for the Juneau telephone system, subject to the proration of the first lease payment to the Effective Date, and to assume title to the PBX and telephone sets under the lease upon lease maturity, subject to the successful transformation of the Services currently provided using this equipment. Additionally, Provider has agreed to provide maintenance on the equipment through the Term of this Agreement. Provider has considered and included the cost of such lease payments and maintenance costs in its pricing and has averaged them over the Initial Term. In the event the State terminates the Services provided under Service Bundle 1 -- Wired Telephony Services, the State agrees to reimburse Provider for the remaining lease payments and any unamortized maintenance agreements which may be in place, prorated through the Termination Date, not later than thirty (30) days after such Termination Date. In the event that such Termination occurs prior to the transformation of Service Bundle 1, the State, at its sole discretion, may elect to retain the leased equipment and assume the remaining lease payments from the Termination Date forward, thereby relieving Provider of all rights and obligations with respect to such equipment.

        16.2   PREPARATION FOR DISENTANGLEMENT

               16.2.1 COMPLETE DOCUMENTATION

        Provider shall provide to the State complete information, including complete documentation, in accordance with the standards and methodologies to be implemented by Provider, for all software (including applications developed as part of, and used exclusively in the delivery of, the Services) and hardware used exclusively for the provision of Services to the State. Provider shall provide such documentation for all upgrades to or replacements of such software or hardware, concurrently with the installation thereof.

               16.2.2 MAINTENANCE OF ASSETS

        Provider shall maintain all of the Managed Assets utilized in providing Services to the State in good condition and in such locations and configurations as to be readily identifiable and transferable back to the State or its designees in accordance with the provisions of this Agreement.

               16.2.3 ADVANCE WRITTEN CONSENTS

        Provider shall use its best efforts to obtain advance written consents from all licensors and lessors of such assets used exclusively for the provision of Services to the State to the conveyance or assignment of licenses and leases to the State, or its designee, upon Disentanglement. Provider shall also use its best efforts to obtain for the State the right, upon Disentanglement, to obtain maintenance (including all enhancements and upgrades) and support with respect to the assets that are the subject of such leases and licenses at the price at which, and for so long as, such maintenance and support is made commercially available to other customers of such third-parties whose consent is being procured hereunder.

               16.2.4 ALL NECESSARY COOPERATION AND ACTIONS

        Provider shall provide all cooperation, take such additional actions, and perform such additional tasks, as may be necessary to ensure a timely Disentanglement in compliance with the provisions of this Section 16, provided, however, that Provider shall not be obligated to perform Disentanglement-related services or Services beyond one (1) year after the Disentanglement Commencement Date, unless extended by mutual agreement of the Parties.

17. LIMITATION OF LIABILITY AND DISCLAIMERS

        Subject to the express provisions and limitations of this Section 17, the Parties intend that each Party shall be liable to the other Party for all damages incurred as a result of the breaching Party's failure to perform its obligations hereunder.

        (a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED BELOW, THE AGGREGATE CUMULATIVE MONETARY LIABILITY OF THE STATE HEREUNDER FOR ALL CLAIMS ARISING UNDER OR RELATING TO THIS AGREEMENT, NOTWITHSTANDING THE FORM (e.g., CONTRACT, TORT, OR OTHERWISE) IN WHICH ANY ACTION IS BROUGHT, SHALL BE LIMITED TO

THE AMOUNT OF FEES OWED AND UNPAID, INCLUDING ANY AMOUNTS DUE UNDER SECTION 16. THE FOREGOING LIMITATIONS UPON THE STATE'S LIABILITY SHALL NOT APPLY TO: (i) LOSSES SUBJECT TO INDEMNIFICATION BY THE STATE; (ii) LOSSES ARISING FROM THE STATE'S FAILURE TO COMPLY WITH SECTION 21 (SUCH LOSSES BEING EXPRESSLY LIMITED BY SECTION 17(c)); (iii) LOSSES ARISING FROM THE STATE'S REPUDIATION OF THIS AGREEMENT; OR (iv) LOSSES ARISING OUT OF THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE STATE.

        (b) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 17, THE AGGREGATE CUMULATIVE MONETARY LIABILITY OF PROVIDER HEREUNDER FOR ALL DAMAGES INCURRED IN ANY CONTRACT YEAR ARISING UNDER OR RELATING TO THIS AGREEMENT, NOTWITHSTANDING THE FORM (e.g., CONTRACT, TORT, OR OTHERWISE) IN WHICH ANY ACTION IS BROUGHT, SHALL BE LIMITED TO THE ESTIMATED ANNUAL FEE FOR THE CONTRACT YEAR IN WHICH THE DAMAGE WAS INCURRED. THE FOREGOING LIMITATION UPON THE AMOUNTS OF PROVIDER'S LIABILITY SHALL NOT APPLY TO: (A) LOSSES SUBJECT TO INDEMNIFICATION BY PROVIDER; (B) LOSSES ARISING FROM PROVIDER'S FAILURE TO COMPLY WITH THE PROVISIONS OF SECTION 21 (SUCH LOSSES BEING EXPRESSLY LIMITED BY
SECTION 17(c)); (C) LOSSES ARISING FROM PROVIDER'S REPUDIATION OF, OR UNEXCUSED REFUSAL TO PERFORM, THIS AGREEMENT OR ITS FAILURE OR REFUSAL TO CONTINUE SERVICES IN VIOLATION OF SECTIONS 22; AND (D) LOSSES ARISING OUT OF THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF PROVIDER.

        (c) THE AGGREGATE CUMULATIVE MONETARY LIABILITY OF EITHER PARTY HEREUNDER FOR LOSSES ARISING FROM SUCH PARTY'S FAILURE TO COMPLY WITH THE PROVISIONS OF SECTIONS 21 NOTWITHSTANDING THE FORM (e.g., CONTRACT, TORT, OR OTHERWISE) IN WHICH ANY ACTION IS BROUGHT, SHALL NOT BE SUBJECT TO THE LIMITATION SET FORTH IN SECTIONS 17(a) and (b), BUT SHALL INSTEAD BE LIMITED TO ONE MILLION DOLLARS ($1,000,000.00) AS A SEPARATE AND DISTINCT LIMITATION. THE FOREGOING LIMITATION UPON THE AMOUNT OF EITHER PARTY'S LIABILITY SHALL NOT APPLY
TO: (A) LOSSES ARISING OUT OF THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH PARTY; AND, WITH RESPECT TO THE LIABILITY OF PROVIDER, (B) THE STATE'S COSTS INCURRED TO OBTAIN REPLACEMENT SERVICES COMPLYING WITH THE TERMS HEREOF (AS TO WHICH COSTS SECTION 17(b) SHALL APPLY).

        (d) PROVIDER ACKNOWLEDGES AND AGREES THAT THE TYPES OF DAMAGES THAT THE STATE MAY RECOVER FROM PROVIDER SHALL INCLUDE ALL ADDITIONAL COSTS AND EXPENSES PAID OR INCURRED BY THE STATE AS A DIRECT RESULT OF ANY FAILURE BY PROVIDER TO PERFORM ITS OBLIGATIONS HEREUNDER, INCLUDING ANY ADDITIONAL COSTS INCURRED BY THE STATE TO OBTAIN REPLACEMENT SERVICES COMPLYING WITH THE TERMS HEREOF.

        (e) EXCEPT TO THE EXTENT ANY OF THE LOSSES DESCRIBED IN CLAUSES (i),
(iii), and (iv) OF SUBSECTION (a), CLAUSES (A), (C), AND (D) OF SUBSECTION (b), SUBSECTION (c), OR SUBSECTION (d) MAY BE DEEMED TO BE SUCH DAMAGES, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, SPECIAL, INDIRECT, OR INCIDENTAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM IN WHICH ANY ACTION IS BROUGHT. NEITHER PARTY SHALL BE LIABLE FOR EXEMPLARY OR PUNITIVE DAMAGES REGARDLESS OF THE FORM IN WHICH ANY ACTION IS BROUGHT.

        17.1 FORCE MAJEURE EVENTS

        If a Force Majeure Event is the material contributing cause of a Party's failure to perform any of its obligations hereunder, such obligations, after notification by such Party to the other Party, shall be deemed suspended to the extent such obligations are directly affected by such Force Majeure Event, until the Force Majeure Event has ended and a reasonable period of time for overcoming the effects thereof has passed; provided, however, that if a Force Majeure Event results in Provider being unable to perform during any period any or all of the Services in accordance with the terms hereof, the State shall: (i) not be required to pay for any such Services that Provider is unable to perform; (ii) be entitled to engage an alternate provider, on an interim basis, to perform the Services that Provider is unable to perform as a result of such Force Majeure Event; and (iii) be entitled to a share of Provider's resources devoted to returning Provider to full performance of all Services hereunder, that is equal to or greater than the share of such resources that Provider allocates to other of its customers with whom it has agreements that are similar to this Agreement. In the alternative to the remedies afforded above the State shall have the right to terminate this Agreement in accordance with the terms of Section 14.4 hereof. Both Parties shall use their best efforts to minimize delays that occur due to a Force Majeure Event. Notwithstanding the above, Provider shall in no event be excused from those obligations not directly affected by a Force Majeure Event (including Disaster recovery services), and if the Force Majeure Event is caused by Provider's failure to comply with any of its obligations under this Agreement or by Provider's negligence or omission, there shall be no relief from any of its obligations under this Agreement.

18. INSURANCE

        Provider shall provide and maintain, during the Term and for such other period as may be required herein, at its sole expense, insurance in the amounts and form described below. The fact that Provider has obtained the insurance required in this Section 18 shall in no manner lessen nor effect Provider's other obligations or liabilities set forth in this Agreement, including its obligations to defend, indemnify, and hold the State harmless in accordance with
Section 24 hereof. Where specific limits are shown, it is understood that they shall be the minimum acceptable limits. If Provider's policy contains higher limits, the State shall be entitled to coverage to the extent of such higher limits.

        18.1 REQUIRED GENERAL LIABILITY INSURANCE COVERAGE

        Provider shall maintain commercial general liability insurance in the amounts and form set forth below:

               18.1.1 COMMERCIAL GENERAL LIABILITY INSURANCE

        A policy of commercial general liability insurance, or combination of commercial general liability and umbrella liability policies, providing limits of not less than:

               (i) Per Occurrence: $2,000,000.00

               (ii) Personal Injury Liability: $1,000,000.00

               (iii) Products/Completed Operations In Aggregate: $5,000,000.00

               (iv) General Aggregate: $5,000,000.00

        Any deductible or self-insured retention must be declared to the State along with any changes thereto. Any deductible or self-insured retention shall be the responsibility of Provider.

               18.1.2 REQUIRED GENERAL LIABILITY POLICY COVERAGE

        Any general liability policy(s) provided by Provider hereunder shall include the following coverage: (i) premises and operations; (ii) products/completed operations; (iii) contractual liability; (iv) personal injury liability; (v) sub-contractors' liability; and (vi) severability of interest clause.

               18.1.3 ADDITIONAL INSUREDS

        Any general liability policy provided by Provider hereunder shall name the State and the officers, agents, employees, and volunteers of the State, individually and collectively, as additional insureds on a broad form additional insured endorsement acceptable to the State.

               18.1.4 PRIMARY INSURANCE ENDORSEMENT

        The coverage afforded to Provider and the State under the policy(s) described above shall apply as primary insurance for covered claims arising from Provider's delivery of Services under this Agreement, and any other insurance maintained by the State or its officers, agents, employees, and volunteers, shall be excess only and not contributing with such coverage.

               18.1.5 FORM OF GENERAL LIABILITY INSURANCE POLICIES

        All general liability policies shall be written to apply to bodily injury, including death, property damage, personal injury, and other covered loss, occurring during the policy term, and shall specifically insure the performance by Provider of its obligations under Section 24 below, and any other indemnification obligations of Provider under this Agreement.


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

        18.2 BUSINESS AUTOMOBILE LIABILITY INSURANCE

        Provider shall procure business automobile liability insurance written for bodily injury and property damage occurring during the policy term, in the amount of not less than one million dollars ($1,000,000.00), combined single limit per accident, applicable to all owned, non-owned, and hired vehicles. Provider shall have in place an umbrella liability policy providing not less than an additional one million dollars ($1,000,000.00) per single accident.

        18.3 WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY INSURANCE

        Provider shall maintain a policy or policies of workers' compensation coverage in the statutory amount, and Employers' Liability coverage for not less than Five Hundred Thousand ($500,000.00) per occurrence for all employees of Provider engaged in the performance of Services or operations under this Agreement. Coverage shall include a waiver of subrogation in favor of the State, a copy of which shall be provided to the State.

        18.4 PROFESSIONAL ERRORS AND OMISSIONS LIABILITY INSURANCE/ELECTRONIC ERRORS AND OMISSIONS

        This type of coverage is desired by both Parties but is recognized that this coverage in the telecommunications marketplace is unavailable at a reasonable rate. When reasonable rates are available, the Parties agree to pursue placement of this type of coverage that will protect both Parties. Any additional costs to the Parties for this coverage will be negotiated based upon the limits of coverage and an assessment of risks of each Party.

        18.5 EMPLOYEE DISHONESTY AND COMPUTER FRAUD

        Provider shall maintain employee dishonesty and computer fraud coverage in an amount not less than ten million dollars ($10,000,000.00) per occurrence. Such insurance shall cover all of Provider's employees. Coverage shall include a loss payee endorsement to the State. Any deductible or self-insured retention shall be the responsibility of Provider. The State shall pay a portion of the premium to reflect the increased coverage required under the terms of this Agreement over Provider's current policy of five million dollars ($5,000,000).

        18.6 PROPERTY INSURANCE

        Provider shall provide insurance on all property owned by Provider and provided under this Agreement. Such policy shall provide "all risk" perils, including flood, and shall be written on a basis of one hundred percent (100%) replacement value of the property. Coverage shall include business personal property, tenant improvements, business interruption, property of others, in the care, custody, and control of the insured, and transit. Provider shall maintain earthquake insurance with respect to its property used to provide Services in an amount not less than five hundred thousand dollars ($500,000.00). Provider shall be responsible for any deductible or self-insured retention.

        18.7 General Provisions

               18.7.1 EVIDENCE OF INSURANCE

        Provider shall, as soon as practicable following the placement of insurance required hereunder, but in no event later than thirty (30) days after the Contract Signing Date, deliver to the State certificates of insurance evidencing the same, together with appropriate separate endorsements, evidencing that Provider has obtained such coverage. In addition, upon reasonable notice, Provider grants the State the right to examine and receive copies of policies, solely for the purpose of confirming Provider's compliance with the terms of this Section 18. Thereafter, copies of certificates and appropriate separate endorsements shall be delivered to the State within thirty (30) days after the expiration thereof. The provisions of such policies shall constitute Provider Confidential Information; provided, however, such information may be disclosed by the State to the extent necessary to enforce the terms of this Agreement.

               18.7.2 "CLAIMS-MADE COVERAGE"

        Except for Professional Liability insurance, all policies shall be written on an occurrence basis unless otherwise approved in writing. If coverage is written on a "claims-made" basis, the certificate of insurance shall clearly so state. In addition to the coverage requirements specified above, Provider will make all commercially reasonable efforts to provide that: (i) the policy's retroactive date shall coincide with or precede Provider's commencement of the performance of Services (including subsequent policies purchased as renewals or replacements); (ii) similar insurance is maintained during the required extended period of coverage following Termination of the Agreement; (iii) if insurance is terminated for any reason, Provider shall purchase a replacement claims-made policy with the same or an earlier retroactive date or shall purchase an extended reporting provision to report claims arising in connection with this Agreement for a minimum of two (2) years following Termination or completion of the Services; and (iv) all claims-made policies shall allow the reporting of circumstances or incidents that might give rise to future claims is permissible.

               18.7.3 NOTICE OF CANCELLATION OR CHANGE OF COVERAGE

        All certificates of insurance provided by Provider must evidence that the insurance provider will give the State thirty (30) days' written notice in advance of any cancellation, lapse, reduction, or other adverse change in respect of such insurance.

               18.7.4 QUALIFYING INSURERS

        All policies of insurance required hereby shall be issued by companies that have been approved to do business in the State and are licensed under AS
21.09.010 et seq.

19. REPORTS

        19.1 GENERAL

        Provider shall furnish the State with reports that the State may reasonably request from time to time in the form, and covering the information, agreed to by the Parties and expressed in the Billing and Reporting Transition and Transformation Plan (or such other form that the State reasonably requests from time to time) and with the frequency set forth in such Plan, but in no event less frequently than monthly. The Plan will include but not be limited to the following: Provider's performance of the Services; cost-management; Subcontractor relationships; End-User satisfaction; and human resources. Provider shall inform the State of any deficiencies, omissions, or irregularities in the State's requirements or in Provider's performance of the Services that come to Provider's attention within the time periods required under the terms of this Agreement. Provider shall furnish the State with all existing and future research and development resources, such as published materials, and industry studies conducted for or by Provider, that come to its attention and pertain to the Services and that might assist the State in setting its telecommunications policies or requirements. The Account Manager shall also advise the State of all other matters of a material nature, that he or she believes would be helpful to the State in setting or revising its telecommunications policies or requirements.

        19.2 MEDIA

        Provider shall furnish the State with all reports in both hard copy and electronic form per the State's specifications in effect on the Effective Date and as reasonably requested by the State from time to time thereafter.

20. RECORDKEEPING AND AUDIT RIGHTS

        20.1 RECORDKEEPING

        Provider shall maintain complete and accurate records and books of account with respect to this Agreement utilizing GAAP, consistently applied, and complying in all respects with all applicable local, State, or federal laws or regulations. Such records and books, and the accounting controls related thereto, shall be considered Provider Confidential Information and shall be sufficient to provide reasonable assurance that: (a) transactions are recorded so as to permit the preparation of Provider's financial statements in accordance with GAAP and to maintain accountability for its assets; and (b) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Such records and books of account of Provider's business shall be maintained by Provider at its principal business office in Anchorage, Alaska, and the State may examine and make extracts of information related to the Services, and copy any part thereof at any reasonable time during normal business hours. Provider shall retain and maintain accurate records and documents relating to performance of Services under this Agreement until the latest of: (i) six (6) years after the final payment by the State to Provider hereunder; (ii) one (1) year following the final resolution of all audits or the conclusion of any litigation with respect to this Agreement; or (iii) such longer time period as may be required by applicable law or regulation.

               20.1.1 RECORDKEEPING RELATED TO DISENTANGLEMENT

        To the extent that Agreement terms related to the transfer of assets to the State upon termination may require the calculation of net book value on a basis other than that which would be calculated under GAAP, Provider agrees to maintain complete and accurate supplemental records and books necessary to determine such net book value of the assets potentially transferable to the State upon termination on the basis contemplated under Section 16.1.5 of this Agreement.

        20.2 QUALITY SURVEILLANCE AND EXAMINATION OF RECORDS

        The State, or its authorized representatives that are not competitors of Provider or its Subcontractors, and that are subject to the confidentiality requirements set forth in Section 21, shall have the right, during regular business hours and with three (3) business days notice, to perform an operational or security audit with respect to Provider's performance hereunder. Provider shall grant the State and its representatives full and complete access to Provider's books and records, facilities and equipment, and other documents of Provider and its Subcontractors, as they relate to the provision of Services, or as they may be required in order for the State to ascertain any facts relative to Provider's performance hereunder. Provider shall provide the State, or its authorized representatives, such information and assistance as requested in order to perform such audits; provided, however, that the Parties shall endeavor to arrange such assistance in such a way that it does not interfere with the performance of Provider's duties and obligations hereunder. Provider shall incorporate this paragraph verbatim into any Agreement into which it enters with any Subcontractor providing Services under this Agreement.

        20.3 PRICING AUDIT

        Provider shall, at the State's request, provide auditors designated by the State, that are not competitors of Provider or its Subcontractors, and that are subject to the confidentiality requirements set forth in Section 21, with access to Provider's books and records to the extent necessary to fully audit and verify any amounts paid or payable by the State hereunder. Provider shall provide such auditors with full access to such information relating to this Agreement and Provider's books and records as may be necessary to confirm the accuracy of Provider's invoices, documents, and other information supporting such invoices, and any pricing adjustment computations. Provider shall provide such documents, data, or information on such Media as the State might reasonably request, including hard copy, optical or magnetic disk, or tape. All such audits shall be conducted during business hours, with three (3) business days advance notice, and shall include access to Provider Confidential Information to the extent necessary to comply with the provisions of this Section 20.3.

21. CONFIDENTIALITY

        21.1 NONDISCLOSURE OF CONFIDENTIAL INFORMATION

               21.1.1 STATE CONFIDENTIAL INFORMATION IS THE PROPERTY OF THE
                      STATE

        All State Confidential Information shall be deemed the sole property of the State or the Department furnishing the same, shall be deemed confidential and proprietary to the State, shall be used solely by Provider or any of its Subcontractors for the purpose of performing its obligations under this Agreement, and shall not be published, transmitted, released, or disclosed by Provider or its Subcontractors to any other Person without the prior written consent of the State, which consent the State may withhold in its sole discretion.

               21.1.2 PROVIDER PROCEDURES TO SAFEGUARD STATE CONFIDENTIAL
                      INFORMATION

        Provider shall implement and maintain appropriate policies and procedures to safeguard the confidentiality of the State Confidential Information to the same extent as provider protects its own confidential and proprietary information of a similar nature, but in no event less than a reasonable degree of care in accordance with Section 21.1.1, above Further, Provider shall comply, and require its employees to comply, with the provisions of Alaska law that protect the confidentiality of State information including, without limitation, AS 09.25.100 et seq. Provider shall require as a condition of any subcontract that the Subcontractor expressly acknowledges and agrees to be bound by the same confidentiality requirements by which Provider is bound under this Agreement.

               21.1.3 PERMITTED DISCLOSURE

        Notwithstanding the above provisions of this Section, Provider may disclose State Confidential Information to its employees, agents, and Subcontractors who have: (i) a need to know such State Confidential Information in order to perform their duties under this Agreement, as determined by an appropriate State official; and (ii) a legal duty to protect the State Confidential Information by agreeing to be bound by the same confidentiality requirements by which Provider is bound under this Agreement.

               21.1.4 PROVIDER CONFIDENTIAL INFORMATION

        All Provider Confidential Information shall be deemed the sole property of Provider, shall be deemed confidential and proprietary to Provider, shall be used by the State or any of its representatives or agents for the purpose of performing its obligations under this Agreement, and shall not be published, transmitted, released or disclosed by the State or its employees, representatives, third-party service providers, replacement service providers, or agents to any other Person without the prior written consent of Provider.

               21.1.5 STATE PROCEDURES TO SAFEGUARD PROVIDER CONFIDENTIAL
                      INFORMATION

        The State shall use the same care to prevent disclosure of Confidential Information, as it uses to prevent disclosure of its own information of a similar nature, but in no event less than a reasonable degree of care.

               21.1.6 PERMITTED DISCLOSURE OF PROVIDER CONFIDENTIAL INFORMATION

        Notwithstanding the above provisions of this Section, the State may disclose Provider Confidential Information to its employees, agents, representatives, service providers and replacement service providers who have:
(i) a need to know such Provider Confidential Information in order to perform their duties in connection with this

Agreement, and (ii) assumed a legal duty to protect Provider Confidential Information by agreeing to be bound by the same confidentiality requirements by which the State is bound under this Agreement.

        21.2 REQUIRED DISCLOSURE AND REQUESTS FOR INFORMATION

               21.2.1 REQUIRED DISCLOSURE

        Either Party may disclose Confidential Information of the other Party to the extent disclosure is based on the good faith written opinion of such Party's legal counsel that disclosure is required by law or by order of a court or governmental agency; provided, however, that such Party shall give prompt notice of such requirement and use its best efforts to assist the owner of such Confidential Information if the owner wishes to obtain a protective order or otherwise protect the confidentiality of such Confidential Information. The owner of such Confidential Information reserves the right to seek a protective order or otherwise protect the confidentiality of such Confidential Information. For purposes of this Section 21.2, the State's Attorney General or his or her designee shall act as the State's legal counsel.

               21.2.2 PUBLIC REQUESTS FOR INFORMATION

        Any and all requests, from whatever source, for copies of or access to, or other disclosure of any State Confidential Information or Provider Confidential Information shall be promptly submitted to the State or Provider, as the case maybe, for disposition.

        21.3 NOTIFICATION AND SUBPOENA

               21.3.1 NOTIFICATION

        In the event of any disclosure, loss, or destruction of Confidential Information, the receiving Party shall immediately notify the disclosing Party.

               21.3.2 SUBPOENA

        In the event that either Party is served with a subpoena for Confidential Information with respect to the Services provided under this Agreement, that Party shall immediately notify the other Party and provide the other Party an opportunity to object to the subpoena.

        21.4 INJUNCTIVE RELIEF

        Notwithstanding anything to the contrary set forth in Section 25, if either Party publishes, transmits, releases, or discloses any Confidential Information of the other Party in violation of this Section 21, or if either Party anticipates that the other Party shall violate or continue to violate any restriction set forth in this Section 21, the first Party shall have the right to have the provisions of this Section 21 specifically enforced by any court having equity jurisdiction, without being required to post bond or other security and without having to prove the inadequacy of available remedies at law, it being acknowledged and agreed that any such violation shall cause irreparable injury to such first Party and that monetary damages shall not provide an adequate remedy to it. In addition, the first Party and any individuals that were the subject of such Confidential

Information may take all such other actions and shall have such other remedies available to it or them at law or in equity and shall be entitled to such damages as it or they can show have been sustained by reason of such violation.

        21.5 RETURN OF CONFIDENTIAL INFORMATION

        Promptly upon the Termination of the Term (subject to the completion of Provider's Disentanglement obligations), and at any other time upon written request by either Party to the other Party, the other Party shall promptly return to the sole custody of the requesting Party (or any Department, as applicable), all Confidential Information of the requesting Party then in its possession or control, in whatever form, or, in the case of written request by the requesting Party, such Confidential Information specified in such request as then in the other Party's possession or control, in whatever form. In addition, unless the requesting Party otherwise consents in writing, the other Party shall also deliver to the requesting Party or, if requested by the requesting Party, shall delete or destroy, any copies, duplicates, summaries, abstracts, or other representations of any such Confidential Information or any part thereof, in whatever form, then in the possession or control of the other Party. Provider shall at all times comply in all respects with Alaska's Public Records statutes with regard to its return or destruction of any public data. Notwithstanding the foregoing: (i) Provider may retain one (1) copy of all documentation within the Network relating to the Services, including State Confidential Information, but excluding State Data, for archival purposes or warranty support; and (ii) the State may retain copies of Provider Confidential Information to the extent required by law or regulation or to the extent otherwise permitted under this Agreement.

22. LEGAL COMPLIANCE

        22.1 COMPLIANCE WITH ALL LAWS AND REGULATIONS

        Both Provider, including the Subcontractors, and the State shall at all times perform their obligations hereunder in compliance with all applicable federal, State and local laws and regulations of all applicable jurisdictions, to include any rules or orders issued by any court or regulatory agency, and in such a manner as not to cause the others to be in violation of any such applicable laws, regulations, rules or orders. Nothing in this Agreement shall be deemed to transfer to Provider any of the State's responsibilities or obligations related to the use, management, or disbursement of any funds the State receives from the federal government. No provision of this Agreement, including any Work Order, shall have any force or effect if it would cause a violation of any federal or State law, ordinance, statute, rule, regulation, or order, or would require any consent or approval to prevent any such violation.

        In the event that a subsequent federal or State law, ordinance, statute, rule, regulation, or order results in or requires a change in the terms of this Agreement, the State and Provider shall, within sixty (60) days or as required by law (which ever is shorter), make appropriate contractual amendments to regain compliance including adjustments to pricing and the SLAs. To the extent such compliance is required solely as a result of the Services provided to the State, any changes will be made in accordance with Section 4, Change Management. In the event such compliance is required for


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

services provided to multiple customers of Provider, the costs shall be allocated to such customers on a pro-rata basis to be determined in accordance with Section 4, Change Management.

        22.2 PROVIDER PERMITS AND LICENSE

        Provider shall obtain and maintain, and shall cause its Subcontractors to obtain and maintain all approvals, permissions, permits, licenses, and other forms of documentation required in order to comply with all existing foreign or domestic statutes, ordinances, and regulations, or other laws, that may be applicable to performance of Services hereunder. The State reserves the right to reasonably request and review all such applications, permits, and licenses prior to the commencement of any Services hereunder. If requested, the State shall cooperate with Provider, at Provider's cost and expense, to obtain any such approvals, permits, and licenses. With respect to the Affiliates, the provision of regulated Services under this Agreement shall only be provided by the regulated Affiliates.

        22.3 AMERICANS WITH DISABILITIES ACT

        Provider represents that it is familiar with, and that it is in compliance with, the terms of the ADA. Provider warrants that it shall defend, indemnify, and hold the State harmless from any liability or losses that may be imposed upon the State as a result of any failure of Provider to be in compliance with the ADA.

        22.4 EQUAL EMPLOYMENT OPPORTUNITY

        Provider may not discriminate against any employee or applicant for employment because of race, religion, color, national origin, or because of age, physical handicap, sex, marital status, changes in marital status, pregnancy or parenthood when the reasonable demands of the positions(s) do not require distinction on the basis of age, physical handicap, sex, marital status, changes in marital status, pregnancy, or parenthood. Provider shall take affirmative action to insure that the applicants are considered for employment and that employees are treated during employment without unlawful regard to their race, color, religion, national origin, ancestry, physical handicap, age, sex, marital status, changes in marital status, pregnancy or parenthood. This action must include, but need not be limited to, the following: employment, upgrading, demotion, transfer, recruitment or recruitment advertising, layoff or termination, rates of pay or other forms of compensation, and selection for training including apprenticeship. Provider shall post in conspicuous places, available to employees and applicants for employment, notices setting out the provisions of this Section.

        Provider shall state, in all solicitations or advertisements for employees to work on State of Alaska contract jobs, that it is an equal opportunity employer and that all qualified applicants will receive consideration for employment without regard to race, religion, color, national origin, age, physical handicap, sex, marital status, changes in marital status, pregnancy or parenthood.

        Provider shall send to each labor union or representative of workers with which Provider has a collective bargaining agreement or other contract or understanding a


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

notice advising the labor union or workers' compensation representative of Provider's commitments under this Section and post copies of the notice in conspicuous places available to all employees and applicants for employment.

        Provider shall include the provisions of this Section in every contract related to the provision of Services entered into by Provider after the Contract Signing Date, and shall require the inclusion of these provisions in every contract entered into by any of its Subcontractors, so that those provisions will be binding upon each Subcontractor. For the purpose of including those provisions in any contract or subcontract, as required by this Agreement, "contractor" and "subcontractor" may be changed to reflect appropriately the name or designation of the parties of the contract or subcontract.

        Provider shall cooperate fully with State efforts which seek to deal with the problem of unlawful discrimination, and with all other State efforts to guarantee fair employment practices under this Agreement, and promptly comply with all requests and directions from the State Commission for Human Rights or any of its officers or agents relating to prevention of discriminatory employment practices.

        Full cooperation described above includes, but is not limited to, being a witness in any proceeding involving questions of unlawful discrimination if that is requested by any official or agency of the State of Alaska; permitting employees of Provider to be witnesses or complainants in any proceeding involving questions of unlawful discrimination, if that is requested by any official or agency of the State of Alaska; participating in meetings; submitting periodic reports on the equal employment aspects of present and future employment; assisting inspection of Provider's facilities; and promptly complying with all State directives considered essential by any office or agency of the State of Alaska to insure compliance with all Federal and State laws, regulations, and policies pertaining to the prevention of discriminatory employment practices.

        22.5 NON-DISCRIMINATION

        Provider shall comply with the provisions of Title VII of the Civil Rights Act of 1964 in that it will not discriminate against any individual with respect to his or her compensation, terms, conditions, or privileges of employment nor shall Provider discriminate in any way that would deprive or intend to deprive any individual of employment opportunities or otherwise adversely affect his or her status as an employee because of such individual's race, color, religion, sex, national origin, age, handicap, medical condition, or marital status.

        22.6 PROVIDER CERTIFICATION

        Provider represents and warrants that Provider has not been convicted of bribing or attempting to bribe an officer or employee of the State, nor has Provider made an admission of guilt of such conduct that is a matter of record.


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23. REPRESENTATIONS AND WARRANTIES

        23.1 PROVIDER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS

               23.1.1 PERFORMANCE OF THE SERVICES

        Provider represents and warrants that it is capable in all respects of providing and shall provide all Services in accordance with this Agreement. Provider further represents and warrants that: (i) all Services provided under this Agreement shall be provided in a timely, professional, and workman-like manner consistent with the highest standards of quality and integrity and shall meet the performance standards required under this Agreement.

               23.1.2 CONFLICT OF INTEREST AND ETHICAL BEHAVIOR

                      23.1.2.1  NO FINANCIAL INTEREST

        Provider represents, warrants, and agrees that neither Provider or any of the Affiliates, nor any employee of either, has, shall have, or shall acquire, any contractual, financial, business, or other interest, direct or indirect, that would conflict in any manner or degree with Provider's performance of its duties and responsibilities to the State under this Agreement or otherwise create an appearance of impropriety with respect to the award or performance of this Agreement; and Provider shall promptly inform the State of any such interest that may be incompatible with the interests of the State.

                      23.1.2.2  NO ABUSE OF AUTHORITY FOR FINANCIAL GAIN

        Provider represents, warrants, and agrees that neither Provider or any of its Affiliates, nor any employee of either, has used or shall use the authority provided or to be provided under this Agreement to obtain financial gain for Provider, or any such Affiliate or employee, or a member of the immediate family of any such employee beyond the profit Provider and its employees are entitled to under this Agreement.

                      23.1.2.3  NO USE OF INFORMATION FOR FINANCIAL GAIN

        Provider represents, warrants, and agrees that neither Provider or any of its Affiliates, nor any employee of either, has used or shall use any State Confidential information acquired in the award or performance of the Agreement to obtain financial gain for Provider, or any such Affiliate or employee, or a member of the immediate family of any such employee.

                      23.1.2.4  INDEPENDENT JUDGMENT

        Provider represents, warrants and agrees that neither Provider nor any of its Affiliates, nor any employee of either, has accepted or shall accept another State contract that would impair the independent judgment of Provider in the performance of this Agreement.

                      23.1.2.5  NO INFLUENCE

        Provider represents, warrants, and agrees that neither Provider nor any of its Affiliates, nor any employee of either, has accepted or shall accept anything of value


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based on an understanding that the actions of Provider or any such Affiliate or employee on behalf of the State would be influenced; and Provider shall not attempt to influence any State employee by the direct or indirect offer of anything of value.

                      23.1.2.6  NO PAYMENT TIED TO AWARD

        Provider represents, warrants, and agrees that neither Provider nor any of its Affiliates, nor any employee of either, has paid or agreed to pay any Person, other than bona fide employees and consultants working solely for Provider or such Affiliate or its Subcontractors, any fee, commission, percentage, brokerage fee, gift, or any other consideration, contingent upon or resulting from the award or making of this Agreement.

                      23.1.2.7  INDEPENDENT PRICES

        Provider represents, warrants, and agrees that the prices proposed by Provider were arrived at independently, without consultation, communication, or agreement with any other proposer for the purpose of restricting competition; the prices quoted were not knowingly disclosed by Provider to any other proposer; and no attempt was made by Provider to induce any other Person to submit or not submit a proposal for the purpose of restricting competition. Nothing in this Agreement, however, restricts Provider from discussing with any other proposer prices for the other proposer's services, which Provider may offer to resell to the State as part of its Proposal.

                      23.1.2.8 COMPLIANCE WITH STATE ETHICS REQUIREMENTS

        Provider must comply with all applicable Federal or State laws regulating ethical conduct of public officers and employees.

               23.1.3 BEST VALUE

        Provider represents and warrants that it will use its best efforts to ensure that the State realizes the optimal combination of improved technology at the lowest reasonable cost, as provided for in this Agreement.

               23.1.4 FINANCIAL CONDITION

                      23.1.4.1  FINANCIAL CONDITION

        Provider represents and warrants that it has, and promises that it shall maintain throughout the Term, a financial condition commensurate with the requirements of this Agreement. If, during the Term, Provider experiences a change in its financial condition that may adversely affect its ability to perform under this Agreement, then it shall immediately notify the State of such change.

        Provider shall deliver to the State copies of its Forms 10-Q, Quarterly Report, and Forms 10-K, Annual Report, as filed with the Securities and Exchange Commission within ten (10) days of filing for all such reports prepared during the Term of this Agreement. The Forms 10-Q shall include the unaudited financial statements of Provider and its subsidiaries prepared in accordance with GAAP, consistently applied. The Forms 10-K provided to the State shall include the audited consolidated financial statements of


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

Provider and its subsidiaries prepared in accordance with GAAP, consistently applied, and including the report of its independent auditors. The delivery of such quarterly and annual reports to the State shall not be interpreted as relieving Provider of its obligation to separately immediately notify the State of any change in its financial condition that may adversely affect its ability to perform under this Agreement as soon as practical after Provider becomes aware of such change.

                      23.1.4.2  ACCURACY OF INFORMATION

        Provider represents and warrants that all financial statements, reports, and other information furnished by Provider to the State as part of its Proposal or otherwise in connection with the award of this Agreement fairly and accurately represent the business, properties, financial condition, and results of operations of Provider as of the respective dates, or for the respective periods, covered by such financial statements, reports, or other information. Since the respective dates or periods covered by such financial statements, reports, or other information, there has been no material adverse change in the business, properties, financial condition, or results of operations of Provider.

               23.1.5 LITIGATION

        Provider represents that there is no pending or anticipated civil or criminal litigation in any judicial forum that involves Provider or any of its Affiliates or Subcontractors that may adversely affect Provider's ability to perform its obligations under this Agreement. Provider shall notify the State, within fifteen (15) days of Provider's knowledge of its occurrence, of any such pending or anticipated civil or criminal litigation. Provider shall notify the State within forty-eight (48) hours in the event process is served on Provider in connection with this Agreement, including any subpoena of Provider's records, and shall send a written notice of the service together with a copy of the same to the State within seventy-two (72) hours of such service.

               23.1.6 PROPRIETARY RIGHTS INFRINGEMENT

        Provider promises that at no time during the Term shall the use of any services, techniques, or products provided or used by Provider infringe upon any third party's patent, trademark, copyright, or other intellectual-property right, nor make use of any misappropriated trade secrets.

               23.1.7 LEGAL AND CORPORATE AUTHORITY

        Provider represents and warrants that: (i) it is a Delaware corporation, and is qualified and registered to transact business in all locations where the performance of its obligations hereunder would require such qualification; (ii) it has all necessary rights, powers, and authority to enter into and perform this Agreement, and the execution, delivery, and performance of this Agreement by Provider have been duly authorized by all necessary corporate action; and
(iii) the execution and performance of this Agreement by Provider shall not violate any law, statute, or regulation and shall not breach any agreement, covenant, court order, judgment, or decree to which Provider is a party or by which it is bound, and (iv) it will cause the Affiliates to obtain, and maintain in effect during the Term of this Agreement, all government licenses and any permits necessary


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

for such Affiliate to provide the Services contemplated by this Agreement; and
(v) it will cause the Affiliates to own or lease, free and clear of all liens and encumbrances, other than lessors' interests, or security interests of lenders, all right, title, and interest in and to the tangible property and technology and the like that such Affiliate intends to use or uses to provide such Services and in and to the related patent, copyright, trademark, and other proprietary rights, or has received appropriate licenses, leases, or other rights from third-parties to permit such use.

               23.1.8 INFORMATION FURNISHED TO THE STATE

        Provider represents and warrants that all written information furnished to the State prior to the Contract Signing Date by or on behalf of Provider in connection with this Agreement, including its Proposal, is true, accurate, and complete, and contains no untrue statement of a material fact or omits any material fact necessary to make such information not misleading.

               23.1.9 PRIOR CONTRACTS

        Provider represents and warrants that neither it, nor any of the Subcontractors, is in material default or breach of any other contract or agreement related to telecommunication system facilities, equipment, or services that it or they may have with the State or any of its departments (including the Departments), commissions, boards, or agencies. Provider further represents and warrants that neither it, nor any of the Subcontractors, has been a party to any contract for telecommunication system facilities, equipment, or services with the State or any of its departments (including the Departments) that was finally terminated by the State or such department within the previous five (5) years for the reason that Provider or such Person failed to perform or otherwise breached an obligation of such contract. Provider promises that it shall notify the State, within five (5) days of its occurrence, if it, or any of the Subcontractors, is a party to any contract for information system or telecommunication system facilities, equipment, or services with any federal, State, or local governmental body, or any agency thereof, which contract is finally terminated by such body for the reason that Provider or such Person failed to perform or otherwise breached an obligation of such contract. If the termination of any such contract is being contested as of the Contract Signing Date in an arbitration or judicial proceeding, the termination shall not be final until the conclusion of such arbitration or judicial proceeding.

        23.2 STATE'S REPRESENTATIONS, WARRANTIES, AND COVENANTS

               23.2.1 LEGAL AUTHORITY

        The State represents and warrants that it has all necessary rights, powers, and authority to enter into and perform this Agreement; that the execution, delivery, and performance of this Agreement by the State have been duly authorized by all necessary action of the Governor and/or the Alaska State Legislature.

               23.2.2 EXISTING AGREEMENTS

        The State represents and warrants that it has all rights, licenses, and maintenance agreements necessary to make all hardware, software, networks, and other


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telecommunications-related assets made available or conveyed by the State to
Provider under this Agreement technically and legally functional for the Term of this Agreement.

        23.3 WARRANTY DISCLAIMER

        EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO EXPRESS WARRANTIES BY EITHER PARTY. THERE ARE NO IMPLIED WARRANTIES OR CONDITIONS, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE.

        23.4 WAIVER

        Effective upon delivery of the Transformation Plan to the State, having had reasonable access to pertinent State information and State personnel, and a reasonable time within which to perform due diligence investigation, and having taken into account the possibility that the information it has received might possibly be incorrect or incomplete, Provider hereby waives and releases any and all claims that it now has or hereafter may have against the State based upon the inaccuracy or incompleteness of the information it has received from, or with regard to, the State. Further, Provider consents and agrees that it shall not seek any judicial rescission, cancellation, termination, reformation, or modification of this Agreement or any provision hereof, nor any adjustment in the fees to be paid for the Services, based upon any such inaccuracy or incompleteness of information except where such information was intentionally withheld or intentionally misrepresented.

24. INDEMNIFICATION

        24.1 BY PROVIDER

               24.1.1 TECHNOLOGY

        Provider shall indemnify, defend, and hold the State harmless from and against any and all Losses arising out of, any Infringement Claim brought by any third-party against Provider and/or the State based upon technology used by Provider in providing the Services. Also, notwithstanding the foregoing, Provider shall defend, indemnify, and hold harmless the State from and against all Losses that could have been avoided by moving to a new release or version of the infringing software and Provider was offered the new release or version and did not move to same, except where Provider was requested not to move to same by the State. In the event that the State's right to use any such technology is enjoined, Provider may, in its reasonable discretion and at Provider's sole expense, either procure a license to enable the State to continue to use such technology or develop or obtain a non-infringing substitute acceptable to the State. Provider shall have no obligation with respect to any Loss to the extent that it is based solely upon: (i) modification of a program or machine by the State, any third-party contractor of the State, or any agent of the State that was not approved by Provider; (ii) the State's combination, operation, or use with apparatus, data, or programs neither furnished nor approved by Provider;
(iii) the use by the State of any software provided by any third-party other than in accordance with relevant software licenses; or (iv) the use of


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software owned by or licensed to the State by a party other than Provider and supplied by the State to Provider. Provider shall have no obligation with respect to any Infringement Claim or Loss to the extent that it is based upon any Assigned Contract, as it exists as of the effective date of the assignment of such Assigned Contract to Provider.

               24.1.2 INJURY OR PROPERTY DAMAGE

        Without limiting Provider's obligations with respect to insurance as provided in Section 18 hereof, Provider shall indemnify, defend, and hold the State harmless from and against any and all Losses related to any third-party claim alleging bodily injury or death, damage to tangible personal or real property, or any other damage, notwithstanding the form in which any such action is brought (e.g., contract, tort, or otherwise), to the extent such injuries or damages arise directly or indirectly from acts, errors, or omissions Provider or its personnel, agents, or Subcontractors.

               24.1.3 THIRD-PARTY CONTRACTS

        Provider shall indemnify, defend, and hold the State harmless from and against any and all Losses based upon or related to third-party services utilized by Provider in providing Services or based upon an alleged breach by Provider of any agreement with any third party, except for third-party services retained at the direct request of the State.

               24.1.4 MISREPRESENTATION

        Provider shall indemnify, defend, and hold the State harmless from and against any and all Losses related to any third-party claim based upon or resulting from any willful misrepresentation by Provider in this Agreement.

               24.1.5 TRANSITIONED EMPLOYEES

        Provider shall indemnify, defend, and hold the State harmless from and against any and all Losses related to or arising from any claim by a Transitioned Employee that is based upon or resulting from any act by Provider or its Subcontractors on or after the date such Transitioned Employee became an employee of Provider, or any allegation that such Transitioned Employee was wrongfully terminated by Provider or was denied any severance or termination payment upon leaving the employ of Provider. Provider shall indemnify, defend, and hold harmless the State from and against any and all Losses sustained or incurred by the State, by any of Provider's employees (excluding Transitioned Employees) based upon or resulting from any act by Provider.

               24.1.6 HAZARDOUS MATERIAL

        Provider shall indemnify, defend, and hold the State harmless from and against any and all third-party Losses related to or arising from: (i) Provider's failure to comply in all material respects with any applicable Environmental Laws; or (ii) the presence of any Hazardous Material upon, above, or beneath Provider's Restricted Facilities or locations, except to the extent the Hazardous Material was present or was released into the environment due to the act of the State or any of its employees, agents, representatives or third-party providers.


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

        24.2 BY THE STATE

               24.2.1 TECHNOLOGY

        The State shall indemnify, defend, and hold Provider and its Subcontractors harmless from and against any and all Losses arising out of any claim brought by any third party against any of them for actual or alleged infringement of any patent, trademark, copyright, or similar proprietary right, including misappropriation of trade secrets, based upon software that is proprietary to the State and provided to Provider by the State at any time while Provider is providing Services to the State. In the event that Provider's or Subcontractor's right to use such software is enjoined, the State may, in its reasonable discretion and at the State's sole expense, either procure a license to enable Provider to continue use of such software or develop or obtain a non-infringing replacement. The State shall have no obligation with respect to any Loss to the extent it is based solely upon: (i) modification of the software by Provider or any of its Affiliates or Subcontractors; or (ii) Provider's combination, operation, or use of such software with Provider-approved apparatus, data, or programs.

               24.2.2 THIRD-PARTY CONTRACTS

        The State shall indemnify, defend, and hold Provider harmless from and against any and all Losses based upon, or related to, third-party claims based upon an alleged breach by the State of any agreement with any third-party, including an alleged breach by the State prior to the effective date of the assignment of any Assigned Contract.

               24.2.3 MISREPRESENTATION

        The State shall indemnify, defend, and hold Provider harmless with respect to any and all Losses related to any third-party claim based upon or resulting from any misrepresentation by the State in this Agreement.

               24.2.4 TRANSITIONED EMPLOYEES

        The State shall indemnify, defend, and hold Provider harmless from and against any and all Losses related to a claim by any Transitioned Employee based upon or resulting from any act by the State prior to the date such Transitioned Employee became an employee of Provider, or in connection with such Transitioned Employee's leaving the employ of the State. The State shall indemnify, defend, and hold Provider harmless from and against any and all Losses related to a claim by any State Employee, based upon or resulting from any act by the State.

               24.2.5 HAZARDOUS MATERIALS

        The State shall indemnify, defend, and hold Provider harmless from and against any and all third-party Losses resulting from: (i) the State's failure or alleged failure to comply in any respects with any applicable Environmental Laws; or (ii) the presence of any Hazardous Material upon, above, or beneath State Facilities or Locations, except to the extent the Hazardous Material was present or was released into the environment due to the act of Provider or any of its employees, agents, Affiliates or Subcontractors, including Transitioned Employees.


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

        24.3 WAIVER OF SUBROGATION

        Each Party hereby waives its respective rights to subrogation against the other with respect to any claims or defenses as to which any indemnification relates.

        24.4 GENERAL PROCEDURES

        Provider's indemnity obligations under this Agreement also extend to third-party claims and associated Losses caused by the concurrent passive or vicarious negligence of the State. Notwithstanding these indemnity provisions, however, Provider shall have no obligation to defend or indemnify the State to the extent third party claims and associated Losses are caused by the active negligence, sole negligence, or willful misconduct of the State. If any legal action governed by this Section is commenced against the State or Provider, such Party shall give written notice thereof to the indemnifying Party promptly after such legal action is commenced; provided, however, that failure to give prompt notice shall not reduce the indemnifying Party's obligations under this Section, except to the extent the indemnifying Party is prejudiced thereby.

        After such notice, if the indemnifying Party shall acknowledge in writing to the other Party that the right of indemnification under this Agreement applies with respect to such claim, then the indemnifying Party shall be entitled, if it so elects in a written notice delivered to the other Party not fewer than ten (10) days prior to the date on which a response to such claim is due, to take control of the defense and investigation of such claim and to employ and engage attorneys of its choice, that are reasonably satisfactory to the other Party, to handle and defend same, at the indemnifying Party's expense. The other Party shall cooperate in all reasonable respects with the indemnifying Party and its attorneys in the investigation, trial, and defense of such claim and any appeal arising therefrom; provided, however, that the other Party may participate, at its own expense, through its attorneys or otherwise, in such investigation, trial, and defense of such claim and any appeal arising therefrom.

        No settlement of a claim that involves a remedy other than the payment of money by the indemnifying Party shall be entered into by the indemnifying Party without the prior written consent of the other Party, which consent may be withheld in the other Party's sole discretion. If the indemnifying Party does not assume the defense of a claim subject to such defense as provided in this Section, the indemnifying Party may participate in such defense, at its expense, and the other Party shall have the right to defend the claim in such manner as it may deem appropriate, at the expense of the indemnifying Party.

25. DISPUTE RESOLUTION

        25.1 RESOLUTION PROCESS

        In the event of any Dispute, the Parties shall use their best efforts to settle such Dispute. To this effect they shall consult and negotiate with each other, in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both Parties. If a Dispute arises it shall be resolved pursuant to the following procedures prior to the Parties exercising any other remedy provided for hereunder:

        (a) A Dispute shall first be referred to the Parties' respective designated representatives responsible for the subject matter of the Dispute.

        (b) If the Dispute cannot be resolved within fifteen (15) days of its referral to the designated representatives it may be referred by either Party to the State's Project Director and Provider's Account Manager. The Project Director and the Account Manager shall endeavor to resolve the Dispute. If the Dispute is resolved, the Project Director and Account Manager shall execute a problem resolution report and each Party shall commence the resolution of the Dispute in accordance therewith.

        (c) In the event that the Project Director and the Account Manager fail to resolve the Dispute within ten (10) days after the referral of the Dispute to them, the Dispute may be referred by either Party to the Management Committee.

        (d) The Management Committee's determination with respect to any Dispute shall be final and binding on the Parties. If the Dispute is resolved, the Management Committee shall execute a problem resolution report and each Party shall commence the resolution of the Dispute in accordance therewith.

        (e) In the event that the Management Committee fails to resolve the Dispute within the time frame established by the Management Committee for resolution of such Dispute, the Dispute shall be treated as a controversy pursuant to AS 36.30.620(f) and the Parties shall immediately refer the Dispute to the Commissioner of Administration for resolution in accordance with AS 36.30.630, et seq. The Management Committee may request that the Commissioner of Administration appoint an independent third-party to act as the hearing officer.

        25.2 NO TERMINATION OR SUSPENSION OF SERVICES

        Notwithstanding anything to the contrary contained herein, and even if any Dispute arises between the Parties and regardless of whether or not it requires at any time the use of the dispute resolution procedures described above, in no event nor for any reason shall Provider interrupt the provision of Services to the State or any obligations related to Disentanglement, disable any hardware or software used to provide Services, or perform any other action that prevents, impedes, or reduces in any way the provision of Services or the State's ability to conduct its activities, unless: (i) authority to do so is granted by the State or conferred by a court of competent jurisdiction; or (ii) in accordance with the terms of Sections 14 and 16 of this Agreement.

26. PUBLICITY

        Unless specifically authorized in writing or electronically by the Project Director on a case-by-case basis, which shall not be unreasonably withheld, Provider shall have no right to use, and shall not use, the name of the State, the Departments, officials, or employees, or the seal of the State:
(i) in any advertising, publicity, promotion; or (ii) to


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express or to imply any endorsement of Provider's products or services; or (iii)
in any other manner (whether or not similar to uses prohibited by subparagraphs
(i) and (ii) above), except only to deliver the Services in accordance with this Agreement.

27. USE OF AFFILIATES AND SUBCONTRACTORS

        27.1 APPROVAL; KEY SUBCONTRACTORS AND HARDWARE/SOFTWARE PROVIDERS

        Provider shall not perform the Services through the use of Provider-selected Subcontractors, including providers of hardware and software, without the advance written consent of the Project Director as to the selection of the subcontractor, which consent may not be unreasonably withheld, and the execution by such Subcontractor of a confidentiality agreement in accordance with Section 21 hereof; provided, however, that Provider may subcontract, without the Project Director's advance written consent, for goods and services that are incidental to the performance of the Services and do not involve the anticipated expenditure under this Agreement of more than two hundred fifty thousand dollars ($250,000.00) within any ninety (90) day period. The Project Director will respond within three (3) business days of request from Provider for approval under this Section. In the event the Project Director does not respond within three (3) business days, Provider may interpret lack of a response as consent. The Project Director hereby consents to the Subcontractors identified in Schedule G; provided, that each such Subcontractor shall execute a confidentiality agreement in accordance with Section 21 hereof. Additionally, each Subcontractor shall be properly licensed in the State to perform the Services for which such Subcontractor is responsible, where applicable. In no event shall Provider be entitled to perform the Services through the use of any subcontractor who has been debarred from performing services for the United States government.

               27.1.1 SUBCONTRACT WITH ACS INTERNET

        The State recognizes that ACS will enter into a subcontract agreement with ACS Internet, as described in Schedule G, designating ACS Internet to assume Provider's obligations under this Agreement in connection with the provision of Services to the State; provided, however, that in no event shall Provider be relieved of its obligations under this Agreement including, without limitation, the obligations set forth in Sections 18 and 24.

        27.2 SUBCONTRACTOR AND MAJOR HARDWARE/SOFTWARE PROVIDER AGREEMENTS

        Provider will provide to the State copies of all agreements between Provider, its Subcontractors, and major hardware and software vendors related to the performance of this Agreement that are in excess of the two hundred fifty thousand dollars ($250,000.00) threshold described in Section 27.1 within thirty
(30) days after such contracts are executed, or in the case of existing agreements, not later than the Effective Date. Subcontracts for the provision of Services will contain materially the same terms and conditions as this Agreement. Provider represents and warrants that the agreements provided to the State will be true and complete copies thereof, excluding only relevant pricing information between Provider and its Subcontractors.

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

        27.3 LIABILITY AND REPLACEMENT

        In no event shall Provider be relieved of its obligations under this Agreement as a result of its use of any Subcontractors. Provider shall supervise the activities and performance of each Subcontractor and shall be jointly and severally liable with each such Subcontractor for any act or failure to act by such Subcontractor. If the State determines that the performance or conduct of any Subcontractor is unsatisfactory, the State may notify Provider of its determination in writing, indicating the reasons therefor, in which event Provider shall promptly take all necessary actions to remedy the performance or conduct of such Subcontractor or to replace such Subcontractor by another third-party or by Provider personnel.

        27.4 DIRECT AGREEMENTS

        Upon Termination of the Term for any reason, the State shall have the right to enter into direct agreements with any Subcontractors. Provider represents, warrants, and agrees that its arrangements with such Subcontractors shall not prohibit or restrict such Subcontractors from entering into direct agreements with the State upon the Termination of the Term.

28. MISCELLANEOUS

        28.1 ENTIRE AGREEMENT

        This Agreement, including the schedules, and appendices referenced herein, constitutes the entire understanding and agreement between the Parties with respect to the transactions contemplated herein and supersedes all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which are merged herein. No usage of trade, or other regular practice or method of dealing between the Parties or others, may be used to modify, interpret, supplement, or alter in any manner the express terms of this Agreement.

        28.2 CONFLICTS, ERRORS, OMISSIONS AND DISCREPANCIES

               28.2.1 ORDER OF PRECEDENCE

        In the event of conflict in substance or impact between the terms and conditions contained in Sections 1 through 28 of this Agreement and any terms and conditions contained in any schedule, attachment, appendix or exhibit hereto, the terms and conditions contained in such Sections shall control. This Agreement takes precedence over the State RFP and proposal submitted by Provider on December 15, 2000, as amended and supplemented by the BAFO submitted by Provider on April 30, 2001.

               28.2.2 ERROR, OMISSIONS AND DISCREPANCIES

        In the event that this Agreement contains inadvertent errors, omissions, or discrepancies, this Agreement shall be read as if those errors, omissions, or discrepancies do not exist. Errors, omissions or discrepancies are inadvertent if they are obvious, technical, or clerical in nature and failure to correct these errors, omissions or discrepancies would be contrary to the intent of the Parties. In the event of a dispute regarding the meaning or interpretation of this Agreement, the State RFP and the proposal submitted on December 15, 2000 by Provider, as amended and supplemented by the BAFO submitted by Provider on April 30, 2001, will be used to provide guidance in determining a resolution.

        28.3 CAPTIONS AND SECTION NUMBERS

        Captions, tables of contents, indices of definitions, and section, schedule, and exhibit numbers are used herein for convenience of reference only and may not be used in the construction or interpretation of this Agreement. Any reference herein to a particular Section number (e.g., "Section 2"), shall be deemed a reference to all Sections of this Agreement that bear sub-numbers to the number of the referenced Section (e.g., Sections 2.1, 2.1.1, etc.). Any reference herein to a particular schedule or exhibit shall be deemed a reference to the schedule hereto that bears the same number. As used herein, the word "including" shall mean "including, but not limited to", and the word "will" means "shall."

        28.4 ASSIGNMENT

        Except for subcontracting permitted under this Agreement, neither this Agreement, nor any interest therein, nor any of the rights and obligations of Provider hereunder, may be directly or indirectly assigned, sold, delegated, or otherwise disposed of by Provider, in whole or in part, without the prior written consent of the State, which may be withheld in its sole discretion.

        28.5 NOTICES TO A PARTY

        Except as expressly otherwise stated herein, all notices, requests, consents, approvals, or other communications provided for, or given under, this Agreement, shall be in writing and shall be deemed to have been duly given to a Party if delivered personally, or transmitted by facsimile or electronic mail to such Party at its telecopier number or e-mail address set forth below (with the original sent by recognized overnight courier or first-class mail to the Party at its address set forth below), or sent by first class mail or overnight courier to such Party at its address set forth below, or at such other telecopier number or address, as the case may be, as shall have been communicated in writing by such Party to the other Party in accordance with this Section. All notices shall be deemed given when received in the case of personal delivery or delivery by mail or overnight courier, or when sent in the case of transmission by facsimile or electronic mail with a confirmation, if confirmed by copy sent by overnight courier within one (1) day of sending the facsimile.

        Notices to the State shall be addressed as follows:

                             Project Director
                             State of Alaska
                             333 Willoughby Avenue
                             P.O. Box 110206
                             Juneau, Alaska 99811-0206
                             Telecopier No.: (907) 465-3450

        Notices to Provider shall be addressed as follows:

                             President
                             Alaska Communications Systems Group, Inc.
                             510 L Street, Suite 500
                             Anchorage, Alaska 99501
                             Telecopier No.: (907) 297-3052

                             with a copy to the attention of Provider's general
                     counsel at:

                             Alaska Communications Systems Group, Inc.
                             Attention: General Counsel
                             510 L Street, Suite 500
                             Anchorage, Alaska 99501
                             Telecopier No.: (907) 297-3153

        28.6 CONTRACT AMENDMENTS AND WAIVERS

        Except as expressly provided herein, this Agreement may not be modified, amended, or in any way altered except by a written document duly executed by both of the Parties hereto. The Project Director is the only State employee authorized to modify or amend this Agreement. No waiver of any provision of this Agreement, nor of any rights or obligations of any Party hereunder, shall be effective unless in writing and signed by the Party waiving compliance, and such waiver shall be effective only in the specific instance, and for the specific purpose, stated in such writing. No waiver of breach of, or default under, any provision of this Agreement shall be deemed a waiver of any other provision, or of any subsequent breach or default of the same provision, of this Agreement.

        28.7 LEGAL STATUS OF THE PARTIES

        Except as specifically provided herein, this Agreement shall not be construed to deem either Party as a representative, agent, employee, partner, or joint venturer of the other. Provider shall be an independent provider for the performance under this Agreement. Provider shall not have the authority to enter into any agreement, nor to assume any liability, on behalf of the State or any Department, nor to bind or commit the State or any Department in any manner, except as provided hereunder. Provider's employees and the Transitioned Employees who provide Services or who are located on the State's premises shall remain employees of Provider, and Provider shall have sole responsibility for such employees including responsibility for payment of compensation to such personnel and for injury to them in the course of their employment. Provider shall be responsible for all aspects of labor relations with such employees, including their hiring, supervision, evaluation, discipline, firing, wages, benefits, overtime and job and shift assignments, and all other terms and conditions of their employment, and the State shall have no responsibility therefor. Both Parties shall defend, indemnify, and hold harmless each other from and against any and all Losses based upon or related to a claim that either Party's employees are employees of the other Party.

        28.8 SEVERABILITY

        If any provision of this Agreement is determined to be invalid or unenforceable, that provision shall be deemed stricken and the remainder of this Agreement shall continue in full force and effect insofar as it remains a workable instrument to accomplish the intent and purposes of the Parties; the Parties shall replace the severed provision with the provision that will come closest to reflecting the intention of the Parties underlying the severed provision but that will be valid, legal, and enforceable.

        28.9 COUNTERPARTS

        This Agreement may be executed in duplicate counterparts. Each such counterpart, if executed by both Parties, shall be an original and both together shall constitute but one and the same document. This Agreement shall not be deemed executed unless and until at least one counterpart bears the signatures of both Parties' designated signatories.

        28.10 LAWS AND REGULATIONS

        This Agreement shall be interpreted under, and governed by, the laws and court decisions of the State of Alaska and the United States of America.

        28.11 SOVEREIGN IMMUNITY

        Notwithstanding any provisions to the contrary contained in this Agreement, it is agreed and understood that the State shall not be construed to have waived any rights or defenses of governmental immunity that it may have with respect to all matters arising out of this Agreement.

        28.12 PROVIDER'S WAIVER OF GOVERNMENTAL IMMUNITY

        Provider shall not be entitled to raise governmental or sovereign immunity as a defense to any claim or in response to any action related to Provider's obligations under this Agreement brought against it by any party.

        28.13 NO THIRD-PARTY BENEFICIARIES

        This Agreement is an agreement between the Parties, and, except as provided in this Section, this Agreement confers no rights upon any of the Parties' employees, agents, subcontractors, or upon any other Person.

        28.14 EXPENSES

        Each Party shall pay all expenses paid or incurred by it in connection with the planning, negotiation, and consummation of this Agreement.

        28.15 VENUE AND JURISDICTION

        All actions or proceedings arising out of, or related to, this Agreement shall be brought only in an appropriate state court in Juneau, Alaska, and the Parties hereby consent to the jurisdiction of such courts over themselves and the subject matter of such actions or proceedings. Provider hereby appoints Provider's General Counsel and his or


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

her successors in office to be its agent upon whom any process, in any action or proceeding against it arising out of this Agreement, may be served.

        28.16 NEITHER PARTY CONSIDERED DRAFTER

        Despite the possibility that one Party may have prepared the initial draft of this Agreement or played the greater role in the physical preparation of subsequent drafts, the Parties agree that neither of them shall be deemed the drafter of this Agreement and that, in construing this Agreement in case of any claim that any provision hereof may be ambiguous, no such provision shall be construed in favor of one Party on the ground that such provision was drafted by the other.

        28.17 NO ADDITIONAL WORK

        Except as permitted in Section 10, no claim for additional services, not specifically provided in this Agreement, performed or furnished by Provider, will be allowed, nor may Provider do any work or furnish any material not covered by this Agreement unless the work or material is ordered in writing by the Project Director.

The Parties have executed this Agreement as of the Contract Signing Date.


ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.   STATE OF ALASKA



By:     /s/ Wesley E. Carson              By:    /s/ Jim Duncan
   ---------------------------------         -----------------------------------


Title:   President                        Title: Commissioner of Administration
      ------------------------------            --------------------------------


Date:  December 10, 2001                 Date:   December 10, 2001
     -------------------------------           ---------------------------------






Approved as to form:

Bruce M. Botelho
Attorney General


By:  /s/ Marjorie L. Vandor
   ------------------------------



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

APPENDICES

APPENDIX A -- ACRONYMS

The acronyms contained in this Appendix A include the acronyms used throughout the Agreement as well as industry and State-specific acronyms that may be used by the Parties in connection with the performance of their respective obligations under the Agreement.

24x7x365                  Continuous Year Long Coverage
3DES                      Triple Data Encryption Standard
ACD                       Automatic Call Distribution
AEPP                      Alaska Electrical Pension Plan
AEMS                      Alaska Emergency Management System
AHD                       Advanced Help Desk
AIRRES                    Alaska Information Radio Reading and Educational Services
ALI                       Automatic Location Identification
AMO                       Asset Management Option
ANI                       Automatic Number Identification
ANSI                      American National Standards Institute
APSIN                     Alaska Public Safety Information Network
ARCS                      Alaska Rural Communications System
AS                        Alaska Statute
ATM                       Asynchronous Transport Mode
AVVID                     Advanced Voice, Video, and Integrated Data
BAFO                      Best and Final Offer
BER                       Bit Error Rate
BOD                       Bandwidth on Demand
CAT5                      Category 5
CDR                       Call Detail Record
Ch Bk                     Channel Bank
CJIS                      Criminal Justice Information System
CLID                      Calling Line Identification
CLR                       Circuit Layout Records

CNID                      Calling Party Name Identification
CO                        Central Office
CRC                       Cyclic Redundancy Check
CSM                       Cisco Service Manager
CSR                       Customer Service Representatives
CSU/DSU                   Channel Service Unit/Data Service Unit
CTI                       Computer Telephone Integration
DACS                      Digital Access Crossconnect System
DES                       Division of Emergency Services
DHCP                      Dynamic Host Control Protocol
DID                       Direct Inward Dialing
DMVA                      Department of Military and Veteran Affairs
DNS                       Data Network Services
DOA                       Department of Administration
DOD                       Direct Outward Dial
DOT/PF                    Department of Transportation/Public Facilities
DPS                       Department of Public Safety
DS1                       Digital Service Level 1
DS3                       Digital Service Level 3
DSL                       Digital Subscriber Line
DSO                       Digital Service, Level Zero
EAS                       Emergency Alert System
EBITDA                    Earnings before Income Taxes, Depreciation and Amortization
ECD                       Estimated Completion Date
EIA                       Electronic Industries Association
EIRP                      Effective Isotrophic Radiated Power
ESD                       Estimated Start Date
ESN                       Electronic Serial Number
FBI                       Federal Bureau of Investigations
FCC                       Federal Communications Commission
FEMA                      Federal Emergency Management Agency
GAAP                      Generally Accepted Accounting Principles

HVAC                      Heating, Ventilation, and Air Conditioning
IBEW                      International Brotherhood of Electrical Workers
IEEE                      Institute of Electrical and Electronic Engineers
IP                        Internet Protocol
IPE                       Intelligent Peripheral Equipment
Ipsec                     Internet Protocol Security
IRD                       Integrated Receiver Descrambler
ISDN                      International Services Digital Network
ISO                       International Standards Organization
ISP                       Internet Service Provider
IT                        Information Technology
ITG                       Information Technology Group
ITU-T                     International Telecommunication Union-Telecommunication
IV&V                      Independent Verification and Validation
IVR                       Interactive Voice Response
IXC                       Interchange Carrier
JTAPI                     JAVA Telephone Application Programming Interface
LDESP                     Limited Deployment Earth Station Project
LAN                       Local Area Network
LD                        Long Distance
LDAP                      Lightweight Directory Access Protocol
LEC                       Local Exchange Carrier
LEPC                      Local Emergency Planning Committee
LIO                       Legislative Information Office
LMR                       Land Mobile Radio
LNB                       Live Number Block or Low Noise Block
MAC                       Installs, Moves, Adds, Changes, and Disconnects
MAN                       Municipal Area Network
MCU                       Multipoint Control Units
MICB                      Meridian Integrated Conference Bridge
MPEG2                     Moving Picture Experts Group 2
MPLS                      Mutiprotocol Label Switching

MRO                       Maintenance Repair and Operating
MTBF                      Mean Time Between Failure
MTTR                      Mean Time To Repair
NEBS                      National Earthquake Bracing Systems
NIIMS                     National Interagency Incident Management System
NOC                       Network Operations Center
NXX                       Network Numbering Exchange
OAM                       Operations and Maintenance
OCX                       Optical Carrier
OPX                       Off-Premise Extension
PBX                       Private Branch Exchange
POP                       Point of Presence
POTS                      Plain Old Telephone Service
PSAP                      Public Safety Answering Point
PSTN                      Public Switched Telephone Network
QoS                       Quality of Service
RAS                       Remote Access Server
RFP                       Request for Proposal
RPE                       Remote Peripheral Equipment
SATS                      State of Alaska Telecommunications System
SECC                      State Emergency Coordination Center
SG                        Super Group
SIP                       Satellite Interconnect Project
SIPMG                     Satellite Interconnect Project Management Group
SLA                       Service Level Agreement
SMTP                      Simple Mail Transport Protocol
SNA                       Systems Network Architecture
SNMP                      Simple Network Management Protocol
SOA                       State of Alaska (as defined under "State" in Appendix B)
SoL                       Safety of Life
SONET                     Synchronous Optical Network Technology
SQL                       Structured Query Language

SS7                       Signaling System 7
TCP                       Transmission Control Protocol
TCP/IP                    Transmission Control Protocol/Internet Protocol
TDM                       Time Division Multiplexing
TIA                       Telecommunications Industry Association
TIC                       Telecommunications Information Council
UA                        University of Alaska
UAA                       University of Alaska Anchorage
UAF                       University of Alaska Fairbanks
UAS                       University of Alaska Southeast
UPS                       Uninterruptible Power Supply
VAC                       Volts Alternating Current
VBR                       Variable Bit Rate
VDC                       Volts Direct Current
VF                        Voice Frequency
VLAN                      Virtual Local Area Networks
VOIP                      Voice over Internet Protocol
VoPN                      Voice over Packet Network
VSAT                      Very Small Aperture Terminal
WAN                       Wide Area Network


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

APPENDIX B -- DEFINITIONS

        The following capitalized words, phrases or terms have the meanings set forth below. All technical words, phrases, or terms not otherwise defined in this Appendix or in the Agreement shall have the meaning set forth in the latest edition of Newton's Telecom Dictionary. All non-technical words, phrases or terms not otherwise defined in this Appendix shall have their common and ordinary meaning.

        ACCOUNT MANAGER -- The individual assigned by Provider to act as the primary contact between the State and Provider, with overall responsibility for conducting the ordinary business of Provider under this Agreement.

        ACS -- Alaska Communications Systems Group, Inc., a Delaware corporation.

        ACS DISASTER RECOVERY PLAN -- A company-wide disaster recovery plan developed and implemented by ACS and its subsidiaries, which plan shall be consistent with the Transformed Services Disaster Plan.

        ACS INTERNET -- ACS Internet, Inc.

        ADA -- Americans with Disabilities Act of 1990, as amended, and all regulations promulgated in connection therewith.

        AFFILIATE(s) -- Collectively ACS Long Distance, Inc., ACS Wireless, Inc., ACS Internet, Inc., ACS of Anchorage, Inc., ACS of Fairbanks, Inc., ACS of Alaska, Inc. and ACS of the Northland, Inc.

        AGREEMENT -- This Comprehensive Telecommunications Service Agreement between the State and ACS, as amended from time to time, including all attachments, exhibits, appendices and schedules.

        ASSIGNED CONTRACTS -- The written agreements, including, without limitation, maintenance agreements, service contracts, software license agreements, and subcontractor agreements under which the State receives third-party telecommunications-related services, which the State will assign to Provider pursuant to this Agreement.

        ASSIGNED LEASES -- The leases, including, without limitation, equipment, personal property and real property leases with third parties related to the provision of telecommunications services, which, subject to required consents, the State will assign to Provider pursuant to this Agreement.

        BENCHMARKING -- The method, to be mutually derived and agreed upon by the Parties, of identifying best practices in an industry or discipline against which the capabilities of various devices and/or systems are measured in terms of price and quality of service.

        CHANGE MANAGEMENT -- The processes for accomplishing technological change as described in Section 4 of the Agreement.

        CLASS OF SERVICE (COS) -- An identified grouping of services and features.

        CONFIDENTIAL INFORMATION -- "Confidential Information" shall mean the Information that is obtained by the State or Provider, or any of their respective employees, Affiliates, agents, representatives or Subcontractors, in connection with the performance of this Agreement, or in connection with the proposal and/or BAFO under AS 36.30.230(a), whether in tangible or intangible form, and whether in written form or readable by machine, that has either been designated "Confidential" or is apparent on its face that it should be treated as confidential, including, without limitation:

               (a) all financial information, personnel information, reports, documents, correspondence, plans, and specifications relating to either Party and, in the case of Provider, the Subcontractors, including the Affiliates;

               (b) all technical information, materials, data, reports, programs, documentation, diagrams, ideas, concepts, techniques, processes, inventions, knowledge, know-how, and trade secrets, developed or acquired by either Party and in the case of Provider, the Subcontractors, including the Affiliates;

               (c) any information that either Party and, in the case of Provider, the Subcontractors, including the Affiliates, identifies as confidential by a stamp or other similar notice; and

               (d) all other records, data, or information collected, received, stored, or transmitted in any manner connected with the provision of Services hereunder.

        Confidential Information shall not include Information that either Party can demonstrate as: (i) in the public domain at the time of disclosure; (ii) published or otherwise made a part of the public domain through no fault of either Party; (iii) in the possession of the receiving Party at the time of disclosure to it, if the receiving Party was not then under an obligation of confidentiality with respect thereto; (iv) received after disclosure by either Party from a third-party who had a lawful right to disclose such information to the receiving Party; or (v) independently developed by a Party without reference to Confidential Information. Additionally, Confidential Information shall not include public records, or the Information contained therein, to the extent disclosure of such is required by Alaska law, as determined by the State in its sole discretion. For purposes of this provision, Information is in the public domain if it is generally known (through no fault of either Party) to third-parties who are not subject to nondisclosure restrictions similar to those in this Agreement. Where appropriate in interpreting this Agreement, the term "Confidential Information" shall include the State Confidential Information and Provider Confidential Information.

        CONFIGURATION MANAGEMENT -- The processes and technologies described in
Section 4 of the Agreement.

        CONTRACT SIGNING DATE -- The last date on which this Agreement has been executed by duly authorized representatives of the Parties hereto, which date is December 10, 2001.

        CONTRACT YEAR --Each successive twelve (12) month period, beginning with the Effective Date, and continuing each year with the anniversary of the Effective Date.

        CURRENT PROJECTS -- All telecommunications related projects at Departments that are in progress as of the Effective Date and as identified in Schedule J.1 to the Agreement.

        CUTOVER DATE(s) -- As to each Service Element, the date on which all of Provider's obligations under the Transition Plan have been completed and accepted by the State. As used throughout this Agreement, the reference to the Cutover Date shall refer only to those Service Elements and Service Bundles that are required to be transitioned as of such date, pursuant to the terms of the Transition Plan.

        DAYS -- Unless specified otherwise, days shall mean calendar days.

        DELIVERABLE(s) -- The tasks that must be implemented to perform the Transition Plan and the Transformation Plan.

        DEPARTMENT OF ADMINISTRATION -- The executive branch unit of the State of Alaska government known by that name.

        DEPARTMENT AND/OR DEPARTMENTS -- State executive branch agencies and all other entities as identified in Schedule H to the Agreement that participate in receiving Services, or are authorized by the State to participate in the future in accordance with the terms of this Agreement.

        DESIGNATED EMPLOYEES -- Those employees designated by the State in Schedule D to the Agreement as individuals who Provider may hire after the Contract Signing Date to provide Services to the State.

        DISABLING DEVICE -- Any virus, timer, clock, counter, time lock, time bomb or other limited design, instruction or routine that could, if triggered, erase data or programming or cause the resource to become inoperable or otherwise incapable of being used in the full manner for which such resources were intended to be used.

        DISASTER -- An event declared to be a "disaster" by the Governor.

        DISENTANGLEMENT -- The obligations of Provider to assist in transitioning the provision of the Services from Provider to the State, or its designated third-party provider, in accordance with the terms of Section 16 of the Agreement.

        DISENTANGLEMENT ASSETS -- The following assets that will be transitioned as part of the Disentanglement process described in Section 16 of the Agreement: the Resources used exclusively in connection with the provision of Services to the State; agreements with vendors and Subcontractors, the subject matter of which relates exclusively to or is necessary for the provision of Services to the State; and any other assets, including Enterprise configuration information, owned or held by Provider and used exclusively in connection the provision of Services to the State.

        DISENTANGLEMENT COMMENCEMENT DATE -- The earlier to occur of the following: (i) the date the State notifies Provider that no funds or insufficient funds have been appropriated so that the Term shall be terminated pursuant to Section 14.1.1; (ii) the date the State gives notice to Provider prior to the end of the Initial or any extended Term that the State has not elected to extend pursuant to Section 14.1.2; (iii) the date the Termination Notice is delivered to Provider, if the State elects to terminate any or all of the Services pursuant to Sections 14.2, 14.3, or 14.4; or (iv) the date the Termination Notice is delivered to the State by Provider pursuant to Section 14.7.

        DISENTANGLE CUTOVER DATE(s) -- The date upon which the provision of each Service Element is transitioned from Provider to the State, or its designated third-party replacement provider, as part of Disentanglement.

        DISPUTE -- Any claim, controversy, question, or disagreement whether founded in contract, tort, statutory or common law, equity or otherwise, arising out of, pertaining to, or in connection with, this Agreement or any related agreements, documents or instruments, including, without limitation, disputes over the interpretation or the implementation of the Agreement.

        EARLY TERMINATION FEE -- A pro rata amount to be determined in accordance with Schedule B of this Agreement and paid by the State to Provider in accordance with the terms of Section 14 of the Agreement.

        EFFECTIVE DATE (E-DAY) -- The date mutually agreed upon by the State and Provider, as the start date for the Transition Period for the Services. This date will be no later than one hundred eleven (111) days from the Contract Signing Date.

        END-USER -- The Persons or Departments that are the ultimate recipients of the Services used for official State business.

        ENTERPRISE -- The combined State-wide telecommunications system.

        ENTERPRISE DISASTER RECOVERY PLAN -- The plan developed by the State for Disaster recovery.

        ENVIRONMENTAL LAWS -- "Environmental Laws" shall mean all applicable federal, state, or local statutes, laws, regulations, rules, ordinances, codes, licenses, orders, or permits of any governmental entity relating to environmental matters including, but not limited to: (i) the Clean Air Act (42 U.S.C. 7401 et seq.); the Federal Water Pollution

Control Act (33 U.S.C. Section 1251); the Safe Drinking Water Act (42 U.S.C.
Section 5 300f et seq.); the Toxic Substances Control Act (15 U.S.C. 55 2601 et seq.); the Endangered Species Act (16 U.S.C. Section 1531 et seq.); the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601, et seq.); the Hazardous Materials Transportation Act (49 U.S.C.
Section 1801, et seq.); the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.); the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 55 110011 et seq.); and (ii) similar state and local provisions.

        EXCLUSIVE WORK PRODUCT -- Software and related enhancements, upgrades, and modifications produced by Provider and/or Affiliates and used exclusively in connection with the delivery of Services to the State.

        FAILURE -- Nonperformance by Provider of a Service or Mission Critical Service in accordance with an applicable SLA.

        FEE(s) -- Those payments by the State to Provider for the Services rendered under this Agreement.

        FEE REDUCTION -- The reduction in the Fee otherwise payable to Provider in the event of a Failure. The methodology for calculating Fee Reductions is set forth in Schedule F to this Agreement.

        FINAL CUTOVER DATE -- The date on which all of Provider's obligations under the Transition Plan as to all of the Service Bundles have been completed and accepted by the State.

        FORCE MAJEURE EVENT -- For the purposes of this Agreement, Force Majeure will mean war (whether declared or not); revolution; invasion; insurrection; riot; civil commotion; terrorist acts; sabotage; military or usurped power; lightning; explosion; fire; storm; drought; flood; tsunami, earthquake; epidemic; quarantine; strikes; acts or restraints of governmental authorities affecting the provision of Services or directly or indirectly prohibiting or restricting the furnishing or use of materials or labor required to provide the Services; inability to secure machinery, materials, equipment, or labor because of priority, allocation, or other regulations of any governmental authorities.

        GAAP -- Generally accepted accounting principles.

        GOVERNOR -- The incumbent Governor of the State of Alaska at the point in time at issue.

        HAZARDOUS MATERIAL -- "Hazardous Materials" shall mean any substances the presence of which requires investigation or remediation under any Environmental Law, or that is or becomes defined as a "hazardous waste," "hazardous substance," pollutant, or contaminant under any Environmental Law.


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

        INCENTIVE -- The additional compensation earned by Provider under the circumstances described in Schedule F.

        INFORMATION -- All forms and types of financial, business, marketing, operations, scientific, technical, economic and engineering information, whether tangible or intangible. Information includes, without limitation, patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, codes, know-how, computer software, databases, product names or marks, marketing materials or programs, plans, specifications, shop-practices, customer lists, supplier lists, engineering information, price lists, costing information, employee and consulting relationship information, accounting and financial data, profit margin, marketing and sales data, strategic plans, information concerning existing or planned products.

        INFRINGEMENT CLAIM -- A claim for actual or alleged infringement of any patent, trademark, copyright, or similar proprietary right, including misappropriation of trade secrets.

        INITIAL TERM -- The period commencing on the Effective Date and ending on the fifth (5th) anniversary of the Effective Date.

        INTERIM ASSETS -- Additional assets acquired by the State that may be useful to Provider in performing the Services.

        LOCATION -- The physical location of a Department.

        LOSSES -- Claims, causes of action, suits, demands, judgments, awards, fines, penalties, mechanics' liens or other liens, obligations, liabilities, injuries, losses, costs, damages, and expenses, including, without limitation, reasonable attorneys' fees and disbursements and court costs.

        MANAGED ASSETS -- Those contracts, materials, equipment and services which are to be managed or overseen by Provider during the Term on behalf of the State, but not owned by Provider. (Also referred to as "Managed Contracts" and "Managed Leases").

        MANAGEMENT COMMITTEE -- A joint body established by Provider and the State to manage the Agreement in accordance with the terms of Section 11.2 of the Agreement.

        MATERIAL DEFAULT -- The occurrence of any of the following:

        (i) a breach by Provider of any obligation under Section 18 hereof which breach is not cured within five (5) business days after State delivers to Provider written notice of such breach;

        (ii) Provider's failure to provide communications connectivity for any of the following SoL Services in accordance with applicable SLAs and other requirements of this Agreement which failure is not cured within five (5) calendar days after State delivers to Provider written notice of such failure:

               1.     PSAPs

               2.     Alaska Psychiatric Institute

               3.     Alaska Pioneer Homes

               4.     SATS

               5.     Alaska Correctional Facilities

               6.     Department of Law -- Prosecution of Criminals

               7.     Youth Detention Facilities

               8.     APSIN

               9.     Public Health Labs

               10.    Emergency Medical Services

               11. any other Service that State designates from time to time as an SoL Service by written notice to Provider in accordance with Section 10.1.

        (iii) Provider's failure to complete the transition of Services in accordance with the Transition Plan and applicable terms of this Agreement where such failure continues to exist nine (9) months after the Contract Signing Date;

        (iv) Provider's failure to complete the transformation of Services in accordance with the Transformation Plan and applicable terms of this Agreement where such failure continues to exist eighteen
               (18) months after the Contract Signing Date;

        (v) the persistent failure of Provider to deliver Services in one or more of Service Bundles 1, 2, 3 or 7 in accordance with the applicable Critical SLA's, which persistent failure shall be conclusively deemed to exist if the cumulative amount of gross Fee Reductions calculated under Schedule F.1 with respect to any or all of Service Bundles 1, 2, 3 or 7 within any consecutive six
               (6) month period exceeds 50% of the six-month total of potential Fee Reductions for all Service Bundles 1, 2, 3, and 7 in Schedule F.1;

        (vi) the persistent failure of Provider to deliver Services in Service Bundle 4, 8 or 10 in accordance with the applicable Critical SLA's, which persistent failure shall be conclusively deemed to exist if the cumulative amount of gross Fee Reductions calculated under Schedule F.1 with respect to each Service Bundle 4, 8, or 10 within any consecutive six (6) month period exceeds 50% of the six-month total of potential Fee Reductions listed for such individual Service Bundle in Schedule F.1;

        (vii) a judicial declaration of the insolvency of Provider; the general failure of Provider to pay its debts in the normal course of business; the entrance of Provider into receivership or any arrangement or composition with creditors generally; the filing of a voluntary or involuntary petition that is not dismissed within sixty (60) days for the bankruptcy, reorganization, dissolution, or winding-up of Provider; a general assignment for the benefit of creditors of Provider; or a seizure or a sale of a material part of Provider's property by or for the benefit of any creditor or governmental agency;

        (viii) an assignment or attempted assignment by Provider in violation of
               Section 28 of the Agreement; or

        (ix) a failure by Provider to perform any of its other material obligations under this Agreement and (A) the failure by Provider to cure such breach within ninety (90) days after Provider receives written notice of such breach; or (B) if the failure is not one that could reasonably be corrected within ninety (90) days, (1) the failure by Provider to adopt, within ninety (90) days after receiving notice of such breach, a plan to cure such breach within a time period not longer than one hundred twenty
               (120) days after Provider receives notice of the breach, or (2) the failure by Provider to cure such breach within such one hundred twenty (120) day period.

        MAXIMUM ANNUAL CONTRACT AMOUNT -- The amount set by the State on the Contract Signing Date, as amended from time to time.

        MEDIUM AND/OR MEDIA -- Any communications or storage medium, regardless of method of storage, compilation or memorialization, if any, including without limitation, physical storage or representation (including models and prototypes), electronic storage, graphical (including designs and drawings) or photographic representation, or writings.

        MILESTONE -- A point in time, mutually agreed to by the Parties, that defines success in completing a Deliverable.

        MISSION CRITICAL SERVICE -- The communications services and/or telecommunications components that the State deems as "mission critical" and as identified in Schedule E.3 to the Agreement.

        NETWORK -- The term "Network" includes the following: the ACS Converged Network, the ACS Long Distance Network, the Local Service Network provided by ACS and other third-party providers, ACS Cellular Telephone Network, the State Paging Network, the combined State/Alascom Satellite Broadcast Network, and the State's Microwave Network --SATS.

        PARTIES -- Provider and the State.

        PARTNER, PARTNERSHIP, OR PARTNERING -- A relationship of mutual cooperation and benefit between the State, ACS, and Provider. However, nothing in this Agreement shall be construed to constitute the creation of a partnership or joint venture between the ACS and the State. This Agreement does not create, except with the State as specifically provided in this Agreement, a contractual relationship with and shall not be construed to benefit or bind ACS in any way with, or create any contractual duties by ACS to any contractor, subcontractor, materials provider, laborer, or any other Person.

        PARTY -- Provider or the State.

        PERSON - One (as a human being, partnership, corporation, limited liability company, etc.) that is recognized by law as the subject of rights and duties.

        PROJECT DIRECTOR -- The Person assigned by the State to act as the primary contact between the State and Provider with overall responsibility for conducting the business of the State under this Agreement.

        PROVIDER -  ACS.

        PROVIDER CONFIDENTIAL INFORMATION -- All Information disclosed by Provider, or the Affiliates, to the State, its agents and representatives, in writing or by way of any other Media and marked as confidential, or orally or visually disclosed and confirmed as confidential in a non-confidential summary writing sent by the disclosing party to the receiving party within thirty (30) days of such disclosure, or any other Information that falls within the definition of Confidential Information set forth in this Agreement, except any portion thereof that the State can demonstrate by written records prepared and maintained in the ordinary course of its business or other reasonably sufficient evidence: (a) was known to the State before receipt thereof under this Agreement; (b) is disclosed to the State by a third-party who has a right to make such disclosure without any obligation of confidentiality to Provider or the Affiliates; (c) is or becomes generally known in the trade without violation of either this Agreement by the State or any confidentiality obligation owed to Provider or the Affiliates by any third party; (d) is furnished by Provider or the Affiliates to a third-party without restriction on subsequent disclosure; or
(e) is independently developed by the State or its employees or contractors to whom Provider's or the Affiliate's Information was not disclosed; provided, that only the particular Information that is specifically excluded, as set forth above, shall be excluded from treatment as Confidential Information hereunder, and not any other Information that happens to appear in proximity to such excluded portion. For purposes of this provision, Information is generally known in the trade if it is generally known (through no fault of the State) to third-parties who are not subject to nondisclosure restrictions similar to those in this Agreement.

        PROVIDER DEFAULT -

               The occurrence of any of the following:

               (i) Provider's failure to provide the Services in accordance with the SLAs if Provider fails to use its best efforts (that shall not involve the payment of funds that would be commercially unreasonable under the circumstances) to correct such failure for a period of six (6) months or more, after notice of such default from the State;.

               (ii) a breach by Provider of any obligation under Section 12 hereof, provided that such breach, if curable, is not cured within thirty (30) days after Provider has received notice of such breach;

               (iii) the discovery that a representation made in this Agreement by Provider was false when made, if the nature and magnitude of the misrepresentation is such as to have had a probable and material effect upon the State's decision to engage Provider or upon the negotiations as to the material terms of this Agreement; or

               (iv) debarment of Provider from performing services with respect to all business with the federal government.


        PROVIDER'S KEY PERSONNEL -- The Persons set forth on Schedule G to the Agreement, as such list may be updated by Provider, in accordance with Section
5.3.1 of the Agreement.

        PROVIDER RESTRICTED FACILITIES -- Provider owned or leased facilities that house electronic Network elements and physical connection devises used in the provision of Services to the State.

        PROVIDER WORK PRODUCT --Software and related enhancements, upgrades, and modifications produced by Provider and/or Affiliates and used in connection with the delivery of telecommunications services to any party other than the State, even if also used in connection with the delivery of Services to the State, but excluding Exclusive Work Product.

        PUBLIC RECORDS -- The documents and other records, and the information contained therein, as defined in AS 09.25.100 et seq. and AS 11.81.900.

        PURCHASED ASSETS -- Those materials, services, equipment and contracts that Provider is acquiring from the State to be used in connection with the provision of the Services to the State.

        RAMP-UP PERIOD -- The timeframe beginning on the Contract Signing Date and ending on the Effective Date.

        REQUIRED CONSENTS -- Third-party authorizations or consents required in connection with the Assigned Contracts, the Assigned Leases, the Managed Assets and the Purchased Assets.

        RESOURCES -- All Provider owned equipment, networks, Provider Work Product, and other assets that are utilized by Provider, or approved by Provider for utilization by the State, in connection with the provision of Services to the State.

        SAFETY OF LIFE ("SoL") -- Communications with the highest available SLA, the failure of which would directly jeopardize human life (i.e., PSAPs, emergency medical response services, search and rescue communications, etc.)

        SATS -- The terrestrial microwave system presently used for delivering telecommunications connectivity over much of the State's current service area known as the State of Alaska Telecommunication System.

        SECURITY INCIDENT -- The act of violating the State's security policy and procedures or usual and customary security procedures, including, but not limited to, the following: (i) attempts (either failed or successful) to gain unauthorized access to the State Data; (ii) unwanted disruption or denial of service; and (iii) unauthorized use of a State system for the processing or storage of data changes to the system hardware, firmware, or software characteristics without the State's knowledge, instruction, or consent.

        SERVICE CENTER -- The point of contact maintained by Provider for coordinating all of the Services.

        SERVICE ELEMENT -- The service component groups that comprise a Service Bundle.

        SERVICES -- The telecommunications related tasks and obligations identified in Schedules A4 through A13 to the Agreement.

        SERVICE BUNDLES -- The ten (10) categories of Services, which are more fully described in Schedules A4 through A13 to the Agreement.

        SERVICE UNIT -- A single unit of a particular Service Element.

        SERVICE MANAGEMENT -- The integrated discipline consisting of Performance Management, Configuration Management, Fault Management, Accounting, Security, and Planning that underlies the delivery to the Services.

        SLAs -- Minimum acceptable functional and operational performance levels for the Services as set forth in Schedule E of this Agreement.

        STANDARDS AND PROCEDURES MANUAL -- A document describing standard operating procedures for all Services in accordance with Section 4.1 of the Agreement.

        STATE -- The State of Alaska, including the Department of Administration and the Departments.

        STATE CONFIDENTIAL INFORMATION -- Information that is owned, controlled, supplied or held by the State and that is generally accepted as confidential, defined as confidential pursuant to or otherwise falls within the definition of Confidential Information set forth in this Agreement, or is defined as confidential in Alaska Statutes and Regulations for specific departments and/or subject matter.

        STATE DATA -- Electronic information that is owned or controlled exclusively by the State that relates to the provision of State governmental services.

        STATE DEFAULT - The occurrence of any of the following:

               (i) a breach by the State in making payment of any amount payable to Provider under this Agreement within thirty
                      (30) days after the due date for such payment and the failure by the State to cure such breach within thirty
                      (30) days after the State has received written notice of such breach; or

               (ii) a failure by the State to perform any of its material obligations under this Agreement and (A) the failure by the State to cure such breach within thirty (30) days after the State has received written notice of such breach; or (B) if the failure is not one that could reasonably be corrected within thirty (30) days, (1) the failure by the State to adopt, within thirty (30) days after receiving notice of such breach, a plan to cure any continuing breach within a time period not longer than ninety (90) days after the State received notice of the breach, or (2) the failure of the State to cure any continuing breach within such ninety (90)-day period.

        STATE EMPLOYEES -- Designated Employees who elect to remain employees of the State, but are managed by Provider.

        STATE FACILITIES -- State owned office space, basic office furnishings, furniture, equipment, and storage space installed or operated on State owned or leased premises.

        STATE'S KEY PERSONNEL -- State personnel key to the management of this Agreement, and identified in Schedule G to the Agreement.

        STATE RFP -- The State of Alaska's Request for Proposal for Comprehensive Telecommunications Services (RFP #2001-0200-2036) dated August 3, 2000, including all appendices and supplements, as amended and updated from time to time.

        SUBCONTRACTORS -- Those Persons, including the Affiliates, with whom Provider contracts with to provide some portion of the Services.

        TECHNOLOGY INITIATIVE -- Those tasks identified in Schedule J.2 to the Agreement.

        TECHNOLOGY REFRESH SERVICES - Procurement, installation, implementation, and maintenance of upgraded and replacement assets for all Purchased Assets and all other assets, excluding Managed Assets, used in the provision of Services.

        TERM -- The Initial Term and any extensions thereof in accordance with
Section 14 of the Agreement.

        TERMINATION -- An action or series of actions taken in accordance with the terms of this Agreement by either Party which has the effect of causing the discontinuation or cancellation of this Agreement or one or more Services Bundles.

        TERMINATION DATE -- The date on which a Termination becomes effective. The Termination shall take effect at 11:59 p.m. on the Termination Date designated.

        TERMINATION NOTICE -- Written notification of the Termination of this Agreement or one or more of the Services Bundles as provided under this Agreement. The Termination Notice shall set forth the Termination Date in accordance with the terms of this Agreement.

        THIRD-PARTY RESOURCES -- All equipment, networks, software, enhancements, upgrades, modifications and other resources utilized by third-party providers to provide services to the State.

        TRANSFORMATION PERIOD -- The period of time commencing not later than the Final Cutover Date, during which the Services will be migrated from current technologies to future technologies in accordance with the terms of the Transformation Plan.

        TRANSFORMATION PLAN -- The actions required of Provider and the State necessary to accomplish the migration from the State's current telecommunications network infrastructure to a new statewide network infrastructure that supports voice, data, and video communications services, including advanced voice and data network management capabilities and features.

        TRANSFORMED SERVICES -- Those Services that have been migrated to the future technologies in accordance with the Transformation Plan.

        TRANSFORMED SERVICES DISASTER RECOVERY PLAN -- The plan developed by Provider for Disaster recovery as described in Section 15 of the Agreement.

        TRANSITION PERIOD -- The period of time beginning on the Effective Date and ending on the Final Cutover Date.

        TRANSITION PLAN -- The actions required of Provider and the State necessary to accomplish the transparent, seamless, orderly, and uninterrupted transition of the provision of telecommunication services from the State to Provider in accordance with the terms of the Agreement.

        TRANSITIONED EMPLOYEES -- Those Designated Employees who have accepted employment with Provider in accordance with the terms of the Agreement.

        TRANSITIONED SERVICES -- Those Services for which Provider has taken full responsibility for operations, maintenance, and repair in accordance with the terms of the Transition Plan.

        UNRECOVERED CAPITAL COSTS -- The cost of capital incurred by Provider in connection with Resources, which have not been recovered through pricing, which for purposes of Section 16 of the Agreement, shall be equal to the unamortized capital investment in the assets as identified in Schedule B to the Agreement.

        WORK ORDER --A written request by the State to Provider for the performance of specific tasks related to the provision of Services by Provider that are: (i) not currently being performed by Provider; or (ii) not being charged to the State by Provider.


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

                                    SCHEDULES

SCHEDULE A.    BUNDLES


A.1     INTRODUCTION

The Service Bundles are defined as follows:

    BUNDLE 1--WIRED TELEPHONY SERVICES --Voice Switching including PBX, RPE/IPE,
        Key Systems, and Centrex Services; Cabling; Voice Mail and Enhanced Telephony Services; Local Telephone Services; Long Distance Services; Toll Free Services, Audio Teleconferencing; Maintenance and Repair; MACs.

    BUNDLE 2--DATA NETWORK SERVICES --WANs including Routers, Hub Routers, Data
        Switches, CSU/DSUs, and Modem Pools; Frame Relay including Frame Relay Services and Interface Equipment; Dedicated and Shared Line Connectivity; Internet Connectivity; Remote Dial-Up Connectivity; Network Monitoring and Management, DNS Security; Maintenance and Repair; MACs.

    BUNDLE 3--VIDEO CONFERENCING SERVICES --Video Conferencing including
        Bridges; Video over Packet Network; MACs; Operations, Maintenance and Repair.

    BUNDLE 4--PAGING SERVICES --Statewide Paging System; Nationwide Paging
        Services; Paging System/WAN and E-mail Interfaces and Interface Equipment; Maintenance and Repair

    BUNDLE 5--CELLULAR TELECOMMUNICATIONS SERVICES --Local Cellular Service;
        Nationwide Cellular Services.

    BUNDLE 6--SATELLITE BROADCAST SERVICES --Satellite Up-link and Broadcast
        Transport Requirements; Support Services.

    BUNDLE 7--END-USER SUPPORT SERVICES --Help Desk; System Administration;
        System Requests; Other Support Services.

    BUNDLE 8--STATE OF ALASKA TELECOMMUNICATIONS MICROWAVE SYSTEM (SATS)
        OPERATIONS, MAINTENANCE AND REPAIR --Operations of the SATS Microwave System; Maintenance and Repair of Site HVAC and Power Systems, Shelters, Equipment Pads, Racks and Wiring; Transceiver Equipment, Towers and Antennae, and Associated Equipment.

    BUNDLE 9--SATELLITE TELEPHONY SERVICES --Satellite Voice and Data Telephony.

    BUNDLE 10--SATELLITE EARTH-STATION MAINTENANCE AND REPAIR --Repair and maintenance of State-owned satellite earth stations.

Graphic depiction of the above Service Bundles, including demarcation points, are contained in Schedule , Bundle Diagrams. These Bundle diagrams represent Transitioned Services and are provided for illustrative purposes only.


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

A.2     DEFINITIONS

        As used throughout Schedule A, the following terms shall have the following meanings.

ACCESS NETWORK -- The "Access Network" extends from the Data Cabinet to the End-User's desktop. The Access Network can be configured to allow for either or both Parties to manage the State-owned LAN, cabling, computer workstations, video conferencing sets and Provider supplied VoIP handsets and video conferencing sets. Configuration options are shown in Schedule A.17.

ACCOUNT BILLING AND REPORTING -- The process of collecting all data necessary to generate usage reports for all Services provided to the State by Provider, including the archival of account usage and billing data. Account Billing and Reporting includes within its scope billing systems, which compare usage with rates to generate monthly billings.

BANDWIDTH BASELINE -- For purposes of WAN POPs used in Service Bundles 1, 2, and 3, the total bandwidth required to support the initial voice, video and data Services at each Location.

CALLMANAGER(TM) -- Hardware and software associated with the Cisco AVVID platform for call processing.

CORE NETWORK - That portion of the Network that consists of Provider's ATM+IP switches, routers, control equipment, and circuits using the MPLS protocol for the transmission of data packets. The Core Network devices are present in Anchorage, Fairbanks, Juneau and Seattle, and may be expanded from time to time by Provider.

CRITICAL EVENTS -- Those items identified in Schedule E.4, as they may be amended from time to time by the Management Committee.

DATA CABINET -- The enclosed rack of equipment located at the State's premises that houses Provider supplied edge router, Provider supplied LAN switch, servers, backup power, and network management modules. Cisco CallManager(TM) servers, or Cisco Routers with IOS Software that forward call requests to the appropriate CallManager(TM) Server, will be located in the Data Cabinet.

EDGE NETWORK -- The "Edge Network" extends from the Core Network to the trunk side of the Data Cabinet located on the State's premises. The Edge Network is used for local transport of data, voice, and video to the State's premises. The Service Center manages the Edge Network.

PERFORMANCE MANAGEMENT -- The process of ensuring that the Network is meeting performance and operational requirements as specified in the SLAs as defined in Schedule E.2, and allows for the maintenance of SLA parameters on an ongoing basis.


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

QUALITY OF SERVICE -- The ability of a network element to have a defined level of assurance that its traffic and service requirements are satisfied.

SERVICE DEMARCATION -- The port on which service is presented to the State at the LAN switch in the Data Cabinet. Provider is responsible for service presentation at the Service Demarcation. The State is responsible for the premise network and applications on the customer side of the Service Demarcation except for VoIP handsets, which will be maintained by Provider.

TROUBLE/FAULT MANAGEMENT -- The process of monitoring traps and alarms on all service providing elements and links in order to allow for sectionalization, identification, and resolution of a problem with Service delivery.

WAN POP -- Each State Location's customer edge device. The total number of WAN POPs are identified in Schedule C to the Agreement.

A.3     INFRASTRUCTURE TRANSFORMATION


The following table lists significant Milestones and Deliverables due from Provider under this Agreement. Also included are the intended Start and Complete dates for each Deliverable identified. The list is not all-inclusive, but represents major tasks associated with these timeframes. Deliverables must be approved in accordance with the Agreement. The dates established below are the target dates, but these dates may change based on the Transition Plan and Transformation Plan.

TABLE OF MILESTONES AND DELIVERABLES
                                                  START                COMPLETE
                                                  -----                --------
General Deliverables:

  Outline of Standards and Procedures Manual      Contract Signing     E Day
(Provider)                                        Date (Contract)

  Provide Draft Standards and Procedures Manual   E Day -- 30 days     E Day + 90 days
(Provider)

  Provide Final Standards and Procedures Manual   E Day -- 30 days     E Day + 180 days
(Provider)

  Provide Transition Plan                         Contract             E Day

  Provide End User Satisfaction and               E Day -- 45 days     E Day
Communication Plan (Provider)

  Identification of Relevant State Policies &     E Day -- 45 days     E Day
Procedures (State)

  Form Management Committee (Provider & State)    Contract             Contract + 10 days

  Transformed Services Disaster Recovery Plan     Contract             E Day + 180 days
(Provider & State)

  Proof of Insurance (Provider)                   Contract             Contract + 30 days

  Provide Billing and Reporting Services Plan     Contract             E Day
(Provider and State)

  Implementation Plan for Current Projects        Contract             E Day
(Provider)

  Joint Operations Plan (Provider & State)        Contract             E Day + 90 days

  Provide Transformation Plan                     Contract             E Day + 90 days

  Transformation Complete                         Contract             E Day + 360 days


BUNDLE 1--WIRED TELEPHONY SERVICES

  Establish Transition Team                       E Day -- 15 days     E Day

TABLE OF MILESTONES AND DELIVERABLES
                                                  START                COMPLETE
                                                  -----                --------
                                                  E Day                E Day
  Establish Two Sub Projects
   -      Switched PSTN Service
   -      Switched Telephony Equipment

  Switched PSTN
   -   Identify circuits to be switched           E Day                E Day + 5 days
   -   Place circuit orders                       E Day + 5 days       E Day + 10 days
   -   Track circuit orders                       E Day + 10 days      E Day + 70 days
   -   Service established                        E Day + 90 days      E Day + 90 days

  Switched Telephony Equipment
   -   Verify inventory                           E Day                E Day + 30 days
   -   Assume operation                           E Day + 10 days      E Day + 70 days

Bundle 1 Cutover                                                       E Day + 90 days



BUNDLE 2--DATA NETWORK SERVICES

  Establish Transition Team                       E Day -- 15 days     E Day

  Establish Four Sub Projects                     E Day                E Day
   -   WAN equipment
   -   DNS transport
   -   Internet connectivity
   -   DNS security

  WAN equipment
   -   Verify inventory                           E Day                E Day + 30 days
   -   Assume WAN operation                       E Day + 10 days      E Day + 70 days

  DNS Transport
   -   Identify circuits to be swung              E Day                E Day + 5 days
   -   Place circuit orders                       E Day + 5 days       E Day + 10 days
   -   Track circuit orders                       E Day + 10 days      E Day + 40 days
   -   Service established                        E Day + 45 days      E Day + 45 days
   -   Systems acceptance test                    E Day + 40 days      E Day + 43 days

  Internet Connectivity
   -   Identify dial ups by location              E Day                E Day + 5 days
   -   Order and turn up additional internet      E Day + 5 days       E Day + 20 days
       bandwidth
   -   Begin service                              E Day + 20 days      E Day + 30 days

  DNS Security
   -   Identify and agree upon security           E Day                E Day + 10 days
       procedures
   -   Implement procedures                       E Day + 10 days      E Day + 30 days

  Bundle 2 Cutover Date                           E Day                E Day + 70 days

TABLE OF MILESTONES AND DELIVERABLES
                                                  START                COMPLETE
                                                  -----                --------
BUNDLE 3--VIDEO CONFERENCING SERVICES

  Establish Transition Team                       E Day -- 15 Days     E Day

  Establish Three Sub Projects                    E Day                E Day
   - Video conference bridges
   - Video conferencing use equipment
   - Video conferencing facilities

  Video Conference Bridges (will have been        E Day                E Day
previously installed)

  Video Conferencing Use Equipment
   -   Inventory video service sites              E Day                E Day + 1 day
   -   Order video user equipment                 E Day + 2 days       E Day + 4 days
   -   Receive equipment                          E Day + 5 days       E Day + 24 days
   -   Install equipment                          E Day + 25 days      E Day + 35 days
   -   Service acceptance test                    E Day + 35 days      E Day + 40 days

Video Conferencing Facilities
   -   Inventory video conferencing facilities    E Day                E Day + 5 days
   -   Identify set up tasks                      E Day + 5 days       E Day + 7 days
   -   Set up facilities                          E Day + 7 days       E Day + 90 days

                                                  E Day                E Day + 40 days
Bundle 3 CUTOVER DATE


BUNDLE 4--PAGING SERVICES

  Establish Transition Team                       E Day -- 15 Days     E Day

  Establish Two Sub Projects                      E Day                E Day
   -   Terminal and transmitters
   -   Pagers

  Terminal and Transmitters
   -   Inventory terminal and transmitters        E Day                E Day + 10 days
   -   Order new equipment                        E Day + 10 days      E Day + 12 days
   -   Receive new equipment                      E Day + 10 days      E Day + 40 days
   -   Install new equipment                      E Day + 40 days      E Day + 60 days
   -   Test equipment                             E Day + 60 days      E Day + 70 days
   -   Assume service                             E Day + 90 days      E Day + 90 days

  Pagers
   -   Review pager inventory records             E Day                E Day + 5 days
   -   Order new pagers                           E Day + 5 days       E Day + 5 days
   -   Begin transition to new pagers             E Day + 30 days

Bundle 4 Cutover Date                             E Day                E Day + 90 days

TABLE OF MILESTONES AND DELIVERABLES
                                                  START                COMPLETE
                                                  -----                --------
BUNDLE 5--CELLULAR SERVICES

  Establish Transition Team                       E Day -- 15 days     E Day

  Establish Two Sub Projects                      E Day                E Day
   -   Cellular services
   -   Cellular phones

  Cellular Services
   -   Review existing service contracts          E Day                E Day + 1 day
   -   Develop plan for transition to new         E Day + 1 day        E Day + 10 days
       master service contract
   -   Initiate phased transition over one year   E Day + 14 day
       period

  Cellular Phones
   -   Review cellular phone inventory records    E Day + 1 day        E Day + 5 days
   -   Begin to distribute cellular phones from
       Provider inventory in accordance with      E Day + 30 days
       transition plan above

Bundle 5 Cutover Date                             E Day                E Day + 14 days


BUNDLE 6--SATELLITE BROADCAST SERVICES

  Establish Transition Team                       E Day -- 15 days     E Day

  Review Existing Operation with AT&T             E Day                E  Day+ 5 days
  Alascom

  Inspect AT&T Uplink Facilities                  E Day + 5 days       E Day + 10 days

  Order Billing Changes with AT&T and             E Day + 10 days      E Day + 11 days
  LECs

  Bundle 6 Cutover Date                                                E Day + 90 days


BUNDLE 7--END USER SUPPORT SERVICES

Establish Transition Team                         E Day -- 15 days     E Day

  Centralized Help Desk begins operation          Contract             E Day
  having been previously established

Bundle 7 Cutover Date                             Contract             E Day

BUNDLE 8--SATS MICROWAVE SYSTEM

  Establish Transition Team                       E Day -- 15 days     E Day

  Review existing operation with State            E Day                E Day + 2 days
  Personnel and review all records
  Provided as part of RFP process

TABLE OF MILESTONES AND DELIVERABLES
                                                  START                COMPLETE
                                                  -----                --------
                                                  E Day + 2 days       E Day + 15 days
  Develop plan for operation and
  Correction of deficiencies

Assume operation and begin annual                 E Day + 30 days
  Maintenance cycle

  Begin correction of deficiencies                E Day + 30 days

  List of State Tools and Test Equipment          Contract             E Day

  Equipment Maintenance Manuals (ITG to           Contract             E Day
Provider)

  Bundle 8 Cutover Date                                                E Day + 30 days


BUNDLE 9--SATELLITE TELEPHONY SERVICES

  Establish Transition Team                       E Day -- 15 days     E Day

  Establish Two Sub Projects                      E Day                E Day + 7 days
   -   Services
   -   User Equipment

  Services
   -   Review State records on existing           E Day                E Day
       satellite telephony users
   -   Develop plan for transition to Globalstar  E Day + 1 day        E Day + 1 day
   -   Initiate transition
                                                  E Day + 2 days       E Day + 7 days

  User Equipment
   -   Order user equipment                       E Day + 1 day        E Day + 1 day
   -   Receive user equipment                     E Day + 2 days       E Day + 7 days
   -   Begin distribution to users                E Day + 7 days       E Day + 7 days

  Bundle 9 Cutover Date                                                E Day + 7 days


BUNDLE 10--SATELLITE EARTH-STATIONS

  Establish Transition Team                       E Day -- 15 days     E day

  Contact list for equipment locations (State)    Contract             E Day

  Review satellite earth station                  E Day                E Day + 1 day
  Maintenance and operation with State
  Personnel

  Review State records not provided as            E Day + 1 day        E Day + 2 days
  part of RFP process

  Develop maintenance and repair plan             E Day + 3 days       E Day + 8 days

  Begin maintenance and repair activities         E Day + 30 days

  Bundle 10 Cutover Date                          E Day                E Day + 30 days


TABLE OF MILESTONES AND DELIVERABLES
                                                  START                COMPLETE
                                                  -----                --------
RESOURCE OPTIONS A, B & C

  Establish Transformation Teams                   E Day -- 15 days    E Day

  Develop Transformation Plans and provide Cost    E Day               E Day + 120 days
  analysis

  Develop Implementation Plans                    E Day + 150 days     E Day + 180 days


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

A.4     BUNDLE 1--WIRED TELEPHONY SERVICES

In accordance with the terms of this Agreement, Provider shall deliver wired telephony Services consisting of a fully integrated voice system supporting standardized user operations and capabilities with flexibility to meet the unique requirements of the Departments. As transformed, the Services will support the current numbering/dialing plan and enhanced voice applications such as ACD with specialized or custom report management capabilities, IVR, CTI, audio teleconferencing and call center applications, as well as Statewide integrated voice mail. These Services will be integrated into the existing Statewide voice, video, and data WAN.

The Services as transformed will also include a fully integrated voice mail system that will provide uniform and standardized operations to all End-Users. This system will support voice menus, auto attendant, fax-on-demand, broadcast message, voice forms, time-of-day controls, individual boxes per user, remote accessibility, call forward both on-net and off-net, Statewide message distribution capabilities, and other advanced features, including, without limitation, unified messaging, as described in the Transformation Plan

1.0     Provide an Integrated Voice Switching System:

During the Transition Period, Provider will manage and operate the existing voice switching systems of the State, including PBX voice mail, ACD, IVR, CTI, audio teleconferencing and call center applications, and the maintenance of the current integrated environment. In addition, the Parties will develop plans for integrated voice switching services in the Transformation Plan described in the Agreement, which will include the features described below.

During the Transformation Period and through the Term of this Agreement, Provider will provide an integrated voice switching system that will be converged onto IP transport and managed by the Service Center. Provider will utilize an IP+ATM statewide network and will use the Cisco AVVID architecture throughout. Cisco CallManager(TM) servers will be used to provide call-processing control and enhanced services for the VoIP systems. The integrated voice switching system will assign a priority and Quality of Service to each data packet containing voice information. Provider will provide for special requirements, such as special tunneling, or encryption routines, on a case-by-case basis in accordance with Section 13 and Schedule M, and the Work Order process described in Section 10 of the Agreement.

Provider's Core Network will serve as the framework for the integrated voice switching system and is described in A.5 Bundle 2 -- Data Network Services. The Core Network shall be used for Wide Area Network transport of data, voice, and video. The Core IP+ATM Data Network shall use physically redundant links. All data, voice, and video traffic will be transported across the Core Network by means of MPLS technology. The Service Center will manage the Core Network.


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As the State voice switching system is converged onto IP, the service demarcation will be the LAN switch port facing the VoIP telephone. The State will own the inside-building LAN cabling, and the VoIP instruments. Where the VoIP instrument and the desktop computer are co-located, they may share the same cable, as depicted in Schedule A.17. All Cisco telephone instruments to be installed for the State by Provider are powered in-line, on the(a) CAT5 LAN cable, from the LAN switch. A Provider-supplied UPS will provide clean power and power backup for each LAN switch.

The Cisco VoIP instruments will be configured for triple redundancy, meaning that the instrument has a primary CallManager(TM), as well as separate secondary and tertiary CallManager(TM) servers. If the primary CallManager(TM) is not able to provide call-processing service, then the instrument automatically falls back to the secondary, then the tertiary server. In some instances, Cisco CallManager(TM) servers will be organized in "clusters," for scalability and redundancy. Provider will also provide geographic redundancy by use of H.323 gatekeeper servers.

The Service Center will use redundant paths to obtain network management telemetry. The primary path for network management will be in-band. The secondary path for network management will be out-of-band, using modem-based access to network devices located in the Data Cabinet. The Service Center will serve as a single point of contact for all State telecommunication issues having to do with any Services, including OAM on the older State switch voice services, and OAM on the new VoIP systems. Each Department will have, at minimum, one backup phone line to the PSTN for purposes of problem reporting, and the criteria for provisioning this backup service will be described in the Standards and Procedures Manual. The VoIP system will support most PBX telephony features currently used by the State. In the event that a specific feature currently being used by and End-User is not available on the new integrated VoIP system, the Service Center will work with authorized State personnel to provide a functionally equivalent alternative to meet that End-User's requirement.

The ACD system will be networked so that different geographic locations can handle incoming calls based on availability and agent workload. An ACD location that is busy or out of service will automatically reroute calls on the Core Network to an alternate destination that may be in another city. If an overflow condition exists, a "look ahead" feature will determine if it is possible to reroute the call before overflow occurs. IVR systems will interface through either analog or T-1 type connections. For E911 calls, routing through the VoIP network will:

     -   Automatically route each call to the appropriate PSAP.

     - Where E911 service is available, deliver calling party identification to the PSAP.

For those local exchanges where an Affiliate is the regulated LEC, coordination for E911 across the local exchange will be guaranteed. For those local exchanges in Alaska where


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

an Affiliate is not the regulated LEC, Service Center personnel will work with the LEC to implement, test, and maintain the local E911 solution.

Provider will develop the processes for the Standards and Procedures Manual for providing E911/911 services. Provider will ensure an address database link to the PSAP for retrieving ALI is provided. Provider will maintain and provide data to update the ALI database at the PSAP.

Provider's voice mail system will support standard fax store-and-forward over IP, which may be used for incoming fax handling. Outbound fax options include standard fax machine interface to the data network and standard fax machine connection to the PSTN through POTS lines. Provider will also provide POTS lines for modem users in accordance with Schedule A.5 Section 23.0, Provide Remote Access Connectivity, and Section 13 of the Agreement.

Provider will work with authorized State personnel during the Transition Period to determine how VoIP features will be deployed. Provider will work with the State to develop a limited VoIP implementation prior to scheduling system wide phased transformation. Transformation timelines and deployment strategies will be detailed in the Transformation Plan.

2.0     Provide Telephone Cabling:

Subject to inventory identification and approval by the State, Provider will install or replace cabling as required to meet current EIA/TIA structure cabling certification standards that meets Category 5 or better. All cabling will be done according to the Configuration Management and Change Management processes described in Section 4 of the Agreement and in accordance with State, Local, and Federal Codes. This is to include the management, installation and coordination with the appropriate authorities at State Facilities containing asbestos materials. Existing cable infrastructure will remain in place unless otherwise requested by the State of Alaska. Cabling credits will be in accordance with
Section 2.3.1 of the Agreement.

3.0     Identify and Eliminate Unused Voice and Data Lines:

Provider will identify and eliminate any unused voice and data lines terminated in State Facilities (leased or owned) covered by this Agreement. Provider will begin collection of inventory information on the Contract Signing Date. The survey and reconciliation procedure and implementation schedule will be completed during the Transition Period. Provider will use the State's in-scope inventory in Schedule C to develop the reconciliation process.

After an accurate line inventory is established, Provider will monitor and update the inventory on an ongoing basis to reflect MACs. Provider will ensure costs billed to the State for lines accurately reflect the approved inventory. Any discrepancies will be reported to the State no later than the next billing cycle. The State will notify Provider of


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

its desired treatment of the discrepancy within fifteen (15) calendar days of receipt of such report from Provider.

4.0     Support Designation of Class of Service:

As part of the Transformed Services, Provider provided voice system will support the capability to define and program End-Users for a COS as designated by authorized State personnel. The Parties will define COS templates during the transformation planning process. The Parties will assign appropriate COS templates to each IP telephone. Initial programming and future modifications to COS templates or a specific IP telephone COS shall be coordinated by the Parties through the Service Center in accordance with the Standards and Procedures Manual.

New and/or revised features that become available as a result of software upgrades will be treated as a single change associated with each COS offering and will be handled through the Work Order process described in Section 10 of the Agreement.

Until the Services are transformed, Provider will continue to support existing COS feature sets. Future voice systems will support at least the existing features in use as of the Effective Date.

5.0     Provide Telephone Sets and Support Calling Features:

During the Transition Period, Provider will provide End-Users with single line or multi-line telephone sets as specified and approved by authorized state personnel. These sets will support, at a minimum, message waiting lamp and the calling features that are supported as of the Contract Signing Date. Other features, as required by the State, will be coordinated using processes described in the Standards and Procedures Manual.

Audioconferencing services will be provided to the State to meet non-scheduled teleconference requirements across the Enterprise, as well as for external conference participants. Audioconferencing is provided: (1) within the feature set of the CallManager(TM) platform and, (2) by reservation on a multimedia conference bridge operated in the Service Center. Within the CallManager(TM) platform, a maximum of six simultaneous sites in a single conference is supported. On the conference bridge, the State will have the ability to have up to 144 simultaneous ports in a single or multiple teleconferences at any time. Up to 48 simultaneous conferences are supported within the 144 port limit. Additional conference bridges can be added to expand the total capacity, as required. The Parties will handle the addition of capacity through the Work Order process described in Section 10 of the Agreement.

Scheduling of the audioconference bridge in the Service Center will be accomplished by an authorized End-User via a web-enabled reservation tool. The tool will reserve the number of ports designated by the End-User and optionally assign a password for participant access to the conference. Reporting and accounting for audioconference sessions will be provided in accordance with Sections 9 and 19 of the Agreement. Fees for Audioconferencing are applied on a per-conference basis, as set forth in Schedule B.


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

Pricing reflected in Schedule B for audioconference minutes is exclusive of long distance charges or charges for toll-free access to the audioconference bridge.

6.0     Provide Local Telephone Services:

In areas where an Affiliate is not a LEC, Provider will act as the agent for the State, as described in Section 9.12 of the Agreement, to obtain and implement required direct-dial local access and services.

All MACs required by the State will be processed and coordinated through the Service Center. Provider will assume responsibility for local telephone services as stated in the Transition and Transformation Plans.

7.0     Provide Long Distance Services:

Provider will provide in-state, out-of-state, and international direct-dial long distance access and services from phones managed by Provider under this Agreement. Cutover to Provider-managed long distance will occur during the Transition Period.

8.0     Provide Calling Card Services:

Provider will provide calling card services, including long distance U.S. and international access, for End-Users as required and designated by authorized State personal. Where available, Provider will provide in-state and out-of-state access via toll free numbers. Provider will provide detail reports on calling card activity and billing through Provider/State consolidated monthly billing process. Provider will begin providing calling card services beginning on the Effective Date.

9.0 Provide Redundant Voice Connectivity Services for Critical State Telecommunications:

To facilitate appropriate solutions for SoL and Mission Critical Services specifically identified by the State in Schedule E.3, Provider will utilize existing circuit switched technologies that incorporate redundant processing capabilities at mutually agreed upon Locations.

Provider and authorized State personnel will evaluate diverse physical cable paths and ingress/egress points to mutually agreed upon State Locations to determine where redundant cable paths are necessary. Further action will be coordinated as set forth in the Transition Plan.

Provider will provide the highest availability and most expeditious problem resolution times as designated in SLAs for Priority 1 -- Mission Critical Impact for the Critical Events identified in Schedule E.4. Connectivity between PSAPs and LECs will be assured through the use of diverse cable routes and/or radio systems.

10.0    Provide an Integrated Voice Mail System:

Provider will provide an integrated voice mail system that will be managed by the Service Center. This system will provide at a minimum voice-messaging capabilities and voice menus, auto attendant, fax-on-demand, voice forms, and time-of-day controls to all End-Users. This system will be networked statewide and will be integrated with the voice switching system. It will support basic voice messaging capabilities as well as advanced capabilities, as required by authorized state personnel. This system will support integration into a multimedia WAN. This system will support user features such as remote accessibility, call forward anywhere, broadcast message, message distribution, remote notification, and other features, as required by the State.

Provider will work with authorized State personnel during the Transition Period to determine how features will be deployed. Provider will work with the State to develop a limited integrated voice mail implementation, in conjunction with the limited VoIP implementation, prior to scheduling system wide phased transformation. Transformation timelines and deployment strategies will be detailed in the Transformation Plan. Prior to Transformation, voice mail will be provided through voice mail systems currently in use by the State as of the Effective Date.

        10.1   Basic and Advanced Telephony Services:

Provider will provide integrated voice mail service to all End-Users connected to the IP+ATM network. An on-net IP voice call is under control of the CallManager(TM). CallManager(TM) routes the call to the integrated voice mail system as needed. The integrated voice mail system responds to the call, and provides voice mail service.

Voice mail integration with POTS is via the H.323 Gateways, and controlled by a combination of the H.323 CallManager(TM) and the integrated voice mail system. An incoming POTS call is routed by the serving LEC switch to the appropriate State H.323 Gateway, where the call is encoded to VoIP and forwarded, under the control of CallManager(TM). CallManager(TM) routes the call to the integrated voice mail system as needed. The integrated voice mail system responds to the call, and provides voice mail service.

        10.2   System Lifecycle and Upgrades:

Provider will install a new, integrated voice mail system, in conjunction with the IP telephony system. It will be fully functional and capable of providing all described Services for the Term of the Agreement. This system will be continuously monitored, and as capacity thresholds are approached, the appropriate components will be proactively upgraded. The various "voice mail system components" operating system images will be kept current, never lagging behind currently available images more than one general deployment release. This process will be done in conjunction with the Configuration Management process described in Section 4 of the Agreement.

        10.3   Identify Voicemail Features:

The integrated voice mail system provided by Provider will support most voice mail features currently used by the State. In the event that a specific feature currently being used by an End-User is not available on the new integrated voice mail system, the Service Center will work with authorized State personnel to provide a functionally equivalent alternative to meet that End-User's requirement.

        10.4   Process for managing voicemail features:

The addition and removal of voice mail features is an administrator level function of the integrated voice mail system. Authorized State personnel will specify how service is to be provided in a request to the Service Center. The Service Center will complete the changes as requested. Processes for each phase will be identified in the Standards and Procedures Manual, the Transition Plan and the Transformation Plan that will be jointly developed by Provider and the State. Processes and job instructions will be documented in accordance with ISO 9000 standards. Following transition, the Service Center will ensure compliance with the established process.

11.0    Ensure Least Cost Routing:

Provider will ensure that the voice switching and transmission facilities are appropriately designed, configured and programmed to minimize the overall cost to the State of all outbound calls.

Provider will apply no usage-sensitive charge for voice traffic carried on Provider's IP+ATM network, therefore State call traffic will be routed on-net whenever possible. Provider will, when on-net resources are available, use the CallManager(TM) to route all in-state calls to the gateway closest to the call's destination. All out-of-state calls will be routed to the Seattle gateway for least-cost routing.

All calls will be routed based on the dialed number and least-cost routing tables in accordance with any defined State requirements. A process will be developed to review carrier or transmission facility cost effectiveness (including SATS) to update routing tables in the Standards and Procedures Manual. In addition to this requirement, additional opportunities for shared savings will be sought pursuant to Section 9.2 of the Agreement.

12.0    Provide Change Management:

Change Management will be accomplished in accordance with Section 4 of the Agreement.

13.0    Maintain Systems and Equipment:

The Service Center will maintain, within the Configuration Management process, a system for proactive maintenance of systems and equipment. A regular procedure of system and equipment maintenance will be followed based upon manufacturer's recommendation. The inventory kept for the State will be the underlying data source for the manufacturer's recommended upgrades and/or maintenance. Web based access to the systems and equipment maintenance information will be provided by the Service Center. The Parties will provide input to the systems and equipment maintenance process as described in the Standards and Procedures Manual. Maintenance of systems and equipment will be performed in accordance with the security policies described in Section 13, the Disaster recovery policies described in Section 15, and/or the Standards and Procedures Manual. Systems and equipment maintenance will be provided throughout the Term of the Agreement.

14.0    Provide Trouble/Fault Management:

Provider shall provide Trouble/Fault Management Services on a 24x7x365 basis throughout the Term of the Agreement. The Service Center will maintain a Trouble/Fault Management process for Services provided to the State. Trouble/Fault Management operations will prioritize the restoration of service by standard technical practice, including alternate and redundant paths. Web enabled access to the Trouble/Fault Management process will be provided by the Service Center. The Standards and Procedures Manual will specify the types of traps and alarms to be monitored. Security issues will be treated as top priority within the Trouble/Fault Management process.

15.0    Provide Configuration Management:

Configuration Management will be accomplished in accordance with Section 4 of the Agreement.

16.0    Provide Fault Management:

The fault management function will be performed through Trouble/Fault Management described in Section 14.0 above.

17.0    Provide Account Management Services:

Account Billing and Reporting Services will be provided by Provider during the Term of the Agreement. The Service Center will maintain Account Billing and Reporting for Services provided to the State and will provide electronic access to Account Billing and Reporting. Security issues, and issues of billing security will be treated as top priority within the Account Billing and Reporting process. Those aspects of Account Billing and Reporting, which are important to continuous provision of Services, will be available on a 24x7x365 basis throughout the Term of the Agreement.

The Service Center will use web-enabled billing software to produce the Deliverables described in this Section. Provider will aggregate all required State information technology billing data as defined in the Standards and Procedures Manual. Customer billings will include all applicable payment details for each of the Service Bundles described in this Agreement. Dates for implementing Account Billing and Reporting Services will be identified in the Transition Plan. Details, including data format, will be specified in the Standards and Procedures Manual.

18.0    Coordinate, Reconcile and Provide Detailed Billing:

Provider will include all applicable payment detail and account balance detail on customer billings and reports. The billing statements and reports will include, at a minimum, a record of recurring charges, usage-sensitive charges, move, add and change activity, installation charges, disconnection activity, and adjustments resulting from Service requests for the previous month. Billings will include third-party bills from LECs and Subcontractors. All bills during the Transition Period will, at a minimum, include the level of detail available as of the Effective Date.

The scope of coordination, reconciliation and detailed billing will be specified in the Billing and Reporting Transition and Transformation Plan contained in the Standards and Procedures Manual. The Service Center will use billing software to produce the Deliverables described in this Section. Web enabled access to detailed billing will be provided by the Service Center.

19.0    Project Tracking Billing:

Provider will track and allocate costs on a by-project basis for certain types of intergovernmental projects and will provide project code call tracking and billing as required by individual Departments. The State may also provide billing on certain items to Departments and Provider will cooperate with the State in providing consolidated billing for Departments.

20.0    Local and Long Distance Billing Reports:

Provider will provide to the State a local and long distance telephone service call detail billing and usage report by the tenth (10th) day after the close of the billing month. These reports will list call detail information including:

    A summary level billing report for management review purposes

    Originating Department and telephone number

    Telephone number dialed (including city/state)

    Date and time of call

    Length of call

    Applicable rate or rate code

    Total cost of call.

21.0    Manage System Performance and Operations:

Provider will provide Performance Management services on a 24x7x365 basis throughout the Term of the Agreement. The Service Center will maintain a Performance Management process for Services provided to the State. Performance Management operations will prioritize service delivery and technical parameters identified in the SLAs. Web enabled access to the Performance Management information will be


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

provided by the Service Center. The Parties will provide input to the Performance Management process in accordance with the security policies described in Section 13 of the Agreement, the Disaster recovery policies described in Section 15 of the Agreement and/or the Standards and Procedures Manual.

22.0    Provide Capacity Management:

Provider will compile network and circuit (service) utilization data consisting of general statistical analyses necessary to appropriately plan and recommend changes in the network requirements for the State's voice switching, voice mail and enhanced telephony services system, audio teleconferencing system, etc. This planning process will be managed by the Service Center, and will be tailored to be compatible with the State's planning process. Planning will be conducted in context with Service Management, and will be coordinated with the State to provide orderly change and transition in any of the Services. The details of this process shall be contained in the Standards and Procedures Manual.

23.0    Provide Security Management:

Security Management will be accomplished in accordance with the terms of Section 13 of the Agreement.

24.0    Provide Competitive and Economically Favorable Services:

Provider agrees to provide Services to the State that are consistent with
Section 9.9, Most Favored Customer.

25.0    Provide Service Interruption Notice:

Service availability will be maintained by Provider in accordance with the SLAs. The Service Center will process local, long distance, voice mail or enhanced telephony services in a timely manner to all affected users. When possible, notices of Service interruptions must have prior approval by designated State personnel. The list of State staff requiring notification will be kept current by the State and communicated to the Service Center. Notices of Service interruptions for State approved scheduled downtime will be in accordance with Change Management procedures outlined in the Standards and Procedures Manual.

26.0    Provide Move/Add/Change (MAC) Services:

MAC services will be performed in accordance with the Configuration Management process defined in Section 4 of the Agreement. MAC services will include, without limitation, the installation, relocation, and/or disposal of the State's voice switching, voice mail and enhanced telephony services system, audio teleconferencing system, components, and software and/or hardware changes necessary to add or remove requested capabilities and features as requested by authorized State personnel. MACs may result from building modifications and remodeling. Any End-User and/or system down time


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

resulting from a MAC must be minimized and clearly communicated in advance to the affected End-Users. Written notification of completion of a MAC will be given to the affected End-Users within the time specified in the SLAs.

27.0    Manage Upgrades:

Upgrade Management Services will be performed in accordance with the Configuration Management process defined in Section 4 of the Agreement.

28.0    Maintain Internal Numbering Plan:

Provider will implement a standardized five digit dialing plan unless otherwise agreed upon by the Parties using Configuration Management as described in
Section 4 of the Agreement. Provider will implement a Uniform Dialing Plan mutually agreed upon by the Parties. Provider will maintain the State's existing internal Uniform Dialing Plan in the legacy PBX network and the proposed IP telephony network as required by the State during the Transition Period and Transformation Period. The Parties will develop an Enterprise-wide dialing plan that maintains the current End-User phone numbers to the greatest extent possible. The dialing plan will be a component of the Standards and Procedures Manual.

29.0    Provide Directory Assistance Services:

Provider will provide access to directory assistance for information outside of the State voice network through Provider's existing directory assistance service. 411 dialed from within the State's network will route to a directory assistance operator and be handled and billed as a normal 411 call. Enhanced directory assistance for the Transformed Services will be defined in the Transformation Plan.

30.0    Provide Call Blocking:

The VoIP system provided by Provider will provide identification blocking on a per set basis for on-net and off-net calls. The feature will be treated as defined in COS as described in Section 4.0, above. The Service Center will initiate this feature as described in the Standards and Procedures Manual. Provider will also provide identification blocking or unblocking on a per call basis.

31.0    Provide Toll-Free Telephone Services:

Provider will provide toll-free telephone access and services as requested by the State on an as needed basis. Existing toll-free numbers and services will be ported to or managed by Provider. Requests for additional toll free numbers placed by authorized End-Users will be processed through the Service Center. Provider will be responsible for providing toll free service ninety (90) days after the Effective Date.

Rates for toll-free long distance services shall be at the lower of 1) the State's best current rate for the equivalent service, or 2) Provider's best current rate at the Cutover Date of the Service. Provider shall ensure the best available rates for the Service throughout the Term of this Agreement.


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A.5     BUNDLE 2--DATA NETWORK SERVICES


Provider will deliver to the State a transformed Network using MPLS technology to enable voice, video and data services over a single Core Network. The precise configuration of the converged Network will be described in detail in the Transformation Plan. Data Services will be delivered for interconnection to the State LANs at the switch port in the WAN POP for each Location. The Bandwidth Baseline configuration will be set upon completion of the design at each Location, and will be documented in the Transformation Plan. Adjustments to the Bandwidth Baseline bandwidth will commence at each successive anniversary date of the Cutover for each WAN POP to allow additional bandwidth as projected by the State. The projections for bandwidth growth are found in the Price/Cost Matrices in Schedule B.

Additional WAN POPs for new Locations, which may be requested by the State by means of a Work Order, shall be priced at the WAN POP rate. In addition to this rate, the State will pay Provider for additional bandwidth at the rates set forth in this Agreement. Both the additional WAN POP rate and the additional Bandwidth rate shall be paid in addition to the applicable rates for the Bandwidth Baseline.

Data Services shall be managed by the Service Center using the Service Management disciplines described in Section 4 of the Agreement.

Provider will provide to the State internet connectivity that incorporates security provisions to protect the State's Data and telecommunications assets from improper and unauthorized use. Intrusion detection systems will be deployed at each point of ingress from the Internet to monitor data traffic. Security will be provided for as described in Section 13 of this Agreement.

In addition to the State's WAN services, Provider will provide access to the State network via remote connectivity services. Both dialup and broadband connectivity will be made available as described in Section 22.0 below. Options for private network access and internet access will be made available via this service.

Provider agrees to establish private peering arrangements with any large ISP in the State for "in-state" Internet traffic to prevent traffic degradation for users of State information using services provided by other ISP vendors that cannot be converted to Provider services.

1.0     Design and Implement Improved WAN Capability:

Provider IP + ATM network will provide a fully integrated native IP transport to meet the State's WAN transport needs. In the improved WAN, prioritization and quality of service will be deployed to ensure specific performance targets, as defined in the SLAs, are achieved. The design of the improved WAN environment will use a scalable, modular approach in the interest of rapid, consistent deployment as well as cost savings


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and maintainability. Both wired and wireless technologies will be considered in the design and implementation planning for data connectivity.

Specific risks and benefits analysis and techniques to enhance the benefits and mitigate the risks of the improved WAN environment will be addressed in the Transformation Plan. In the development of the Transformation Plan, the design process for the improved WAN environment will be open to observation and participation by the Parties. The Parties will provide input to the development and support of the WAN environment in accordance with Section 4 of the Agreement.

Security issues will be treated as top priority within the multimedia transport network. Review of security issues and improved WAN environment performance will be provided throughout the Term of the Agreement as described in Section 13, Security.

The converged network will be monitored by Provider for security as well as performance on a 24x7x365 basis. Specific improved WAN environment monitoring parameters are defined in the SLAs. Monitoring data, important to continuous operation of Services, will be available to designated parties in accordance with Section 19, Reports.

2.0     Develop an Implementation Strategy:

The Transformation Plan will provide for the migration of current State Services to the converged Provider IP+ATM network platform with minimal disruption to the State's day-to-day operations. The Transformation Plan will use a scalable, modular approach in the interest of a rapid and consistent deployment. The Parties will provide input into the development of the Transformation Plan. Security issues will be treated with top priority within the implementation strategy in accordance with Section 13, Security.

3.0     Provide Statewide Connectivity:

Provider IP + ATM network will provide a fully integrated native IP transport to meet the State's connectivity needs. In providing statewide connectivity, traffic prioritization and Quality of Service will be deployed by Provider to ensure acceptable levels of service are achieved. The design of the State's statewide connectivity will be a scalable, modular approach in the interest of rapid, consistent deployment, while achieving cost savings and maintainability. Specific performance targets for the State's statewide connectivity are defined in the SLAs. The Parties will provide regular input to the development and support of the State's statewide connectivity in accordance with the Standards and Procedures Manual.

The State's statewide connectivity will be monitored for security as well as performance on a 24x7x365 basis. Specific statewide connectivity monitoring parameters will be defined in the SLAs. The network and security data collected through monitoring will be available to designated representatives of the Parties throughout the Term of the Agreement.


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4.0     Support Multimedia Transport:

Provider IP + ATM network will provide a fully integrated native IP transport to meet those needs of a single, converged transport mechanism for the State of Alaska's disparate voice, data, and video applications. In a multimedia environment, prioritization and quality of service will be deployed by Provider as the methods to ensure acceptable levels of service are achieved. Specific performance targets for the multimedia transport network will be defined in the SLAs.

Specific risks and benefits analysis as well as techniques to enhance the benefits and mitigate the risks of running a converged multimedia network are addressed in the Standards and Procedures Manual. The Parties will provide regular input to the development and support of the State's multimedia transport network, in accordance with the Standards and Procedures Manual.

Security issues will be treated as top priority within the multimedia transport network. Review of security issues and multimedia transport network performance will be provided throughout the Term of the Agreement as described in Section 13, Security.

The multimedia transport network will be monitored by Provider for security as well as performance on a 24x7x365 basis. Specific multimedia transport network monitoring parameters will be defined in the SLAs. The network and security data collected through monitoring will be available to designated representatives of the Parties throughout the Term of the Agreement.

5.0     Provide an Open Architecture:

Provider will support open architecture standards and interfaces.

6.0     Provide Bandwidth on Demand:

Provider will provide bandwidth on demand through Provider's IP + ATM core network for the State's disparate voice, data, and video applications. The provisioning of this bandwidth will utilize Quality of Service. Network traffic will be categorized and prioritized according to direction provided by the State and included in the Standards and Procedures Manual. The Parties will provide input to the development and support of the bandwidth on demand capacities and architecture.

7.0     Provide Virtual Private Networks:

The purpose of VPN architecture is to extend LAN environments for Departments in a private and secure manner. This architecture will support secure access into the State's network from the internet at large with appropriate clients. Provider will provide encryption on VPN service at the customer edge device. Departments requiring VPN to the desktop may request this Service in accordance with Section 10, Work Orders, or


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deploy their own solutions subject to the State's security, change management and configuration management policies.

The Parties will work cooperatively to develop and offer a VPN service offering for Department that will include client encryption and support. This service will be developed and managed in accordance with the Standards and Procedures Manual. Network security issues will be treated as top priority within the VPN architecture. The VPN environment will be monitored for security as well as performance.

8.0 Provide Change Management: Change Management will be accomplished in accordance with Section 4 of the Agreement.

9.0     Maintain Systems and Equipment:

The Service Center will maintain, within the Configuration Management process, a system for proactive maintenance of systems and equipment. A regular procedure of system and equipment maintenance will be followed based upon manufacturer's recommendation. The inventory kept for the State will be the underlying data source for the manufacturer's recommended upgrades and/or maintenance. Web based access to the systems and equipment maintenance information will be provided by the Service Center. The Parties will provide input to the systems and equipment maintenance process as described in the Standards and Procedures Manual. Maintenance of systems and equipment will be performed in accordance with the security policies described in Section 13, the Disaster recovery policies described in Section 15, and/or the Standards and Procedures Manual. Systems and equipment maintenance will be provided throughout the Term of the Agreement.

10.0    Provide Trouble/Fault Management:

Trouble/Fault Management Services will be provided on a 24x7x365 basis throughout the Term of the Agreement. The Service Center will maintain a Trouble/Fault Management process for Services provided to the State. Trouble/Fault Management operations will prioritize the restoration of Service by standard technical practice, including alternate and redundant paths. Web based access to the Trouble/Fault Management process will be provided by the Service Center. The Standards and Procedures Manual will specify the types of traps and alarms to be monitored. Security issues will be treated as top priority within the Trouble/Fault Management process.

11.0    Provide Configuration Management:

Configuration Management will be accomplished in accordance with Section 4 of the Agreement.

12.0    Provide Fault Management:

Fault Management services will be provided through Section 10.0 above, Trouble/Fault Management.


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13.0    Provide Account Management Services:

Account Billing and Reporting Services will be provided by Provider during the Term of the Agreement. Provider will monitor and record all data necessary to generate cost allocation reports for WAN and ISP usage; calculate, report, and charge-back all applicable taxes; provide monthly billing per Department for current and past Services; and track payments and balances. The Service Center will maintain Account Billing and Reporting for Services provided to the State and will provide electronic access to Account Billing and Reporting. Security issues, and issues of billing security will be treated as top priority within the Account Billing and Reporting process. Those aspects of Account Billing and Reporting, which are important to continuous provision of Services, will be available on a 24x7x365 basis throughout the Term of the Agreement.

The Service Center will use web-enabled billing software to produce the Deliverables described in this Section. Provider will aggregate all required State information technology billing data as defined in the Standards and Procedures Manual. Customer billings will include all applicable payment details for each of the Service Bundles described in this Agreement. Dates for implementing Account Billing and Reporting Services will be identified in the Transition Plan. Details, including data format, will be specified in the Standards and Procedures Manual.

14.0    Manage WAN System and Internet Services Performance and Operations:

Provider will provide Performance Management services on a 24x7x365 basis throughout the Term of the Agreement. The Service Center will maintain a Performance Management process for Services provided to the State. Performance Management operations will prioritize Service delivery and technical parameters identified in the SLAs. Web enabled access to the Performance Management information will be provided by the Service Center. The Parties will provide input to the Performance Management process in accordance with the security policies described in Section 13, the Disaster recovery policies described in
Section 15, and/or the Standards and Procedures Manual.

15.0    Provide Capacity Management:

Provider will compile network and circuit (service) utilization data consisting of general statistical analyses necessary to appropriately plan and recommend changes in the network requirements for the State's WAN systems and internet connection services. This planning process will be managed by the Service Center, and will be tailored to be compatible with the State's planning process. Planning will be conducted in context with Service Management, and will be coordinated with the State to provide orderly change and transition in any of the Services. The details of this process shall be contained in the Standards and Procedures Manual.

16.0    Provide Security Management:

Security management will be accomplished in accordance with Section 13 of the Agreement.


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17.0    Provide Competitive and Economically Favorable Services:

Provider agrees to provide Services to the State that are consistent with
Section 9.9, Most Favored Customer.

18.0    Provide Service Interruption Notice:

Service availability will be maintained by Provider in accordance with the SLAs. The Service Center will process notices of Service interruptions in a timely manner to all End-Users. When possible, notices of Service interruption must have prior approval by designated State personnel. The list of State staff requiring notification will be kept current by the State and communicated to the Service Center.

Notices of Service interruptions for State approved scheduled downtime will be in accordance with Change Management procedures outlined in the Standards and Procedures Manual.

19.0    Coordinate, Reconcile and Provide Detailed Billing:

Provider will include all applicable payment detail and account balance detail on customer billings and reports. The billing statements and reports will include, at a minimum, a record of recurring charges, usage-sensitive charges, move, add and change activity, installation charges, disconnection activity, and adjustments resulting from Service requests for the previous month. Billings will include third-party bills from LECs and Subcontractors. All bills during the Transition Period will, at a minimum, include the level of detail available as of the Effective Date.

The scope of coordination, reconciliation and detailed billing will be specified in the Billing and Reporting Transition and Transformation Plan contained in the Standards and Procedures Manual. The Service Center will use billing software to produce the deliverables described in this Section. Web enabled access to detailed billing will be provided by the Service Center.

20.0    Provide Move/Add/Change (MAC) Services:

MAC Services will be performed by Provider in accordance with the Configuration Management process defined in Section 4 of the Agreement. MAC services will include, without limitation, the installation, relocation, and/or disposal of the State's data switching and WAN components, and software and/or hardware changes necessary to add or remove requested capabilities and features, as requested by authorized State personnel. MACs may result from building modifications and remodeling. Any End-User and/or system down time resulting from a MAC must be minimized and clearly communicated in advance to the affected End-Users. Written notification of completion of a MAC will be given to the affected End-Users within the time specified in the SLAs.


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21.0    Manage Upgrades:

Upgrade Management Services will be performed by Provider in accordance with the Configuration Management process defined in Section 4 of the Agreement.

22.0    Provide Remote Access Connectivity:

        22.1 Remote access connectivity will be provided to the State to meet the access service needs of the State. The technologies used by Provider will vary depending on the location served and Network availability.

        22.2 Standard dialup internet service includes single Provider domain authentication, email, and internet connectivity for general use or as a dialup VPN access service (VPN software and authentication server not included). Usage is not limited or rate sensitive.

        22.3 Remote dialup without internet connectivity, per End-User account is for remote dial access to State domains, with interconnection to the host domain for authentication against State servers. The Service includes backhaul bandwidth from the remote Provider POP to the authentication server in Anchorage, Fairbanks, Juneau or Kenai/Soldotna.

        22.4 Remote dialup without internet connectivity, per modem port is for remote End-Users served by existing network arrangements in the community in which the POP is located. Authentication is achieved by virtual circuit from the access server (modem pool) to the host domain locally situated. Authentication is achieved by query against a State-provided authentication server. The State will provide any backhaul connectivity from the POP location, if required.

        22.5 Remote access via DSL telecommuter option provides End-Users with access to State domain with authentication via the State's servers. Such Service is suitable for telecommuting applications, and does not include internet access, email or web and file storage.

        22.6 Remote access via DSL telecommuter Internet add-on adds email and internet services for use by End-Users to add these features to a service account as described in Section 22.5, above.

        22.7 DSL internet access provides State End-Users with a broadband internet connection suitable for general use. This Service may be combined with VPN client software for secure access to State or other private networks.

        22.8 During the Term of this Agreement, Provider will support existing connectivity for Department access into their networks in accordance with the security policies described in Section 13 of the Agreement. Provider also agrees to supply secured access services through its internet POPs or Provider's agreement with a third party access provider, in accordance with the appropriate SLAs. During the Ramp-Up Period, the Parties agree to develop a plan to transition access authentication and expansion of the various POPs into unserved areas of Alaska where possible.


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A.6     BUNDLE 3--VIDEO CONFERENCING SERVICES

Provider will provide videoconference and bridging services to the State with systems support and scheduling managed from the Service Center. The following three types of videoconference support will be provided to meet different State needs: (1) fully managed service with videoconference End-User and bridging equipment supplied, installed and maintained by Provider, and scheduling managed from the Service Center via a web-enabled scheduling tool or by call-in to a Service Center representative; (2) Quality of Service enhanced videoconference bandwidth, scheduled through the bridge and monitored for network performance by the Service Center, to be used for State-provided and maintained videoconference End-User units; and (3) "best effort" data connectivity for ad-hoc conferences from End-User supplied and maintained desktop or room-based units, which does not provide Quality of Service enhanced service.

The replacement of the State's existing H.320 units with new H.323 units by Provider will be accomplished according to the schedule identified in the Schedule A.3, Table of Milestones and Deliverables. Certain units may be identified as requiring expedited replacement to meet the State's requirements. Units installed on an expedited basis will be integrated into the Network during the Transition Period. The video coder-decoders to be installed at State Locations shall be, at a minimum, Polycom ViewStation FX or VS4000 model, depending on the specific location's equipment and applications. The ViewStation FX is a standalone unit with integrated camera; the VS4000 is a rack-mount unit for those applications with external cameras or other input devices.

Videoconferences scheduled through the Service Center that are QOS enhanced will be operated at 384 Kbps per site link. Additional bandwidth assigned to these links to meet higher quality requirements will be charged at the Additional Bandwidth rates set forth in Schedule B. On the conference bridge, the State will have the ability to have up to 144 simultaneous ports in a single or multiple teleconferences at any time. Up to 48 simultaneous conferences are supported within the 144 port limit. Additional conference bridges can be added to expand the total capacity, as required. The Parties will handle the addition of capacity through the Work Order process. Connections to external bridges, not operated by Provider, are accomplished by a call into Provider's bridge. The rates for this external connection will be charged at the per-site, per-minute rate, as set forth in Schedule B.

Provider shall provide trained staff to support videoconference setup, equipment checks, and quality assurance in Anchorage, Fairbanks and Juneau. One staff person per location is included in the Fees. The videoconference support staff will be present on-site at those conferences and conference locations identified by the State at the time of scheduling. The scheduling of such staff members shall be coordinated by Provider and the State to ensure that staff resources are not scheduled in a manner that requires a single staff member to be present in two or more locations at once. The videoconference staff will also provide End-User training to State employees to encourage use of the videoconference service without requiring a staff member to be present at all videoconferences.


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1.0     Maintain Systems and Equipment:

The Service Center will maintain, within the Configuration Management process, a system for proactive maintenance of systems and equipment. A regular procedure of system and equipment maintenance will be followed based upon manufacturer's recommendation. The inventory kept for the State will be the underlying data source for the manufacturer's recommended upgrades and/or maintenance. Web based access to the systems and equipment maintenance information will be provided by the Service Center. The Parties will provide input to the systems and equipment maintenance process as described in the Standards and Procedures Manual. Maintenance of systems and equipment will be performed in accordance with the security policies described in Section 13, the Disaster recovery policies described in Section 15, and/or the Standards and Procedures Manual. Systems and equipment maintenance will be provided throughout the Term of the Agreement.

2.0     Provide Trouble/Fault Management:

Trouble/Fault Management Services will be provided on a 24x7x365 basis throughout the Term of the Agreement. The Service Center will maintain a Trouble/Fault Management process for Services provided to the State. Trouble/Fault Management operations will prioritize the restoral of Service by standard technical practice, including alternate and redundant paths. Web based access to the Trouble/Fault Management process will be provided by the Service Center. The Standards and Procedures Manual will specify the types of traps and alarms to be monitored. Security issues will be treated as top priority within the Trouble/Fault Management process.

3.0     Provide Configuration Management:

Configuration Management will be accomplished in accordance with Section 4 of the Agreement.

4.0     Provide Fault Management:

Fault Management Services will be provided as described in Section 2.0, above, Trouble/Fault Management.

5.0     Provide Account Management Services:

Account Billing and Reporting Services will be provided by Provider during the Term of the Agreement. As part of the Account Billing and Reporting Services, Provider will monitor and record all data, such as call rating tables, video conference call usage detail and MAC orders, necessary to generate cost allocation reports for video conference system usage as well as completed MAC orders. Provider will calculate, report, and charge back all applicable taxes and provide monthly billing for current and past services as well as track payments and balances. Itemized call detail records will include the length of each call by videoconference unit and charge. The Service Center will maintain


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Account Billing and reporting for Services provided to the State and will provide electronic access to Account Billing and Reporting. Security issues, and issues of billing security will be treated as top priority within the Account Billing and Reporting process. Those aspects of Account Billing and Reporting, which are important to continuous provision of Services, will be available on a 24x7x365 basis throughout the Term of the Agreement.

The Service Center will use web-enabled billing software to produce the Deliverables described in this Section. Provider will aggregate all required State information technology billing data as defined in the Standards and Procedures Manual. State billings will include all applicable payment details for each of the Service Bundles described in this Agreement. Dates for implementing Account Billing and Reporting Services will be identified in the Transition Plan. Details including data format will be specified in the Standards and Procedures Manual.

6.0     Manage System Performance and Operations:

Provider will provide Performance Management Services on a 24x7x365 basis throughout the Term of the Agreement. The Service Center will maintain a Performance Management process for Services provided to the State. Performance Management operations will prioritize Service delivery and technical parameters identified in the SLAs. Web enabled access to the Performance Management information will be provided by the Service Center. The Parties will provide input to the Performance Management process in accordance with the security policies described in Section 13, the Disaster recovery policies described in
Section 15, and/or the Standards and Procedures Manual.

7.0     Provide Capacity Management:

Provider will compile network and circuit (service) utilization data consisting of general statistical analyses necessary to appropriately plan and recommend changes in the network requirements for the State's video conferencing systems. This planning process will be managed by the Service Center, and will be tailored to be compatible with the State's planning process. Planning will be conducted in context with Service Management, and will be coordinated with the State to provide orderly change and transition in any of the Services. The details of this process shall be contained in the Standards and Procedures Manual.

8.0     Provide Security Management:

Provider will provide appropriate security methodologies (e.g., encryption, firewalls, tunneling, etc.) at points of public and remote access for the State's videoconferencing system. In addition, Provider will retain CDR records as required by the State. Security Management will be accomplished in accordance with Section 13 of the Agreement.


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9.0     Provide Competitive and Economically Favorable Services:

Provider agrees to provide Services to the State that are consistent with
Section 9.9, Most Favored Customer.

10.0    Provide Service Interruption Notice:

Service availability will be maintained by Provider in accordance with the SLAs. The Service Center will process notices of Service interruptions in a timely manner to all End-Users. When possible, notices of Service interruptions must have prior approval by designated State personnel. The list of State staff requiring notification will be kept current by the State and communicated to the Service Center.

Notices of Service interruptions for State approved scheduled downtime will be in accordance with Change Management procedures outlined in the Standards and Procedures Manual.

11.0    Coordinate, Reconcile and Provide Detailed Billing:

Provider will include all applicable payment detail and account balance detail on customer billings and reports. The billing statements and reports will include, at a minimum, a record of recurring charges, usage-sensitive charges, move, add and change activity, installation charges, disconnection activity, and adjustments resulting from Service requests for the previous month. Billings will include third-party bills from LECs and Subcontractors. All bills during the Transition Period will, at a minimum, include the level of detail available as of the Effective Date.

The scope of coordination, reconciliation and detailed billing will be specified in the Billing and Reporting Transition and Transformation Plan contained in the Standards and Procedures Manual. The Service Center will use billing software to produce the Deliverables described in this Section. Web enabled access to detailed billing will be provided by the Service Center.

12.0    Provide Move/Add/Change (MAC) Services:

MAC Services will be performed in accordance with the Configuration Management process defined in Section 4 of the Agreement.

13.0    Manage Upgrades:

Upgrade Management Services will be performed in accordance with the Configuration Management process defined in Section 4 of the Agreement.


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A.7     BUNDLE 4--PAGING SERVICES

Provider will maintain and operate the paging system as described in this Schedule A.7. Provider will make the necessary capital improvements outlined in
A.7.1. Title to the equipment listed in A.7.1 will pass to the State at the end of the Term of the Agreement. Pricing will not change from what is reflected for Bundle 4 in the pricing matrix.

Subject to the Parties obtaining a commercial waiver that allows Provider to carry commercial traffic on the State's paging system, the State will transfer all equipment associated with the paging system, which is listed in Schedule C, Asset Inventory, and as described in Section 4.2.2.2, Transition of Purchased Assets, and Schedules A.15 and 16, Resource Options. In order for the State's paging assets to transfer to Provider, there are a number of issues that must be resolved. These issues include regulatory, land use, equipment ownership, current partnership agreements, the private use of public facilities, valuation of Purchased Assets, and the renegotiation of price for this Service Bundle. The Parties agree to work jointly on resolving these issues through a public process.

In order for Provider to carry commercial traffic on the paging system, the State will seek waivers from the FCC on both the SATS system and the paging system. In the event these waivers have been granted, Provider will share revenue from commercial customers with the State using the methodology established in the Standards and Procedures Manual. Provider will make the upgrades described above in A.7.1 as well as maintain and operate the entire paging system without regard to FCC waivers unless otherwise prohibited by applicable law, regulation or order.

The State of Alaska will provide coverage maps for existing sites. Provider will provide coverage maps for the new sites and for the national service provider locations.

The paging system will accommodate routing of SMTP email messages to pagers using addressing as described in the Standards and Procedures Manual.

1.0     Paging System Upgrades:

On the Effective Date, Provider will take over operations and maintenance of the State's paging system. Provider will begin the paging infrastructure upgrades thirty (30) days after the Effective Date. These upgrades will include:

        1.1 Phasing out the M45 terminal and upgrading terminal and controller to provide expanded capacity, new features and full manufacturers support without the need to reassign pager numbers unless requested by the State.

        1.2 Addition of new coverage areas to include: Talkeetna, Healy, Portage, Nome, Kotzebue, Barrow, Dillingham, McGrath, Ketchikan and Sitka. Network connectivity to the new sites connected by satellite will be included in the provision of the Services and in Provider's pricing. The State will provide SATS connectivity to those locations that are currently served by SATS.


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        1.3 The addition of network monitoring capabilities such that if any base station, inclusive of its antenna system, begins to operate below a certain threshold, an alarm will be sent to the Service Center and technicians will be dispatched in accordance with the Standards and Procedures Manual. The State will fund the addition of the hardware and software necessary for paging monitoring services subject to the Work Order process described in Section 10 of the Agreement.

Provider will be responsible for the design of the paging system upgrades. Development of an implementation plan for the upgrades will be presented to the Management Committee for approval. The Management Committee will determine the roles of the Parties in implementing such upgrades.

2.0     Nationwide Paging Services:

Provider will provide alphanumeric paging services, as required by End-Users, on a nationwide basis including both the area covered by the State's statewide paging system and those cities in the lower 48 most commonly visited by End-Users on State business including, in particular, Seattle, Portland, San Francisco, Los Angeles, Chicago, New York City and Washington D.C.

The required coverage inside the State of Alaska will be provided via the upgraded State system. National coverage will be provided on a separate pager using a national carrier. When using the nationwide pager system, page messages can be forwarded from the End-User's normal pager number to the nationwide pager.

Pagers used for nationwide service will be the Advisor Gold pager or equivalent. The manufacturer's warranty on the pagers will be one year. The nationwide paging services will include:

        -  Nationwide coverage (see coverage map in Schedule K)

        -  100 alphanumeric pages per pager per month

        -  Each message up to 240 characters in length

        -  Senders can use email to send page

3.0     Replace Outdated Pagers:

Provider will replace old pagers starting thirty (30) days after the Effective Date. The State will be responsible for collecting the pagers to be replaced. Provider will initially replace up to 124 pagers with new Motorola Advisor Gold pagers or equivalent, and will replace 10% per year every year thereafter. The State will prioritize replacements based on age and functionality. The State also expects, to the extent possible, that End-Users will retain their current pager numbers.


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4.0     Provide Pager Benchwork:

Provider will provide pager configuration and repair benchwork as required by individual State paging system End-Users. Provider will repair or replace pagers in any of three depot locations: Anchorage, Juneau or Fairbanks. State Departments in other areas will send pagers to the nearest depot as described in the Standards and Procedures Manual for any necessary repair or programming.

Motorola-authorized paging dealers will provide on the spot replacement for damaged pagers. First echelon repair will be attempted initially (battery, belt clip, battery covers, etc.), and if that does not resolve the problem, reprogramming of a new pager on the spot using the same End-User phone number will be done, and the End-User will be back in service within a few minutes. Items outside the scope of warranty (lost, stolen, or intentionally or unintentionally damaged beyond normal use) will be charged to the State or End-User Department on a pre-negotiated flat rate per unit for such occurrences.

5.0     Support WAN and Alarm System Integration to the Paging System:

Provider will provide access to the paging system via telephone, analog modem, or WAN connectivity for individual or group paging. This includes toll free access to enable End-Users to initiate voice or numeric pages from a phone or email access and direct dial numbers to initiate voice or numeric pages.

6.0     Provide Account Management Services:

Account Billing and Reporting Services will be provided by Provider throughout the Term of the Agreement. The Service Center will maintain Account Billing and Reporting for Services provided to the State of Alaska. Electronic access to Account Billing and Reporting will be provided by the Service Center. Security issues, and issues of billing security will be treated as top priority within the Account Billing and Reporting process. Those aspects of Account Billing and Reporting, which are important to continuous provision of Services, will be available on a 24x7x365 basis throughout the Term of the Agreement.

The Service Center will use web-enabled billing software to produce the Deliverables described in this Section. Provider will aggregate all required State Information Technology billing data as defined in the Standards and Procedures Manual. Customer billings will include all applicable payment details for each of the Service Bundles described in this Agreement. Dates for implementing Account Billing and Reporting Services will be identified in the Transition Plan. Details including data format will be specified in the Standards and Procedures Manual.

7.0     Coordinate, Reconcile and Provide Detailed Billing:

Provider will include all applicable payment detail and account balance detail on customer billings and reports. The billing statements and reports will include, at a minimum, a record of recurring charges, usage-sensitive charges, move, add and change


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activity, installation charges, disconnection activity, and adjustments resulting from Service requests for the previous month. Billings will include third-party bills from LECs and Subcontractors. All bills during the Transition Period will, at a minimum, include the level of detail available as of the Effective Date.

The scope of coordination, reconciliation and detailed billing will be specified in the Billing and Reporting Transition and Transformation Plan contained in the Standards and Procedures Manual. The Service Center will use billing software to produce the Deliverables described in this Section. Web enabled access to detailed billing will be provided by the Service Center.

8.0     Provide Security Management:

Security Management will be accomplished in accordance with Section 13 of the Agreement.

9.0     Provide Competitive and Economically Favorable Services:

Provider agrees to provide Services to the State that are consistent with
Section 9.9, Most Favored Customer.

10.0    Provide Service Interruption Notice:

Service availability will be maintained in accordance with the SLA. The Service Center will process notices of Service interruptions in a timely manner to all affected End-Users. When possible, notices of Service interruptions must have prior approval by designated State personnel. The list of State staff requiring notification will be kept current by the State and communicated to the Service Center. Notices of Service interruptions for State approved scheduled downtime will be in accordance with Change Management procedures outlined in the Standards and Procedures Manual.


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A.8     BUNDLE 5--CELLULAR TELECOMMUNICATIONS SERVICES

Subject to applicable laws and regulations, Provider will offer a continuum of service packages to meet the needs of State cellular users as described below. At the Cutover Date(s) for cellular service, all new cellular services procured by Departments will be obtained through this Agreement. The State agrees that Departments will migrate current cell phone End-Users to this Agreement upon the expiration of the End-User's current service, unless the current service is with Provider and then the current service will be converted to this Agreement in accordance with procedures that will be described in the Standards and Procedures Manual. If there are unique and unusual circumstances of the State End-User that cannot be met by Provider, the State may obtain services elsewhere. All State users will transition to this Agreement within twelve (12) months of the Effective Date, where possible. Provider agrees, wherever possible, to retain the State's current cellular telephone numbers.

1.0     Local, Intrastate, and Interstate User Services.

The Parties agree to the following Cellular Service Plans:

        Nationwide Plan -- No roaming or long distance charges nationwide. Four plans are available, varying in number of free minutes of use per month. These options are: 300, 500, 800 and 1400 minutes.

        Statewide Plan -- No roaming or long distance charges in Alaska. Four plans are available, varying in number of free minutes of use per month. The options are: 300, 500, 800 and 1400 minutes.

        Local Plan -- One plan available with 2000 minutes of air time per month.

        Corporate Plan -- Multiple phones within one plan. No roaming or long distance charges within region. Charge for each phone, which includes caller ID, voice mail, and 25 free minutes each month.

        Government Plan -- Same as Corporate Plan except no charge per phone and no caller ID, voice mail and 25 free minutes.

The features included in all five plans listed above are call forwarding, three-way calling, and call waiting. Depending on the plan selected, additional features available may include caller ID, voice mail, incoming call records and text messaging.

        State of Alaska Plan -- The purchase of a block of time to be used by the State rather than individual service policies, similar to reseller packages. The features of this plan include:

        - This service is for digital cellular service only.


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        - Initial programming for each phone will include the capability to roam or place long distance call statewide and nationwide. All phones will have call forward busy and call forward no answer. Phones and chargers will be provided to the State at vendor's cost, plus shipping and applicable taxes.

        - Accessories will be provided at a 10% discount off regular price.

        - Provider will waive activation fees.

        - There will be no charges for nights and weekends for local service.

        - Rates charged for local, roaming and long distance are based on Provider's best reseller's rate for reseller customers of similar volume. Rates may be revised throughout the Term of this Agreement according to Section 9 of the Agreement.

        - Additional service features can be added at 10% discount off of list price.

        - Taxes will be aggregated and invoiced at the account level, in an amount equal to any tariff, duty, levy, tax or withholding tax, including but not limited to, sales, property, ad valorem and use taxes, or any tax in lieu thereof, imposed by any local, state or federal government or governmental agency with respect to the sale of service.

        - Account levels will be established prior to the conversion of the service to this Plan.

        1.1    Models of cell phones and warrantees:

Provider will provide analog and digital PCS products from Motorola, Ericsson, and Nokia. Prices will vary depending on the model. Discounts on phones are extended for service contracts. Discounts vary with the phone models and contract lengths. Provider currently provides two models of "bag" phones manufactured by Motorola. The "Attache" and model LNCHBX are current stocked models. These models transmit with 3 watts of output power. Provider will provide other models that the State requests in accordance with the terms of the Agreement, subject to availability from manufacturers.

        1.2    Coverage Areas:

Provider understands the importance of cellular communications to the State and its citizens and is committed to a program to continually work to improve coverage, quality and capacity of cellular communications within Alaska. See Schedule L for a table and map of the current coverage area. The Parties agree to work through the processes described in this Agreement to seek ways to improve and build-out, or encourage other providers to build-out cost-effective cellular service in Alaska whenever possible.

As part of this Agreement, and in order to improve cellular coverage at the Alaska Railroad location on Ship Creek, Provider will commit to taking one or more of the following actions no later than ninety (90) days after the Effective
Date:

- Re-position the antenna on the AT&T Government Hill site.

- Move one of the downtown cell sites in order to improve coverage at the Railroad.


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- Install a microcell site at the Railroad location on Ship Creek. This option requires that the Alaska Railroad provide space and power for the equipment.

Provider agrees that cellular capacity and coverage in Juneau, both in the area of the State Office Building and at the University of Alaska Southeast campus at Auke Bay, is not currently sufficient to meet the SLAs. Provider will commit to maintaining sufficient capacity/coverage to meet the SLAs at these specific Juneau locations and to further enhance the service in the Juneau area wherever possible.

Subject to applicable law or regulation, and if requested by the State, Provider will provide priority service for certain SoL End-Users, not to exceed 100 End-Users to be identified by the State.

1.0     Provide Cellular Telephone Benchwork:

For cell phones still under warranty, Provider will repair or replace broken phones in three depot locations: Anchorage, Juneau or Fairbanks. Phones from other areas must be shipped at State expense, to one of these locations for repairs.

2.0     Provide Account Management Services:

Account Billing and Reporting Services for all Provider cellular Service will be provided throughout the Term of the Agreement. Account Billing and Reporting Services for cellular services provided by other providers will be evaluated and determined by the Parties during Ramp-Up. The Service Center will maintain Account Billing and Reporting for Services provided to the State. Electronic access to Account Billing and Reporting will be provided by the Service Center. Security issues, and issues of billing security will be treated as top priority within the Account Billing and Reporting process. Those aspects of Account Billing and Reporting, which are important to continuous provision of Services will be available on a 24x7x365 basis throughout the Term of the Agreement.

The Service Center will use web-enabled billing software to produce the Deliverables described in this Section. Provider will aggregate all required State information technology billing data as defined in the Standards and Procedures Manual. Customer billings will include all applicable payment details for each of the Service Bundles described in this Agreement. Dates for implementing Account Billing and Reporting Services will be identified in the Transition Plan. Details including data format will be specified in the Standards and Procedures Manual.

4.0     Wireless Call Detail Billing Reports:

Provide a cellular telephone service call detail billing and usage report by the 10th day after closing of each billing month. This report will list call detail information including:

        - Originating cellular telephone number


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        - User name, department and account number assigned to the cellular telephone number

        - Telephone number dialed

        - Time of call (year, month, day and time of day)

        - Length of call

        - Applicable rate or rate code

        - Total cost of call

        - Year-to-date call summary.

5.0     Provide Competitive and Economically Favorable Services:

Provider agrees to provide cellular Services to the State that are consistent with Section 9.9, Most Favored Customer.

6.0     Provide Service Interruption Notice:

Notices of Service interruptions for State approved scheduled downtime will be in accordance with Change Management procedures outlined in the Standards and Procedures Manual.

7.0     Coordinate, Reconcile and Provide Detail Billing:

Provider will include all applicable payment detail and account balance detail on customer billings and reports. The billing statements and reports will include, at a minimum, a record of recurring charges, usage-sensitive charges, move, add and change activity, installation charges, disconnection activity, and adjustments resulting from Service requests for the previous month. Billings will include third-party bills from LECs and Subcontractors. All bills during the Transition Period will, at a minimum, include the level of detail available as of the Effective Date.

Account levels will be established prior to the Transition of the Service. The scope of coordination, reconciliation and detailed billing will be specified in the Billing and Reporting Transition and Transformation Plan contained in the Standards and Procedures Manual. The Service Center will use billing software to produce the Deliverables described in this Section. Web enabled access to detailed billing will be provided by the and Service Center.


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A.9     BUNDLE 6--SATELLITE BROADCAST SERVICES


The Parties recognize the importance of Satellite Services to the State, particularly rural Alaska, and agree to seek the integration of this technology into the State's Enterprise through the Management Committee described in
Section 11.2 of the Agreement and as described below.

1.0     Manage Statewide Satellite Broadcast System:

Provider will manage satellite broadcast services of the Satellite Interconnect Project (SIP) as described below.

The Parties recognize that the State's statewide satellite broadcast system consists of all delivery components from content origination to its consumption by the End-User. The Service Center is integral to the success of this delivery and will work cooperatively with third-party service providers and the SIP in the resolution of problems on those systems. For the purposes of this Agreement, the statewide satellite broadcast system, through the SIP, is defined as the following four parts:

        1. The SIP satellite broadcast core region consists of encoders, uplinks, space segment, the down links for monitoring services at the Service Center, network operations, and customer services.

        2. The SIP downlink edge region consists of downlink equipment such as earth stations, antenna and IRDs and various community distribution systems.

        3. The SIP End-User region consists of CPE.

        4. The SIP uplink edge region consists of the link between content provider and the encoder.

Item 1 above describes the components of the statewide satellite broadcast services that Provider is responsible for under this Schedule. Item 2 above describes the earth station maintenance and repair services under Service Bundle 10 of this Agreement. Items 3 and 4 are included here for descriptive purposes only. Under this Agreement, Provider is responsible for operations and maintenance of the SIP satellite broadcast core region.

The encoders are included in Provider's maintenance responsibilities. On the Effective Date, the demarcation point for Provider provided uplink services will be the audio and video baseband signal points of the encoders at the various Locations as defined in Schedule C. The Parties will develop, on or before ninety (90) days after the Effective Date, an Operations and Maintenance Plan of this equipment for inclusion in the Standards and Procedures Manual.

Prior to the Effective Date, the State will present a list of all tools, spare equipment, and test equipment in accordance with Schedule A.3, Table of Milestones and Deliverables,


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that are used for the satellite broadcast services. The appropriate tools and equipment will be made available to Provider in continuing the maintenance and operations of satellite broadcast services, in accordance with this Agreement. To the extent that the maintenance and operational manuals are readily available, the SOA will also provide Provider with a set of maintenance manuals for all equipment items associated with satellite broadcast services on or before the Effective Date.

During the Transition Period, satellite broadcast service alarms monitored by the current provider will be identified and procedures will be established for immediate notification, in accordance with the Standards and Procedure Manual, of any alarm condition or other abnormality observed in the signal transmission system. Provider will work with designated State staff to review network monitoring and control activities and develop a mutually agreeable monitoring and control solution to be included in the Operations and Maintenance Plan described in this Section.

All customer service functions, including trouble reporting, help response, performance monitoring, and accounting activities will be provided by the Service Center as defined in the Standards and Procedures Manual and as described in the Transition and Transformation Plans. The Service Center will be the initial point of contact between the Parties for issues that involve Service inquiries or problem resolution.

The Service Center will establish and maintain direct voice and/or data link with the satellite service provider and designated State representatives for monitoring the network and dealing with problems relating to the signal transmission system. The Service Center will be available 24x7x365 for response to Service related issues and problems.

2.0     Transformation of Satellite Service:

The Parties agree to form, on or before thirty (30) days after the Effective Date, a working group, including representation from the SIPMG, to develop a Transformation Plan for the next generation of satellite services. As part of this planning process, the group will identify projects to explore new technologies and architectures for the satellite services outlined in this Section as well as new services. The parties agree to jointly share the responsibility for identifying and obtaining resources to cover the costs of these projects. On or before one hundred eighty (180) days after the Effective Date, this group will produce a draft transformation plan for the next generation of satellite services.

3.0     Operations:

Broadcasts are categorized by service grades and those grades are described in SLA Numbers 53, 54, and 55 in Schedule E.2. Provider will proactively test and verify to insure that broadcast services are available prior to all Grade 1 and 2 program events and notify the SIP program providers before the scheduled broadcast time according to the Standards and Procedures Manual. In the event that the Service Center observes a degradation of either the video or audio signals at the monitoring downlink at the Service Center, the content provider will be contacted to identify the observed problem,


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according to the response times identified in the Problem Resolution definitions of the SLAs.

Any changes, for example, to transponder assignments or polarities, or any operating parameters of the carriers or existing services, must follow the established Change Management and Configuration Management Procedures as outlined in Section 4 of this Agreement.

Representatives from the SIPMG will assist the Service Center with the creation, adoption, and updating of a decision-tree for out-of-scope broadcast service issues and a knowledge database for Service functions that will be accessible to designated State employees. In particular, the fault escalation process will be reviewed and updated at least quarterly and at times of network upgrades.

3.0     End-User Satisfaction:

End-User satisfaction will be measured in accordance with Section 6.1 of the Agreement, and Schedule A.10, Service Center Quarterly Surveys. A report will be made available to the SIPMG and other designated State representatives.

4.0     Provide Capacity Management:

Provider will compile network and circuit (service) utilization data to appropriately plan and recommend changes in the network requirements for the satellite broadcast services. This planning process will be managed in the Service Center, and will be tailored to be compatible with the State's planning process as defined in Section 8 of the Agreement. Planning will be coordinated with the State and details of this process shall be contained in the Standards and Procedures Manual.

Satellite transponder utilization requires a link analysis for each carrier operated on the satellite and an accounting of the bandwidth and power utilized. Provider will keep records of the transponder utilization that include both the bandwidth and power utilized which will be provided to designated State and SIPMG representatives on an on-going basis. Provider will provide a template for computing the most important operating parameters and the State will provide the most complete database information available. This database must include, at a minimum, the station name, latitude, longitude, antenna size, LNB noise temperature, and the G/T for each downlink earth station, to the extent that this information is available. Provider will develop the utilization records within ninety (90) days of receipt of the earth station database and will keep the records current following initial development. Details and processes to accomplish this link analysis will be contained in the Standards and Procedures manual.

5.0     Provide Security Management:

Security management will be accomplished in accordance with Section 13 of the Agreement. It is noted that any satellite network is vulnerable to extraneous carriers, either mistakenly or purposely broadcast to the same uplink carrier frequencies on the


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transponder. Technical personnel at the uplink earth stations, the Service
Center and the NOCs will work with the satellite operator, and with the satellite operator(s) of adjacent orbital positions, to pinpoint and eliminate the source of interfering satellite uplink broadcasts.

6.0     Provide Account Management Services:

Account Billing and Reporting Services will be provided by Provider throughout the Term of the Agreement. The Service Center will maintain Account Billing and Reporting for Services provided to the State. Electronic access to Account Billing and Reporting will be provided by the Service Center. Security issues, and issues of billing security will be treated as top priority within the Account Billing and Reporting process. Those aspects of Account Billing and Reporting, which are important to continuous provision of Services will be available on a 24x7x365 basis throughout the Term of the Agreement.

The Service Center will use web-enabled billing software to produce the Deliverables described in this Section. Provider will aggregate all required State information technology billing data as defined in the Standards and Procedures Manual. Customer billings will include all applicable payment details for each of the Service Bundles described in this Agreement. Dates for implementing Account Billing and Reporting Services will be identified in the Transition Plan. Details including data format will be specified in the Standards and Procedures Manual.

7.0     Provide Competitive and Economically Favorable Services:

Provider agrees to provide services to the State that are consistent with
Section 9.9, Most Favored Customer. A major component associated with the provision of the Satellite Broadcast Services is the transponder cost. The Parties will use the Change Management and Configuration Management processes to consider methods to better utilize the current transponder capacity. Provider will review available transponder capacity to annually consider whether there is a more cost-effective transponder alternative than that which is presently being used, and review those alternatives with the State.

8.0     Provide Service Interruption Notice:

Provider will provide notice to all affected SIP program providers of any planned or unplanned satellite transport service interruptions, including day, time of day, and estimated duration of outage. Planned outages will be in accordance with the Change Management procedures as described in Section 4 of the Agreement.

Service availability will be maintained in accordance with the SLA. The Service Center will process notices of Service interruptions in a timely manner to the SIP program providers. When possible, notices of Service interruptions must have prior approval by designated State personnel. The list of State staff requiring notification will be kept current by the State and communicated to the Service Center. Notices of Service interruptions for State approved scheduled downtime will be in accordance with Change Management procedures outlined in the Standards and Procedures Manual.


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A.10    BUNDLE 7--END-USER SUPPORT SERVICES

Provider will operate the Service Center to provide a single point-of-contact for the Services as well as the centralized computing and telecommunications services provided by ITG. The Service Center will manage these responsibilities using the disciplines of Service Management, as described in Section 4 of the Agreement, and will coordinate the Resources to support the Services in accordance with the SLAs. The Service Center will: (1) develop ISO 9000 processes to automate those procedures that are identified and agreed to in the Standards and Procedures Manual, (2) provide on-going training in support of these procedures, (3) provide trained staff, available 24x7x365, and (4) provide web-enabled or other on-line End-User access to Service Center tools and status information as defined in the Standards and Procedures Manual. The Service Center will proactively monitor and analyze Service performance as defined in the applicable SLAs in Appendix E.2.

Service Center Representatives will track issues from the initial point of contact from the State or other approved party through completion or resolution. When a contact involves a problem affecting multiple Services and/or multiple providers, the Service Center representative will use the Fault Management process to ensure resolution. Multiple calls related to a single event or outage are treated as a single call. Service Center representatives will be supported by a knowledge base system. One or more decision trees and a help desk system will be configured to maximize automation of procedures. The help desk system will record issue resolution and will archive answers to common user questions to speed resolution of future problems. The Service Center's geographic location is in Anchorage. The configuration and detailed organizational structure of the Service Center will be developed by the Parties during the Ramp-Up Period.

Rates for Provider's Service Center Services have been blended with the Fees for Services in other Bundles. Based on the completion of the Standards and Procedures Manual according to Section 4 of this Agreement, the rate established for the Service Center is based on a monthly call volume of 1,500 calls. The Parties have agreed to a fixed Fee for this Service, regardless of the number of calls, provided that 1) the call volumes are based on conditions in which no service outage or impairment is the driver of call volumes; 2) call wait times may increase to a maximum of 3 minutes for a period of up to 90 days without penalty to Provider, and 3) all Change Management requirements have been met. The Parties will meet to discuss call volumes above 1,500 per month in the event this provision is not met as expected. A Fee adjustment or SLA adjustment may be undertaken to meet different business requirements.

1.0     Provide 24x7x365 Availability:

The Service Center will provide trained staff on a 24 X 7 X 365 basis.


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2.0     Provide Appropriate Help Desk Coverage During Critical Events:

The Service Center will respond on a 24x7x365 basis to Critical Events. The Account Manager will be the means by which the State requests additional support or preferential treatment of bandwidth or other Services delivery. Provider's Account Manager will coordinate scheduling and implementation.

In preparation for Critical Events, Provider's planning process will include the use of a calendar of events for the Service Center, which includes dates of significance to operations, financial planning, contract performance and operations.

Additional support for Critical Events is accomplished through the Change Management Process. Special support is a short-term change for the Service Center, and will be handled by the formal project management approach used in Change Management. The change manager will responsible for delivery of the Services during the Critical Events period(s).

The State will identify routine Critical Events in specific SLAs which can be scheduled in advance.

3.0     Serve as a Single Point-of-Contact:

As described in the introduction to this Schedule A.10, above.

4.0     Ensure Qualified Help Desk Staff:

The Service Center will be staffed with Service Center representatives and other technical support staff. Service Center representatives are level 1 support and may escalate Service issues. The level 1 support staff will have access to the highest level experts available from Provider and the participating Department. Service Center staff will be thoroughly trained in accordance with Section 5 of the Agreement.

5.0     Resolve Help Desk Problems:

Provider will develop an approach identified in the Standards and Procedures Manual to resolve Service Center calls in accordance with the SLA for First Call Problem Resolution Rate. The Service Center will manage on site support for End-User contacts. The Parties will identify the timeframes and methodologies for management of on-site support and escalation of issues in the Transition Plan. During transition, the State will identify on-site support contact information, locations and assets to be covered by on site support. Provider will detail how help desk and billing software will be configured to manage the on site support processes. Escalation procedures to address mission priorities will be defined in the Standards and Procedures Manual.


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6.0     Manage the Entire Life-Cycle of Help Desk Calls:

The Service Center will respond to phone, fax and on line requests for Services in accordance with the Standards and Procedures Manual. The Service Center will record requests in a system which will track the entire life cycle of the request, and will manage the opening, assignment, acceptance, escalation, resolution and closing of the request. The Service Center will manage requests in a way that is transparent to the State, including referral of requests involving other services and coordination of problem resolution involving Subcontractors. During a request life cycle, the Service Center will make available information regarding its status and will notify the State upon completion. The Service Center will develop ISO 9000 compliant processes to facilitate management of requests. The Parties will develop a Transition Plan to describe how State information will be transferred to Provider and to include a phased approach to transition. Compliance with the requirements of this Section will be measured by successful management of requests as stated in the relevant SLAs.

7.0     Prioritize Help Desk Calls:

The Service Center will use a rule-based expert system to help prioritize requests. The Service Center representatives use the expert system for the purpose of making decisions about referrals and problem escalation. The expert system allows the Service Center to develop any number of priority levels. In keeping with changing priorities for the State, the knowledge base can be changed using Change Management procedures.

The State will provide Provider with a list of priorities and policies to be incorporated in the Transition Plan that will be archived as procedures in the help desk software. These procedures will be triggered by requests, which will in turn activate responses from the Service Center in the form of callouts and/or notifications to affect repair of the failure.

8.0     Provide Continuous Improvement:

The Service Center will use ISO 9000 processes to develop and maintain continuous improvement practices such as, but not limited to:

        -  developing and revising scripts used by Service Center staff;

        -  providing web accessible information;

        - providing an annual training calendar and training program as described in the Joint Training Program as defined in Section 5 of the Agreement;

        - establishing improved baseline measures of services in accordance with this Section;

        - implementing a knowledge base and decision tree supporting multiple providers;

        - tracking and reporting in accordance with Section 19 of the Agreement; and

        -  consistent and continual Change Management processes as defined in
           Section 4 of the Agreement.


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Processes will be developed to support this continuous improvement effort for the Standards and Procedure Manual.

9.0     Conduct End-User Satisfaction Surveys:

Provider will conduct both on-line and on the spot End-User satisfaction surveys in accordance with ISO 9000 compliant processes established and agreed upon by the Parties as provided in Section 6 of the Agreement and with timelines delineated below. Provider will provide survey results on a quarterly basis. Survey results, at a minimum, will summarize State satisfaction in the following areas:

        -  End-User ability to send and receive video;

        - voice and data applications with reliability and speed; Resolution of reported problems or Service interruptions;

        - Measures of satisfaction of Service requests, End-User assistance and problem resolution; and

        -  Other areas as determined by the Parties.

A report summarizing this information and a plan of action to address deficiencies will be available within 45 days after survey responses are due. The summary report will be posted on a web site for all State End-Users no later than 30 days after the report is made available to the State for review. The Parties may determine the necessity for a more frequent or less frequent survey of End-Users. This change will occur with the Service Center quality assurance manager and State designated personnel in accordance with Change Management procedures.

10.0    Process all System Administration and Service Requests.

The Service Center will provide automated processes to manage and process system administration and service requests in accordance with Section 4, Configuration and Change Management.

11.0    Ensure Real-Time Updates of Moves, Adds and Changes:

MACs for all Services will be coordinated through the Service Center. The Service Center will serve as the single point of contact for managing this MAC information database. During the Transition Period, the Parties will mutually decide specific details regarding the type of data and information to be updated on a real-time basis. Trouble reports generated by automated network monitoring tools are not billable MACs.

12.0    System Performance Reports:

In addition to reports described in the previous Sections, Provider will report on:


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        -  Overall voice, data and video network availability by site.

        - Information pertinent to identifying the source of any unauthorized attempt, whether successful or unsuccessful, to gain access to any of these systems.

        - Number of critical and non-critical network repairs, the duration of each repair from the time that the outage was reported or monitored to the time that the Service was restored and the estimated number of End-Users affected by the outage.

        - Quarterly "not active" reports identifying lines that are not in use or have not had activity.

        - Peak and average monthly utilization by shift on all wide area circuits.

        - Trend analysis reports including any appropriate data that will aid in future planning and quality of service.

13.0    Provide Change Management:

Change Management will be accomplished in accordance with Section 4 of the Agreement.

14.0    Provide Account Management Services:

Account Billing and Reporting Services will be provided by Provider throughout the Term of the Agreement. The Service Center will maintain account billing and reporting for Services provided to the State. Electronic access to Account Billing and Reporting will be provided by the Service Center. Security issues, and issues of billing security will be treated as top priority within the Account Billing and Reporting process. Those aspects of Account Billing and Reporting, which are important to continuous provision of Services, will be available on a 24x7x365 basis throughout the Term of the Agreement.

The Service Center will use web-enabled billing software to produce the Deliverables described in this Section. Provider will aggregate all required State Information Technology billing data as defined in the Standards and Procedures Manual. Customer billings will include all applicable payment details for each of the Service Bundles described in this Agreement. Dates for implementing Account Billing and Reporting Services will be identified in the Transition Plan. Details including data format will be specified in the Standards and Procedures Manual.

15.0    Provide Security Management:

Security management will be accomplished in accordance with Section 13 of the Agreement.

16.0    Provide Competitive and Economically Favorable Services:

Provider agrees to provide Services to the State that are consistent with
Section 9.9, Most Favored Customer.


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A.11    BUNDLE 8--SATS MICROWAVE OPERATION, MAINTENANCE AND REPAIR

Provider will assume full responsibility for operations, maintenance and repair of the SATS microwave system including equipment pads, shelters, power sources, power conditioning equipment, HVAC plants, towers, antennas, racks, monitoring and support equipment, etc. Both parties agree that facilities are to be maintained and repaired in accordance with industry standards to ensure efficient, cost effective operations during the Term of this Agreement and that facilities are viable at the end of this Agreement. The intent of this Service Bundle is that the Parties will work towards achieving greater cost efficiencies through proactive maintenance and upgrades that will reduce the total cost of ownership for the SATS infrastructure in accordance with Section 9.2, Shared Savings. Replacement parts, materials, equipment and workmanship shall be at levels equal to or better than current.

1.0     Provide Change Management:

The Parties will develop policies and procedures to ensure error-free transition and maximum availability of SATS microwave links during any new installations, system component upgrades and/or any changes in accordance with SLAs defined in Schedule E.2. The Parties will ensure that all planned modifications to the SATS microwave environment will be accomplished in accordance the Change Management processes described in Section 4 of the Agreement.

2.0     Maintain Systems and Equipment:

Provider will provide proactive maintenance activities to ensure the optimal operation of the SATS microwave system as described in the manufacturer specifications, and according to the State's requirements and the SLAs. Provider will provide advance notification of any maintenance activity that may involve a service interruption. Any service interruptions that result from maintenance activities will be minimized.

The Service Center will maintain, within the Configuration Management process, a system for proactive maintenance of systems and equipment. A regular procedure of system and equipment maintenance will be followed based upon manufacturer's recommendation. The inventory kept for the State will be the underlying data source for the manufacturer's recommended upgrades and/or maintenance and hosted by Provider. Web based access to the systems and equipment maintenance information will be provided by the Service Center. The Parties will provide input to the systems and equipment maintenance process as described in the Standards and Procedures Manual. Maintenance of systems and equipment will be performed in accordance with the security policies described in Section 13, the Disaster recovery policies described in Section 15, and/or the Standards and Procedures Manual. Systems and equipment maintenance will be provided throughout the Term of the Agreement.

Each SATS site will be visited at least once annually for inspection and minor repair maintenance. ITG personnel will be given the option to accompany Provider personnel


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on such trips at no cost to the State. Additional trips will be scheduled to provide a proactive preventative maintenance program for SATS sites to include one additional scheduled and one unscheduled visit to each site per year, as necessary. Such trips will be tracked in the aggregate for the whole system rather than by site. The price of this Service includes 366 trips per year and will be adjusted as part of the annual account review.

Prior to the Effective Date, the State will present a list of all tools and test equipment in accordance with Schedule A.3 that are used for maintenance of the SATS, including the location of all items on the list. These tools and test equipment will be made available to Provider in continuing the maintenance and repair of SATS pursuant to the terms of this Agreement. To the extent that the manuals are readily available, the SOA will also provide Provider with two sets of maintenance manuals for all equipment items associated with SATS on or before the Effective Date. These maintenance manuals will be in addition to the existing manuals and which are to be retained at the SATS locations.

All SATS multiplexers are considered Services under the Agreement. To accommodate special circumstances and arrangements that exist between the State and its SATS customers and partners as of the Effective Date, the State may identify and request demarcation changes at selected SATS locations. These requests will be handled through the Change Management process. Within thirty
(30) days of the Effective Date, the State will provide Provider with an inventory and description of the network elements that are to be included in Provider's maintenance responsibilities, in accordance with the Standards and Procedures Manual. This description will include, but not be limited to the following items: microwave radio equipment, shelters, towers, antennas, transmission line, battery plants, chargers, generators, solar panels, and HVAC equipment. If the inventory is significantly different than the Inventory identified in Schedule C, then Provider or the State may request a service rate adjustment that is agreed to by the State and Provider to be appropriate to the revised list. The SLA requirements associated with Provider's performance in providing SATS microwave maintenance and repair are identified in Schedule E.2 of this Agreement.

3.0     Provide Trouble/Fault Management:

Provider will provide expert and timely trouble repair services to the SATS microwave system as specified in the SLAs, set forth in Schedule E.2, and the Standards and Procedures Manual.

The Service Center will maintain a Trouble/Fault Management process for Services provided to the State. Trouble/Fault Management operations will prioritize the restoration of Service by standard technical practice, including alternate and redundant paths. Web enabled access to the Trouble/Fault Management process will be provided by the Service Center. The Standards and Procedures Manual will specify the types of traps and alarms to be monitored. Security issues will be treated as top priority within the Trouble/Fault Management process. Trouble/Fault Management Services will be provided on a 24x7x365 basis throughout the Term of the Agreement.


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Provider will provide real-time alarm information relevant to the operation and maintenance of the SATS microwave system to the State and its customers upon request.

4.0     Provide Configuration Management:

Provider will maintain inventory, circuit information, configuration documentation and diagrams of the SATS microwave systems and resources, including shelters, component racks, transmitters, HVAC and power equipment, etc; which will be initially provided by the State. Configuration Management will be accomplished in accordance with Section 4 of the Agreement.

Provider will be responsible for securing appropriate engineering services and for specifying the details of changes, subject to approval by the State. Provider will be responsible for warehouse functions associated with maintaining SATS microwave maintenance inventories, and for provisioning project inventories for such items as shelters, component racks, transmitters, HVAC, and power equipment.

The State shall be provided copies of available drawings and records associated with the SATS microwave facilities and service upon request. The State shall notify Provider of any site or facility changes at the SATS locations that may impact the Services provided by Provider under this Agreement so that accurate site and facility records can be maintained in accordance with Service Management functions described in Section 4 of the Agreement.

5.0     Provide Fault Management:

Provider will provide fault sectionalization and isolation for the SATS microwave network. Provider will provide a means to bypass troubled sections of the network, such as "switch to back-up" capabilities.

The Service Center will maintain a Trouble/Fault Management process for Services provided to the State. Trouble/Fault Management operations will prioritize the restoration of Service by standard technical practice, including alternate and redundant paths. Web enabled access to the Trouble/Fault Management process will be provided by the Service Center. The Standards and Procedures Manual will specify the types of traps and alarms to be monitored. Trouble/Fault Management Services will be provided on a 24x7x365 basis throughout the Term of the Agreement.

Provider's NOC will provide SATS alarm monitoring and response for the alarms that are presently associated with the SATS. On the Effective Date, the State will provide Provider with a list of the SATS alarms along with the details associated with the master and remote alarm terminals. The master alarm terminal equipment will be made available to Provider to move to Provider's NOC. The Service Center will participate in the analysis of alarms to help ensure that problems are diagnosed and responded to in accordance with SLAs set forth in Schedule E.2. Alternate routing and other fault bypass techniques such as microwave hot standby switching, will be employed by Provider. A


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database for system trouble ticket recording and storing will be implemented by the Service Center and provided to the State.

6.0     Provide Account Management Services:

Provider will monitor and record all data necessary to generate cost allocation reports for SATS microwave system usage in accordance with Section 19 of the Agreement. Provider will calculate, report and charge back all applicable taxes and provide monthly billing per department for current and past services as well as track payments and balances. All data must be provided in an electronic format as specified by the State.

Account Billing and Reporting Services will be provided by Provider throughout the Term of the Agreement. The Service Center will maintain Account Billing and Reporting for Services provided to the State. Electronic access to Account Billing and Reporting will be provided by the Service Center. Security issues, and issues of billing security will be treated as top priority within the Account Billing and Reporting process. Those aspects of Account Billing and Reporting, which are important to continuous provision of Services, will be available on a 24x7x365 basis throughout the Term of the Agreement.

The Service Center will use web-enabled billing software to produce the Deliverables described above. Provider will aggregate all required State billing data as defined in the Standards and Procedures Manual. Customer billings will include all applicable payment details for each of the Service Bundles described in this Agreement. Dates for implementing Account Billing and Reporting Services will be identified in the Transition Plan. Details including data format will be specified in the Standards and Procedures Manual.

The Service Center will generate DACS data reports and circuit layout records and provide to the State as needed.

7.0     Manage System Performance and Operations:

Provider will monitor the SATS microwave system performance and operations to ensure that the network is meeting performance and operational requirements as specified in the SLAs. Provider will monitor and store traffic patterns and volumes by location to aid in on-going system changes or upgrades.

Performance Management Services will be provided on a 24x7x365 basis throughout the Term of the Agreement. The Service Center will maintain a Performance Management process for Services provided to the State Performance Management operations will prioritize Service delivery and technical parameters identified in the SLAs. Web based access to the Performance Management information will be provided by the Service Center. Management of system performance and operations will be performed in accordance with the security policies described in Section 13 of the Agreement, the Disaster recovery policies described in Section 15 of the Agreement, and/or the Standards and Procedures Manual.


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The Service Center will have the responsibility for the monitoring of all SATS microwave alarm, command control, and system performance functions. The SATS microwave performance monitoring equipment currently in operation will be integrated into the NOC for 24x7x365 surveillance in accordance with the Transition Plan.

Provider will administer its obligations under this Agreement in accordance with all existing agreements between the State and other agencies that may have an ownership interest in the SATS facilities.

8.0     Provide Capacity Management:

Provider will compile network and circuit (service) utilization data to appropriately plan and recommend changes in the network requirements for the SATS. This planning process will be managed in the Service Center, and will be tailored to be compatible with the State's planning process. Planning will be conducted in context with Service Management, and will be coordinated with the State to provide orderly change and transition in any of the Services. The details of this process shall be contained in the Standards and Procedures Manual, but at a minimum will include SATS microwave, and Provider-provided and manually-provided circuit records for each microwave DS3, DS1, DS0 and analog SG, Grp, Ch Bk and VF Channel. The State will initially provide these records, along with capacity of each SATS route and electronic copies of circuit layout records for all SATS services not later than the Effective Date. Provider will maintain the circuit layout records beginning at on the Effective Date.

Network capacity and circuit utilization will be electronically monitored by Provider in order to determine current and future bandwidth requirements. Upgrades will be in accordance with Change Management procedures set forth in
Section 4 of the Agreement.

9.0     Provide Security Management:

Provider will provide appropriate security methodologies (e.g., encryption, firewalls, tunneling, etc.) at points of public and remote access for the SATS microwave system. Security management will be accomplished in accordance with
Section 13 of the Agreement.

Additional site security provisions will be reviewed and conducted in accordance with the SATs System Improvement Credit described in this Section. The policies and procedures governing personnel access to the SATS locations shall be covered in the Standards and Procedures Manual.

10.0    Provide Competitive and Economically Favorable Services:

Provider agrees to provide Services to the State consistent with Section 9.9, Most-Favored Customer.


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11.0    Provide Service Interruption Notice:

Provider will provide notice to all affected users of any planned or unplanned SATS microwave system interruptions, including day, time of day, and estimated duration of outage.

Service availability will be maintained in accordance with the SLA. The Service Center will process notices of Service interruptions in a timely manner to all affected users. When possible, notices of Service interruptions must have prior approval by designated State personnel. The list of State staff requiring notification will be kept current by the State and communicated to the Service Center.

Notices of Service interruptions for State approved scheduled downtime will be in accordance with Change Management procedures outlined in the Standards and Procedures Manual.

In the case of unplanned outages, the Service Center will immediately place in effect alternate routing or bypass techniques in accordance with established procedures. The first priority will always be the restoration of Service in the most expeditious fashion, including either rapid repair or alternate service provisioning. The Service Center will then notify the affected user(s) about the outage, the anticipated time to repair, and the expected time of Service restoration.

12.0    Coordinate, Reconcile and Provide Detailed Billing:

Provider will coordinate and reconcile all SATS microwave system billing and usage on a monthly basis. Provider will ensure the billing data is provided to the State's fiscal system.

Provider will include all applicable payment detail and account balance detail on customer billings. The billings will include, at a minimum, a record of move, add and change, installation, and disconnection activity for the past month, and adjustments resulting from Service requests.

The scope of coordination, reconciliation and detailed billing will be specified in the Billing and Reporting Transition and Transformation Plan contained in the Standards and Procedures Manual. The Service Center will use billing software to produce the Deliverables described in this Section. Web based access to detailed billing will be provided by the Service Center.

Provider shall provide account management services for usage of the State's SATS microwave system through the Service Center. Overall, the use of and billing for this resource will be managed just as it would be for a Provider property, with the exception that the State is the authorizing owner.


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13.0    Provide Move/Add/Change (MAC) Services:

Provider will provide any MAC services such as the installation, relocation, and/or disposal of the State's SATS microwave system components as requested by authorized State personnel. This includes MACs to systems that may result from building modifications and remodeling. This would also include any software and/or hardware changes necessary to add or remove requested capabilities and features. Any user and/or system down time resulting from a MAC must be minimized and clearly communicated in advanced to the affected users. Written notification that the MAC was completed will be given to the user(s) affected within the time specified in the SLAs.

MAC Services will be performed in accordance with the Configuration Management process defined in Section 4 of the Agreement. MACs to the SATS microwave system property will be controlled by the Service Center and in accordance with the SLAs described in Schedule E.2.

14.0    Manage Upgrades:

Provider will plan, implement, install and maintain SATS microwave equipment, common hoteling service equipment, hardscape, and support equipment as recommended by the systems manufacturer and as jointly agreed upon by the State. These upgrades will focus on preventing system obsolescence. Additionally, these upgrades will consider the future, long-term requirements of the State. Any user and/or system down time resulting from an upgrade must be minimized and clearly communicated and coordinated in advance to the affected users.

Included in Schedule C of the Agreement is a list of SATS microwave maintenance and repair work items. Provider will provide a $2,800,000 SATS system improvement investment to conduct this work during the Term of this Agreement. This work will be initially scheduled in Transition Plan and modified through the Change Management process. Changes to Schedule C may be made by the Management Committee.

Upgrade Management Services will be performed in accordance with the Configuration Management process defined in Section 4 of the Agreement.

Normal maintenance parts, pieces, hardware, and minor component replacements, and the labor and transportation to install/replace them as a part of ongoing maintenance activities are included in the basic Provider maintenance and operations responsibility. However, capital project system upgrades will be part of the Change Management process but are not included as maintenance and operations. Upgrades, in addition to those mentioned in Schedule C, may be needed to maintain the level of service and Provider will work with the State to identify necessary upgrades before they become critical to service. These upgrades will be scheduled to the maximum extent possible to coincide with maintenance and operations functions in order to minimize upgrade costs and maximize efficiencies. Transportation costs associated solely with upgrades will be provided at an additional expense to the State.


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A.12    BUNDLE 9--SATELLITE TELEPHONY SERVICE

Provider will provide the State with satellite telephony services, offering the State a single source provider for all of the State's wired and wireless telecommunications. The Service will include a variety of service packages, local repair and benchwork, coordination, reconciliation, and detailed billing and comprehensive customer care and service.

Provider will provide to the State service plans with zero, 50, 100, 250 and 500 minutes of free usage. Also provided is a plan which provides 200,000 (domestic) minutes per year along with statewide pooled airtime minute plans.

Provider will provide Globalstar satellite phones, as may be desired by the State. Iridium LLC satellite service is also available for Service within Alaska and Provider offers Iridium service as an alternative for the State. Provider will provide Globalstar phones and/or Iridium phones. Any mix of Globalstar and Iridium phones is possible within the pricing provided. If the State owns existing Iridium phone sets and related accessories this additional Service offering may reduce the State's need to buy any additional sets and require simply that the existing Iridium phones be reprogrammed and re-activated. With the availability of service from both of the satellite telephony providers, the State will have a choice. Any combination of Globalstar and Iridium is possible.

Provider will also keep current on the available satellite systems that are capable of providing mobile voice and data services during the Term of this Agreement. If improved service alternatives are identified, Provider will identify the new alternatives through the Change Management process.

1.0     Provide Satellite Telephone Benchwork:

Three parts of the Globalstar phones are level-1 depot repairable locally: the antenna, the display, and the keypad, and Provider will provide this level of repair. Provider will return all other items to the manufacturer's depot for repair or replacement. Replacement phones will be made available upon request. Configuration and updating of firmware in the phones will be accomplished by Provider upon return of the phones to the Service Center.

Phone setup and activation of all phone features will be customized for each End-User's requirements. Globalstar pre-configures each phone with the parameters to ensure Globalstar modes function properly. Provider will initiate phone setup and provide activation on Provider's statewide system to allow for lower cost analog cellular routing when available.

2.0     Satellite Call Detail Billing Reports:

Provider will provide a satellite telephone service call detail billing and usage report by the 10th day after the closing of the billing month in accordance with Section 19 of the Agreement. These reports will, at a minimum, provide call detail information including:


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        -  Originating telephone number.

        - End-User name, Department and account number assigned to the satellite telephone number.

        -  Telephone number dialed.

        -  Time of call (year, month, day and time of day).

        -  Length of call.

        -  Applicable rate or rate code.

        -  Total cost of call.

        -  Year-to-date call summary.

3.0     Coordinate, Reconcile and Provide Detailed Billing:

Provider will include all applicable payment detail and account balance detail on customer billings. The billings will include, at a minimum, a record of move, add and change, installation, and disconnection activity for the past month, and adjustments resulting from Service requests.

The scope of coordination, reconciliation and detailed billing will be specified in the Billing and Reporting Transition and Transformation Plan contained in the Standards and Procedures Manual. The Service Center will use billing software to produce the Deliverables described in this Section. Web based access to detailed billing will be provided by Provider's Service center. Provider will work with the satellite service provider to ensure that the State's billing needs are met.

4.0     Provide Competitive and Economically Favorable Services:

Provider agrees to provide Services to the State consistent with Section 9.9, Most-Favored Customer.


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A.13    BUNDLE 10--SATELLITE EARTH-STATION MAINTENANCE AND REPAIR


The Parties recognize the importance of satellite services to the State, particularly rural Alaska, and agree to seek the integration of this technology into the State's Enterprise. Provider will maintain and repair the State satellite earth stations listed in Schedule C.

The Parties recognize that the State's statewide satellite broadcast system consists of all delivery components from content origination to its consumption by the End-User. The Service Center is integral to the success of this delivery and will work cooperatively with out-of-scope service component providers and the SIP in the resolution of problems on those systems. For the purposes of this Agreement, the statewide satellite broadcast system, through the SIP, is defined as the following four parts:

        1. The SIP satellite broadcast core region consists of encoders, uplinks, space segment, the down links for monitoring services at the Service Center, network operations, and customer services;

        2. The SIP downlink edge region consists of downlink equipment such as earth stations, antenna and IRDs and various community distribution systems;

        3.     The SIP End-User region consists of CPE; and

        4. The SIP uplink edge region consists of the link between content providers and the encoder.

Item 1 above describes the components of the statewide satellite broadcast services that Provider is responsible for in Bundle 6. Item 2 above describes the services in this Schedule. Items 3 and 4 are included here for descriptive purposes only.

1.0     Provide Change Management:

Change Management will be accomplished in accordance with Section 4 of the Agreement.

2.0     Maintain Systems and Equipment:

The Service Center will maintain, within the Configuration Management process, a system for proactive maintenance of systems and equipment. A regular procedure of system and equipment maintenance will be followed based upon manufacturer's recommendation. The inventory kept for the State will be the underlying data source for the manufacturer's recommended upgrades and/or maintenance. Web based access to the systems and equipment maintenance information will be provided by the Service Center. Maintenance of systems and equipment will be performed in accordance with the security policies described in Section 13, the Disaster recovery policies described in Section 15,


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and/or the Standards and Procedures Manual. Systems and equipment maintenance will be provided throughout the Term of this Agreement.

Provider will maintain and repair the State owned downlink equipment as identified in Schedule C of this Agreement. This equipment includes, but is not limited to:

        -  The earth station antennas

        -  The LNB(s)

        -  The IRD(s)

        -  The LNB to IRD cabling

        -  State owned community distribution systems

Some of the equipment identified in Schedule C is located at State partner facilities. On the Effective Date, the State will provide Provider with a contact list for all partner facilities and will publish a notification of the date that Provider will be responsible for the maintenance of those facilities and must now be provided with access when required. Additional IRDs may be provided by the State or State partners that are not to be maintained by Provider. Provider agrees, however, to accept calls to the Service Center related to these units and to assist in troubleshooting on problems related to these IRDs. Provider is not responsible for maintenance or repair of these units.

On or before the Effective Date, the State will provide information about the earth stations being maintained under this Agreement to the extent that the information is available. The requested information will include:

        -  The station name

        -  The latitude

        -  The longitude

        -  The services downlinked at the earth stations

        -  The antenna size, manufacturer, and model

        -  The LNB noise temperature, manufacturer and model

        -  The G/T of the earth station

        -  The IRD manufacturer and model number

        - Any available site drawings such as the site plan, floor plan, equipment layout and block diagram of the earth station

The demarcation point for defining Provider's responsibility for maintenance includes the video and audio outputs at the IRD(s). The cabling between the IRD(s) and the non-State owned community distribution system is not included in Provider's maintenance and repair responsibility. However, the cabling and community transmitter distribution systems that are State owned are included in Provider's maintenance and repair responsibility. Service activities beyond the demarcation point will be provided at the discretion of Provider.

The Parties agree that in the event of a catastrophic equipment failure, they will work cooperatively to seek out funding for repair or replacement of the failed equipment.

All earth stations will be inspected within 2 years of the Effective Date.


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3.0     Transformation of Satellite Service:

The Parties agree to form a working group including representation from the SIPMG to develop a transformation plan for the next generation of satellite services. This group will be formed by thirty (30) days after the Effective Date. As part of this planning process the group will identify projects to explore new technologies and architectures for the satellite services outlined in this Section as well as new services. The Parties agree to jointly share the responsibility for identifying and obtaining resources to cover the costs of these projects. By one hundred eighty (180) days after the Effective Date, this group will produce a draft transformation plan for the next generation of satellite services.

4.0     Provide Trouble/Fault Management:

The Service Center will maintain a Trouble/Fault Management process for Services provided to the State. Web based access to the Trouble/Fault Management process will be provided by the Service Center. The Standards and Procedures Manual will specify the types of traps and alarms to be monitored. Security issues will be treated as top priority within the Trouble/Fault Management process. Trouble/Fault Management Services will be provided on a 24x7x365 basis throughout the Term of the Agreement.

5.0     Provide Configuration Management:

Configuration Management will be accomplished in accordance with Section 4 of the Agreement.

6.0     Provide Account Management Services:

Provider will provide Account Billing and Reporting Services throughout the Term of the Agreement. The Service Center will maintain Account Billing and Reporting for Services provided to the State of Alaska. Electronic access to Account Billing and Reporting will be provided by the Service Center. Security issues, and issues of billing security will be treated as top priority within the Account Billing and Reporting process. Those aspects of Account Billing and Reporting, which are important to continuous provision of Services, will be available on a 24x7x365 basis throughout the Term of the Agreement.

The Service Center will use web-enabled billing software to produce the Deliverables described in this Section. Provider will aggregate all required State information technology billing data as defined in the Standards and Procedures Manual. Customer billings will include all applicable payment details for each of the Service Bundles described in this Agreement. Dates for implementing Account Billing and Reporting Services will be identified in the Transition Plan. Details including data format will be specified in the Standards and Procedures Manual.

7.0     Manage System Performance and Operations:

Performance Management services will be provided on a 24x7x365 basis throughout the Term of the Agreement.
The Service Center will maintain a Performance Management


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process for services provided to the State. Performance Management operations will prioritize Service delivery and technical parameters identified in the SLAs. Web based access to the Performance Management information will be provided by the Service Center. The Parties will provide input to the Performance Management process. Management of system performance and operations will be performed in accordance with the security policies described in Section 13, the Disaster recovery policies described in Section 15, and/or the Standards and Procedures Manual.

8.0     Provide Capacity Management:

Provider will compile network and circuit (service) utilization data to appropriately plan and recommend changes in the network requirements for the satellite earth station maintenance and repair. This planning process will be managed in the Service Center, and will be tailored to be compatible with the State's planning process. Planning will be conducted in context with Service Management, and will be coordinated with the State to provide orderly change and transition in any of the Services. The details of this process shall be contained in the Standards and Procedures Manual.

9.0     Provide Security Management:

Security Management will be accomplished in accordance with Section 13 of the Agreement.

10.0    Provide Competitive and Economically Favorable Services:

Provider agrees to provide services to the State for all Services consistent with Section 9.9, Most-Favored Customer.

11.0    Provide Service Interruption Notice:

Service availability will be maintained in accordance with the SLAs. The Service Center will process notices of Service interruptions in a timely manner to all affected users. When possible, notices of Service interruptions must have prior approval by designated State personnel. The list of State staff requiring notification will be kept current by the State and communicated to the Service Center. Notices of Service interruptions for State approved scheduled downtime will be in accordance with Change Management procedures outlined in the Standards and Procedures Manual.

12.0    Coordinate, Reconcile and Provide Detailed Billing:

Provider will include all applicable payment detail and account balance detail on customer billings. The billings will include, at a minimum, a record of move, add and change, installation, and disconnection activity for the past month, and adjustments resulting from service requests.

The scope of coordination, reconciliation and detailed billing will be specified in the Billing and Reporting Transition and Transformation Plan contained in the Standards and Procedures. The Service Center will use billing software to produce the Deliverables described in this Section. Web based access to detailed billing will be provided by the Service Center.

13.0    Provide Move/Add/Change (MAC) Services:

MAC Services will be performed as requested through the Work Order process and in accordance with the Configuration Management process and the Change Management Process defined in Section 4 of the Agreement.

14.0    Manage Upgrades:

Upgrade management services will be performed in accordance with the Configuration Management process defined in Section 4 of the Agreement.

A.14    RESOURCE OPTION A--SATELLITE EARTH STATION ACCESS

The earth stations of the State satellite interconnect project that provides essential communication links to rural Alaska are aging and using older technology. Without transformation of these earth stations and the satellite delivery system many rural areas of Alaska will cease to be served. The intent of this Resource Option is to find a way to integrate the State's earth stations and the satellite delivery system that connects them into the fabric of the State's network services.

Due to the complexity of the systems involved, the need to identify funding sources, and the requirement for systems testing prior to implementation, the Parties agree to the following progression of activities to identify a solution for upgrading the State's earth station infrastructure, and the improvement of telecommunications services in unserved or under-served rural Alaska communities.

Not later than one hundred eighty (180) days after the Effective Date, the Parties shall identify and describe at least one solution for transforming the State's earth stations that shall include a description of the technologies to be used, estimated expenses for one-time-only and on-going costs for a transformed system, the services to be delivered, and how this can be integrated with the State WAN. This plan will result in a field trial.

Not later than two hundred forty (240) days after the Effective Date, the Parties shall define a LDESP, including the specific technology to be implemented, the locations that will be targeted, the schedule for such deployment, the key personnel that will be involved in the testing, and the total budget for the project. The specific revenue and cost sharing arrangements, and other related business terms, shall also be developed according to this schedule. Further, the Parties shall continue to seek, both prior to and following the LDESP, such third-party funding sources as may be appropriate and reasonable, to further continue the deployment of upgrades to the earth stations not identified in the LDESP. Such funding sources may be capital contributions from public or private sources, additional revenues that may be used to recover capital investments, or other unique funding opportunities the Parties have not yet determined as of the Contract Signing Date. The Parties also agree that third parties may be incorporated into the LDESP, some of whom may have an interest in the deployment of candidate earth station technology in specific communities in Alaska.

The State shall have final approval authority before any project may be undertaken that utilizes State assets. Nevertheless, the Parties express their mutual commitment to developing and funding, at a minimum, a field trial of such candidate technology as is appropriate to the desires of both Parties to further develop rural telecommunications infrastructure. The field trial shall be conducted to validate specific configuration designs as may be identified prior to the target deployment date.

A.15    RESOURCE OPTION B--SATS MICROWAVE SITE ACCESS


The SATS microwave system encompasses over 122 transmission sites. Many SATS sites are ideally located to host commercial long-haul services or other types of commercial services (i.e. cellular sites, paging sites, etc.). The State receives requests from the private sector to allow access to SATS sites regularly for the installation and operation of commercial wireless service equipment. Given the remoteness and high-cost associated for developing a communication sites in Alaska, particularly a mountaintop site, the State recognizes the importance of opening SATS sites to provide communication infrastructure for under-served Alaskans. Access to SATS site would be non discriminatory access, on a not to interfere basis, to all SATS site hardscape and hoteling services including pads, shelters, rack space, conditioned power, environment conditioning, and tower space.

Paging assets, transferred through this Agreement, are not considered subject to the terms of this Section, through the Term of this Agreement or until commercial waivers are obtained. The rack space and power currently utilized by the paging equipment will continue as presently delivered to the paging equipment at the SATS locations. If and when the Paging system becomes commercialized, Provider is subject to the terms and conditions of this Section regarding site access, tower, rack, space and power fees.

Resource Option B will be implemented in accordance with all federal, state and local laws and regulations. Provider will administer its obligations under this Agreement in accordance with all existing agreements between the State and other entities that may have an ownership interest or use agreement in the SATS facilities.

Provider will establish an office with staff to support all requests for land use and space-and-power on behalf of the State pertaining to the properties and permits the State holds for telecommunications infrastructure. The Parties will develop a public application process and fee structure. Once established, Provider will centralize management of requests and provide a consistent interface and process for any entity wishing to use State resources for telecommunications or other State approved purposes. The State will provide a point-of-contact with authority to approve such applications.

All lease fees will be paid directly to the State. Provider will charge a one-time application-processing fee, and will coordinate, as required, any additional professional services which may be necessary to evaluate the proposed use of State facilities. The fees for these professional services will be paid by Provider, and will be billed to the applicant as required. Provider will provide the State with a monthly report of all applications received, as well as the disposition of each of the applications.

A.16    RESOURCE OPTION C--SATS MICROWAVE EXCESS BANDWIDTH ACCESS

The SATS microwave system, as currently configured, has bandwidth capacity in excess of the State's current and immediate future needs. The State desires to make this excess bandwidth available to carry either additional traffic from other government entities or to carry traffic to and from under-served Alaskans. Nevertheless, the SATS microwave system must continue to operate in a fashion such that any added traffic can in no way jeopardize the reliability or timeliness of the critical SoL communications that currently traverse the SATS system, including existing 2-way and future land mobile radio communications, in accordance with all applicable SLAs.

The Parties agree to seek license, ownership waivers, establishment of fee structures and public order processes that would allow use of the excess capacity by other interested parties on an open and non-discriminatory basis, as may be required.

Resource Option C will be implemented in accordance with all federal, state and local laws and regulations. Provider will administer its obligations under this Agreement in accordance with all existing agreements between the State and other entities that may have an existing ownership interest or use agreement in the SATS facilities.

The Parties agree not to use this Resource to effect a bypass of or supplement to those Services that are described in this Agreement.

The Parties agree to follow a public process to pursue identification and resolution of regulatory and legal issues to make this Resource Option available. Provider agrees to provide project management to accomplish this goal. The State retains approval authority associated with this Resource Option. Legal and regulatory expenses would be funded and borne by the State.

The Parties recognize that the State is currently implementing the Alaska land mobile radio system which is heavily dependent on SATS for communication transport. Provider agrees to work cooperatively with other entities for the development and maintenance of this system.

Nothing in this Agreement shall require the State to exclusively utilize Provider to resolve the regulatory and legal issues associated with the commercial use of SATS and any use of Provider to assist in this effort shall be subject to explicit approval of the State.

The SATS system and associated licenses will continue to be owned by the State. Provider will perform its bandwidth administration responsibilities in accordance with the State's explicit approval and in accordance with applicable laws and regulations. All resources provisioned under using this Resource will be managed in accordance with Appendix A.11, SATS Microwave Maintenance and Repair.

SCHEDULE A.17 - BUNDLE DIAGRAMS

The following diagrams provide a conceptual-level overview of the system bundles, including bundle demarcation points (DMP) for in-scope service and agencies. The diagrams are to be used in conjunction with Schedule C, Asset Inventory, and the body of the Agreement, both of which take precedence over this Schedule.

SCOPE & SYSTEM DEMARCATION POINTS - BUNDLE 1

WIRED TELEPHONY SERVICES

-  BASIC & ENHANCED LOCAL TELEPHONE SERVICE

        - PBX, RPE/IPE, Key infrastructure

        - Centrex services

        - VM, ACD, ACA, IVR, CTI services      [DIAGRAM OF TELEPHONE NETWORK]

        - Maintenance, repair, MAC

-  MEASURED TELEPHONE SERVICE

        - On-net, off-net

        - 800 and toll-free service

        - Calling card services

- AUDIO TELECONFERENCING

                 DEMARCATION POINT (DMP): ALL CPE AND TELEPHONE
                       CONNECTIVITY SERVICE AND EQUIPMENT

SCOPE & SYSTEM DEMARCATION POINTS - BUNDLE 2

  DATA NETWORK SERVICES

  - WAN CONNECTIVITY

        - Connectivity infrastructure

              - Frame relay

              - Dedicated leased line          [DIAGRAM OF DATA NETWORK]

              - Dedicated State circuits

        - Routers, hub routers, edge routers, routing switches

        - CSU/DSUs

        - Modem pools

        - Dial-up support equipment

  - INTERNET CONNECTIVITY


DMP: WAN LOCAL POINT-OF-PRESENCE (POP)

Note: Due to funding and restricted usage requirements, substantial portions of the University's MAN and WAN capabilities are outside the scope of this Agreement. Only those assets contained within Schedule C are considered in scope.

SCOPE & SYSTEM DEMARCATION POINTS - BUNDLE 3


  VIDEO CONFERENCING SERVICES

  - Video conferencing equipment

  - Video bridges                              [DIAGRAM OF VIDEO CONFERENCING]

  - Dedicated video connectivity

  - Video over IP (does not include desktop PC video)

  - Operations, maintenance and repair


  DMP: ENTIRE SYSTEM AND RELATED SERVICES

Note: PC-based desktop video equipment is outside the scope of this Agreement. The bandwidth requirements for WAN enabled desktop videoconferencing have been included in Bundle 2.

SCOPE & SYSTEM DEMARCATION POINTS - BUNDLE 4


PAGING SERVICES

        - State-owned statewide paging system transmitter and support equipment

        - Private vendor provided paging services

        - User pagers

        - Interface equipment                  [DIAGRAM OF PAGING SERVICES]

                - E-mail interface

                - Alarm reporting support


  DMP: WAN/LAN INTERFACE

SCOPE & SYSTEM DEMARCATION POINTS - BUNDLE 5


CELLULAR SERVICES

        - Local cellular services
                                               [DIAGRAM OF CELLULAR SERVICES]
        - Nation-wide cellular services


  DMP: ALL CELLULAR SERVICES

SCOPE & SYSTEM DEMARCATION POINTS - BUNDLE 6

  SATELLITE BROADCAST SERVICES

        - Bandwidth
                                               [GRAPHIC OF SATELLITE]
        - Support services


  DMP: INTERFACES WITH OTHER SYSTEMS

SCOPE & SYSTEM DEMARCATION POINTS - BUNDLE 7

  SUPPORT SERVICES

        - Network monitoring and management

        - Centralized help desk for:

                - Problem resolution
                                               [DIAGRAM OF SUPPORT SERVICES]
                - Configuration management

                - MAC coordination

        - Integrated data security



  DMP: AS SHOWN

SCOPE & SYSTEM DEMARCATION POINTS - BUNDLE 8

  SATS MICROWAVE SYSTEM

  - Management and Operations
                                              [DIAGRAM OF SATS MICROWAVE SYSTEM]
  - Maintenance and Repair


  DMP: INTERFACE WITH OTHER SYSTEMS

  - ALL MULTIPLEXERS ARE IN-SCOPE.

SCOPE & SYSTEM DEMARCATION POINTS - BUNDLE 9

  SATELLITE TELEPHONY SERVICES (OPTIONAL)

  - LEOS, MEOS and GEOS
                                               [GRAPHIC OF SATELLITE]
  - Voice and data


  DMP: ENTIRE SERVICE PACKAGE

SCOPE & SYSTEM DEMARCATION POINTS - BUNDLE 10

SATELLITE EARTH-STATION MAINTENANCE AND REPAIR

- Provide maintenance and repair of State-owned satellite earth-stations


                                            [DIAGRAM OF SATELLITE EARTH-STATION]


DMP: INTERFACES TO OTHER SYSTEMS

                          IP PHONE CONNECTIVITY OPTIONS

                             [DIAGRAM OF IP PHONES]

SCHEDULE B - PRICING

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX A - BASELINE SERVICES SUMMARY


BUNDLES                                      YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5       TOTAL
-------                                    ----------   ----------   ----------   ----------   ----------   ----------
1. WIRED TELEPHONY SERVICES                 9,008,839    8,750,471    8,482,701    8,337,183    8,278,678   42,857,871

2. DATA NETWORK SERVICES                    4,893,539    5,615,025    6,549,306    7,861,182    7,861,182   32,780,233

3. VIDEO CONFERENCING SERVICES                656,641      657,163      690,431      662,664      662,664    3,329,561

4. PAGING SERVICES                            208,561      210,860      211,046      210,055      210,055    1,050,577

5. CELLULAR TELECOMMUNICATIONS SERVICES       441,425      474,002      501,939      527,029      527,029    2,471,424

6. SATELLITE BROADCAST SERVICES             1,295,396    1,295,396    1,295,396    1,295,396    1,295,396    6,476,980

7. END-USER SUPPORT SERVICES                       --           --           --           --           --           --

8. SATS MICROWAVE MAINTENANCE AND REPAIR    2,757,180    2,810,640    2,865,180    2,920,800    2,920,800   14,274,600
                                           ----------   ----------   ----------   ----------   ----------   ----------
TOTAL FOR MANDATORY SERVICES               19,261,580   19,813,556   20,595,998   21,814,309   21,755,804   103,241,246
                                           ==========   ==========   ==========   ==========   ==========   ==========
9. SATELLITE TELEPHONY SERVICES                63,329       69,678       76,621       84,335       84,335      378,297

10. SATELLITE EARTH-STATION
    MAINTENANCE AND REPAIR                    133,971      135,131      136,291      137,451      137,451      680,293
                                           ----------   ----------   ----------   ----------   ----------   ----------
TOTAL FOR ALL SERVICES                     19,458,879   20,018,364   20,808,910   22,036,094   21,977,590   104,299,837
                                           ==========   ==========   ==========   ==========   ==========   ==========


SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX B - BASELINE SERVICES SUMMARY BY PRICING ELEMENT

KEY PRICING ELEMENTS                                 YEAR 1      YEAR 2      YEAR 3      YEAR 4      YEAR 5       TOTAL
--------------------                                ---------   ---------   ---------   ---------   ---------   ----------
1. WIRED TELEPHONY SERVICES

      User Equipment                                1,980,562   1,988,336   1,798,339   1,647,640   1,647,640    9,062,516
      Local Telephone Service                       3,547,291   3,567,894   3,540,797   3,565,714   3,507,209   17,728,905
      Long Distance Service                           690,074     662,471     614,110     597,393     597,393    3,161,440
          Interstate Calls                                 --          --          --          --          --           --
          Intrastate Calls                                 --          --          --          --          --           --
      Voice Mail Service                            1,015,272   1,024,745   1,034,186   1,043,583   1,043,583    5,161,370
      Audio Teleconferencing Service                   16,380      15,725      13,628      14,173      14,173       74,080
      Toll Free Services - Interstate                      --          --          --          --          --           --
      Toll Free Services - Intrastate                      --          --          --          --          --           --
      Calling Card Services                                --          --          --          --          --           --
      Moves Adds and Changes - "Hard"               1,242,000     958,500     933,300     904,800     904,800    4,943,400
      Moves Adds and Changes - "Soft"                 517,260     532,800     548,340     563,880     563,880    2,726,160
                                                    ---------   ---------   ---------   ---------   ---------   ----------
      SUBTOTAL                                      9,008,839   8,750,471   8,482,701   8,337,183   8,278,678   42,857,871

2. DATA NETWORK SERVICES
      WAN Services                                         --          --          --          --          --           --
      WAN POPs                                      2,308,667   2,153,290   1,942,201   1,702,249   1,702,249    9,808,657
      Internet Connectivity                         1,912,884   2,678,038   3,730,125   5,212,610   5,212,610   18,746,268
      Remote Dial-up Connectivity                      92,987     105,846     120,278     136,802     136,802      592,716
      Remote Dial-up Connectivity -
         No Internet, Per User Account                     --          --          --          --          --           --
      Remote Dial-up Connectivity -
         No Internet, Per Modem Port -
         Local Authorization                          291,000     334,650     384,702     442,320     442,320    1,894,992
      Remote Dial-up Connectivity -
         No Internet, Per Modem Port -
         New                                               --          --          --          --          --           --
      Remote Dial-up Connectivity -
        Nationwide Roaming Service,
        per end user account, per month
        (plus hourly rate below)
      Remote Dial-up Connectivity -
        Nationwide Roaming Service,
        per end user account, per hour
        (plus monthly rate above)
      Additional Bandwidth - Hourly (per Kbps)             --          --          --          --          --           --
      Additional Bandwidth - Daily (per Kbps)              --          --          --          --          --           --
      Additional Bandwidth - Monthly (per Kbps)            --          --          --          --          --           --
      Additional Bandwidth - Hourly (per Kbps) -
        Off Hours (12am-6am), by Reservation               --          --          --          --          --           --
      Moves Adds and Changes - "Hard"                 288,000     343,200     372,000     367,200     367,200    1,737,600
      Moves Adds and Changes - "Soft"                      --          --          --          --          --           --
                                                    ---------   ---------   ---------   ---------   ---------   ----------
      SUBTOTAL                                      4,893,539   5,615,025   6,549,306   7,861,182   7,861,182   32,780,233


SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX B - BASELINE SERVICES SUMMARY BY PRICING ELEMENT


KEY PRICING ELEMENTS                           YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5        TOTAL
                                             ----------   ----------   ----------   ----------   ----------   -----------

3. VIDEO CONFERENCING SERVICES
   Video Conferencing Services -
      Managed by Svc. Ctr.                      193,610      211,714      236,743      251,437      251,437     1,144,940
   Video Conferencing Services -
      On Demand, No ACS brk                        --           --           --           --           --            --
   User Equipment                               455,831      438,249      446,488      404,027      404,027     2,148,621
   Moves Adds and Changes                         7,200        7,200        7,200        7,200        7,200        36,000
                                             ----------   ----------   ----------   ----------   ----------   -----------
   SUBTOTAL                                     656,641      657,163      690,431      662,664      662,664     3,329,561

4. PAGING SERVICES
   Pagers                                       151,861      152,810      151,646      149,305      149,305       754,927
   Moves and Changes                               --           --           --           --           --            --
   Adds                                          56,700       58,050       59,400       60,750       60,750       295,650
                                             ----------   ----------   ----------   ----------   ----------   -----------
   SUBTOTAL                                     208,561      210,860      211,046      210,055      210,055     1,050,577

5. CELLULAR TELECOMMUNICATIONS SERVICES
   Cellular Services - Usage                    285,406      302,380      321,714      337,799      337,799     1,585,098
   Cellular Services - Usage -
      State Rate Structure - Local                   --           --           --           --           --            --
   Cellular Services - Usage -
      State Rate Structure - Roaming                 --           --           --           --           --            --
   Cellular Services - Usage -
      State Rate Structure - Long Distance           --           --           --           --           --            --
   Cellular Phones                              156,019      171,621      180,225      189,231      189,231       886,327


   Cellular Phones - State Rate Option               --           --           --           --           --            --
                                             ----------   ----------   ----------   ----------   ----------   -----------
   SUBTOTAL                                     441,425      474,002      501,939      527,029      527,029     2,471,424

6. SATELLITE BROADCAST SERVICES
   Satellite Broadcast Services               1,295,396    1,295,396    1,295,396    1,295,396    1,295,396     6,476,980
                                                                                                 ----------   -----------
7. END-USER SUPPORT SERVICES                                                                             --            --
   Help Desk Services                               --           --           --           --            --            --

8. SATS MICROWAVE MAINTENANCE AND REPAIR                                                                 --            --
   SATS Microwave Maintenance and Repair      2,757,180    2,810,640    2,865,180    2,920,800    2,920,800    14,274,600
                                             ----------   ----------   ----------   ----------   ----------   -----------
TOTAL FOR MANDATORY SERVICES                 19,261,580   19,813,556   20,595,998   21,814,309   21,755,804   103,241,246
                                             ==========   ==========   ==========   ==========   ==========   ===========


SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX B - BASELINE SERVICES SUMMARY BY PRICING ELEMENT



KEY PRICING ELEMENTS                                   YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5        TOTAL
                                                     ----------   ----------   ----------   ----------   ----------   -----------

9.  SATELLITE TELEPHONY SERVICES
    Satellite Telephony Services                         44,567       49,025       53,932       59,319       59,319       266,163
    Satellite Telephony Equipment                        18,762       20,652       22,689       25,016       25,016       112,134

                                                     ----------   ----------   ----------   ----------   ----------   -----------
    SUBTOTAL                                             63,329       69,678       76,621       84,335       84,335       378,297

10. SATELLITE EARTH-STATION MAINTENANCE AND REPAIR
    Earth-Station Maintenance and Repair                133,971      135,131      136,291      137,451      137,451       680,293
                                                     ----------   ----------   ----------   ----------   ----------   -----------
TOTAL FOR ALL SERVICES                               19,458,879   20,018,364   20,808,910   22,036,094   21,977,590   104,299,837
                                                     ==========   ==========   ==========   ==========   ==========   ===========


SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX C - DETAIL PRICING MATRIX - YEAR 1

                                                    USAGE PROFILE                  PRICING COMPONENTS            CHARGES
                                         ------------------------------------     --------------------    ----------------------
                                         REF      VOLUME          VOLUME          PER UNIT      UNIT       AVG PER
KEY PRICING ELEMENTS                     CODE*    BY MONTH      PARAMETER          CHARGE      MEASURE      MONTH       ANNUAL
--------------------                     -----    --------      -------------     --------     -------     -------     ----------
1. WIRED TELEPHONY SERVICES
   User Equipment                         1.1       20,824      Telephones            7.926    Telephone   $165,047    $1,980,562
   Local Telephone Service                1.2       24,147         Lines             12.242       Line      295,608     3,547,291
   Long Distance Service                  1.3      884,710      Monthly Usage         0.065      Minute      57,506       690,074
      Interstate Calls                    1.3           --      Monthly Usage         0.045      Minute          --            --
      Intrastate Calls                    1.3           --      Monthly Usage         0.115      Minute          --            --
   Voice Mail Service                     1.4       17,700      Telephones            4.780    Telephone     84,606     1,015,272
   Audio Teleconferencing Service         1.5       10,500      Monthly Usage         0.130      Minute       1,365        16,380
   Toll-Free Services - Interstate        1.6           --      Monthly Usage         0.098      Minute          --            --
   Toll-Free Services - Intrastate        1.6           --      Monthly Usage         0.144      Minute          --            --
   Calling Card Services                  1.7           --      Monthly Usage         0.160      Minute          --            --
   Moves Adds and Changes - "Hard"        1.8          345       MACs/Month         300.000       MAC       103,500     1,242,000
   Moves Adds and Changes - "Soft"        1.8          233       MACs/Month         185.000       MAC        43,105       517,260
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
   SUBTOTAL                                                                                                 750,737     9,008,839
                                                                                                         ----------    ----------
2. DATA NETWORK SERVICES
   WAN Services                           2.1                   Monthly Charge           --       TBD            --            --
   WAN POPs                               2.1          422      Monthly Charge      455.898       POPs      192,389     2,308,667
   Internet Connectivity                  2.2           40      Monthly Charge    3,985.176       Mbps      159,407     1,912,884
   Remote Dial-up Connectivity            2.3          333      Monthly Charge       23.270      Users        7,749        92,987
   Remote Dial-up Connectivity -
      No Internet, Per User Account       2.3           --      Monthly Charge       18.306      Users           --            --
   Remote Dial-up Connectivity -
      No Internet, Per Modem Port -
      Local Authorization                 2.3          500      Monthly Charge       48.500    Modem Port    24,250       291,000
   Remote Dial-up Connectivity -
      No Internet, Per Modem Port - New   2.3           --      Monthly Charge      144.000    Modem Port        --            --
   Remote Dial-up Connectivity -
      Nationwide Roaming Service,
      per end user account, per month
     (plus hourly rate below)             2.3          --                             3.500
   Remote Dial-up Connectivity -
      Nationwide Roaming Service,
      per end user account, per hour
      (plus monthly rate above)           2.3          --                             2.990
   Additional Bandwidth - Hourly
      (per Kbps)                          2.3          --                             0.066                      --            --
   Additional Bandwidth - Daily
      (per Kbps)                          2.3          --                             0.328                      --            --
   Additional Bandwidth - Monthly
      (per Kbps)                          2.3          --                             5.240                      --            --
   Additional Bandwidth - Hourly
      (per Kbps) - Off Hours
      (12am-6am), by Reservation          2.3          --                             0.032                       --            --
   Moves Adds and Changes - "Hard"        2.4          40         MACs/Month        600.000       MAC        24,000       288,000
   Moves Adds and Changes - "Soft"        2.4          --         MACs/Month        370.000       MAC            --            --
   Provider Regulated and Non
      Regulated Labor Rates
     (See note 16)                       16.0
                                                                                                           --------    ----------
   SUBTOTAL                                                                                                 407,795     4,893,539


SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX C - DETAIL PRICING MATRIX - YEAR 1


                                                    USAGE PROFILE                  PRICING COMPONENTS            CHARGES
                                         ------------------------------------     --------------------    -----------------------
                                         REF      VOLUME          VOLUME           PER UNIT     UNIT       AVG PER
KEY PRICING ELEMENTS                     CODE*    BY MONTH      PARAMETER           CHARGE     MEASURE      MONTH       ANNUAL
--------------------                     -----    --------      -------------     ---------    -------    ---------    ----------

3. VIDEO CONFERENCING SERVICES
   Video Conferencing Services -
      Managed by Svc. Ctr.                3.1      14,316       Monthly Usage         1.127     Minute       16,134       193,610
   Video Conferencing Services -
      On Demand, No ACS brk               3.1          --       Monthly Usage         0.570     Minute           --            --
   User Equipment                         3.2          14          Sites          2,713.280      Site        37,986       455,831
   Moves Adds and Changes                 3.3           2        MACs/Month         300.000      MAC            600         7,200
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                                                                                          ---------    ----------
   SUBTOTAL                                                                                                  54,720       656,641

4. PAGING SERVICES
   Pagers                                 4.1       1,059          Pagers            11.950      Pager       12,655       151,861
   Adds                                   4.2          --        MACs/Month         262.500       MAC            --            --
   Moves & Changes                        4.3          42        MACs/Month         112.500       MAC         4,725        56,700
   Provider Regulated and Non
      Regulated Labor Rates (See
      note 16)                           16.0
                                                                                                          ---------    ----------
                                                                                                             17,380       208,561
5. CELLULAR TELECOMMUNICATIONS
   SERVICES
   Cellular Services - Usage              5.1     125,178       Monthly Usage         0.190      Minute      23,784       285,406
   Cellular Services - Usage -
      State Rate Structure - Local        5.1          --       Monthly Usage         0.145      Minute          --            --
   Cellular Services - Usage -
      State Rate Structure - Roaming      5.1          --       Monthly Usage         0.500      Minute          --            --
   Cellular Services - Usage -
      State Rate Structure -
      Long Distance                       5.1          --       Monthly Usage         0.250      Minute          --            --
   Cellular Phones (Phone cost plus
      tax & shipping is additional)       5.2       2,720        Cell Phones          4.780     Cell Phone   13,002       156,019
   Cellular Phones - State Rate Option    5.2          --        Cell Phones             --     Cell Phone       --            --
   Provider Regulated and Non
      Regulated Labor Rates (See
      note 16)                           16.0
                                                                                                          ---------    ----------
   SUBTOTAL                                                                                                  36,785       441,425

6. SATELLITE BROADCAST SERVICES
   Satellite Broadcast Services           6.1          21       Monthly Charge    5,140.460        Mbps     107,950     1,295,396
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0

7. END-USER SUPPORT SERVICES
   Help Desk Services                     7.1       1,500       Monthly Calls            --       Call            --           --
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0

8. SATS MICROWAVE MAINTENANCE AND
      REPAIR
   SATS Microwave Maintenance and
      Repair                              8.1                   Monthly Charge          N/A        TBD      229,765     2,757,180
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                         -----    --------      -------------     ---------    -------    ---------    ----------
TOTAL FOR MANDATORY SERVICES                                                                              1,605,132    19,261,580
                                         =====    ========      =============     =========    =======    =========    ==========

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX C - DETAIL PRICING MATRIX - YEAR 1

                                                    USAGE PROFILE                  PRICING COMPONENTS             CHARGES
                                         ------------------------------------     --------------------     ----------------------
                                         REF      VOLUME          VOLUME          PER UNIT      UNIT       AVG PER
KEY PRICING ELEMENTS                     CODE*    BY MONTH      PARAMETER          CHARGE      MEASURE      MONTH        ANNUAL
--------------------                     -----    --------      -------------     --------     -------     -------     ----------

9.  SATELLITE TELEPHONY SERVICES
    Satellite Telephony Services          9.1       2,879        Monthly Usage       1.290      Minute        3,714        44,567
    Satellite Telephony Equipment         9.2         129         SAT Phones        12.120     SAT Phone      1,563        18,762
    Provider Regulated and Non
       Regulated Labor Rates
       (See note 16)                     16.0
                                                                                                         ----------    ----------
    SUBTOTAL                                                                                                  5,277        63,329
10. SATELLITE EARTH-STATION MAINTENANCE
      AND REPAIR
    Earth-Station Maintenance and
       Repair                            10.1         231        Monthly Charge     48.330      Station      11,164       133,971
    Provider Regulated and Non
       Regulated Labor Rates
       (See note 16)                     16.0          --
                                         -----    --------      -------------     --------     -------   ---------     ----------
TOTAL FOR ALL SERVICES                                                                                   1,621,573     19,458,879
                                         =====    ========      =============     ========     =======   =========     ==========


* Proposer may use a code to cross reference any assumptions made when completing this matrix.

Charges for specific equipment items are lease costs on a lease back basis for assets transferred from the State to the Provider.

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX C - DETAIL PRICING MATRIX - YEAR 2



                                                    USAGE PROFILE                 PRICING COMPONENTS               CHARGES
                                         ------------------------------------    ---------------------    -------------------------
                                         REF      VOLUME          VOLUME          PER UNIT      UNIT       AVG PER
KEY PRICING ELEMENTS                     CODE*    BY MONTH       PARAMETER         CHARGE      MEASURE      MONTH           ANNUAL
--------------------                     -----    --------      -------------     --------     -------     -------        ----------
1. WIRED TELEPHONY SERVICES
   User Equipment                         1.1      21,241       Telephones          7.801      Telephone   $165,695       $1,988,336
   Local Telephone Service                1.2      24,664          Lines            12.055      Line        297,325        3,567,894
   Long Distance Service                  1.3     920,098       Monthly Usage        0.060     Minute        55,206          662,471
      Interstate Calls                    1.3          --       Monthly Usage        0.045                       --               --
      Intrastate Calls                    1.3          --       Monthly Usage        0.115                       --               --
   Voice Mail Service                     1.4      18,054        Telephones          4.730     Telephone     85,395        1,024,745
   Audio Teleconferencing Service         1.5      10,920       Monthly Usage        0.120     Minute         1,310           15,725
   Toll-Free Services - Interstate        1.6          --                            0.098                       --               --
   Toll-Free Services - Intrastate        1.6          --                            0.144                       --               --
   Calling Card Services                  1.7          --                            0.160                       --               --
   Moves Adds and Changes - "Hard"        1.8         355        MACs/Month        225.000       MAC         79,875          958,500
   Moves Adds and Changes - "Soft"        1.8         240        MACs/Month        185.000                   44,400          532,800
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                                                                                           --------       ----------
   SUBTOTAL                                                                                                 729,206        8,750,471

2. DATA NETWORK SERVICES
   WAN Services                           2.1                  Monthly Charge           --       TBD             --               --
   WAN POPs                               2.1         464      Monthly Charge      386.726       POPs       179,441        2,153,290
   Internet Connectivity                  2.2          56      Monthly Charge    3,985.176       Mbps       223,170        2,678,038
   Remote Dial-up Connectivity            2.3         383      Monthly Charge       23.030      Users         8,820          105,846
   Remote Dial-up Connectivity -
      No Internet, Per User Account       2.3          --      Monthly Charge       18.306      Users            --               --
   Remote Dial-up Connectivity -
      No Internet, Per Modem Port -
      Local Authorization                 2.3         575      Monthly Charge       48.500     Modem Port    27,888          334,650
   Remote Dial-up Connectivity -
      No Internet, Per Modem Port -
      New                                 2.3          --      Monthly Charge      144.000     Modem Port        --               --
   Remote Dial-up Connectivity -
      Nationwide Roaming Service,
      per end user account, per
      month (plus hourly rate below)      2.3          --                            3.500
   Remote Dial-up Connectivity -
      Nationwide Roaming Service, per
      end user account, per hour
      (plus monthly rate above)           2.3          --                            2.990
   Additional Bandwidth - Hourly
      (per Kbps)                          2.3          --                            0.066                       --               --
   Additional Bandwidth - Daily
      (per Kbps)                          2.3          --                            0.328                       --               --
   Additional Bandwidth - Monthly
      (per Kbps)                          2.3          --      Monthly Charge        5.240                       --               --
   Additional Bandwidth - Hourly
      (per Kbps) - Off Hours
      (12am-6am), by Reservation          2.3          --                            0.032                       --               --
   Moves Adds and Changes - "Hard"        2.4          52        MACs/Month        550.000      MAC          28,600          343,200
   Moves Adds and Changes - "Soft"        2.4          --        MACs/Month        370.000      MAC              --               --
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                                                                                           --------       ----------
   SUBTOTAL                                                                                                 467,919        5,615,025


SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX C - DETAIL PRICING MATRIX - YEAR 2

                                                    USAGE PROFILE                 PRICING COMPONENTS              CHARGES
                                         ------------------------------------    ---------------------    -------------------------
                                         REF      VOLUME          VOLUME          PER UNIT      UNIT       AVG PER
KEY PRICING ELEMENTS                     CODE*    BY MONTH       PARAMETER         CHARGE      MEASURE      MONTH           ANNUAL
--------------------                     -----    --------     -------------     ---------     -------    ---------       ----------
3. VIDEO CONFERENCING SERVICES
   Video Conferencing Services -
      Managed by Svc. Ctr.                3.1      17,179      Monthly Usage         1.027      Minute       17,643          211,714
   Video Conferencing Services -
      On Demand, No ACS brk               3.1          --      Monthly Usage         0.570      Minute           --               --
   User Equipment                         3.2          17          Sites         2,148.280      Sites        36,521          438,249
   Moves Adds and Changes                 3.3           2        MACs/Month        300.000       MAC            600            7,200
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                                                                                          ---------       ----------
   SUBTOTAL                                                                                                  54,764          657,163

4. PAGING SERVICES
   Pagers                                 4.1       1,091         Pagers            11.672      Pager        12,734          152,810
   Adds                                   4.2          --       MACs/Month         262.500       MAC             --               --
   Moves & Changes                        4.3          43       MACs/Month         112.500       MAC          4,838           58,050
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                                                                                          ---------       ----------
                                                                                                             17,572          210,860
5. CELLULAR TELECOMMUNICATIONS
   SERVICES
   Cellular Services - Usage              5.1     137,696      Monthly Usage         0.183      Minute       25,198          302,380
   Cellular Services - Usage -
      State Rate Structure - Local        5.1          --      Monthly Usage         0.145      Minute           --               --
   Cellular Services - Usage -
      State Rate Structure - Roaming      5.1          --      Monthly Usage         0.500      Minute           --               --
   Cellular Services - Usage -
      State Rate Structure -
      Long Distance                       5.1          --      Monthly Usage         0.250      Minute           --               --
   Cellular Phones                        5.2       2,992       Cell Phones          4,780   Cell Phone      14,302          171,621
   Cellular Phones - State
      Rate Option                         5.2          --       Cell-Phones             --   Cell-Phone          --               --
                                                                                                          ---------       ----------
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                                                                                          ---------       ----------
   SUBTOTAL                                                                                                  39,500          474,002

6. SATELLITE BROADCAST SERVICES
   Satellite Broadcast Services           6.1          21      Monthly Charge    5,140.460      Mbps        107,950        1,295,396
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
7. END-USER SUPPORT SERVICES
   Help Desk Services                     7.1       1,530      Monthly Calls            --      Call             --               --
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0

8. SATS MICROWAVE MAINTENANCE
   AND REPAIR
   SATS Microwave Maintenance and
      Repair                              8.1                  Monthly Charge       N/A          TBD        234,220        2,810,640
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                         -----    --------     -------------     ---------     -------    ---------       ----------
TOTAL FOR MANDATORY SERVICES                                                                              1,651,130       19,813,556
                                         =====    ========     =============     =========     =======    =========       ==========

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX C - DETAIL PRICING MATRIX - YEAR 2

                                                    USAGE PROFILE                 PRICING COMPONENTS               CHARGES
                                         ------------------------------------    ----------------------   -------------------------
                                         REF      VOLUME           VOLUME         PER UNIT      UNIT       AVG PER
KEY PRICING ELEMENTS                     CODE*    BY MONTH        PARAMETER        CHARGE      MEASURE      MONTH           ANNUAL
--------------------                     -----    --------      -------------    ---------    ---------    -------        ----------

9.  SATELLITE TELEPHONY SERVICES                        --
    Satellite Telephony Services           9.1       3,167      Monthly Usage        1.290     Minute         4,085           49,025
    Satellite Telephony Equipment          9.2         142       SAT Phones         12.120    SAT Phone       1,721           20,652
    Provider Regulated and Non
       Regulated Labor Rates
       (See note 16)                      16.0
                                                                                                          ---------       ----------
    SUBTOTAL                                                                                                  5,806           69,678

10. SATELLITE EARTH-STATION
    MAINTENANCE AND REPAIR
    Earth-Station Maintenance and
      Repair                              10.1         233      Monthly Charge      48.330    Station        11,261          135,131
    Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                       16.0          --
                                         -----    --------      --------------    --------    --------    ---------       ----------
TOTAL FOR ALL SERVICES                                                                                    1,668,197       20,018,364
                                         =====    ========      ==============    ========    ========    =========       ==========


* Proposer may use a code to cross reference any assumptions made when completing this matrix.

Charges for specific equipment items are lease costs on a lease back basis for assets transferred from the State to the Provider.

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX C - DETAIL PRICING MATRIX - YEAR 3

                                                    USAGE PROFILE                  PRICING COMPONENTS            CHARGES
                                         ------------------------------------    ----------------------   ----------------------
                                         REF      VOLUME          VOLUME         PER UNIT       UNIT       AVG PER
KEY PRICING ELEMENTS                     CODE*    BY MONTH       PARAMETER        CHARGE       MEASURE      MONTH       ANNUAL
--------------------                     -----    --------      -------------    ---------    ---------   ---------   -----------
1. WIRED TELEPHONY SERVICES
   User Equipment                         1.1      21,666         Telephones         6.917    Telephone   $ 149,862   $ 1,798,339
   Local Telephone Service                1.2      25,157           Lines           11.729      Line        295,066     3,540,797
   Long Distance Service                  1.3     947,701       Monthly Usage        0.054     Minute        51,176       614,110
      Interstate Calls                    1.3                   Monthly Usage        0.045                       --            --
      Intrastate Calls                    1.3                   Monthly Usage        0.115                       --            --
   Voice Mail Service                     1.4      18,415        Telephones          4.680    Telephone      86,182     1,034,186
   Audio Teleconferencing Service         1.5      11,357       Monthly Usage        0.100     Minute         1,136        13,628
   Toll-Free Services - Interstate        1.6                                        0.098                       --            --
   Toll-Free Services - Intrastate        1.6                                        0.144                       --            --
   Calling Card Services                  1.7                                        0.160                       --            --
   Moves Adds and Changes - "Hard"        1.8         366        MACs/Month        212.500       MAC         77,775       933,300
   Moves Adds and Changes - "Soft"        1.8         247                          185.000                   45,695       548,340
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                                                                                          ---------   -----------
   SUBTOTAL                                                                                                 706,892     8,482,701

2. DATA NETWORK SERVICES
   WAN Services                           2.1                   Monthly Charge          --       TBD             --            --
   WAN POPs                               2.1         487       Monthly Charge     332.341       POPs       161,850     1,942,201
   Internet Connectivity                  2.2          78       Monthly Charge   3,985.176       Mbps       310,844     3,730,125
   Remote Dial-up Connectivity            2.3         440       Monthly Charge      22.780      Users        10,023       120,278
   Remote Dial-up Connectivity -
      No Internet, Per User
      Account                             2.3          --       Monthly Charge      18.306      Users            --            --
   Remote Dial-up Connectivity -
      No Internet, Per Modem
      Port - Local Authorization          2.3         661       Monthly Charge      48.500    Modem Port     32,059       384,702
   Remote Dial-up Connectivity -
      No Internet, Per Modem Port -
      New                                 2.3          --       Monthly Charge     144.000    Modem Port         --            --
   Remote Dial-up Connectivity -
      Nationwide Roaming Service, per
      end user account, per month
      (plus hourly rate below)            2.3          --                            3.500
   Remote Dial-up Connectivity -
      Nationwide Roaming Service, per
      end user account, per hour
      (plus monthly rate above)           2.3          --                            2.990
   Additional Bandwidth - Hourly
      (per Kbps)                          2.3          --                            0.066                       --            --
   Additional Bandwidth - Daily
      (per Kbps)                          2.3          --                            0.328                       --            --
   Additional Bandwidth - Monthly
      (per Kbps)                          2.3          --       Monthly Charge       5.240                       --            --
   Additional Bandwidth - Hourly
      (per Kbps) - Off Hours
      (12am-6am), by Reservation          2.3          --                            0.032                       --            --
   Moves Adds and Changes - "Hard"        2.4          62         MACs/Month       500.000      MAC          31,000       372,000
   Moves Adds and Changes - "Soft"        2.4          --         MACs/Month       370.000      MAC              --            --
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                                                                                         ----------    ----------
   SUBTOTAL                                                                                                 545,775     6,549,306


SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX C - DETAIL PRICING MATRIX - YEAR 3

                                                    USAGE PROFILE                  PRICING COMPONENTS             CHARGES
                                         ------------------------------------    ----------------------   -----------------------
                                         REF      VOLUME          VOLUME         PER UNIT      UNIT        AVG PER
KEY PRICING ELEMENTS                     CODE*    BY MONTH       PARAMETER        CHARGE      MEASURE       MONTH        ANNUAL
--------------------                     -----    --------      -------------    ---------   ----------   ---------    ----------

3. VIDEO CONFERENCING SERVICES
   Video Conferencing Services -
      Managed by Svc. Ctr.                3.1      20,615        Monthly Usage       0.957     Minute        19,729       236,743
   Video Conferencing Services -
      On Demand, No ACS brk               3.1          --        Monthly Usage       0.570     Minute            --            --
   User Equipment                         3.2          19            Sites       1,958.280      Site         37,207       446,488
   Moves Adds and Changes                 3.3           2         MACs/Month       300.000      MAC             600         7,200
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                                                                                          ---------    ----------
   SUBTOTAL                                                                                                  57,536       690,431

4. PAGING SERVICES
   Pagers                                 4.1       1,124          Pagers           11.243     Pager         12,637       151,646
   Adds                                   4.2          --          MACs/Month      262.500      MAC              --            --
   Moves & Changes                        4.3          44          MACs/Month      112.500      MAC           4,950        59,400
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                                                                                          ---------    ----------
                                                                                                             17,587       211,046
5. CELLULAR TELECOMMUNICATIONS
   SERVICES
   Cellular Services - Usage              5.1     151,466       Monthly Usage        0.177     Minute        26,809       321,714
   Cellular Services - Usage -
       State Rate Structure -
       Local                              5.1          --       Monthly Usage        0.145     Minute            --            --
   Cellular Services - Usage -
       State Rate Structure -
       Roaming                            5.1          --       Monthly Usage        0.500     Minute            --            --
   Cellular Services - Usage -
       State Rate Structure -
       Long Distance                      5.1          --       Monthly Usage        0.250     Minute            --            --
   Cellular Phones                        5.2       3,142        Cell Phones         4.780   Cell Phone      15,019       180,225
   Cellular Phones - State
       Rate Option                        5.2          --        Cell Phones            --   Cell Phone          --            --
                                                                                                          ---------    ----------
   Provider Regulated and Non
       Regulated Labor Rates
       (See note 16)                     16.0
                                                                                                          ---------    ----------
   SUBTOTAL                                                                                                  41,828       501,939

6. SATELLITE BROADCAST SERVICES
   Satellite Broadcast Services           6.1          21       Monthly Charge   5,140.460      Mbps        107,950     1,295,396
   Provider Regulated and Non
       Regulated Labor Rates
       (See note 16)                     16.0

7. END-USER SUPPORT SERVICES
   Help Desk Services                     7.1       1,561       Monthly Calls           --      Call             --            --
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0

8. SATS MICROWAVE MAINTENANCE AND
   REPAIR
   SATS Microwave Maintenance and
      Repair                              8.1                   Monthly Charge         N/A      TBD         238,765     2,865,180
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                         -----    --------      -------------    ---------   ----------   ---------    ----------
TOTAL FOR MANDATORY SERVICES                                                                              1,716,333    20,595,998
                                         =====    ========      =============    =========   ==========   =========    ==========

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX C - DETAIL PRICING MATRIX - YEAR 3

                                                    USAGE PROFILE                 PRICING COMPONENTS              CHARGES
                                         ------------------------------------    ---------------------    -----------------------
                                         REF      VOLUME          VOLUME          PER UNIT      UNIT       AVG PER
KEY PRICING ELEMENTS                     CODE*    BY MONTH       PARAMETER         CHARGE      MEASURE      MONTH        ANNUAL
--------------------                     -----    --------      -------------    ---------    ---------   ----------   ----------
9.  SATELLITE TELEPHONY SERVICES
    Satellite Telephony Services          9.1       3,484       Monthly Usage        1.290     Minute          4,494       53,932
    Satellite Telephony Equipment         9.2         156        SAT Phones         12.120    SAT Phone        1,891       22,689
    Provider Regulated and Non
       Regulated Labor Rates
       (See note 16)                     16.0
                                                                                                          ----------   ----------
    SUBTOTAL                                                                                                   6,385       76,621

10. SATELLITE EARTH-STATION
    MAINTENANCE AND REPAIR
    Earth-Station Maintenance
       and Repair                        10.1         235       Monthly Charge      48.330    Station         11,358      136,291
    Provider Regulated and Non
       Regulated Labor Rates
       (See note 16)                     16.0          --
                                         ----     -------       -------------     --------    ---------   ----------   ----------
TOTAL FOR ALL SERVICES                                                                                     1,734,076   20,808,910
                                         ====     =======       =============     ========    =========   ==========   ==========



* Proposer may use a code to cross reference any assumptions made when completing this matrix.

Charges for specific equipment items are lease costs on a lease back basis for assets transferred from the State to the Provider.

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX C - DETAIL PRICING MATRIX - YEAR 4


                                                    USAGE PROFILE                 PRICING COMPONENTS             CHARGES
                                         -----------------------------------    ----------------------    ----------------------
                                         REF      VOLUME         VOLUME         PER UNIT       UNIT        AVG PER
KEY PRICING ELEMENTS                     CODE*    BY MONTH      PARAMETER        CHARGE      MEASURE        MONTH       ANNUAL
--------------------                     -----    --------    --------------    --------    ----------    ---------   ----------
1. WIRED TELEPHONY SERVICES
   User Equipment                         1.1      22,099       Telephones         6.213    Telephone     $ 137,303   $ 1,647,640
   Local Telephone Service                1.2      25,660         Lines           11.580      Line          297,143     3,565,714
   Long Distance Service                  1.3     976,132     Monthly Usage        0.051     Minute          49,783       597,393
       Interstate Calls                   1.3          --     Monthly Usage        0.045                         --            --
       Intrastate Calls                   1.3          --     Monthly Usage        0.115                         --            --
   Voice Mail Service                     1.4      18,783      Telephones          4.630    Telephone        86,965     1,043,583
   Audio Teleconferencing Service         1.5      11,811     Monthly Usage        0.100     Minute           1,181        14,173
   Toll-Free Services - Interstate        1.6          --                          0.098                         --            --
   Toll-Free Services - Intrastate        1.6          --                          0.144                         --            --
   Calling Card Services                  1.7          --                          0.160                         --            --
   Moves Adds and Changes - "Hard"        1.8         377      MACs/Month        200.000       MAC           75,400       904,800
   Moves Adds and Changes - "Soft"        1.8         254                        185.000                     46,990       563,880
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                                                                                          ---------   -----------
SUBTOTAL                                                                                                    694,765     8,337,183

2. DATA NETWORK SERVICES
   WAN Services                           2.1                 Monthly Charge          --       TBD               --            --
   WAN POPs                               2.1         511     Monthly Charge     277.601       POPs         141,854     1,702,249
   Internet Connectivity                  2.2         109     Monthly Charge   3,985.176       Mbps         434,384     5,212,610
   Remote Dial-up Connectivity            2.3         506     Monthly Charge      22.530      Users          11,400       136,802
   Remote Dial-up Connectivity - No
      Internet, Per User Account          2.3          --     Monthly Charge      18.306      Users              --            --
   Remote Dial-up Connectivity - No
      Internet, Per Modem Port - Local
      Authorization                       2.3         760     Monthly Charge      48.500    Modem Port       36,860       442,320
   Remote Dial-up Connectivity - No
      Internet, Per Modem Port - New      2.3          --     Monthly Charge     144.000    Modem Port           --            --
   Remote Dial-up Connectivity -
      Nationwide Roaming Service, per
      end user
      account, per month (plus hourly
      rate below)                         2.3          --                          3.500
   Remote Dial-up Connectivity -
      Nationwide Roaming Service, per
      end user account, per hour
      (plus monthly rate above)           2.3          --                          2.990
   Additional Bandwidth - Hourly
      (per Kbps)                          2.3          --                          0.066                         --            --
   Additional Bandwidth - Daily
      (per Kbps)                          2.3          --                          0.328                         --            --
   Additional Bandwidth - Monthly
      (per Kbps)                          2.3          --     Monthly Charge       5.240                         --            --
   Additional Bandwidth - Hourly
      (per Kbps) - Off Hours (12am-6am),
      by Reservation                      2.3          --                          0.032                         --            --
   Moves Adds and Changes - "Hard"        2.4          68      MACs/Month        450.000       MAC           30,600       367,200
   Moves Adds and Changes - "Soft"        2.4          --      MACs/Month        370.000       MAC               --            --
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                                                                                          ---------   -----------
   SUBTOTAL                                                                                                 655,098     7,861,182

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX C - DETAIL PRICING MATRIX - YEAR 4


                                                     USAGE PROFILE                 PRICING COMPONENTS              CHARGES
                                         ------------------------------------    -----------------------    ---------------------
                                         REF      VOLUME          VOLUME          PER UNIT       UNIT       AVG PER
KEY PRICING ELEMENTS                     CODE*    BY MONTH       PARAMETER         CHARGE       MEASURE      MONTH       ANNUAL
--------------------                     -----    --------     --------------    ---------    ----------    --------   ----------

3. VIDEO CONFERENCING SERVICES
   Video Conferencing Services -
      Managed by Svc. Ctr.                3.1      24,738      Monthly Usage         0.847      Minute        20,953      251,437
   Video Conferencing Services - On
      Demand, No ACS brk                  3.1          --      Monthly Usage         0.570      Minute            --           --
   User Equipment                         3.2          21         Sites          1,603.280       Site         33,669      404,027
   Moves Adds and Changes                 3.3           2       MACs/Month         300.000       MAC             600        7,200
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                                                                                           ---------   ----------
   SUBTOTAL                                                                                                   55,222      662,664

4. PAGING SERVICES
   Pagers                                 4.1       1,146         Pagers            10.857      Pager         12,442      149,305
   Adds                                   4.2          --       MACs/Month         262.500       MAC              --           --

   Moves & Changes                        4.3          45       MACs/Month         112.500       MAC           5,063       60,750
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                                                                                           ---------   ----------
                                                                                                              17,505      210,055
5. CELLULAR TELECOMMUNICATIONS
   SERVICES
   Cellular Services - Usage              5.1     159,039      Monthly Usage         0.177     Minute         28,150      337,799
   Cellular Services - Usage - State
      Rate Structure - Local              5.1          --      Monthly Usage         0.145     Minute             --           --
   Cellular Services - Usage - State
      Rate Structure - Roaming            5.1          --      Monthly Usage         0.500     Minute             --           --
   Cellular Services - Usage - State
      Rate Structure - Long Distance      5.1          --      Monthly Usage         0.250     Minute             --           --
   Cellular Phones                        5.2       3,299       Cell Phones          4.780    Cell Phone      15,769      189,231
   Cellular Phones - State Rate Option    5.2          --       Cell Phones             --    Cell Phone          --           --
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                                                                                           ---------   ----------
   SUBTOTAL                                                                                                   43,919      527,029

6. SATELLITE BROADCAST SERVICES
   Satellite Broadcast Services           6.1          21      Monthly Charge    5,140.460       Mbps        107,950    1,295,396
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0

7. END-USER SUPPORT SERVICES
   Help Desk Services                     7.1       1,592      Monthly Calls            --       Call             --           --
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0

8. SATS MICROWAVE MAINTENANCE AND
   REPAIR
   SATS Microwave Maintenance and Repair  8.1                  Monthly Charge          N/A       TBD         243,400    2,920,800
   Provider Regulated and Non
      Regulated Labor Rates
      (See note 16)                      16.0
                                         -----    --------     --------------    ---------    ----------   ---------   ----------
   TOTAL FOR MANDATORY SERVICES                                                                            1,817,859   21,814,309
                                         =====    ========     ==============    =========    ==========   =========   ==========

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX C - DETAIL PRICING MATRIX - YEAR 4


                                                    USAGE PROFILE                 PRICING COMPONENTS            CHARGES
                                         -----------------------------------     ---------------------   -----------------------
                                         REF      VOLUME          VOLUME         PER UNIT      UNIT       AVG PER
KEY PRICING ELEMENTS                     CODE*    BY MONTH       PARAMETER        CHARGE      MEASURE      MONTH        ANNUAL
--------------------                     -----    --------     -------------     --------    ---------   ---------    ----------

9.  SATELLITE TELEPHONY SERVICES
    Satellite Telephony Services          9.1       3,832      Monthly Usage        1.290     Minute         4,943        59,319
    Satellite Telephony Equipment         9.2         172       SAT Phones         12.120    SAT Phone       2,085        25,016
    Provider Regulated and Non
       Regulated Labor Rates
       (See note 16)                     16.0
                                                                                                         ---------    ----------
    SUBTOTAL                                                                                                 7,028        84,335

10. SATELLITE EARTH-STATION
    MAINTENANCE AND REPAIR
    Earth-Station Maintenance and
       Repair                            10.1         237      Monthly Charge      48.330     Station       11,454       137,451
    Provider Regulated and Non
       Regulated Labor Rates
       (See note 16)                     16.0          --

                                         -----    --------     -------------     --------    ---------   ---------    ----------
TOTAL FOR ALL SERVICES                                                                                   1,836,341    22,036,094
                                         =====    ========     =============     ========    =========   =========    ==========

* Proposer may use a code to cross reference any assumptions made when completing this matrix.

Charges for specific equipment items are lease costs on a lease back basis for assets transferred from the State to the Provider.

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX C - DETAIL PRICING MATRIX - YEAR 5

                                                        USAGE PROFILE                PRICING COMPONENTS             CHARGES
                                               --------------------------------    ----------------------    -----------------------
                                                REF      VOLUME      VOLUME        PER UNIT       UNIT        AVG PER
KEY PRICING ELEMENTS                           CODE*    BY MONTH    PARAMETER       CHARGE       MEASURE       MONTH       ANNUAL
--------------------                           -----    --------  ------------    --------     ---------    ---------   -----------
1. WIRED TELEPHONY SERVICES
   User Equipment                               1.1      22,099    Telephones         6.213     Telephone    $ 137,303   $ 1,647,640
   Local Telephone Service                      1.2      25,660      Lines           11.390       Line         292,267     3,507,209
   Long Distance Service                        1.3     976,132   Monthly Usage       0.051      Minute         49,783       597,393
    Interstate Calls                            1.3          --   Monthly Usage       0.045                         --            --
    Intrastate Calls                            1.3          --   Monthly Usage       0.115                         --            --
   Voice Mail Service                           1.4      18,783     Telephones        4.630     Telephone       86,965     1,043,583
   Audio Teleconferencing Service               1.5      11,811   Monthly Usage       0.100      Minute          1,181        14,173
   Toll-Free Services - Interstate              1.6          --                       0.098                         --            --
  Toll-Free Services - Intrastate               1.6          --                       0.144                         --            --
  Calling Card Services                         1.7          --                       0.160                         --            --
  Moves Adds and Changes - "Hard"               1.8         377    MACs/Month       200.000       MAC           75,400       904,800
  Moves Adds and Changes - "Soft"               1.8         254                     185.000                     46,990       563,880
  Provider Regulated and Non Regulated Labor
    Rates (See note 16)                        16.0
                                                                                                            ----------    ----------
  SUBTOTAL                                                                                                     689,890     8,278,678

2. DATA NETWORK SERVICES
   WAN Services                                 2.1               Monthly Charge         --       TBD               --            --
   WAN POPs                                     2.1         511   Monthly Charge    277.601       POPs         141,854     1,702,249
   Internet Connectivity                        2.2         109   Monthly Charge  3,985.176       Mbps         434,384     5,212,610
   Remote Dial-up Connectivity                  2.3         506   Monthly Charge     22.530      Users          11,400       136,802
   Remote Dial-up Connectivity - No Internet,
    Per User Account                            2.3          --   Monthly Charge     18.306      Users              --            --
   Remote Dial-up Connectivity - No Internet,
    Per Modem Port - Local Authorization        2.3         760   Monthly Charge     48.500     Modem Port      36,860       442,320
   Remote Dial-up Connectivity - No Internet,
    Per Modem Port - New                        2.3          --   Monthly Charge    144.000     Modem Port          --            --
   Remote Dial-up Connectivity - Nationwide
    Roaming Service, per end user account,
    per month (plus hourly rate below)          2.3          --                       3.500
   Remote Dial-up Connectivity - Nationwide
    Roaming Service, per end user account,
    per hour (plus monthly rate above)          2.3          --                       2.990
   Additional Bandwidth - Hourly (per Kbps)     2.3          --                       0.066                         --            --
   Additional Bandwidth - Daily (per Kbps)      2.3          --                       0.328                         --            --
   Additional Bandwidth - Monthly (per Kbps)    2.3          --   Monthly Charge      5.240                         --            --
   Additional Bandwidth - Hourly (per Kbps) -
    Off Hours (12am-6am), by Reservation        2.3          --                       0.032                         --            --
   Moves Adds and Changes - "Hard"              2.4          68     MACs/Month      450.000       MAC           30,600       367,200
   Moves Adds and Changes - "Soft"              2.4          --     MACs/Month      370.000       MAC               --            --
   Provider Regulated and Non Regulated Labor
    Rates (See note 16)                        16.0
                                                                                                            ----------    ----------
   SUBTOTAL                                                                                                    655,098     7,861,182

3. VIDEO CONFERENCING SERVICES

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX C - DETAIL PRICING MATRIX - YEAR 5



                                                        USAGE PROFILE                PRICING COMPONENTS             CHARGES
                                               --------------------------------    ----------------------    -----------------------
                                                REF      VOLUME      VOLUME        PER UNIT       UNIT        AVG PER
KEY PRICING ELEMENTS                           CODE*    BY MONTH    PARAMETER       CHARGE       MEASURE       MONTH       ANNUAL
--------------------                           -----    --------  -------------    --------     ---------    ---------   -----------
   Video Conferencing Services - Managed by
     Svc. Ctr                                   3.1      24,738   Monthly Usage       0.847      Minute         20,953       251,437
   Video Conferencing Services - On Demand,
     No ACS brk                                 3.1          --   Monthly Usage       0.570      Minute             --            --
   User Equipment                               3.2          21       Sites       1,603.280       Site          33,669       404,027
   Moves Adds and Changes                       3.3           2     MACs/Month      300.000       MAC              600         7,200
   Provider Regulated and Non Regulated Labor
     Rates (See note 16)                       16.0
                                                                                                            ----------    ----------
   SUBTOTAL                                                                                                     55,222       662,664

4. PAGING SERVICES
   Pagers                                       4.1       1,146       Pagers         10.857      Pager          12,442       149,305
   Moves and Changes                            4.2          --     MACs/Month      262.500       MAC               --            --
   Adds                                         4.3          45     MACs/Month      112.500       MAC            5,063        60,750
   Provider Regulated and Non Regulated Labor
     Rates (See note 16)                       16.0
                                                                                                            ----------    ----------
                                                                                                                17,505       210,055
5. CELLULAR TELECOMMUNICATIONS SERVICES
   Cellular Services - Usage                    5.1     159,039   Monthly Usage       0.177      Minute         28,150       337,799
   Cellular Services - Usage - State Rate
     Structure - Local                          5.1          --   Monthly Usage       0.145      Minute             --            --
   Cellular Services - Usage - State Rate
      Structure - Roaming                       5.1          --   Monthly Usage       0.500      Minute             --            --
   Cellular Services - Usage - State Rate
      Structure - Long Distance                 5.1          --   Monthly Usage       0.250      Minute             --            --
   Cellular Phones                              5.2       3,299    Cell Phones        4.780     Cell Phone      15,769       189,231
   Cellular Phones - State Rate Option          5.2          --    Cell Phones           --     Cell Phone          --            --
                                                                                                            ----------    ----------
   Provider Regulated and Non Regulated Labor
     Rates (See note 16)                       16.0
                                                                                                            ----------    ----------
   SUBTOTAL                                                                                                     43,919       527,029

6. SATELLITE BROADCAST SERVICES
   Satellite Broadcast Services                 6.1          21   Monthly Charge  5,140.460       Mbps         107,950     1,295,396
   Provider Regulated and Non Regulated Labor
     Rates (See note 16)                       16.0

7. END-USER SUPPORT SERVICES
   Help Desk Services                           7.1       1,592   Monthly Calls          --       Call              --            --
   Provider Regulated and Non Regulated Labor
     Rates (See note 16)                       16.0

8. SATS MICROWAVE MAINTENANCE AND REPAIR
   SATS Microwave Maintenance and Repair        8.1               Monthly Charge        N/A       TBD          243,400     2,920,800
   Provider Regulated and Non Regulated Labor
     Rates (See note 16)                       16.0

                                               ----       -----   --------------  ---------    ---------    ----------    ----------
TOTAL FOR MANDATORY SERVICES                                                                                 1,812,984    21,755,804
                                               =====      =====   ==============  =========    =========    ==========    ==========

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX C - DETAIL PRICING MATRIX - YEAR 5

                                                     USAGE PROFILE                PRICING COMPONENTS              CHARGES
                                            ---------------------------------    ---------------------    ------------------------
                                             REF      VOLUME       VOLUME        PER UNIT      UNIT        AVG PER
KEY PRICING ELEMENTS                        CODE*    BY MONTH     PARAMETER       CHARGE      MEASURE       MONTH         ANNUAL
-------------------                         -----    -------    -------------    --------    ---------    ----------    ----------
9. SATELLITE TELEPHONY SERVICES
   Satellite Telephony Services               9.1      3,832    Monthly Usage      1.290      Minute          4,943         59,319
   Satellite Telephony Equipment              9.2        172     SAT Phones       12.120     SAT Phone        2,085         25,016
   Provider Regulated and Non Regulated
     Labor Rates (See note 16)               16.0
                                                                                                          ---------      ---------
   Subtotal                                                                                                   7,028         84,335

10. SATELLITE EARTH-STATION MAINTENANCE
    AND REPAIR
   Earth-Station Maintenance and Repair      10.1        237    Monthly Charge    48.330      Station        11,454        137,451
   Provider Regulated and Non Regulated
     Labor Rates (See note 16)               16.0         --
                                            -----    -------    -------------    --------    ---------    ---------     ----------
TOTAL FOR ALL SERVICES                                                                                    1,831,466     21,977,590
                                            =====    =======    =============    ========    =========    =========     ==========


* Proposer may use a code to cross reference any assumptions made when completing this matrix.

Charges for specific equipment items are lease costs on a lease back basis for assets transferred from the State to the Provider.

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX D - TRANSITION COSTS MATRIX

BUNDLES                                               REF CODE*       TRANSITION COST ($)     RECOVERY HORIZON (YEARS)
-------                                               ---------       -------------------     ------------------------
1. WIRED TELEPHONY SERVICES                             11.1                 248,569                   5.0

2. DATA NETWORK SERVICES                                11.2                  82,856                   5.0

3. VIDEO CONFERENCING SERVICES                          11.3                  82,856                   5.0

4. PAGING SERVICES

5. CELLULAR TELECOMMUNICATIONS SERVICES

6. SATELLITE BROADCAST SERVICES

7. END-USER SUPPORT SERVICES                            11.4                 414,281                   5.0

8. SATS MICROWAVE MAINTENANCE AND REPAIR
                                                        ----                 -------                   ---
TOTAL FOR MANDATORY SERVICES                                                 828,563
                                                        ====                 =======                   ===
9. SATELLITE TELEPHONY SERVICES

10. SATELLITE EARTH-STATION MAINTENANCE AND REPAIR
                                                        ----                 -------                   ---
TOTAL FOR ALL SERVICES                                                       828,563
                                                        ====                 =======                   ===


* Proposer may use a code to cross reference any assumptions made when completing this matrix.

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX E - PROVIDER CAPITAL INVESTMENT SUMMARY

                                                                                 INVESTMENT
                                                      -----------------------------------------------------------------
                                                        ASSET
BUNDLES                                    REF CODE*  TRANSFER**     YEAR 1      YEAR 2     YEAR 3     YEAR 4    YEAR 5     TOTAL
-------                                    ---------  ----------   ----------    -------    -------    -------   ------   ----------

1. WIRED TELEPHONY SERVICES                  12.1                  16,564,021    324,406    330,514    337,386     --     17,556,327

2. DATA NETWORK SERVICES                     12.2                   6,729,529       --         --         --       --      6,729,529

3. VIDEO CONFERENCING SERVICES               12.3                   1,066,052    157,200    104,800    104,800     --      1,432,852

4. PAGING SERVICES                           12.4                     250,000       --         --         --       --        250,000

5. CELLULAR TELECOMMUNICATIONS SERVICES      12.5                                                                                 --

6. SATELLITE BROADCAST SERVICES              12.6                                                                                 --

7. END-USER SUPPORT SERVICES                 12.7                     195,885       --         --         --       --        195,885

8. SATS MICROWAVE MAINTENANCE AND REPAIR     12.8                   2,800,000       --         --         --       --      2,800,000
                                            -----     ----------   ----------    -------    -------    -------   ------   ----------
TOTAL FOR MANDATORY SERVICES                                  --   27,605,487    481,606    435,314    442,186     --     28,964,593
                                            =====     ==========   ==========    =======    =======    =======   ======   ==========

9. SATELLITE TELEPHONY SERVICES              12.9                                                                                 --

10. SATELLITE EARTH-STATION MAINTENANCE
    AND REPAIR                              12.10                                                                                 --
                                            -----     ----------   ----------    -------    -------    -------   ------   ----------
TOTAL FOR ALL SERVICES                                        --   27,605,487    481,606    435,314    442,186     --     28,964,593
                                            =====     ==========   ==========    =======    =======    =======   ======   ==========



* Proposer may use a code to cross reference any assumptions made when completing this matrix.

** Asset Transfer includes all credit for State assets transferred to the Proposer. Provide additional sheets indicating desired assets and valuation.

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX F - PROFILE OF CAPITAL INVESTMENT







*PLEASE SEE NARRATIVE RESPONSE IN "NOTES AND ASSUMPTIONS TO APPENDIX I" - NOTE
 12
Note 12 provides a profile of Capital Investment by Bundle.






* Proposer may use a code to cross reference any assumptions made when completing this matrix.

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX G - USAGE PROFILE OF INVESTMENT MATRIX - YEAR 1

                                           INVESTMENT                               USAGE
                                           ----------   ------------------------------------------------------------------
BUNDLES                                      YEAR 1*      YEAR 1        YEAR 2        YEAR 3        YEAR 4        YEAR 5    RESIDUAL
-------                                    ----------   ----------    ----------    ----------    ----------    ----------  -------

1. WIRED TELEPHONY SERVICES                16,564,021   (3,312,804)   (3,312,804)   (3,312,804)   (3,312,804)   (3,312,804)      --

2. DATA NETWORK SERVICES                    6,729,529   (1,345,906)   (1,345,906)   (1,345,906)   (1,345,906)   (1,345,906)      --

3. VIDEO CONFERENCING SERVICES              1,066,052     (213,210)     (213,210)     (213,210)     (213,210)     (213,210)      --

4. PAGING SERVICES                            250,000      (50,000)      (50,000)      (50,000)      (50,000)      (50,000)      --

5. CELLULAR TELECOMMUNICATIONS SERVICES          --           --            --            --            --            --         --

6. SATELLITE BROADCAST SERVICES                  --           --            --            --            --            --         --

7. END-USER SUPPORT SERVICES                  195,885      (39,177)      (39,177)      (39,177)      (39,177)      (39,177)      --

8. SATS MICROWAVE MAINTENANCE AND REPAIR    2,800,000     (560,000)     (560,000)     (560,000)     (560,000)     (560,000)      --
                                           ----------   ----------    ----------    ----------    ----------    ----------  -------
TOTAL FOR MANDATORY SERVICES               27,605,487   (5,521,097)   (5,521,097)   (5,521,097)   (5,521,097)   (5,521,097)      --
                                           ==========   ==========    ==========    ==========    ==========    ==========  =======
9. SATELLITE TELEPHONY SERVICES                  --           --            --            --            --            --

10. SATELLITE EARTH-STATION MAINTENANCE
    AND REPAIR                                   --           --            --            --            --            --
                                           ----------   ----------    ----------    ----------    ----------    ----------  -------
TOTAL FOR ALL SERVICES                     27,605,487   (5,521,097)   (5,521,097)   (5,521,097)   (5,521,097)   (5,521,097)      --
                                           ==========   ==========    ==========    ==========    ==========    ==========  =======



* Include investment associated with Asset Transfer in total investment for Year 1.

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX G - USAGE PROFILE OF INVESTMENT MATRIX - YEAR 2

                                           INVESTMENT                          USAGE
                                           ----------   ------------------------------------------------------
BUNDLES                                     YEAR 2      YEAR 1     YEAR 2      YEAR 3      YEAR 4      YEAR 5     RESIDUAL
-------                                    ----------   ------    --------    --------    --------    --------    --------
1. WIRED TELEPHONY SERVICES                 324,406                (81,102)    (81,102)    (81,102)    (81,102)        --

2. DATA NETWORK SERVICES                         --                     --          --          --          --         --

3. VIDEO CONFERENCING SERVICES              157,200                (39,300)    (39,300)    (39,300)    (39,300)        --

4. PAGING SERVICES                               --                     --          --          --          --         --

5. CELLULAR TELECOMMUNICATIONS SERVICES          --                     --          --          --          --         --

6. SATELLITE BROADCAST SERVICES                  --                     --          --          --          --         --

7. END-USER SUPPORT SERVICES                     --                     --          --          --          --         --

8. SATS MICROWAVE MAINTENANCE AND REPAIR         --                     --          --          --          --         --

                                            -------     ------    --------    --------    --------    --------    --------
TOTAL FOR MANDATORY SERVICES                481,606        --     (120,402)   (120,402)   (120,402)   (120,402)        --
                                            =======     ======    ========    ========    ========    ========    ========
9. SATELLITE TELEPHONY SERVICES                  --                     --          --          --          --         --

10. SATELLITE EARTH-STATION MAINTENANCE
    AND REPAIR                                   --                     --          --          --          --         --
                                            -------     ------    --------    --------    --------    --------    --------
TOTAL FOR ALL SERVICES                      481,606        --     (120,402)   (120,402)   (120,402)   (120,402)        --
                                            =======     ======    ========    ========    ========    ========    ========

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX G - USAGE PROFILE OF INVESTMENT MATRIX - YEAR 3

                                          INVESTMENT                                USAGE
                                          ----------    -----------------------------------------------------------------
BUNDLES                                     YEAR 3        YEAR 1        YEAR 2        YEAR 3        YEAR 4        YEAR 5    RESIDUAL
                                           --------     ----------    ----------     --------      --------      --------   --------

1. WIRED TELEPHONY SERVICES                 330,514                                  (110,171)     (110,171)     (110,171)      --

2. DATA NETWORK SERVICES                         --                                        --            --            --       --

3. VIDEO CONFERENCING SERVICES              104,800                                   (34,933)      (34,933)      (34,933)      --

4. PAGING SERVICES                               --                                        --            --            --       --

5. CELLULAR TELECOMMUNICATIONS SERVICES          --                                        --            --            --       --

6. SATELLITE BROADCAST SERVICES                  --                                        --            --            --       --

7. END-USER SUPPORT SERVICES                     --                                        --            --            --       --

8. SATS MICROWAVE MAINTENANCE AND REPAIR         --                                        --            --            --       --

                                           --------     ----------    ----------     --------      --------      --------   --------
TOTAL FOR MANDATORY SERVICES                435,314            --           --       (145,105)     (145,105)     (145,105)      --
                                            =======     ===========   ==========     ========      ========      ========   ========
9. SATELLITE TELEPHONY SERVICES                  --                                        --            --            --       --

10. SATELLITE EARTH-STATION MAINTENANCE
    AND REPAIR                                   --                                        --            --            --       --
                                            -------     ----------    ----------     --------      --------      --------   --------
TOTAL FOR ALL SERVICES                      435,314            --           --       (145,105)     (145,105)     (145,105)      --
                                            =======     ===========   ==========     ========      ========      ========   ========

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX G - USAGE PROFILE OF INVESTMENT MATRIX - YEAR 4

                                          INVESTMENT                               USAGE
                                          ----------   ---------------------------------------------------------------
BUNDLES                                    YEAR 4        YEAR 1        YEAR 2        YEAR 3     YEAR 4         YEAR 5     RESIDUAL
                                           -------     ----------    ----------     --------   --------       --------    --------
1. WIRED TELEPHONY SERVICES                337,386                                             (168,693)      (168,693)         --

2. DATA NETWORK SERVICES                        --                                                   --             --          --

3. VIDEO CONFERENCING SERVICES             104,800                                              (52,400)       (52,400)         --

4. PAGING SERVICES                              --                                                   --             --          --

5. CELLULAR TELECOMMUNICATIONS SERVICES         --                                                   --             --          --

6. SATELLITE BROADCAST SERVICES                 --                                                   --             --          --

7. END-USER SUPPORT SERVICES                    --                                                   --             --          --

8. SATS MICROWAVE MAINTENANCE AND REPAIR        --                                                   --             --          --
                                           -------    ----------    ----------     --------    --------       --------    --------
TOTAL FOR MANDATORY SERVICES               442,186            --            --           --    (221,093)      (221,093)         --
                                           =======    ==========    ==========     ========    ========       ========    ========
9. SATELLITE TELEPHONY SERVICES                 --                                                   --             --          --

10. SATELLITE EARTH-STATION MAINTENANCE
    AND REPAIR                                  --                                                   --             --          --

                                           -------    ----------    ----------     --------    --------       --------    --------
TOTAL FOR ALL SERVICES                     442,186            --            --           --    (221,093)      (221,093)         --
                                           =======    ==========    ==========     ========    ========       ========    ========

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX G - USAGE PROFILE OF INVESTMENT MATRIX - YEAR 5

                                          INVESTMENT                                USAGE
                                          ----------    -----------------------------------------------------------------
BUNDLES                                     YEAR 5        YEAR 1        YEAR 2        YEAR 3        YEAR 4        YEAR 5    RESIDUAL
                                           --------     ----------    ----------     --------      --------      --------   --------
1. WIRED TELEPHONY SERVICES                                                                                            --         --

2. DATA NETWORK SERVICES                                                                                               --         --

3. VIDEO CONFERENCING SERVICES                                                                                         --         --

4. PAGING SERVICES                                                                                                     --         --

5. CELLULAR TELECOMMUNICATIONS SERVICES                                                                                --         --

6. SATELLITE BROADCAST SERVICES                                                                                        --         --

7. END-USER SUPPORT SERVICES                                                                                           --         --

8. SATS MICROWAVE MAINTENANCE AND REPAIR                                                                               --         --
                                           --------     ----------    ----------     --------      --------      --------   --------
TOTAL FOR MANDATORY SERVICES                     --             --            --           --            --            --         --
                                           ========     ==========    ==========     ========      ========      ========   ========
9. SATELLITE TELEPHONY SERVICES                  --                                                                    --         --

10. SATELLITE EARTH-STATION MAINTENANCE
    AND REPAIR                                   --                                                                    --         --
                                           --------     ----------    ----------     --------      --------      --------   --------
TOTAL FOR ALL SERVICES                           --             --            --           --            --            --         --
                                           ========     ==========    ==========     ========      ========      ========   ========

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX H - RESIDUAL CREDIT VALUE FOR STATE ASSETS

                                            INVESTMENT                                 CREDIT
                                          --------------   --------------------------------------------------------------------
BUNDLES                                   ASSET TRANSFER    YEAR 1      YEAR 2      YEAR 3      YEAR 4      YEAR 5      RESIDUAL
                                          --------------    -------     -------     -------     -------     -------     --------

1. WIRED TELEPHONY SERVICES                                                                                                   --

2. DATA NETWORK SERVICES                                                                                                      --

3. VIDEO CONFERENCING SERVICES                                                                                                --

4. PAGING SERVICES                                    --         --          --          --          --          --           --

5. CELLULAR TELECOMMUNICATIONS SERVICES                                                                                       --

6. SATELLITE BROADCAST SERVICES                                                                                               --

7. END-USER SUPPORT SERVICES                                                                                                  --

8. SATS MICROWAVE MAINTENANCE AND REPAIR                                                                                      --
                                          --------------    -------     -------     -------     -------     -------     --------
TOTAL FOR MANDATORY SERVICES                          --         --          --          --        --            --           --
                                          --------------    -------     -------     -------     -------     -------     --------
9. SATELLITE TELEPHONY SERVICES                                                                                               --

10. SATELLITE EARTH-STATION MAINTENANCE
    AND REPAIR                                                                                                                --
                                          --------------    -------     -------     -------     -------     -------     --------
TOTAL FOR ALL SERVICES                                --         --          --          --        --            --           --
                                          ==============    =======     =======     =======     =======     =======     ========

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX I - TERMINATION FOR CONVENIENCE CHARGE MATRIX

                         REF CODE*             YEAR 1          YEAR 2         YEAR 3           YEAR 4         YEAR 5
                         -----------         ----------      ----------     ----------        ---------       ------
 CHARGE                    TABLE I-1         28,293,820      21,347,354     14,209,492        6,857,409           --

Table I-1 - Termination for Convenience Charge Calculation
----------------------------------------------------------
(It is assumed that should there be a termination for convenience, it occurs at the end of the respective year).

                                                                YEAR 1          YEAR 2        YEAR 3         YEAR 4       YEAR 5
                                                              -----------    -----------    -----------    -----------    -------
RESIDUAL VALUE OF YR 1 CAPITAL INVESTMENT - NOT RECOVERED     $22,084,390    $16,563,292    $11,042,195    $ 5,521,097    $    --
RESIDUAL VALUE OF YR 2 CAPITAL INVESTMENT - NOT RECOVERED                    $   361,205    $   240,803    $   120,402    $    --
RESIDUAL VALUE OF YR 3 CAPITAL INVESTMENT - NOT RECOVERED                                   $   290,209    $   145,105    $    --
RESIDUAL VALUE OF YR 4 CAPITAL INVESTMENT - NOT RECOVERED                                                  $   221,093    $    --
RESIDUAL VALUE OF YR 5 CAPITAL INVESTMENT - NOT RECOVERED                                                                 $    --

RESIDUAL OF TRANSITION COSTS NOT RECOVERED                    $   662,850    $   497,138    $   331,425    $   165,713

RESIDUAL OF JUNEAU SWITCH PAYMENTS NOT RECOVERED              $ 2,810,580    $ 1,873,720    $   936,860

RESIDUAL OF CAT-5 CABLE COSTS NOT FULLY AMORTIZED             $ 2,736,000    $ 2,052,000    $ 1,368,000    $   684,000

                                                              $        --    $        --    $        --
                                                              -----------    -----------    -----------    -----------    -------
                                                              $28,293,820    $21,347,354    $14,209,492    $ 6,857,409    $    --
                                                              ===========    ===========    ===========    ===========    =======

* Proposer may use a code to cross reference any assumptions made when completing this matrix.

SCHEDULE B.1 - PRICE/COST MATRICES

MATRIX J - RESOURCE OPTION USAGE CREDIT*

RESOURCE OPTION                               REF CODE*      YEAR 1        YEAR 2         YEAR 3        YEAR 4         TOTAL
---------------                               ---------      ------        ------         ------        ------         -----
A. SATELLITE EARTH STATION ACCESS                              *              *             *              *             *

B. SATS MICROWAVE SITE ACCESS                                  *              *             *              *             *

C. SATS MICROWAVE EXCESS BANDWIDTH ACCESS                      *              *             *              *             *

                                              ---------      ------        ------         ------        ------         -----
TOTAL FOR ALL RESOURCE OPTIONS
                                              =========      ======        ======         ======        ======         =====

*PLEASE SEE NARRATIVE RESPONSE IN "NOTES AND ASSUMPTIONS TO APPENDIX I" - NOTE
13

Note 13 describes specific details, including assumptions, regarding our organization's desired use of State resource options.






* Provide specific details, including assumptions, regarding your organization's desired use of State resource options on separate sheets.

B.2     PRICING NOTES


PRICE MATRIX C -- DETAIL PRICING MATRIX YEARS 1 - 5


1.0     WIRED TELEPHONY SERVICES

1.1     User Equipment

1.1.1 Unit rates are based upon volume and usage projections included in Schedule N. Although there is a single rate in the price matrices, this rate includes the distribution of single-to-multi-line phones as projected in Schedule N.

1.1.2 Provider pricing includes replacement of all existing phones and projected new phones with new VoiP phones. The State will take possession of all phones at the termination of the Agreement after satisfying any residual balance not recovered through pricing during the Initial Term. Such residual balance shall be calculated on a per unit basis, based on the Cutover Date for each phone and associated line.

1.1.3 Provider pricing includes the installation of customer premise equipment
(CPE), including data cabinets, routers, switches, etc. The State will take possession of all CPE at the termination of the Agreement after satisfying any residual balance not recovered through pricing during the Initial Term. Such residual balance shall be calculated on a per unit basis, based on the Cutover Date for each Service Unit installed.

1.1.4 Capital investment recovery is amortized over the Initial Term of the Agreement.

1.1.5 Price includes recovery of all Service Bundle 1 transition costs amortized over five years.

1.1.6 Price includes a proportionate share of Service Bundle 7 cost.

1.1.7 Provider will take over the remaining lease payments for the capital lease for the Juneau telephone system as described in Section 16.1.6.1 and acquire ownership of the switch for one dollar at the end of the lease in accordance with the bargain purchase option. Except as otherwise provided in the Agreement, these costs will be absorbed by Provider.

1.1.8 Provider pricing includes recovery of switch maintenance costs for part of year one as phones are being converted to the VoIP solution. Provider will continue payment for monthly switch maintenance costs during the first year of transition as it switches out desktop telephone sets. Pricing includes an effective maintenance cost equivalent to approximately one half the cost for an entire year at full utilization.

1.1.9 Price includes maintenance and repair of user equipment.

1.1.10 No inflation factors were used in the computation to develop prices for Services.

1.2    Local Telephone Service

1.2.1 Unit rates are based upon volume and usage projections included in Schedule N.

1.2.2  Price includes a proportionate share of Service Bundle 7 cost.

1.2.3  No time and material rates prices were used in the costing analysis.

1.2.4 No inflation factors were used in the computation to develop prices for Services.

1.3    Long Distance Service

1.3.1 Unit rates are based upon volume and usage projections included in Schedule N,

1.3.2 Actual billing will be based upon the following rate components, as applicable:

        Interstate calls                    $.045 per minute
        Intrastate calls ("offnet")         $.115 per minute

1.3.3 The rates reflected in the price matrices assume a (70% interstate and 30% intrastate) traffic mix in the State's long distance traffic. These services are regulated, and offered by ACS Long Distance, Inc. as Subcontractor. Parties recognize that the traffic mix will not reflect actual volumes at cutover.

1.3.4 Capital investment recovery is amortized over the Initial Term of the Agreement.

1.3.5 No inflation factors were used in the computation to develop prices for Services.

1.4   Voice Mail Service

1.4.1 Unit rates are based upon volume and usage projections included in Schedule N.

1.4.2 Provider will provide a centralized voice mail system.

1.4.3 Provider pricing includes the recovery of capital investment to provide a centralized voice mail system. Provider will retain ownership of such investment at the Termination of the Agreement.

1.4.4 Capital investment recovery is amortized over the Initial Term of the Agreement.

1.4.5 No inflation factors were used in the computation to develop prices for Services.

1.5   Audio Teleconferencing Services

1.5.1 Unit rates are based upon volume and usage projections included in Schedule N. Rate is charged per bridge minute (per conference minute, not per site). Toll charges are not included in this rate for direct dialed or toll-free calls.

1.5.2 No inflation factors were used in the computation to develop prices for Services.

1.6   Toll-Free Services -- Interstate & Intrastate

1.6.1 Services are regulated, and offered by ACS Long Distance, Inc. as Subcontractor.

1.7   Calling Card Services

1.7.1 New rate included per price negotiations.

1.7.2 Services are regulated, and offered by ACS Long Distance, Inc. as Subcontractor.

1.8   Moves, Adds and Changes -- "Hard" and "Soft"

1.8.1 Unit rates are based upon volume and usage projections included in Schedule N. A "hard" MAC is defined as a Move, Add or Change requiring a premise visit or use of materials. A "soft" MAC is defined as a software only change performed from the Service Center and not requiring a Location visit.

1.8.2 Price per "hard" MAC includes 2.75 hours of loaded labor per MAC in the first year, with a gradual reduction to 1.75 hours by year 4. MAC price also includes $25 in direct materials per MAC. Price per "soft" MAC includes 1.75 hours of loaded labor with no direct materials cost.

1.8.3 MAC pricing is not intended to recover the cost of "upgrades." Pricing for upgrades will be determined using the Work Order process defined in the Agreement.

1.8.4 No inflation factors were used in the computation to develop prices for Services.

2.0     DATA NETWORK SERVICES

2.1     WAN Services/WAN POPs

2.1.1 Provider has developed rates based upon Provider network investment required to serve the State. Pricing for "WAN Services" has now been combined into the pricing for "WAN POPS," to reflect the State's Schedule N.

2.1.2 Capital investment recovery is amortized over the Initial Term of the Agreement.

2.1.3 Price includes the recovery of 25% of the new capital investment in Core Network facilities allocated to this Service Element. This cost recovery allocation is based upon engineering estimates of the State's utilization of dedicated network capacity provided by new investment. Provider will continue to own all Core Network and Provider Edge investment at the termination of the Agreement.

2.1.4 Price includes a proportionate share of the Service Bundle 7 cost.

2.1.5 Capital investment recovery is amortized over the Initial Term of the Agreement.

2.1.6 Price includes recovery of transition costs amortized over five-years.

2.1.7 Proposed rates are not based upon time and material.

2.1.8 Price includes maintenance and repair of WAN POP investment.

2.1.9 No inflation factors were used in the computation to develop prices for Services.

2.2   Internet Connectivity

2.2.1 Unit rates are based upon volume and usage projections included in Schedule N. Bandwidth requirements presented in Schedule N and corresponding rates are expressed in Megabits per second.

2.2.2 Price includes the recovery of 25% of the new capital investment in Core Network facilities allocated to this Service Element. This cost recovery allocation is based upon engineering estimates of the State's utilization of dedicated network capacity provided by new investment. Provider will continue to own all Core Network investment at the termination of the Agreement.

2.2.3 Price includes a proportionate share of Service Bundle 7 cost.

2.2.4 Capital investment recovery is amortized over the Initial Term of the Agreement.

2.2.5 Internet Service Provider (ISP) gateway charges are included in the rates.

2.2.6 Provider pricing includes four (4) ISP points of ingress: one (1) in Anchorage, one (1) in Fairbanks, one (1) in Kenai/Soldotna and one (1) in Juneau.

2.2.7 Rates are not based upon time and material.

No inflation factors were used in the computation to develop prices for Services.

2.3   Remote Dial-up Connectivity

2.3.1 Unit rates are based upon volume and usage projections included in Schedule N.

2.3.2 Rates are not based upon time and material.

2.3.3 Price includes a proportionate share of the Service Bundle 7 cost.

2.3.4 No inflation factors were used in the computation to develop prices for Services.

2.3.5 Authentication of the End User account must occur locally at the community where the modem is installed. Backhaul must occur from the modem POP to the State (or University) network on State-provided bandwidth. Monthly rate is only effective for the first 500 modems, plus annual growth factors, and the modems must be installed in locations served by the UA or State at Contract Signing Date.

2.4   Moves Adds and Changes

2.4.1 Unit rates are based upon volume and usage projections included in Schedule N. A "hard" MAC is defined as a Move, Add or Change requiring a Location visit or use of materials. A "soft" MAC is defined as a software only change performed from the Service Center and not requiring a Location visit.

2.4.2 No time and material rates have been proposed.

2.4.3 Price per "hard" MAC includes 4.5 hours of loaded labor per MAC in the first year, with a gradual reduction to 3.0 hours by year 4. MAC price also includes $150 in direct materials per MAC. Price per "soft" MAC includes 3.7 hours of loaded labor and no direct materials cost.

2.4.4 No inflation factors were used in the computation to develop prices for Services.

3.0   VIDEO CONFERENCING SERVICES

3.1   Video Conferencing Services

3.1.1 Unit rates are based upon volume and usage projections included in Schedule N.

3.1.2 The per-minute rate with management by the Service Center is for videoconferences taking place on Provider bridge equipment, and in the case of Anchorage, Fairbanks and Juneau locations, will be staffed with a Provider representative to assure quality. The "No ACS Bridge" rate is for use by the State to obtain QOS on reserved bandwidth, but without Provider bridge or staff support on site. The prorata cost of one staff person per location has been included in the Per Minute and Equipment Fees.

3.1.3 Price includes the recovery of 25% of the new capital investment in Core Network allocated to this Service Element. This cost recovery allocation is based upon engineering estimates of the State's utilization of dedicated network capacity provided by the new investment. Provider will continue to own all Core Network investment at the termination of the Agreement.

3.1.4 Capital investment recovery is amortized over the Initial Term of the Agreement.

3.1.5 Price includes recovery of Service Bundle 3 transition costs amortized over five years.

3.1.6 Total price for each year has been divided by the corresponding projection of monthly minutes of usage to compute the per unit charge (average charge per minute of usage). Rate is charged per videoconference site, per minute.

3.1.7 No inflation factors were used in the computation to develop prices for Services.

3.2   User Equipment

3.2.1 Unit rates are based upon volume and usage projections included in Schedule N.

3.2.2 Price includes recovery of new video equipment (including installation labor) for fourteen (14) sites - depreciated over five years. (The prorata cost of one staff person per location has been included in the Per Minute and Equipment Fees.)

3.2.3 The total price is amortized over the total number of projected sites to arrive at the per unit charge (average price per site). State will take possession of all new video equipment installed on State Facilities at the termination of the Agreement Maintenance of the fourteen (14) videoconference units is also included. Provider will own the bridge equipment at Termination.

3.2.4 Price includes a proportionate share of Service Bundle 7 cost.

3.2.5 Capital investment recovery is amortized over the Initial Term of the Agreement.

3.2.6 No inflation factors were used in the computation to develop prices for Services.

3.3   Moves, Adds & Changes

3.3.1 Unit rates are based upon volume and usage projections included in Schedule N.

3.3.2 Price per MAC includes 3.0 hours of loaded labor. No materials have been included.

3.3.3 No inflation factors were used in the computation to develop prices for Services.

4.0   PAGING SERVICES

4.1   Pagers

4.1.1 Unit rates are based upon volume and usage projections included in Schedule N.

4.1.2 Price includes maintenance and repair of paging system, regular pager repair/replacement as defined in the Agreement, and providing new pagers to meet projected growth.

4.1.3 Price includes all nationwide paging fees for those units designated for nationwide paging service.

4.1.4 Capital investment recovery is amortized over the Initial Term of the Agreement. No inflation factors were used in the computation to develop prices for Services.

4.2   Moves, Adds & Changes

4.2.1 Unit rates are based upon volume and usage projections included in Schedule N.

4.2.2 Price per "Add" includes new pager cost, plus setup, plus one hour of loaded labor. Price per "Move and Change" includes one hour of loaded labor plus materials of $12.50. No other materials have been included in this price.

5.0   CELLULAR TELECOMMUNICATIONS SERVICES

5.1   Cellular Services

5.1.1 Unit rates are based upon volume and usage projections included in Schedule N.

5.1.2 Price per minute includes a weighted average based upon five retail rate plans and probable user distribution by plan. Weighting includes 1% heavy local users, 1% heavy statewide users, .5% heavy nationwide users, and 97.5% typical or average use with respect to roaming and long distance use. An additional plan, called the State of Alaska Plan, is available, which rates calls according to the following rate components, as applicable:

        Local calls          $.145 per minute
        Roaming charges      $.50 per minute
        Long Distance        $.25 per minute

5.1.3 Local calls are any calls placed within Provider owned coverage area. All plans require that the cell phone be a digital unit.

5.1.4 For the retail plans, price per minute includes all roaming charges, toll charges, directory assistance charges, regulatory charges, etc. For the State of Alaska Plan, rates include only regulatory charges, and other services are charged as applicable.

5.1.5 No inflation factors were used in the computation to develop prices for Services.

5.2   Cellular Phones

5.2.1 Unit rates are based upon volume and usage projections included in Schedule N.

5.2.2 Pricing per phone does not include the cost of new or replacement phones. The State will bear the cost of new and replacement phones, applicable taxes and shipping in addition to the pricing included in the pricing matrices.

5.2.3 Pricing per phone does include a proportionate reallocation of Service Center (Service Bundle 7) revenue, plus $1.50 per phone per month.

5.2.4 No inflation factors were used in the computation to develop prices for Services.

6.0   SATELLITE BROADCAST SERVICES

6.1   Satellite Broadcast Services

6.1.1 Unit rates are based upon volume and usage projections included in Schedule N.

6.1.2 The satellite broadcast bandwidth requirement presented in Schedule N is expressed in Megabits per second.

6.1.3 Price includes video transponder, uplink and space/power for Anchorage, Fairbanks and Juneau. Total price is amortized over projected satellite bandwidth of 21 Megabits to compute the per unit charge (price per Mbps). Price includes regulated, tariff rates of AT&T Alascom, as quoted.

6.1.4 Price includes a proportionate share of the Service Bundle 7 cost.

6.1.5 No inflation factors were used in the computation to develop prices for Services.

7.0   END USER SUPPORT SERVICES

7.1   Help Desk Services

7.1.1 Unit rates are based upon volume and usage projections included in Schedule N.

7.1.2 Provider has reallocated all original Service Bundle 7 billing across units of service in other bundles, and fixed costs at a rate corresponding to 1,500 calls per month. Consequently, Service Bundle 7 will not be billed on a per call basis. Rather, the rates for other units of service have been increased to recover a proportionate share of the Service Bundle 7 cost. The following Service Bundle 7 notes, although still relevant, apply to amounts recovered in the reallocation to other Service Bundle pricing elements.

7.1.3 Price includes the recovery of 10% of the operating expenses attendant to Service Center operation, including staffing, facilities, training, depreciation, and other operating costs. This cost recovery allocation is based upon engineering estimates of the State's utilization of dedicated network capacity provided by new investment plus related support services. Total price for each year has been divided by the corresponding projection of monthly calls to compute the per unit charge (average charge per call).

7.1.4 Price includes the recovery of 10% of the new capital investment in core network facilities allocated to this Service Element. Provider will continue to own all Core Network investment at the termination of the Agreement.

7.1.5 Capital investment recovery is amortized over the Initial Term of the Agreement.

7.1.6 Price includes recovery of Service Bundle 7 transition costs amortized over five years.

7.1.7 Provider's price proposal includes providing required facilities for State employees identified in Schedule D.

7.1.8 Trouble reports generated by automated network monitoring tools are not billable MACs. Multiple calls related to a single event or outage are treated as a single call.

7.1.9 Price includes annual user training for all State employees as described in Section 5.6.

7.1.10 No inflation factors were used in the computation to develop prices for Services.

8.0   SATS MICROWAVE MAINTENANCE AND REPAIR

8.1   SATS Microwave Maintenance and Repair

8.1.1 Rates are based upon the configuration of the SATS as reported in Schedule C.

8.1.2 Schedule N indicates an estimated annual growth rate of 2% for circuit utilization. The 2% growth rate applies to the annual cost of providing maintenance and repair services and not to the number of SATS Microwave sites.

8.1.3 Price includes a proactive preventative maintenance program for 122 SATS Microwave sites to include one scheduled and one unscheduled visit to each site per year. Such trips will be tracked in the aggregate for the whole system rather than by site. Labor requirements include loaded labor rates, per diem expenses and helicopter transportation (as required). One person per visit is included for metro and sub-metro visits; two person per visit included for highway and helicopter access sites. Includes fuel costs for remote power generators at $15K per year.

8.1.4 Service Bundle 8 price also includes $2.8 million of capital investment and related loaded labor required to make site improvements identified in Schedule C, or other projects the State may identify, up to the limit of the capital investment. Capital investment recovery is amortized over five years.

8.1.5 The State will take possession of all Service Bundle 8 capital investment at the termination of the Agreement.

8.1.6 No inflation factors were used in the computation to develop prices for Services.

9.0   SATELLITE TELEPHONY SERVICES

9.1   Satellite Telephony Services

9.1.1 Unit rates are based upon volume and usage projections included in Schedule N.

9.1.2 Price includes a recurring monthly fee based upon a minimum aggregate usage of 500 minutes across all satellite phones, billed at $1.29 per minute for each minute of use. The parties agree to seek the best rates available for state government use and will diligently work with Sub-contractors to reduce the per minute rate to the State during the Term.

9.1.3 No inflation factors have been included.

9.2   Satellite Telephony Equipment

9.2.1 Unit rates are based upon volume and usage projections included in Schedule N.

9.2.2 Price includes a proportionate share of the Service Bundle 7 cost.

9.2.3 The price does not include replacement of the State's existing 60 satellite phones. It includes ongoing replacement for normal wear and tear of 10% of the prior year's phones each year. Price also includes providing additional new satellite phones each year based upon projected growth.

9.2.4 No inflation factors have been included.

10.0  SATELLITE EARTH-STATION MAINTENANCE AND REPAIR

10.1  Satellite Earth-Station Maintenance and Repair

10.1.1 Unit rates are based upon volume and usage projections (in this case -- growth in Satellite sites) included in Schedule N.

10.1.2 Price includes a proportionate share of the Service Bundle 7 cost.

10.1.3 No inflation factors were used in the computation to develop prices for Services.

PRICE MATRIX D -- TRANSITION COSTS



BUNDLE 1 - WIRED TELEPHONY SERVICES

The transition for the State is estimated to occupy the entire staff of the Service Center for 90 days. The cost of transition is therefore estimated to be the equivalent of 3 months of Service Center staff salary and benefits. 30% of these transition costs are allocated to Service Bundle 1.

BUNDLE 2 - DATA NETWORK SERVICES

The transition for the State is estimated to occupy the entire staff of the Service Center for 90 days. The cost of transition is therefore estimated to be the equivalent of 3 months of Service Center staff salary and benefits. 10% of these transition costs are allocated to Service Bundle 2.

BUNDLE 3 - VIDEO CONFERENCING SERVICES

The transition for the State is estimated to occupy the entire staff of the Service Center for 90 days. The cost of transition is therefore estimated to be the equivalent of 3 months of Service Center staff salary and benefits. 10% of these transition costs are allocated to Service Bundle 3.

BUNDLE 7 - END USER SUPPORT SERVICES

The transition for the State is estimated to occupy the entire staff of the Service Center for 90 days. The cost of transition is therefore estimated to be the equivalent of 3 months of Service Center staff salary and benefits. 50% of these transition costs are allocated to Service Bundle 7.

PRICE MATRIX F -- CAPITAL PROFILE

BUNDLE 1 - WIRED TELEPHONY SERVICES

Includes the replacement of all existing phones and projected new phones with new VOIP phones. The State will take possession of all phones at the termination of the Agreement after satisfying any residual balance not recovered through pricing during the Initial Term. Capital investment recovery is amortized over five years. Such residual balance shall be calculated on a per unit basis, based on the Cutover Date for each Service Unit installed.

Includes the installation of new customer premise equipment (CPE), including data cabinets, routers, switches, etc. The State will take possession of all CPE at the termination of the Agreement after satisfying any residual balance not recovered through pricing during the Initial Term. Capital investment recovery is amortized over five years. Such residual balance shall be calculated on a per unit basis, based on the Cutover Date for each Service Unit installed.

Approximately 10% of the gross investment in new Core Network facilities has been allocated to Service Bundle 1 activity. 25% of this allocation (or 2.5% of the gross investment) has been allocated to the State for recovery through pricing. This cost recovery allocation is based upon engineering estimates of the State's utilization of dedicated network capacity provided by new investment. Provider will continue to own all Core Network investment at the termination of the Agreement. Capital investment recovery is amortized over five years.

Includes the variable capital investment to provide a centralized voice mail system. Provider will retain ownership of such investment at the termination of the Agreement. Capital investment recovery is amortized over five years.

BUNDLE 2 - DATA NETWORK SERVICES

Approximately 70% of the gross investment in new Core Network facilities has been allocated to Service Bundle 2 activities. 25% of this allocation (or 17.5% of the gross investment) has been allocated to the State for recovery through pricing. This cost recovery allocation is based upon engineering estimates of the State's utilization of dedicated network capacity provided by new investment. Provider will continue to own all of the Core Network investment at the termination of the Agreement. Capital investment recovery is amortized over five years.

BUNDLE 3 -- VIDEO CONFERENCING SERVICES

Approximately 5% of the gross investment in new Core Network facilities has been allocated to Service Bundle 3 activities. 25% of this allocation (or 1.25% of the gross investment) has been allocated to the State for recovery through pricing. This cost recovery allocation is based upon engineering estimates of the State's utilization of dedicated network capacity provided by new investment. Provider will continue to own all core network investment at the termination of the Agreement. Capital investment recovery is amortized over five years.

Includes new H.323 video equipment (including installation labor) for fourteen
(14) initial sites, as well as additional new sites projected in Schedule N. The State will take possession of all new video equipment at the termination of the Agreement after satisfying any residual balance not recovered through pricing during the Initial Term. Capital investment recovery is amortized over five years.

BUNDLE 4 -- PAGING SERVICES - PAGERS

Includes investment in equipment and labor to expand paging system to ten additional sites. Provider will transfer the investment in expansion facilities to the State at the termination of the Agreement after satisfying any residual balance not recovered through pricing during the Initial Term. Capital investment recovery is amortized over five years.

BUNDLE 5 -- CELLULAR TELECOMMUNICATIONS SERVICES

There is no planned capital investment for this Service Bundle to be recovered through this Agreement.

BUNDLE 6 -- SATELLITE BROADCAST SERVICES

There is no proposed capital investment for this Service Bundle to be recovered through this Agreement.

BUNDLE 7 -- END USER SUPPORT SERVICES

Approximately 14% of the gross investment in new Core Network facilities has been allocated to Service Bundle 7 activities. 10% of this allocation (or 1.4% of the gross investment) has been allocated to the State for recovery through pricing. This cost recovery allocation is based upon engineering estimates of the State's utilization of dedicated network capacity provided by new investment. Provider will continue to own all Core Network investment at the termination of the Agreement. Capital investment recovery is amortized over five years.

BUNDLE 8 -- SATS MICROWAVE MAINTENANCE AND REPAIR

Includes the cost of investment in equipment, facilities and labor necessary to make site improvements identified in Schedule C. The State will take possession of all described improvements at the termination of the Initial Term after satisfying any residual balance not recovered through pricing during the Initial Term. Capital investment recovery is amortized over five years.

BUNDLE 9 -- SATELLITE TELEPHONY

There is no proposed capital investment for this Service Bundle to be recovered through this Agreement.

BUNDLE 10 -- SATELLITE EARTH-STATION MAINTENANCE AND REPAIR

There is no proposed capital investment for this Service Bundle to be recovered through this Agreement.

PRICE MATRIX J -- RESOURCE OPTION USAGE CREDIT

BUNDLE A -- SATELLITE EARTH STATION ACCESS

Given the number of relevant key issues that have not been resolved, a reasonable estimate of value cannot be determined at this time.

BUNDLE B -- SATS MICROWAVE SITE ACCESS

Provider is supportive of the concept of taking some SATS and using the system more efficiently by adding additional revenue. Given the number of relevant key issues that have not been resolved, a reasonable estimate of value cannot be determined at this time.

BUNDLE C -- SATS MICROWAVE EXCESS BANDWIDTH ACCESS

Provider is supportive of the concept of taking some SATS and using the system more efficiently by adding additional traffic. Given the number of relevant key issues that have not been resolved, a reasonable estimate of value cannot be determined at this time.

TERMINATION FOR CONVENIENCE CHARGE

Termination costs are delineated in Table I-1, Price Matrix I of this Schedule. The table provides the details of these costs as a combination of (1) the residual value of any capital investment not recovered at the time of termination, (2) the residual value of any transition costs not recovered at the time of termination, (3) the unamortized value of the CAT-5 cabling installed at Provider's cost to enable IP telephony at State Locations not already suitably wired, and (4) the residual balance of the capital lease payments for the Juneau telephone system as described in Section 16.1.6 not recovered.

TECHNOLOGY REFRESH COSTS

All necessary refresh of hardware and software is included in our pricing for a five-year Agreement, in accordance with the terms of the Agreement. Refresh beyond the first five years is not included in our pricing.

The State will receive optimal pricing with regard to refresh if the term of the Agreement corresponds with the useful life of the hardware.

REGULATED & NON REGULATED RATES

                             As of November 9, 2001

CATEGORY                                                    HOURLY
                                                             RATE
                                                            ------
NON-REGULATED

Systems Administrator I                                    $ 110.00
Systems Administrator II                                   $ 145.00
Systems Administrator III                                  $ 180.00
Manager, Networks & Systems                                $ 200.00
IP Network Designer                                        $ 180.00
Service Center Representative                               $ 65.00

REGULATED

Installation Foreman                                       $ 113.79
General Plant Tech III                                     $ 104.81
General Plant Tech II                                      $ 110.19
Installer Repairman                                        $ 104.56
Engineering Foreman                                        $ 110.38
Plant Engineer II                                          $ 128.73
Plant Engineer I                                           $ 116.10
Air Pressure Engineer                                      $ 119.74
Records Engineer                                           $ 112.92
Engineering Tech                                           $ 108.44
Line Foreman                                               $ 115.82
Cable Splicing Foreman                                     $ 115.13
Cable Splicer                                              $ 113.47
Lineman                                                    $ 110.34

SCHEDULE C -- ASSET INVENTORY


CONTAINED IN SEPARATE BINDER

SCHEDULE D -- HUMAN RESOURCES



D.1     LETTER OF AGREEMENT


                              LETTER OF AGREEMENT
                                  BETWEEN THE
                                STATE OF ALASKA
                                    AND THE
              ALASKA STATE EMPLOYEES ASSOCIATION, AFSCME LOCAL 52
                                REPRESENTING THE
                            GENERAL GOVERNMENT UNIT
                                    AND THE
                           PUBLIC EMPLOYEES LOCAL 71
                                REPRESENTING THE
                         LABOR, TRADES AND CRAFTS UNIT

                           RE: TELECOMMUNICATIONS REP
                         LOA 01-GG-043 / LTC 01-LL-144


                                    PREAMBLE

This Letter of Agreement is the product of a Labor Management Committee between the State of Alaska, the Alaska State Employees Association, AFSCME Local 52, and Public Employees Local 71, to address the unique circumstances and the potential impact of the Comprehensive Telecommunications Services Agreement ("Telecommunications Agreement") on approximately twenty (20) General Government bargaining unit members and approximately twenty-two (22) Labor, Trades, and Crafts bargaining unit members. It serves as both a LETTER OF DISPUTE RESOLUTION between the State and ASEA/AFSCME Local 52, and as a LETTER OF AGREEMENT between the State and Public Employees Local 71.

This Agreement is intended to provide employment stability for State employees who may be affected by the Comprehensive Telecommunications Services Agreement.

                                      TERMS

Affected Employees. "Employee" means an individual employed by the State, who, on the date that the Telecommunications Agreement is awarded, is occupying a position performing work covered by the Telecommunications Agreement.

Vendor. "Vendor" means the contractor awarded the Telecommunications Agreement.

                         TRANSITION/PLACEMENT PROVISIONS

The State will provide all affected employees with three (3) options:

1. Remain in the employee's current position as a State employee in the classified service.

2.   Transfer to another State position elsewhere in the classified service.

3.   Accept employment with the vendor, if offered.

OPTION 1.

If an employee elects to remain in the employee's current position as a State of Alaska employee the following provisions apply:

1) The employee will remain in his/her current position as a member of the general government or labor, trades, and crafts bargaining unit. The employee's terms and conditions of employment will continue to be determined by the provisions of the current and any future collective bargaining agreement applicable to his/her bargaining unit, including any contractual dispute resolution procedures.

2) Any past, present, and future State statutes and regulations, including the personnel rules, and Federal statutes that apply to members of the employee's bargaining unit will continue to apply to each affected employee as a member of that bargaining unit.

3) The State will insure that State employees who perform services covered by the Telecommunications Agreement, will have the same training, in frequency and content, as provided to vendor's employees performing services under the Telecommunications Agreement.

4) So long as the employee performs services covered by the Telecommunications Agreement, an employee who elects option 1 will not be involuntarily displaced from his/her position by another State employee who is not performing work covered by the Telecommunications Agreement.

5) An employee assigned duties out of his/her class or work grade must immediately notify the Department of Administration Human Resources Manager and/or his/her union representative of the assignment. A representative of the Union and the Department of Administration Human Resources Manager or his/her duly authorized representative will meet as soon as possible to discuss and attempt to resolve such work assignment issues. If the work assignment issue remains unresolved after a meeting is held, the employee may pursue any dispute in accordance with the applicable portions of his/her collective bargaining agreement.

6) When a position filled by a State employee who performs work covered by the Telecommunications Agreement becomes vacant and the State in its discretion determines that the position will be filled by another State employee, the State agrees to fill the position according to the terms of the respective Union's collective Bargaining Agreement.

OPTION 2.

If an employee elects to remain a State of Alaska employee but transfers to another position within the State of Alaska classified service, the following provisions apply:

1) Within thirty (30) calendar days after the State provides written notice to the employee that his/her position is affected, the employee must provide written notification to the Department of Administration Human Resource Manager of their desire to transfer to another State position.

2) The State will provide the employee priority over nonbargaining unit members for placement in a vacant position, for which the employee is qualified and interested, at the employee's same or lower pay range as soon as reasonably possible. If the State does not place the employee in a position before the effective date of the Telecommunications Agreement, the employee will continue to work in the position as if the employee had elected option 1 until the State provides a position. An employee is not eligible for training under 4 (a) and (b) of this subsection until the employee transfers to a new position.

3) If the State places an employee in a position with a lower pay range, the State will pay the employee at the same step and range of the employee's position before the transfer and will pay employee any merit or other pay increases that the employee would have earned in the former position for a period of twelve (12) months. At the end of twelve (12) months, the employee's pay will freeze. The employee's pay will remain frozen until the employee's pay in the new position equals or exceeds the frozen rate of pay. An employee who transfers under option 2 does not serve a probationary period in the new position and the employee will retain the employee's current merit anniversary date or longevity step.

4) An employee who transfers to another position under this option shall, upon request, be provided training under ONE of the following options:

     a) If the State approves a training program related to the employee's current or former duties, the State will provide the employee a maximum of three (3) consecutive workweeks in pay status to attend the program. The State will pay the expenses of the program up to a limit of $5,000.00, unless the State in its discretion determines to pay a higher amount. Such expenses include registration fees, tuition, round-trip transportation between the employee's residence and the site of the training, hotel, meals, and car rental. However, the employee must demonstrate to the State's satisfaction that the employee successfully completed the training program. If the employee does not successfully complete the training program, he/she shall reimburse the State for all training funds spent and the paid time provided to attend the training will be charged to the employee's accrued annual/personal leave account. If an employee has insufficient leave to cover the entire leave period, the remaining time will be offset against future leave accrual. If an employee voluntarily separates from State service within one year or if the employee is terminated for just cause after receiving training under this paragraph, the employee must repay the State the training expenses as follows (unless the State in its discretion waives repayment):

If the employee voluntarily separates from         90 to 120 days after return - 75%
State employment 0 to 89 days after               121 to 180 days after return - 50%
returning to work, the employee must repay        181 to 270 days after return - 25%
- 100%                                            271 to 365 days after return - 10%

     b) Upon State approval of an employee's request for a course of training or study, an employee may opt for leave without pay for a period not to exceed one (1) year to attend an approved course of study. The employee may cash-out any combination of accrued personal or annual leave at the time the leave commences as if the employee had elected to terminate his/her employment. Upon successful completion and upon return to State employment the State will reimburse the employee up to a limit of $5,000.00 to pay a portion of the expenses of the program. If the employee voluntarily separates from State service within one year from the return to State service, or if the employee is terminated for just cause after receiving training under this paragraph, the employee must repay the State the $5,000.00 as follows:

If the employee fails to return to                 90 to 120 days after return - 75%
classified service or separates from              121 to 180 days after return - 50%
State employment 0 to 89 days after               181 to 270 days after return - 25%
returning to work, the employee                   271 to 365 days after return - 10%
must repay - 100%.

          The employee must notify his/her supervisor of the desire to return to work thirty (30) calendar days before completion of training or thirty
          (30) calendar days before the expiration of the one-year period. If the employee provides timely notification, the employee has the right to return to the position and pay rate he/she held at the time the leave of absence began.

     c) An employee's eligibility to request training benefits under paragraphs (a) and (b) begins upon the employee's transfer to a State position that is not covered by the Telecommunications Agreement and ends six (6) months later.

OPTION 3.

1) The State shall make no agreement impeding any affected employee's opportunity to work for any employer other than the State of Alaska.

2) If an employee accepts an offer of employment from the Vendor, the employee ceases to be a State of Alaska employee and is no longer an employee under this Agreement.

                              EFFECT OF AGREEMENT

Nothing in this Agreement binds either Union to the Terms and Conditions of the other Union's collective bargaining agreement and both Unions are free to reach other agreements on behalf of their members who perform services covered by the Telecommunications Agreement.

The parties intend this Agreement to be a full and complete settlement of any causes of action, grievances, or any other dispute arising from the State of Alaska's decision to contract out Comprehensive Telecommunications Services and that decision's impact on bargaining unit employees.


                             DURATION OF AGREEMENT

This agreement takes effect upon the State's issuance of a Telecommunications Agreement pursuant to request for proposal no. 2001-0200-2036. It remains in effect for the length of the Comprehensive Telecommunications Services Agreement.

                             AMENDMENT OF AGREEMENT

This agreement may be amended. All amendments must be in writing and signed by duly authorized representatives of the parties.

                                    DISPUTES

Disputes over the application or interpretation of this Agreement are subject to the grievance/arbitration procedures in the collective bargaining agreement between the parties. The State of Alaska, Alaska State Employees Association, AFSCME Local 52, and Public Employees Local 71 may agree to trilateral arbitration where the same dispute exists between both unions and the State.

In witness whereof, the parties agree hereto, through their duly authorized representatives, to this Agreement on this 28 day of August, 2000, at Anchorage, Alaska.

FOR THE STATE OF ALASKA:                     FOR ALASKA STATE EMPLOYEES
                                             ASSOCIATION, AFSCME Local 52


/s/ JAMES DUNCAN                             /s/ CHARLES L. O'CONNELL,
--------------------------------             -----------------------------------
James Duncan, Deputy Commissioner            Charles L. O'Connell,
Department of Administration                 Business Manager




                                             FOR PUBLIC EMPLOYEES Local 71


                                             /s/ JAMES ASHTON
                                             -----------------------------------
                                             James Ashton
                                             Assistant Business Manager

D.2 -- LIST OF DESIGNATED EMPLOYEES

     PCN                         TITLE                       RANGE
----------------------------------------------------------------------
              CUSTOMER SERVICES HELP
    26531     ADMIN CLERK II                                  GG8
    26625     DATA PROC TECH I                                GG13
    26613     DATA PROC TECH I                                GG13

              NETWORK SERVICES
    26524     DATA COMM SPEC II                               GG21
    26508     DATA COMM SPEC I                                GG19
    26414     DATA COMM SPEC I                                GG19
    26510     DATA COMM SPEC I                                GG19
    26518     DATA COMM SPEC I                                GG19
    26509     DATA COMM SPEC I                                GG19

              NODE MANAGEMENT
    23087     COMM ENG I                                      GG22
    23104     COMM ENG ASSOC I                                GG19
    23107     COMM ENG ASSOC I                                GG19
    23053     MAINT SPCLST II                                LTC51

              ELECTRONIC MAINTENANCE
    23011     MAINT SPCLST III                               LTC50
    23061     MAINT SPCLST III                               LTC50
    23012     MAINT SPCLST II                                LTC51
    23013     MAINT SPCLST II                                LTC51
    23016     MAINT SPCLST II                                LTC51
    23020     MAINT SPCLST II                                LTC51
    23028     MAINT SPCLST II                                LTC51
    23030     MAINT SPCLST II                                LTC51
    23032     MAINT SPCLST II                                LTC51
    23033     MAINT SPCLST II                                LTC51
    23042     MAINT SPCLST II                                LTC51
    23043     MAINT SPCLST II                                LTC51
    23050     MAINT SPCLST II                                LTC51
              TOTAL DESIGNATED EMPLOYEES                       26

SCHEDULE E -- SERVICE LEVEL AGREEMENTS (SLAs)


E.1     ALL BUNDLES--SERVICE LEVEL AGREEMENTS (SLAs)

The SLAs for Telecommunications are categorized into the following sections:
Trouble Resolution, System Performance, and Operations and Administration. Detailed descriptions of the State's telecommunications SLAs are documented in the Appendix E.2. The State will expect Provider to comply with SLAs.

System Performance Categories are:
    Availability
    Response Time
    Throughput
    Error Rate
    Security

Service Performance Categories are:
    Provisioning and Fulfillment
    Help Desk
    Problem Resolution

E.2     SPECIFIC SERVICE LEVELS

SYSTEM PERFORMANCE

                           SERVICE
#       CATEGORY           HOURS       SERVICE LEVEL                 MEASUREMENT DEFINITION     NOTES
-       --------           --------    -------------                 ----------------------     -----
AVAILABILITY

1.   Bundle 1: Wired       24x7x365    99.8% System wide             Actual uptime as a         The "System" is equal to the
     Telephony                         availability excluding        percentage of scheduled    aggregate of the State's voice
     Level 3                           State approved scheduled      uptime.                    desktop instruments, access
                                       downtime.                                                circuits (trunks) feature sets,
                                                                                                voice mail systems, long
                                                                                                distance access. System is
                                                                                                considered unavailable upon
                                                                                                failure of any key component
                                                                                                (e.g., CallManager(TM), WAN
                                                                                                circuit, data router, Ethernet
                                                                                                switch) that prevents a site
                                                                                                from using the System.

2.   Bundle 1: Wired       24x7x365    99.99% System wide            Actual uptime as a         The "System" is equal to the
     Telephony -- High                 availability excluding        percentage of scheduled    aggregate of the State's voice
     Availability                      State approved scheduled      uptime.                    desktop instruments, access
     Level 2                           downtime.                                                circuits (trunks) feature sets,
                                                                                                voice mail systems, long
                                                                                                distance access. System is
                                                                                                considered unavailable upon
                                                                                                failure of any key component
                                                                                                (e.g., CallManager(TM), WAN
                                                                                                circuit, data router, Ethernet
                                                                                                switch) that prevents a site
                                                                                                from using the System.

3.   Bundle 1: Wired       24x7x365    99.999% System wide           Actual uptime as a         The "System" is equal to the
     Telephony -- Critical             availability excluding        percentage of scheduled    aggregate of the State's voice
     State                             State approved scheduled      uptime.                    desktop instruments, access
     Telecommunications                downtime.                                                circuits (trunks) feature sets,
     Level 1                                                                                    voice mail systems, long
                                                                                                distance access. System is
                                                                                                considered unavailable upon
                                                                                                failure of any key component
                                                                                                (e.g., CallManager(TM), WAN
                                                                                                circuit, data router, Ethernet
                                                                                                switch) that prevents a site
                                                                                                from using the System.

SYSTEM PERFORMANCE

                              SERVICE
#       CATEGORY              HOURS     SERVICE LEVEL                 MEASUREMENT DEFINITION       NOTES
-       --------              --------  -------------                 ----------------------       -----
   4.   Bundle 1: Wired       24x7x365  99.999% System wide           Actual uptime as a           The "System" is equal to the
        Telephony -- Critical           availability excluding        percentage of scheduled      aggregate of the State's voice
        State                           State approved scheduled      uptime.                      desktop instruments, access
        Telecommunications,             downtime.                                                  circuits (trunks) feature sets,
        Diversity Mandated                                                                         voice mail systems, long
        Level 1A                                                                                   distance access. System is
                                                                                                   considered unavailable upon
                                                                                                   failure of any key component
                                                                                                   (e.g., CallManager(TM) WAN
                                                                                                   circuit, data router, Ethernet
                                                                                                   switch) that prevents a site
                                                                                                   from using the System.

   5.   Bundle 2: Data        24x7x365  99.8% System wide             Actual uptime as a           The "System" is equal to the
        Network Services                availability excluding        percentage of scheduled      aggregate of Provider provided
        Level 3                         State approved scheduled      uptime.                      or managed Customer Edge
                                        downtime.                                                  devices, Provider Edge devices
                                                                                                   used for the Services, and
                                                                                                   Provider Core devices. System is
                                                                                                   considered unavailable upon
                                                                                                   failure of any key component
                                                                                                   (e.g., WAN circuit, data router,
                                                                                                   Ethernet switch) that prevents a
                                                                                                   site from using the System.

   6.   Bundle 2: Data        24x7x365  99.99% System wide            Actual uptime as a           The "System" is equal to the
        Network Services --             availability excluding        percentage of scheduled      aggregate of Provider-provided
        High Availability               State approved scheduled      uptime.                      or managed Customer Edge
        Level 2                         downtime.                                                  devices, Provider Edge devices
                                                                                                   used for the Services, and
                                                                                                   Provider Core devices. System is
                                                                                                   considered unavailable upon
                                                                                                   failure of any key component
                                                                                                   (e.g., WAN circuit, data router,
                                                                                                   Ethernet switch) that prevents a
                                                                                                   site from using the System.

   7.   Bundle 2: Data        24x7x365  99.999% System wide           Actual uptime as a
        Network Services                availability excluding        percentage of scheduled      The "System" is equal to the
        Critical State                  State approved scheduled      uptime.                      aggregate of Provider-provided or
        Telecommunications              downtime.                                                  managed Customer Edge devices,
        Level 1                                                                                    Provider Edge device used for the
                                                                                                   Services, and Provider Core
                                                                                                   devices. System is considered
                                                                                                   unavailable upon failure of any
                                                                                                   key component (e.g., WAN
                                                                                                   circuit, data router, Ethernet
                                                                                                   switch) that prevents a site
                                                                                                   from using the System.

   8.   Bundle 2: Data        24x7x365  99.999% System wide           Actual uptime as a           The "System" is equal to the
        Network Services                availability excluding        percentage of scheduled      aggregate of Provider-provided
        Critical State                  State approved scheduled      uptime.                      or managed Customer Edge
        Telecommunications,             downtime.                                                  devices, Provider Edge devices
        Diversity Mandated                                                                         used for the Services, and
        Level 1A                                                                                   Provider Core devices. System is
                                                                                                   considered unavailable upon
                                                                                                   failure of any key component
                                                                                                   (e.g., WAN circuit, data router,
                                                                                                   Ethernet switch) that prevents a
                                                                                                   site from using the System.

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

SYSTEM PERFORMANCE

                              SERVICE
#       CATEGORY              HOURS     SERVICE LEVEL                 MEASUREMENT DEFINITION       NOTES
-       --------              --------  -------------                 ----------------------       -----
   9.   Bundle 3: Video       24x7x365  99.8% System wide             Actual uptime as a           The "System" is equal to the
        Conferencing                    availability excluding        percentage of scheduled      aggregate of the State's H.323
        Level 3                         State approved scheduled      uptime.                      videoconference units and MCUs,
                                        downtime.                                                  Provider-provided or managed
                                                                                                   Customer Edge devices, Provider
                                                                                                   Edge devices used for the
                                                                                                   Services, and Provider Core
                                                                                                   devices. System is considered
                                                                                                   unavailable upon failure of any
                                                                                                   key component (e.g., WAN
                                                                                                   circuit, data router, Ethernet
                                                                                                   switch) that prevents a site
                                                                                                   from using the System

   10.  Bundle 3: Video       24x7x365  99.99% System wide            Actual uptime as a           The "System" is equal to the
        Conferencing -- High            availability excluding        percentage of scheduled      aggregate of the State's H.323
        Availability                    State approved scheduled      uptime.                      videoconference units and MCUs,
        Level 2                         downtime.                                                  Provider-provided or managed
                                                                                                   Customer Edge devices, Provider
                                                                                                   Edge devices used for the
                                                                                                   Services, and Provider Core
                                                                                                   devices. System is considered
                                                                                                   unavailable upon failure of any
                                                                                                   key component (e.g., WAN
                                                                                                   circuit, data router, Ethernet
                                                                                                   switch) that prevents a site
                                                                                                   from using the System

   11.  Bundle 3: Video       24x7x365  99.999% System wide           Actual uptime as a           The "System" is equal to the
        Conferencing Critical           availability excluding        percentage of scheduled      aggregate of the State's H.323
        State                           State approved scheduled      uptime.                      videoconference units and MCUs,
        Telecommunications              downtime.                                                  Provider-provided or managed
        Level 1                                                                                    Customer Edge devices, Provider
                                                                                                   Edge devices used for the
                                                                                                   Services, and Provider Core
                                                                                                   devices. System is considered
                                                                                                   unavailable upon failure of any
                                                                                                   key component (e.g., WAN
                                                                                                   circuit, data router, Ethernet
                                                                                                   switch) that prevents a site
                                                                                                   from using the System

   12.  Bundle 3: Video       24x7x365  99.999% System wide           Actual uptime as a           The "System" is equal to the
        Conferencing Critical           availability excluding        percentage of scheduled      aggregate of the State's H.323
        State                           State approved scheduled      uptime.                      videoconference units and MCUs,
        Telecommunications,             downtime.                                                  Provider-provided or managed
        Diversity Mandated                                                                         Customer Edge devices, Provider
        Level 1A                                                                                   Edge devices used for the
                                                                                                   Services, and Provider Core
                                                                                                   devices. System is considered
                                                                                                   unavailable upon failure of any
                                                                                                   key component (e.g., WAN
                                                                                                   circuit, data router, Ethernet
                                                                                                   switch) that prevents a site
                                                                                                   from using the System

SYSTEM PERFORMANCE

                              SERVICE
#       CATEGORY              HOURS     SERVICE LEVEL                 MEASUREMENT DEFINITION       NOTES
-       --------              --------  -------------                 ----------------------       -----
   13.  Bundle 4: Paging      24x7x365  99.8% System-wide             Actual uptime as a
        Services: Urban                 availability, excluding       percentage of scheduled
        Locations of                    scheduled downtime            uptime.
        Anchorage, Fairbanks
        and Juneau

   14.  Bundle 4: Paging      24x7x365  97% System-wide               Actual uptime as a
        Services: All other             availability, excluding       percentage of scheduled
        Locations                       scheduled downtime            uptime.

   15.  Bundle 5: Cellular    24x7x365  99.8% System-wide             Actual uptime as a
        Services                        availability, excluding       percentage of scheduled
                                        scheduled downtime            uptime.

   16.  Bundle 6: Satellite   24X7X365  99.99% within defined         EBNO of not less than        Carrier to noise ratio is
        Broadcast                       parameters for Audio and      5.5 db and a carrier to      measured from the Service
        Programming Video and           Video Levels                  noise ratio of 75.23         Center.
        Audio Levels                                                  db/hz minimum

   17.  Bundle 8: SATS        24X7X365  99.8% System wide             Actual uptime as a           The "System" is equal to the
        Microwave                       availability excluding        percentage of scheduled      aggregate of those services
                                        State approved scheduled      uptime                       provisioned on the SATS
                                        downtime.                                                  microwave system. System is
                                                                                                   considered unavailable upon
                                                                                                   failure of any key SATS Network
                                                                                                   Element that prevents an
                                                                                                   End-User from using the system.

   18.  Bundle 10: Earth      24x7x365                                Actual uptime as a
        Station Maintenance                                           percentage of scheduled
                                                                      uptime.

RESPONSE TIME

   19.  Dial Tone Access      24x7x365  99% within 1 second of an     Number of calls
                                        off-hook condition.           achieving dial tone
                                                                      within 1 second as a
                                                                      percentage of all
                                                                      off-hook conditions

   20.  Voice Call Setup      24x7x365  99% of calls ring within      Number of calls achieving
        Delay                           1 second of last digit        setup within 1 second as a
                                        depressed.                    percentage of all calls
                                                                      placed

THROUGHPUT

   21.  Data Transmission     24x7x365  99.9% of Intrastate traffic   Number of round trips        Sampling plan acceptable to both
                                        transmissions less than 85ms  completing in target         the State and Provider to be
                                        for transports other than     timeframe or less as a       described in the Standards and
                                        satellite or terrestrial      percentage of all            Procedures Manual. Any location
                                        microwave, less than 600ms    roundtrips                   that fails to meet SLAs at the
                                        100 ms for terrestrial                                     Cutover Date will be subject to
                                                                                                   establishment of a separate site-
                                                                                                   specific SLA subject to approval
                                                                                                   of the Parties.

   22.  Bundle 1: Wired       24x7x365  No more than 1% during        Number of calls blocked
        Telephony Voice                 peak calling periods          or experiencing service
        System Call Blocking                                          busy as a percentage of
                                                                      all calls

SYSTEM PERFORMANCE

                              SERVICE
#       CATEGORY              HOURS     SERVICE LEVEL                 MEASUREMENT DEFINITION       NOTES
-       --------              --------  -------------                 ----------------------       -----
   23.  Bundle 5: Cellular    24X7X365  Not less than P.03 Grade      Number of calls blocked      Statistics reported by ACS
        Telephone                       of Service on Call            or experiencing service      Service Center based on cell
        Voice Call Blocking             Origination                   busy as a percentage of      switch performance metrics
                                                                      all calls                    gathered by Provider

   24.  Bundle 6: Satellite   24x7x365  Bit Error Rate of 99.9%       Measurement of BER           Conditions to be defined in
        Broadcast                                                     shall be equal to or         the Standards and Procedures
                                                                      better than 1 X 10/\-6       Manual

ERROR RATE

  25.   Bundle 1 Wired        24x7x365  Packet loss of not more       Measured from Provider       Measurement points and
        Telephony                       than .5% of all packets       demarcation to Provider      procedures to be described in
                                        traversing the Network.       demarcation                  the Standards and Procedures
                                                                                                   Manual

  26.   Bundle 1              24x7x365  Jitter shall not exceed       Measured from Provider       Measurement points and
                                        50ms                          demarcation to Provider      procedures to be described in
                                                                      demarcation                  the Standards and Procedures
                                                                                                   Manual

  27.   Bundle 2              24x7x365  Packet loss of not more       Measured from Provider       Measurement points and
                                        than .5% of all packets       demarcation to Provider      procedures described in the
                                        traversing the Network        demarcation                  Standards and Procedures Manual

  28.   Bundle 2              24x7x365  Jitter shall not exceed       Measured from Provider       Measurement points and
                                        50ms                          demarcation to Provider      procedures described in the
                                                                      demarcation                  Standards and Procedures Manual

  29.   Bundle 3              24x7x365  Packet loss of not more       Measured from Provider       Measurement points and
                                        than .5% of all packets       demarcation to Provider      procedures to be described in
                                        traversing the Network        demarcation                  the Standards and Procedures
                                                                                                   Manual

  30.   Bundle 3              24x7x365  Jitter shall not exceed       Measured from Provider       Measurement points and
                                        50ms                          demarcation to Provider      procedures to be described in
                                                                      demarcation                  the Standards and Procedures
                                                                                                   Manual

  31.   Data Services         24x7x365  The metrics may vary                                       Suitable performance metrics
                                        depending upon the                                         to be determined. See Note #13.
                                        transport protocol

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

SYSTEM PERFORMANCE

                              SERVICE
#       CATEGORY              HOURS     SERVICE LEVEL                 MEASUREMENT DEFINITION       NOTES
-       --------              --------  -------------                 ----------------------       -----
   32.  Bundle 8: SATS         24x7x365                               Radio route outage points
        Microwave                                                     considered to be at a
                                                                      BER>1x10-6, unfaded BER
                                                                      performance>1x10-10 The
                                                                      threshold error rate for
                                                                      propagation outages on radio
                                                                      routes will be considered to
                                                                      be 1x10-6 but the error Rate
                                                                      on radio hops is
                                                                      probabilistic with the rate
                                                                      being below 1x10-10 for
                                                                      normal unfaded conditions
                                                                      That exist the vast majority
                                                                      of the time. Unfaded
                                                                      operation will be at a
                                                                      BER>1x10-10.

SECURITY

   33.  Network Intrusion     24x7x365  99.8% System wide             Actual uptime as a
        Detection System                availability excluding        percentage of scheduled
        Level 3                         State approved scheduled      uptime.
                                        downtime.

   34.  Network Intrusion     24x7x365  99.99% System wide            Actual uptime as a
        Detection System --             availability excluding        percentage of scheduled
        High Availability               State approved scheduled      uptime.
        Level 2                         downtime.

   35.  Network Intrusion     24x7x365  99.999% System wide           Actual uptime as a
        Detection System --             availability excluding        percentage of scheduled
        Critical State                  State approved scheduled      uptime.
        Telecommunications              downtime.
        Level 1

   36.  Network Intrusion     24x7x365  99.999% System wide           Actual uptime as a
        Detection System  --            availability excluding        percentage of scheduled
        Critical State                  State approved scheduled      uptime.
        Telecommunications,             downtime.
        Diversity Mandated
        Level 1A

   37.  Security related MAC  24x7x365  98% of MAC performed          Completed Security MACs      A "security related" MAC is
                                        within 2 hours for the        completion duration as a     one that the State security
                                        restricted VLAN switch or     percentage of total          lead, their designee or the
                                        other security related        requests. Measured on a      State project manager
                                        activities.                   monthly basis.               determine is related to
                                                                                                   security.  Security related
                                                                                                   issues are intended to take
                                                                                                   the highest priority.

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

SYSTEM PERFORMANCE

                              SERVICE
#       CATEGORY              HOURS     SERVICE LEVEL                 MEASUREMENT DEFINITION       NOTES
-       --------              --------  -------------                 ----------------------       -----
   38.  Security Incident     24X7X365  Security Incident             100% or all security         Parties will conduct Root Cause
        Response                        response must be              incidents are responded      Analysis of a Security Incident.
                                        expedited and performed       to and reported within       Parties will agree on what is
                                        24x7x365. Provider will:      24 hours.                    continuously monitored and those
                                                                                                   alarms will be reported in
                                        a) recognize or                                            accordance with Section 19.
                                        otherwise acknowledge the
                                        incident within 5 minutes

                                        b) Initiate pre-planned
                                        response within 15
                                        minutes or begin
                                        developing a plan for
                                        responding within 30
                                        minutes


SERVICE PERFORMANCE

                              SERVICE
#       CATEGORY              HOURS          SERVICE LEVEL            MEASUREMENT DEFINITION       NOTES
-       --------              --------       -------------            ----------------------       -----
PROVISIONING AND FULFILLMENT

  39.   Service Request       7:00 a.m.-     90% of schedule and      Number of Service Requests
        Response -- length of 5:00 p.m.      cost estimates to be     responded to within
        time to evaluate      Monday -       submitted within 10      specified timeframes as a
        service requests and  Friday,        business days after      percentage of all Service
        provide schedule and  excluding      receiving request;       Requests received
        cost estimates        State holidays 100% within 30
                                             business days

  40.   Order Fulfillment     7:00 a.m.-     98% of orders            Number of orders
                              5:00 p.m.      fulfilled within         fulfilled within
                              Monday --      Provider specified       Provider  specified
                              Friday,        timeframes as approved   timeframe as a
                              excluding      and accepted by the      percentage of the total
                              State holidays State.                   number of orders
                                                                      fulfilled

  41.   IMACD (Install, Move, 7:00 a.m.-     98% of IMACDs            Number of IMACDs
        Add, Change,          5:00 p.m.      completed within         completed within
        (Deletions) Service   Monday --      schedule negotiated      scheduled timeframe as
        Completion            Friday,        between State and        a percentage of the total
                              Excluding      Provider.                number of IMACDs attempted
                              State holidays

  42.   IMACD Completion      7:00 a.m.-     98% within 2 hours of    Number of completion
        Confirmation Call     5:00 p.m.      completion.              confirmation calls
                              Monday --                               performed within 2
                              Friday,                                 hours as a percentage
                              Excluding                               of the total number of
                              State holidays                          completion confirmation
                                                                      calls placed.

  43.   Video Conference      7:00 a.m.-     Standard Order: 1 day
        Staff Support         5:00 p.m.      Rush Order: 4 hours
        Bundle 3: Video       Monday --      Emergency: as needed
        Conferencing Services Friday,
                              excluding
                              State holidays

SERVICE PERFORMANCE

                              SERVICE
#       CATEGORY              HOURS          SERVICE LEVEL            MEASUREMENT DEFINITION       NOTES
-       --------              --------       -------------            ----------------------       -----
SERVICE CENTER

  44.   First Call Problem    24x7x365       All calls not requiring  Number of problems           "Call" includes all forms of
        Resolution Rate                      dispatch are closed, in  resolved during the          real-time and asynchronous
                                             the perspective of the   first call as a              contact including electronic
                                             customer, within 30      percentage of the total      trouble reports, etc. Months are
                                             minutes:                 number of calls placed       measured from the Cutover Date
                                             - 60% during months                                   as defined in Schedule A.3 for
                                               1 and 2                                             Service Bundle 7
                                             - 70% during months
                                               3 and 4
                                             - 80% beginning month 5
                                             - 85% beginning in
                                               month 6

  45.   Dispatch Confirmation 24x7x365       99% within 15 minutes    The number of dispatch       Notification calls placed to end
        call                                 for Mission Critical     confirmation calls placed    user of approximate time for
                                             functions                within specified timeframe   technician response to service
                                             99% within 1             for each category as a       call requiring technician
                                             hour for all other       percentage of the total      dispatch.
                                             functions                number of confirmation calls
                                                                      placed within that category.

  46.   Average Speed to      24x7x365       99% within 1 minute      Number of calls answered
        Answer                                                         within 1 minute as a
                                                                      percentage of the total
                                                                      number of calls answered

  47.   Call Abandonment Rate 24x7x365       No more than 5%          Number of abandoned          An "abandoned" call is one
                                                                      calls as a percentage        which has entered the
                                                                      of the total number of       queue, but the caller
                                                                      calls                        "hangs up" before the call
                                                                                                   is answered.

PROBLEM RESOLUTION

  48.   Priority 1 - Mission  24x7x36        95% within 4 hours       Number of problems           Measured via Help Desk
        Critical Impact                      99% within 8 hours       resolved (including          software
                                                                      temporary "fixes")
                                                                      within timeframe as a
                                                                      percentage of the total
                                                                      number of problems at
                                                                      this priority

  49.   Priority 2 - Major    24x7x365       99% within 8 hours       Number of problems           Measured via Help Desk
        Impact (multiple User                                         actually resolved            software
        Locations down)                                               within timeframe as a
                                                                      percentage of the total
                                                                      number of problems at
                                                                      this priority

  50.   Priority 3 - Moderate 7:00 a.m.-5:00 99% by the end of the    Number of problems           Measured via Help Desk
        Impact (single User   p.m. Monday--  next business day        actually resolved            software
        Location down)        Friday,                                 within timeframe as a
                              excluding                               percentage of the total
                              State                                   number of problems at
                              holidays                                this priority

SERVICE PERFORMANCE

                              SERVICE
#       CATEGORY              HOURS          SERVICE LEVEL            MEASUREMENT DEFINITION       NOTES
-       --------              --------       -------------            ----------------------       -----
  51.   Priority 4 - Minor    7:00 a.m.-5:00 99% within 5             Number of problems           Provider provides system
        Impact (single User   p.m. Monday--  business days            actually resolved            which
        Location affected;    Friday,                                 within timeframe as a        categorizes/prioritizes
        workaround available) excluding State                         percentage of the total      calls and reports call
                              holidays                                number of problems at        closure statistics.
                                                                      this priority                Measured via Help Desk
                                                                                                   software

  52.   Repeat Calls for      24x7x365       No more than 2%          Number of repeat calls       Repeat call is defined as
        Service                                                       as a percentage of the       a recurring failure of the
                                                                      total number of calls        same device, or request
                                                                                                   for same service, within
                                                                                                   30 days. Measured via Help
                                                                                                   Desk software

  53.   Bundle 6: Satellite   A grade 1      95% of faults diagnosed  Diagnostic tests to be
        Service, Grade 1      service is a   within 3 minutes         defined in the
        Programming           live broadcast                          Standards and
        Mean Time to Fault    designated as                           Procedures Manual
        Diagnosis             the highest
        (MTFD)-completion of  priority by the
        programming           State, Times
        diagnostic testing    are scheduled,
                              programming
                              generally runs
                              7:00 am to
                              10:00 pm
                              Weekdays, some
                              Weekend hours

  54.   Bundle 6: Satellite   A grade 2      95% of faults diagnosed  Diagnostic tests to be
        Service, Grade 2      service is a   within 5 minutes         defined in the
        Programming           program                                 Standards and
        Mean Time to Fault    designated by                           Procedures Manual
        Diagnosis             the State to
        (MTFD)-completion of  be of special
        programming           importance.
        diagnostic testing    Times are
                              scheduled,
                              programming
                              generally runs
                              7:00 am to
                              10:00 pm
                              Weekdays, some
                              Weekend hours

  55.   Bundle 6: Satellite   A grade 3      95% of faults diagnosed  Diagnostic tests to be
        Service, Grade 3      service is a   within 10 minutes        defined in the
        Programming           normal service                          Standards and
        Mean Time to Fault    broadcast with                          Procedures Manual
        Diagnosis             no special
        (MTFD)-completion of  priority
        programming           assigned.
        diagnostic testing    Standard
                              7X24X365
                              Service Center
                              support
                              applies.

SERVICE PERFORMANCE

                              SERVICE
#       CATEGORY              HOURS          SERVICE LEVEL            MEASUREMENT DEFINITION       NOTES
-       --------              --------       -------------            ----------------------       -----
  56.   Bundle 8: SATS        24x7x365       95% within 4 hours; 99%  Number of problems           When temporary fixes are
        Microwave: Priority                  within 8 hours           resolved (including          implemented, an estimated
        1-Mission critical-A                                          temporary "fixes")           timeframe for a permanent
        SATS route segment is                                         within timeframe as a        resolution is to be
        completely out of                                             percentage of the total      provided. Effort to
        service and multiple                                          number of problems at        restore service will
        users are affected.                                           this priority                continue until successful
                                                                                                   and will not be
                                                                                                   constrained by normal work
                                                                                                   hours.

  57.   Bundle 8: SATS        24x7x365       99% within 8 hours       Number of problems           Effort to restore service
        Microwave: Priority                                           actually resolved            will continue until
        2-Major Impact-A SATS                                         within timeframe as a        successful and will not be
        network element is                                            percentage of the total      constrained by normal work
        down affecting                                                number of problems at        hours.
        service to multiple                                           this priority
        users.

  58.   Bundle 8: SATS        7:00 a.m.-5:00 99% by the end of the    Number of problems
        Microwave: Priority   p.m.,          next business day        actually resolved
        3-Moderate impact-A   Monday-Friday                           within timeframe as a
        SATS network element  excluding                               percentage of the total
        is down affecting     State Holidays                          number of problems at
        service to a single                                           this priority
        user

  59.   Bundle 8: SATS        7:00 a.m.-5:00 99% within 5 business    Number of problems           Service Center provides
        Microwave: Priority   p.m.,                                   actually resolved            system which
        4-Minor impact-Single Monday-Friday                           within timeframe as a        categorizes/prioritizes
        user affected,        excluding State                         percentage of the total      calls and reports call
        workaround available  Holidays                                number of problems at        closure statistics.
                                                                      this priority

SLA AND REPORT SPECIFIC REQUIREMENTS AND AGREEMENT ITEMS:

1. Invoice and billing report to be available no later than end of the 10th business day from the close of the billing cycle.

2. Provider will develop and implement a methodology for responding to State billing inquiries such that within 30 days of the Effective Date, all billing inquires are answered with 10 working days.

3. Not later than E Day -- 60 days, Provider will develop and provide the methodology for monitoring, measuring and reporting service performance. The methodology is to include definition of the measurement criteria and escalation criteria and procedures.

4. Service volumes and levels are to be measured and reported on a calendar month basis. In addition to the current reporting month, SLA reports are to display a rolling twelve-month history.

5. In addition to reporting service volumes and levels on a monthly basis, Provider is to track daily activity volumes for those Services identified by the State. The State intends to use this information to identify activity peaks and valleys.

6.  Provider will coordinate security audits at least annually.

7. Provider will provide call data record report on request of State within 10 business days of the request.

8. Provider to provide toll free telephone lines in adequate quantity to handle call volume and ACD system to record call date, time and duration information.

9. Provider will meet all State security requirements for access to systems and facilities.

10. Provider will categorize and prioritize calls, and provide call closure statistics.

11. Provider will track and provide a report of all calls abandoned per SLA.

12. All SLAs will be measured and reported on a monthly basis.

E.3 - MISSION CRITICAL SERVICES

The following table lists those communications services and/or telecommunications components that the State deems as "Mission Critical" and, therefore, require Provider's highest Class of Service and quickest problem resolution times as designated in Schedule E.2.

AGENCY                            FUNCTION                           FUNCTIONAL DESCRIPTION
------                            --------                           ----------------------
Department of Administration      Alaska Pioneer Homes (general)     Including two way radios and pagers.

Department of Administration      Vehicle and Driver Licensing

Department of Administration      Retiree Payroll Check Processing

Department of Administration -    Network Services -- data
ITG                               network and internet connectivity

Department of Administration -    SATS Microwave System -- All       Transports Safety of Life communications from two-way radio
ITG                                                                  repeaters to PSAPs and local emergency medical response
                                                                     services

Alaska Housing Finance            Payroll Check Processing           Penalties apply if missed.
Corporation

Alaska Housing Finance            Electronic transfer of funds       Federal fund receipt (HUD, DOE, etc.) Bond payments.
Corporation

Alaska Housing Finance            Accounts Receivable/Accounts       Downloading interest rate for each day. Loan commitment
Corporation                       Accounts                           fees, Payable grant funding (receipts and payments)
                                                                     Low-Income Rental deposits / payments, bond payments,
                                                                     short-term securities / transfers.

Alaska Permanent Fund             All investment and finance         Investments, analysis, trades and information exchange
Corporation                       related activities                 including pricing and analytic data feeds, trades, bank
                                                                     transactions and e-mail

Alaska Permanent Fund             Board of Trustee meetings          Preparation for and activities during APFC Board of
Corporation                       and packet production              Trustee meetings

Community & Economic Development  Insurance Licensing in time        All aspects of Licensing Insurance Producers, SLBs, ADJs,
                                  of emergency                       MGAs, TPAs, RIMs, and RIBs

Community & Economic Development  Bradley Lake Hydro                 Hydro-electric power plant

Community & Economic Development  Larsen Bay Hydro                   Hydro-electric power plant

Community & Economic Development  Four Dam Pool Hydro                Hydro-electric power plant (Sale pending in 2002)

Community & Economic Development  Alaska Intertie                    Hydro-electric power plant

Community & Economic Development  Alaska Railroad

AGENCY                            FUNCTION                           FUNCTIONAL DESCRIPTION
------                            --------                           ----------------------
Department of Corrections         Telecommunications inside          Twelve Correctional Institutions, And Their Security,
                                  and between all correctional       Central Perimeter Fences, Card Entry/Exit Systems,
                                  facilities.                        Monitoring Systems, Health and Life/Safety Systems

Department of Environmental       Communications System for
Conservation                      Emergency Response

Department of Environmental       Analysis of environmental
Conservation                      samples in an emergency
                                  response

Department of Fish & Game         Communications (Field,
                                  Remote) to all vessels and
                                  aircraft (radios/loran)

Office of the Governor            Elections processing -- data
                                  communications and telephones

Department of Health & Social     Family and Youth Services -
Services                          Youth Detention Facilities

Department of Health & Social     Family and Youth Services -
Services                          Family Services, Child
                                  Protection Services

Department of Health & Social     Alaska Psychiatric Institute
Services

Department of Health & Social     Public Health Laboratories
Services

Department of Health & Social     Emergency Medical Services
Services

Department of Labor               Unemployment Benefits System       Uses automated telephone interactive voice response units
                                                                     in Anchorage, Fairbanks and Juneau to allow claimants
                                                                     statewide to file claims.

Department of Law                 Prosecution of Criminals           This involves telnet access to Police Department and AJIS data base information about outstanding criminal warrants. Without the data base access, criminals could be improperly released from custody.

Department of Law                 All Communications in Child
                                  Protection Cases

Department of Military &          All communications to DMVA
Veterans Affairs                  facilities including National
                                  Guard


Department of Natural Resources   Wildland Fire Suppression Systems

Department of Natural Resources   Field Radio and Mobile Repeater
                                  Systems

Department of Public Safety       Alaska Public Safety               Communication link with national databases
                                  Information Network

Department of Public Safety       PSAP Public Safety Answering       Coordinates critical Safety of Life communications/911
                                  Points                             Emergency Dispatch Centers in Kenai and Fairbanks

Department of Revenue             Collection of state revenues       This function makes extensive use
                                  and agency receipts and            of electronic funds transfers.
                                  disbursement of state funds.

AGENCY                            FUNCTION                           FUNCTIONAL DESCRIPTION
------                            --------                           ----------------------
Department of Revenue             Treasury                           Portfolio Management -- this includes sending trades
                                                                     electronically and support for leased line connections with a variety of providers; TIME is an issue as well. We are
                                                                     dealing with the NY markets -- systems cannot be "down for routine maintenance" at 4 am just because nobody else in the
                                                                     State is working.

Department of Revenue             Permanent Fund Dividend            Dividend processing application is considered mission
                                  application and payment            critical from January 1 through March 31. Dividend payment
                                  processing                         processing is considered mission critical from September 15 to October 15.

Department of Revenue             Process Child Support Payments     This includes electronic funds transfers as well as payments and is critical as delays can cause custodial parents to go without necessary funds to provide for the child's welfare.

Department of Transportation      All communications on Marine
                                  Highway System/vessel and shore
                                  facilities, and airport facilities
                                  in Anchorage and Fairbanks

University of Alaska              Satellite interconnect
                                  service/equipment

University of Alaska              Network connections between
                                  University campuses

E.4 - CRITICAL EVENTS

The following time periods represent recurring events in the State's yearly business cycle that will require additional telecommunications support. Most of the following periods are accompanied by higher than normal traffic volumes; several require special support for critical communications, particularly at the close of the indicated period when response time is often of the essence. Where possible, the State has identified the calendar period affected. Many of the following events occur at irregular intervals throughout the year and are so indicated.

                         EVENT                                     TIME PERIOD
                         -----                                     -----------
Fiscal Year Closing                                             July 1- August 31

Primary and General Elections                                       Variable

Statewide Ballot Initiative Votes                                   Variable

Beginning and End of Legislative Session                      January and April/May

Permanent Fund Application Processing                         January 1 -- March 31

Permanent Fund Dividend Distribution                       September 15 -- October 15

Process majority of state revenue receipts                   Last day of each month

University Registration Deadlines                                   Variable

Visitor and Tourism peaks                                            Summer

Fire Season                                                    Summer, Early Fall

Annual Opening of Marine Highway Reservation System                  January

Calendar Year Closing                                                January

Federal fiscal year end                                              October

Any time of State emergency                                         Variable

Disaster Recovery Testing                                         Twice Yearly

Others                                                       As Arranged in Advance

SCHEDULE F -- INCENTIVES AND FEE REDUCTIONS

A.  WIRING INCENTIVE

The Parties wish to complete the necessary cable infrastructure upgrades to Category 5 wiring as efficiently as possible, and within the $3,420,000 Wiring and LAN Infrastructure Investment allowance (the "Budget") described in Section
2.3.1 of the Agreement. Therefore, the Parties agree to provide an incentive to Provider to assist the State in meeting this objective by sharing the savings that may be realized from having the cable infrastructure upgrades completed within the Budget. In the event there is a residual Budget balance that remains unspent by Provider upon completion of the wiring additions or replacements necessary to support the transformed Network, 50% of the residual Budget balance shall be returned to Provider as an incentive. The remaining 50% of the residual Budget balance shall be used by the State for other infrastructure upgrades, as the State deems appropriate.

B.  INCENTIVE FOR EARLY TRANSFORMATION

The Parties believe that it is in their joint best interests to have the Transformed Services available as soon as possible. Therefore, the State agrees to provide an incentive to Provider to encourage early delivery of the Transformed Services. In the event the Transformed Services are available to the State at least 60 days before the scheduled due date set forth in Schedule A.3, Table of Milestones and Deliverables ("Due Date"), the State shall pay Provider $400,000, and an additional $200,000 for each additional thirty (30) day period before the Due Date. In furtherance of this objective, the State shall offset from the Fees otherwise due to Provider, $400,000 if the Transformed Services are delivered more than sixty (60) days after the Due Date, and shall offset an additional $200,000 for each successive thirty (30) day period thereafter.

If, during the Transition or Transformation Periods, a Force Majeure Event occurs under the conditions set forth in Section 14.4, all incentives and fee reductions set forth in this Schedule F, Part B, shall be cancelled.

DEFINITIONS

    AT-RISK AMOUNT

        "At-Risk Amount" means the amounts stated in Schedule F1.

    MEASURING PERIOD FOR CRITICAL SLAs

        "Measuring Period" means the monthly period in which a given Critical SLA, as identified in Schedule F1, is measured. The Measuring Period for each Critical SLA shall commence on the Final Cutover Date.

FEE REDUCTIONS

    In the event of any Failure with respect to a Critical SLA, a Fee Reduction will be imposed on Provider equal to the At-Risk Amount for such Critical SLA.

INCENTIVES

    Provider may earn an Incentive equal to one hundred percent (100%) of the Fee Reduction corresponding to a particular Critical SLA if, in any four (4) consecutive Measuring Periods, no Failure occurs as to that Critical SLA. If a Critical SLA is modified as described in Section 2.4 of the Agreement, the four
(4) consecutive Measuring Period requirement prior to earning an Incentive will apply to such modified Critical SLA as of the date the modified Critical SLA was approved by the Management Committee.

FEE REDUCTION/INCENTIVE POOL

        All Fee Reductions and Incentives with respect to the Critical SLAs shall be accounted for in a pool. At the end of each Contract Year, the Parties shall perform a true-up of the pool, which, in accordance with the chart set forth below, may result in a payment by the State to Provider of Provider's earned Incentives or the application of a Fee Reduction credit (or refund, if in the last Contract Year) to the State's next payment with respect to the Annual Services Charge. After such annual true-up, the pool shall be reset to zero.

         CRITICAL SLA POOL                    TRUE-UP RESULT
         -----------------                    --------------
                  +            The State will pay Provider an Incentive equal to
                               the net positive amount.

                  - The State will be entitled to a Fee Reduction equal to the net negative amount.

                                  SCHEDULE F.1
                                 CONTRACT YEAR 1


                                                                                   AT RISK AMOUNT PER
                                 CRITICAL SLAs                                           MONTH
                                 -------------                                     ------------------
  SLA # 1 - Bundle 1 -- Wired Telephony, Level 3                                        $29,500

  SLA # 5 - Bundle 2 -- Data Network Services,  Level 3                                 $19,900

  SLA # 9 - Bundle 3 -- Video Conferencing, Level 3                                      $2,800

  SLA # 13 -- Bundle 4 -- Paging, Urban                                                  $1,000

  SLA # 17 -- Bundle 8 -- SATS                                                          $11,500

  SLA # 18 -- Bundle 10 -- Earth Station Maintenance & Repair                              $600

  SLA # 21 --Throughput -- Data Transmission                                             $9,700

  SLA # 34 --Network Intrusion -- Level 2                                                $8,000

  SLA # 38 -- Security Incident Response                                                 $7,000

  SLA #40 -- Order Fulfillment                                                           $7,000

  SLA # 44 -- First Call Problem Resolution                                              $7,000

  SLA # 50 -- Problem Resolution , Priority 3                                            $7,000

  SLA # 51 -- Problem Resolution , Priority 4                                            $7,000

  SLA # 52 -- Repeat Calls for Services                                                  $7,000

  Total At Risk Amount Per Month                                                       $125,000

  TOTAL NUMBER OF CRITICAL SLAs  - CONTRACT YEAR 1  = 14

SCHEDULE G -- KEY PERSONNEL AND APPROVED SUBCONTRACTORS


G.1     STATE KEY PERSONNEL

        Project Director                    Karen Morgan
        Contracting Officer                 Marlys Hagen
        Network Services Manager            Stan Herrera
        Telephone Node Manager              Ed Williams
        Electronic Maintenance Supervisor   Jerry Jasper
        Engineering Manager                 Dean Strid
        SIPMG                               Don Rinker
        Accountant                          Dorothy Webster
        Help Center Manager                 Deb Gazaway
        CTO, University of Alaska           Steve Smith
        Vice President, ARRC                Eileen Reilly

G.2     PROVIDER KEY PERSONNEL

        Account Manager                     Jeff Tyson
        Vice President ACS Internet         Jeff Tyson
        Service Center Director             Alys Orsborn
        Network Engineering Manager         Robert Carter
        Manager, Network Engineering        Steve Hall
        Billing Manager                     Anne Reed
        General Manager, Enterprise Group   Shawn Uschmann
        General Manager, Wireless           Glenn Bunker
        Systems Administrator III           Tom Simes

G.3     APPROVED SUBCONTRACTORS

        ACS Internet, Inc.
        ACS Long Distance, Inc.
        ACS Wireless, Inc.
        ACS of Anchorage, Inc.
        ACS of Fairbanks, Inc.
        ACS of Alaska, Inc.
        ACS of the Northland, Inc.
        Cisco Systems, Inc.
        Globalstar, Inc.
        Iridium LLC
        AT&T Alascom, Inc.
        Portal Software, Inc.
        Computer Associates, Inc.

SCHEDULE H -- PARTICIPATING DEPARTMENTS


EXECUTIVE BRANCH DEPARTMENTS                  LEVEL OF PARTICIPATION*

        Administration                                Full

        Community & Economic Development              Full, except as follows:

           Alaska Railroad                            Participating in Bundle 1 (LD, Calling
                                                      Card, Toll Free), Bundle 5, Bundle 7,
                                                      Bundle 8

           Alaska Aerospace Development               Not currently participating but could
           Corporation                                in the future

        Corrections                                   Full

        Education & Early Development                 Full

        Environmental Conservation                    Full

        Fish & Game                                   Full

        Governor's/Lt. Gov.'s Office                  Full

        Health & Social Services                      Full

        Labor & Workforce Development                 Full

        Law                                           Full

        Military & Veteran's Affairs                  Full

        Natural Resources                             Full

        Public Safety                                 Full

        Revenue                                       Full except as follows:

           Alaska Housing Finance                     Participating in Bundles 1, 2, and 5
           Corporation

        Transportation & Public Facilities            Full


 LEGISLATURE

        Legislative Affairs Agency                    Bundles 1, 2, 3, and 7

        Legislative Agencies & Offices                Bundles 1, 2, 3, and 7



 COURT SYSTEM                                         Bundle 2

EXECUTIVE BRANCH DEPARTMENTS                  LEVEL OF PARTICIPATION*

 University of Alaska

                                                  Bundle 1 (UAS Juneau Campus Only)

                                                  Bundle 2 full except for dial-up modem

                                                  Bundle 3 for QoS not using bridge, and
                                                  Gateway to state system

                                                  Bundle 5 full

                                                  Bundle 6 full

                                                  Bundle 7 full for participating Services

                                                  Bundle 9 full

                                                  Bundle 10 full

* Note: Level of participation by Bundle and Department is further detailed in Schedule C.

SCHEDULE I -- MANAGED CONTRACTS


     CONTRACT                                                                                              EXPIRATION         ANNUAL
      NUMBER                                  CONTRACTOR                        CONTRACT DESCRIPTION             DATE           COST
     --------                                 ----------                        --------------------       ----------         ------
ITG CONTRACTS
SERVICES
     99-012-J                General Communications Inc.      Full-Service Internet Service Provider        6/30/2002       $445,000
     99-010-J                               AT&T Alascom      Frame Relay Backbone for Statewide WAN        6/30/2002       $786,000
     99-074-J                          Jeffus & Williams                     Telephone MAC in Juneau        2/28/2002        $50,000
   02-010329-91                 Northern Telecom Finance                      Juneau Switch Purchase             2005     $1,200,000
        n/a          Alaska Communications Systems (PTI)                Fairbanks Switch Maintenance  until cancelled        $27,000
     99-073-J                          Peregrine Systems                  Telephone Billing Services        6/30/2002        $74,300

INTERIM
LD/LOCAL/DEDICATED
CIRCUIT
      Tariff                                        AT&T                        50% of Long Distance  until cancelled       $347,000
      Tariff                                                      Dedicated Circuit (T-1) Anc to Jno  until cancelled        $93,000
      Tariff                                             Access Anc/Fbks/Jnu to a T-1 Switch Network  until cancelled        $14,000
      Tariff                                                                        Network Circuits  until cancelled       $135,000
      Tariff                                         GCI                        50% of Long Distance  until cancelled       $276,000
      Tariff                                                  Local Dial Tone to State Switch in Anc  until cancelled       $132,000
      Tariff                                                                Local T-1 Service in Anc  until cancelled        $27,000
      Tariff               Alaska Communications Systems                T-1 Service PO Mall/ADC-C&RA  until cancelled        $19,600
      Tariff                                             T-1's (voice) Service C&RA Post Office Mall  until cancelled       $145,000
      Tariff                                                        T-1 Service for Law in Anchroage  until cancelled         $7,900
      Tariff                                                           T-1 Service for Frontier Bldg  until cancelled         $9,700
      Tariff                                                                       Local Connections  until cancelled       $191,110

     CONTRACT                                                                                              EXPIRATION         ANNUAL
      NUMBER                                  CONTRACTOR                        CONTRACT DESCRIPTION             DATE           COST
     --------                                 ----------                        --------------------       ----------         ------
                                                                                    Network Circuits  until cancelled       $160,000
      Tariff
      Tariff           Alaska Communications Systems/PTI               Local T-1 Service in Soldotna  until cancelled         $5,000
      Tariff                                                             Local T-1 Service in Juneau  until cancelled       $180,000
      Tariff                                                          Local T-1 Service in Fairbanks  until cancelled       $175,200
      Tariff                                                                       Local Connections  until cancelled        $80,000
      Tariff                                                                        Network Circuits  until cancelled        $33,000
      Tariff                 Bristol Bay Telephone Co-op                            Network Circuits  until cancelled         $1,500
      Tariff                               Copper Valley                            Network Circuits  until cancelled         $2,500
      Tariff                           Cordova Telephone                            Network Circuits  until cancelled         $1,300
      Tariff                                         GTE                            Network Circuits  until cancelled        $11,700
      Tariff                    Ketchikan Public Utility                            Network Circuits  until cancelled         $2,500
      Tariff             Matanuska Telephone Association                            Network Circuits  until cancelled         $3,000
      Tariff                                                                           Local Service  until cancelled         $7,500

  EQUIPMENT
PURCHASE CONTRACTS
     99-084-A                                     Unisys        Purchase of Cisco Routers/Switches &        5/24/2001     $1,000,000
                                                                                         Accessories
     99-065-A                        Cisco Systems, Inc.      Cisco Networking Equipment Maintenance        1/31/2002       $225,000

  ARCS/SIP
   Grant 211900         Alaska Public Broadcasting Joint         Technical Monitoring/Administrative        6/30/2002       $268,900
                                                 Venture                            Function for SIP
      Tariff                                        AT&T                                 Transponder                   $1,294,568.28

SCHEDULE J -- CURRENT PROJECTS AND TECHNOLOGY INITIATIVES


Table J.1 lists the Current Projects being currently undertaken or planned by ITG and will become the responsibility of Provider under the terms of this Agreement, if not completed on the Effective Date. Table J.2 enumerates Technology Initiatives that are the responsibility of Departments but that may have an impact on the State's telecommunications infrastructure and require Services from Provider. This list is not comprehensive and has not been updated recently but is provided to demonstrate the types of Technology Initiatives that may impact the telecommunications infrastructure serving the State.

TABLE J.1


AGENCY              CURRENT PROJECTS                                            SYSTEMS IMPACT
------              ----------------                                            -------------
ITG-                Enhanced ACD/Call Center features for Juneau, Anchorage     WAN Bandwidth
Communications      and Fairbanks. Estimated call wait time announcement,       Computer/Telephony System
Services            networked call centers, screen pops, advanced reporting     Integration
                    capabilites, quality assurance recording/playback. Nortel
                    Symposium product originally identified as solution.
                    Agencies requiring this service are Department of
                    Labor-Unemployment Insurance Call Center and Employment
                    Security, Department of Revenue-Permanent Fund Dividend
                    and Child Support Enforcement, Department of
                    Education-Alaska Commission on Postsecondary Education,
                    Department of Transportation and Public Facilities-Alaska
                    Marine Highway System and Department of
                    Administration-Retirement and Benefits.

ITG --              New Anchorage Jail -- ITG is working closely with the       Telephone, Data Network, and Video
Communications      Department of Corrections to design and implement           Services
Services            converged voice, data and video communications systems for multiple agencies in the new facility (Corrections, Public
                    Safety, Courts, etc.) The new communications systems will
                    be operational by March 2002.

ITG-                Fairbanks Switchroom Air Conditioner Replacement. The       Telephone Services
Communications      current equipment is failing and is inadequate during
Services            summer peak periods. If the current facility will be used
                    through the summer, increased air handling will be
                    required to provide a stable temperature environment

ITG-                Juneau PBX upgrade to Release 25 for feature enhancements.  Telephone Services
Communications      Equipment/Service includes expanded DRAM and IODU/C card
Services            to convert diskette drive to CDROM and vendor install.


ITG --              The Alaska Court System requires bandwidth increases and    Data Network Services
Communications      additional connectivity to accommodate their new case
Services            management application.


TABLE J.2


AGENCY              TECHNOLOGY INITIATIVES                                      SYSTEMS IMPACT
------              ----------------------                                      -------------
Office of the       The Governor's office strives to ensure that all Alaskans   Varied
Governor            have fair, equitable access to modern telecommunications
                    services.


                    The Governor's office has also indicated a desire to add    ISP Bandwidth
                    streaming audio and video capabilities to the State's       WAN Bandwidth
                    website.

Office of the Lt.   The Lt. Governor's office strives to seek ways to mitigate  Varied
Governor            "unintended consequences" of telecommunications policies
                    and practices that might adversely impact rural Alaskans

                    The Lt. Governor's office is also concerned with expanding  Video and Audio Conferencing
                    the use of audio and video teleconferencing as a means to   Bandwidth
                    reduce State expenses (i.e. travel, etc.)

Dept of             Document Imaging and Electronic Publishing -- Most State    WAN Bandwidth
Administration      publications are currently available in electronic format.
                    Access to e-docs is expected to grow dramatically -- ESD:
                    Ongoing

                    Expanding use of FEDI payments to vendors -- ESD: Ongoing   WAN Bandwidth

AGENCY              TECHNOLOGY INITIATIVES                                      SYSTEMS IMPACT
------              ----------------------                                      -------------
ITG --              SATS Upgrades for the State of Alaska's portion of the      Many SATS upgrades for this project are included
Communications      Alaska Land Mobile Radio (AMLR) project. The AMLR is a      in the SATS Maintenance List. Others may be
Services            partnership between Federal, State, Local governments to    identified as the pilot project is further
                    build a shared interoperable emergency communications       developed. In addition to these upgrades, SATS
                    system for Alaska. A proof-of-concept pilot project to      circuit changes will be required.
                    demonstrate the interoperability is underway. Once the
                    proof of concept is complete and successful, full
                    implementation of the project is expected to occur.

Dept of Community   Expanded use of audio and video conferencing equipment --   Video and Audio Conferencing
& Economic          ESD: Ongoing                                                Bandwidth
Development
                    Use of E-Commerce for the renewal and purchase              WAN Bandwidth
                    of Business Licenses -- ECD: 2Q00

                    Use of E-Commerce for sale of "Slide Library" for Alaska    WAN Bandwidth
                    Publications -- download capabilities for between
                    2000 and 4000 very large (6.5meg) image files -- ECD: 3Q00

                    Use of Digital Signatures for documents that require        WAN Bandwidth
                    signatures -- ESD: Ongoing

Dept. of            Expansion of data connectivity to remote community jails    WAN Bandwidth
Corrections         including fingerprinting, electronic record                 VPN
                    warehousing, etc. -- ESD: Ongoing

                    Video Visiting Initiative -- Provide pay-for-use video      Video Conferencing Bandwidth
                    conferencing capability to allow relatives to speak with
                    inmates at geographically diverse locations (e.g. inmates
                    in Arizona, relatives in Bush) -- ESD: 3Q00

                    See also Department of Public Safety Initiatives

Dept. of Education  Expanded use of WWW for student and faculty research --     WAN Bandwidth
                    ESD: Ongoing                                                ISP Bandwidth

                    Expanded of use of WWW to provide enhanced                  WAN Bandwidth
                    communications between teachers and -- ESD: 3Q00            ISP Bandwidth parents

                    Expanded use of videoconferencing equipment for teacher     Video Conferencing Bandwidth
                    in-service training as well as remote classroom distance
                    learning -- ESD: 3Q00


     AGENCY          TECHNOLOGY INITIATIVES                                         SYSTEMS IMPACT
--------------------------------------------------------------------------------------------------
Dept. of            Expanded requirement to provide imagery                         WAN Bandwidth
Environmental       and data to field personnel for emergency                       SATS Bandwidth
Conservation        response situations -- ESD: Ongoing


Dept. of Fish and   Expanded use of electronic access to F&G                        WAN Bandwidth
Game                licenses - ESD: On-going                                        ISP Bandwidth

                    Availability to purchase F&G licenses                           WAN Bandwidth
                    through kiosks in stores - ESD: 3Q00                            ISP Bandwidth

                    Increased requirement to access and run                         WAN Bandwidth
                    applications from remote locations - ESD:                       SATS Bandwidth
                    Ongoing


Dept. of Health     Decentralization of data warehousing                            WAN Bandwidth
and Social          functions -- ESD: Ongoing                                       VPN
Services
                    Document imaging and electronic medical                         WAN Bandwidth
                    records -- ESD: Ongoing                                         VPN

                    Tele-medicine -- Consultative communications between central    WAN Bandwidth
                    medical facilities and remote care providers for both acute     PBX Bandwidth
                    (emergency) and chronic patients. Includes voice, packetized    Video Conferencing Bandwidth
                    data and streaming data -- ESD: 3Q00

                    Family and Youth Services -- ORCA, statewide MIS application    WAN Bandwidth
                    with heavy emphasis in rural locations for database access      WAN Locations
                    and information distribution. Connectivity to Galena,           Cellular Phone
                    McGrath, Ft. Yukon, St Mary's, Aniak -- ESD: 4Q02               ISP Bandwidth
                                                                                    VPN

                    Juvenile Justice -- JOMIS, Juvenile Offender MIS with           WAN Bandwidth
                    statewide WAN implementation -- ESD 3Q01                        ISP Bandwidth

                    Public Health - Vital Statistics -- Vital Vision MIS for the    WAN Bandwidth
                    recording of all vital records (birth, death, marriage,         ISP Bandwidth
                    adoption, etc.). Links to rural courts, hospitals, funeral      VPN
                    homes -- ESD: 3Q01

                    Mental Health and Developmental Disabilities --                 WAN Bandwidth
                    ARORA and DDIANA.  Management systems for Mental Health         ISP Bandwidth
                    providers located statewide.  Management system for             VPN
                    Developmental Disabilities providers statewide. Database


     AGENCY          TECHNOLOGY INITIATIVES                                         SYSTEMS IMPACT
--------------------------------------------------------------------------------------------------

                    access through client server and browser based - ESD 1Q01

                    Public Health -- Community Health                               WAN Bandwidth
                    Emergency Medical Services.  WEB based
                    training including streaming video to
                    urban and rural office locations - ESD:
                    4Q00

                    Public Health Nursing -- Telemedicine                           WAN Bandwidth
                    inclusive of all Health Clinics in rural
                    locations -- ESD: 4Q01

                    Medical Assistance -- Medicaid Management                       WAN Bandwidth
                    Information System.  Decision Support                           ISP Bandwidth
                    between Anchorage and Juneau -- ESD: 4Q01                       VPN

                    Public Health - National Electronic                             WAN Bandwidth
                    Disease Surveillance System.  Infectious                        ISP Bandwidth
                    Disease reporting through the internet to                       Secure Communications
                    Centers for Disease Control.  Requirements
                    for secure encrypted communications --
                    ESD: 4Q01


Dept. of Law        Expanded use of WWW for research by law                         WAN Bandwidth
                    department personnel                                            ISP Bandwidth

                    See also Department of Public Safety Initiatives

Dept. of Labor      Alaska Job Center -- Expansion of use of                        WAN Bandwidth
                    WWW to provide employment opportunity                           ISP Bandwidth
                    listings, interview preparation training
                    etc. -- ESD: Ongoing
                                                                                    WAN Bandwidth
                    Increased use of IVR system and WWW for                         ISP Bandwidth
                    unemployment insurance application filing                       PBX Bandwidth
                    and ongoing verification -- ESD: 3Q00
                    Move towards thin client architecture for                       WAN Bandwidth
                    several applications -- ESD: Ongoing



     AGENCY          TECHNOLOGY INITIATIVES                                         SYSTEMS IMPACT
-------------------------------------------------------------------------------------------------------------------
Dept. of Military   Land Mobile Radio Migration Plan --                             SATS Bandwidth, Space and Power
and Veteran         Cooperative effort to move Federal and
Affairs             State two-way LMR systems from wide-band
                    to narrow-band -- ESD: 3Q00

                    Satellite Imaging- Satellite remote imaging to                  WAN Bandwidth
                    support public interest functions including disaster
                    response, planning, etc. Includes large file transport
                    across the WAN -- ESD: 3Q00

                    Learning Centers -- Broadband connectivity                      WAN Bandwidth
                    to select National Guard armories for
                    remote interactive training -- ESD: Unknown

                    Mini-Radio EAS System -- Licensing and implementation of        Satellite Bandwidth
                    signal transport for Emergency Alert System via State           Earth Station Operations
                    satellite up-link and distributed satellite earth
                    station down-links -- ESD: 2Q00

Dept. of Natural    On-line Reservation System -- Expand                            WAN Bandwidth
Resources           functionality of website (currently allows                      ISP Bandwidth
                    verification of DNR cabin availability) to
                    include reservation and e-payment features
                    -- ECD: 3Q00

                    Document Imaging -- Extensive imaging of                        WAN Bandwidth
                    plats, overhead imagery, microfiched
                    archives etc. ESD: Ongoing

                    Data Sharing -- Increased integration with                      WAN bandwidth
                    Federal natural resources agencies -- ESD:
                    Ongoing

Dept. of Public     Land Mobile Radio Migration Plan --                             SATS Bandwidth, Space and Power
Safety              Cooperative effort to move Federal and
                    State two-way LMR systems from wide-band to narrow-band --
                    ESD: 3Q00


                    Mobile Data Computer (MDC) Implementation                       WAN Bandwidth
                    -- Anchorage PD and possibly Alaska State                       SATS Bandwidth
                    Troopers moving towards issuing MDC for
                    field unit to base data communications --
                    ESD: CY01

                    Integrated Justice Record Management System                     WAN Bandwidth
                    -- Integrated criminal and court                                VPN
                    record database accessible by law
                    enforcement agencies, public defenders
                    offices, etc. -- ESD: CY01



     AGENCY          TECHNOLOGY INITIATIVES                                         SYSTEMS IMPACT
-------------------------------------------------------------------------------------------------------------------
Dept. of Revenue    Computer Telephony Integration -- Child                         WAN Bandwidth
                    Support Enforcement Division requires                           PBX Bandwidth
                    functionality provided by CTI capability
                    -- ESD: Unknown

                    Document Imaging -- Imaging of                                  WAN Bandwidth
                    correspondence, receipts, etc. -- ESD:
                    Ongoing

                    Permanent Fund Dividend Division                                WAN Bandwidth
                    Electronic Filing Initiative --allows citizens to file PFD      ISP Bandwidth
                    paperwork electronically including electronic signature --
                    ECD: 4Q00

Dept. of            ITS/CVO -- Commercial Vehicle Operations                        SATS Bandwidth, Space and Power
Transportation      -- Includes hazmat load tracking,
and Public          permitting, weigh station and inspection
Facilities          reporting, etc. - ESD: 3Q99

                    RWIS -- RoadWay Information System -- Use of remote radio       SATS Bandwidth
                    and wire-line linked sensors to monitor road conditions         WAN Bandwidth
                    along state highways. Includes data and video -- ESD: 3Q00

                    National Pollution Distribution Elimination System -- Data      SATS Bandwidth
                    collection from vehicle mounted terminals which record          WAN Bandwidth
                    distribution of de-icing agents -- ESD:
                    CY01

                    Integrated Maintenance Management System -- Provides            WAN Bandwidth
                    tracking of maintenance requirements and maintenance records for DOT/PF assets -- ECD: 2Q01

                    Marine Highway Reservation System --                            WAN Bandwidth
                    Expansion of services on WWW and IVR to                         ISP Bandwidth
                    reduce workload on human operators -- ESD:
                    Ongoing

                    Marine Highway System Manifest Reporting                        WAN Bandwidth
                    Requirements -- Expanded SOLAS
                    requirements for data transfer from
                    ferries to control facilities -- ESD:
                    Ongoing

                    Anchorage Intl Airport -- Desire to move                        PBX Bandwidth
                    away from Centrex services to PBX to
                    provide shared tenant services -- ESD:
                    Unknown

                    Fairbanks Intl Airport - Move to provide                        PBX Bandwidth
                    shared



     AGENCY          TECHNOLOGY INITIATIVES                                         SYSTEMS IMPACT
-------------------------------------------------------------------------------------------------------------------

                    tenant services -- ESD: Unknown

                    Rural Airports -- Expansion of FAA                              WAN Bandwidth
                    supported Airport Information Management
                    System (AIMS) to additional rural airports
                    -- ESD: Ongoing

Alaska Railroad     Expanded use of E-Commerce -- Support for                       WAN Bandwidth
                    customers on-line e-transactions in both                        ISP Bandwidth
                    passenger and freight service businesses
                    -- ESD: Ongoing

                    Collision Avoidance System -- Precision train control           SATS Bandwidth,
                    system utilizing data radio links and GPS                       Space and Power
                    telemetry -- ECD: 4Q00

                    Expansion of telecommunications services                        WAN Bandwidth
                    to support passenger business service at                        PBX Bandwidth
                    New Depot, Denali, and Anchorage Intl'
                    Airport -- ESD: Ongoing

                    Increased use of video conferencing --                          Video Conferencing Bandwidth
                    particularly for remote training hosted at
                    Fairbanks office -- ESD: Ongoing

Office of           Expanded use of WWW to inform public of                         WAN Bandwidth
Legislative         current legislative issues -- ESD: Ongoing                      ISP Bandwidth
Affairs

Alaska Court        Video Arraignment -- Use of                                     Video Conferencing Bandwidth
System              video-conferencing technology to support                        VPN
                    arraignment proceedings between centralized court and local court/corrections facilities -- ECD:
                    Ongoing

                    New Court Management System -- Centralized data collection      WAN Bandwidth
                    and warehousing of court management information -- replaces     VPN
                    dated decentralized standalone systems -- ESD: WAN 4Q00

                    Expanded use of WWW for research by court                       WAN Bandwidth
                    personnel -- ESD: Ongoing                                       ISP Bandwidth

                    See also Department of Public Safety
                    Initiatives

University of       Distance Learning -- Asymmetric data                            WAN Bandwidth
Alaska              delivery, including TV feed, to support                         ISP Bandwidth
                    remote education and resource sharing
                    between campuses -- ESD: 3Q00

                    Expanded access to UAF Supercomputing                           WAN Bandwidth
                    resources by Federal and State agencies as well                 ISP Bandwidth


     AGENCY          TECHNOLOGY INITIATIVES                                         SYSTEMS IMPACT
-------------------------------------------------------------------------------------------------------------------


                    as private sector organizations and                             Security
                    private citizens -- ESD: Ongoing

                    Geophysical Institute -- Expansion of                           SATS Bandwidth, Space and Power
                    seismographic and volcanic sensor network
                    - ESD: Ongoing

                    Expanded use of WWW by students and                             WAN Bandwidth
                    faculty for teaching, research, and other                       ISP Bandwidth
                    public service -- ESD: Ongoing

                    Additional used of audio and video                              WAN Bandwidth
                    conferencing including plans for an all                         Video and Audio Conferencing
                    digital IP network -- ESD: Ongoing                              Bandwidth

                    Increased use of the Internet for multi-                        ISP Bandwidth
                    and simulcast video and audio services --                       WAN Bandwidth
                    ESD: Ongoing



All dates are denoted CQCY = Calendar Quarter Calendar Year, ESD = Estimated Start Date, ECD = Estimated Completion Date

SCHEDULE K -- PAGING COVERAGE CHART


     PAGING SITE                              COVERAGE AREAS FROM PAGING SITES


Anchorage Airport     Anchorage Bowl, Knik Arm                      Turnagain Arm
Alcantra              Willow, Big Lake, Houston                     Kashwitna, Caswell Lakes
Delta                 Delta, Harding, Richardson Hwy                Pillsbury, Paxson
Dillingham
Ester Dome            Fairbanks, Ester, Chena                       Fox, Nenana, Dalton Hwy
Fairbanks Airport     Fairbanks proper, North & South               North Pole and vicinity
Glennallen            North to Paxson, Richardson Hwy               South to Thompson Pass
Healy
Heney Ridge           Cordova, Prince William Sound                 Some Gulf of Alaska
Homer                 Homer, Anchor Point                           Seldovia, Kachemak Bay
Juneau                Juneau proper, Capitol Area, North Douglas    Overlaps surrounding area
Juneau Courthouse     North and South Juneau                        Off shore coverage, canyons
Ketchikan
Kotzebue
McGrath
Nome
Palmer DOT            Palmer, Sutton, Chickaloon                    Glenn Hwy to Peters Creek
Pillar Mountain       Kodiak, Missile Launch site                   Near Island, Coast Guard
Portage
Seward                Seward, Moose Pass, Hwy                       Prince William Sound
Site Summit           Anchorage Area Wide                           Hope, Wasilla, Valley overlap
Sitka
Ski Hill              Soldotna, Kenai, Nikiski                      Kasilof, Ninilchik, Sterling
Talkeetna
Tok                   Tok, Independence, Stateline                  Highway to Glennallen
Valdez                Valdez, Prince William Sound, Thompson Pass   Pipeline Terminal, Richardson Hwy
Willow Mountain       Glennallen south to Valdez                    Glennallen west to Eureka

SCHEDULE L -- CELLULAR COVERAGE CHART


Coverage is provided from Homer to Anchorage, the length of the Seward Highway. Specifically the peninsula communities of Homer, Seward, Kenai, Soldotna, including Skilak Lake and Kenai Lake recreation areas. Coverage is provided north of Anchorage through the Mat-Su Valley, both north through Wasilla up to Cantwell and northeast through Palmer on to Glenallen, Chistochina, and Chitina. Currently there is a small break in coverage on the Parks Highway between Cantwell and Windy. Service resumes at Windy through Fairbanks and north to Chatanika. Additional key areas covered in Central Alaska include; Pleasant Valley, North Pole, Ft. Richardson, Delta Junction, Black Rapids, Cathedral Rapids, Tok, Tetlin Junction, Sourdough, Tonsina, Valdez, Kennicott and McCarthy. Coverage is also provided at Prudhoe Bay and Barrow.

Southeast Alaska is also in Provider's coverage area. Service is provided to the communities of Juneau, Haines, Pt. Howard, Hoonah, Cape Spencer, Manley, Sitka, Gunnuk, Petersburg, Ratz Mountain, Craig, Ketchikan, and High Mountain, as well as extensive coverage throughout the Alaska Marine Highway.

                      CELLULAR COVERAGE AREA


Alaska Marine Hwy                     Manley
Anchorage                             Petersburg
Barrow                                Prudhoe Bay
Cape Spencer                          Pt. Howard
Craig                                 Ratz Mountain
Fairbanks                             Seward
Glennallen                            Sitka
Gunnuk                                Soldotna
Haines                                State of Alaska
High Mountain                         State of Colorado
Homer                                 State of Idaho
Hoonah                                State of Oregon
Juneau                                State of Washington
Kenai                                 Tok
Ketchikan                             Valdez
Lower 48                              Wasilla

SCHEDULE M -- SECURITY PROCEDURES


This Schedule contains general security procedures and processes to be used when the Parties are responding to a Security Incident. These security policies will be reviewed on a regular basis by the Management Committee and this Schedule M shall be updated or revised as necessary after such review.

GENERAL SECURITY PROCEDURES.

     1. INTRUSION DETECTION. Provider will provide, at the internet connectivity Cutover Date, IDS on all transitioned access points located at State facilities in Juneau, Anchorage, Fairbanks, and Kenai/Soldotna, and at Provider's facilities in and Seattle. In addition, during the Ramp-Up and Transition Period, the Parties will work to identify and aggregate all ingress points into the State's WAN via the IDS, to the greatest extent possible. IDS will be performed in real-time with performance degradation limited to manufacturer specifications and in accordance with the applicable SLAs. The State will approve the IDS implementation in accordance with Change Management and Configuration Management Procedures described in the Agreement.

     2. SECURITY LOGS AND REPORTS. The State will be provided with security data and reports as required in the Agreement.

     3. FIREWALLS. The State may place and maintain firewalls at inter-Department LAN points. Any performance degradation associated with these firewalls will not be the responsibility of Provider nor be considered a breach of the applicable SLA.

     4. WIRELESS. Provider will ensure wireless Network access security policies are developed and enforced.

     5. VPN. VPN services, including various encryption methodologies and key management, will be jointly developed by the Parties to accommodate various Department requirements. Options will include DES or other State approved solutions.

     6. AUTHENTICATION. Provider will make use of the State LDAP databases for user authentication. Provider will recognize all ID and password changes made to the State directories within 10 minutes of a password or ID change.

SECURITY INCIDENT RESPONSE PROCEDURES

The Security Incident response procedures shall apply to the following situations:

     1.   IT security  issues and concerns  raised by either a State or Provider
          employee  that  involve   actions,   conduct,   or  behaviors  of  its
          employee(s).

     2. Potential or alleged IT security violations as governed by State policies and procedures.

     3. Any situation that creates an IT security risk or vulnerability for the State or Provider.

THE FOLLOWING SET OF EXPECTATIONS ARE AGREED TO BY BOTH STATE AND PROVIDER:

        NOTIFICATION, DISCLOSURE AND ESCALATION

        State and Provider agree to provide immediate notification to the other Party of any IT security-related issues, concerns, or violations, whether alleged or substantiated, as related to the provision of Services. Notification will occur as indicated below.

        o Parties agree to develop emergency network security response procedures that recognize the urgency of the associated threat and allow for immediate and appropriate changes to the network by Provider without advance notification. These guidelines will be developed and included in the Standards and Procedures Manual.

        o The State will notify the following Provider managers of any potential or known IT security issues or concerns, and disclose any and all pertinent data to Provider's Account Manager, and Provider Service Center Director.

        o Provider will notify the following State managers of any potential or known IT security issues or concerns and disclose any and all pertinent data to the State Chief Technology Officer or their designee and the State Security Manager or their designee

        o The Parties agree, in a timely manner appropriate to the circumstances, to act according to their prescribed personnel procedures in communicating to employees involved in a Security Incident.

        COLLABORATION ON INVESTIGATIONS

        The Parties agree to work collaboratively in the investigation of potential or substantiated IT security issues, concerns, and violations of the State's Personal Use of State Office Technology Policy. The Parties will share documentation of events, findings and corrective actions. The State and Provider agree to share appropriate employee information regarding any joint investigations, except as prohibited under AS 39.25.080.

        CORRECTIVE ACTIONS AND RESOLUTION

        Corrective actions, other than those related to State or Provider personnel actions, will be mutually agreed to in the event that an IT security issue, concern or the State's Personal Use of State Office Technology violation has been substantiated. If a mutually agreeable action is not forthcoming, the dispute will be resolved in accordance with Section 25 of the Agreement. Corrective actions will be prescribed as governed by law, and the policies and procedures of both companies.

        State and Provider will mutually agree upon the terms and conditions of corrective actions, including the timeframe in which IT security issues, concerns or the State's Personal Use of State Office Technology violations are resolved and corrective actions are completed.

        State and Provider will take, in a timely manner, all necessary steps to protect and defend the State and Provider assets from further security risks. State and Provider will maintain an open dialogue throughout the investigation until corrective actions have been identified and completed and the case has been brought to closure.

        CONFIDENTIALITY

        Discussions between State and Provider management regarding an investigation will be documented, treated, and kept in a confidential manner.

        The Parties agree to the following statements:

        o Provider employee files or employee information that is accessed during the course of the investigation will remain the property of Provider, but will be shared with State. This information will be used to determine a course of action to protect the State Network resources.

        o Information that is deemed or marked confidential and that is accessed or disclosed during the course of the investigation will be treated as Confidential Information.

SCHEDULE N - REQUIREMENT PROJECTIONS

                                                                    RFP                     ANNUAL     FY '02     FY '03
                                                   NEW 2001       NUMBERS     OUTSTANDING  EQUIPMENT  NON ITG    PROJECTED

                                                                                                                            YEAR 1
REQUIREMENTS                           UNIT       INVENTORY       CURRENT*        DEBT    MAINT. COST  BUDGET      COSTS   ESTIMATES
                                   -------------------------------------------------------------------------------------------------
1. WIRED TELEPHONY SERVICES                                                    $4,685,296   $533,611  $207,136    $248,826
   Network Ports - Treated as
     fax lines                      Fax Lines          1,241   Not Reported

    Single Line Phones              Telephones         7,899          5,600                                                    8,057
      Estimated Annual Growth Rate                                                                                            2%

    Multiline Phones                Telephones        12,925         12,427                                                   13,184
      Estimated Annual Growth Rate                                                                                            2%

    Other Lines (FAXs, etc.)
      Estimated as 10% of total
        phones in data base
        of 20,824)                     Lines           2,082          3,816                                                      -
      Estimated Annual Growth Rate                                                                                            3%
                                   =================================================================================================
  Total Telephone Devices           Total Lines       24,147         18,027                                                   21,240

  Local Telephone Service
    (ITG Switches Only)            Minutes/Month   1,600,077      1,225,000                                                1,648,079
      Estimated Annual Growth Rate                                                                                            3%

  Phone Service (total)            Minutes/Month   2,981,176      1,042,000                                                3,100,423
 Total Onnet Intrastate            Minutes/Month     496,389   not included
 Total Onnet Local                 Minutes/Month   1,600,076   not included
 Total Other                       Minutes/Month     412,487   not included
 Total Offnet Intrastate           Minutes/Month     297,242   not included
 Total Offnet Interstate           Minutes/month     173,731   not included
 Total Offnet International        Minutes/month       1,250   not included
      Estimated Annual Growth
        Rate (total)                                                                                                          4%

  Voice Mail Service                Telephones  Not Included         15,323                 $ 30,625  $  5,977    $    850    15,629
  Number of Ports                      Ports             658   Not Included                                                      671
  Number of Ports in Use               Ports             491   Not Included                                                      501
  Number of mailboxes in use         Mailboxes        17,700   Not Included                                                   18,054
  Number of Ports dedicated to
    auto attendant                     Ports              37   Not Included                                                       38
      Estimated Annual Growth Rate                                                                                            2%

                                                                 RFP                     ANNUAL       FY '02     FY '03
                                                 NEW 2001      NUMBERS    OUTSTANDING   EQUIPMENT    NON ITG    PROJECTED

                                                                                                                             YEAR 1
REQUIREMENTS                         UNIT       INVENTORY      CURRENT*       DEBT     MAINT. COST    BUDGET      COSTS    ESTIMATES
                                   -------------------------------------------------------------------------------------------------
 Audio Teleconferencing Service  Minutes/Month      10,500         10,500                                                     10,920
    Estimated Annual Growth Rate                                                                                              4%

Moves Adds and Changes
  (SEE NOTE 3 BELOW)              MACs/Month           578            500                                                        595
Soft MAC's (ITG)                  MACs/Month           233                                                                       240
Hard MAC's (ITG)                  MACs/Month           345                                                                       355
    Estimated Annual Growth Rate                                                                                              3%

Calling Services:                                                                        $1,866,108 $1,588,690  $1,639,906
Number of telephone lines
  attached to the service
  provider                           Lines           6,155   Not Included
Minutes used per year               Minutes     14,188,882   Not Included

2. DATA NETWORK SERVICES                                                                 $  262,123    267,348     279,092
Number of Ports                      Ports          10,925   Not Included                                                     15,295
Number of Active Ports               Ports           7,411   Not Included                                                     10,375
  WAN Services


    Total WAN Data Bandwidth                                                 Actual
      (Note 2)                        N/A           N/A           N/A      Growth Rate:                                        N/A
     Estimated Annual Growth Rate                                                                                             40%

    WAN Points of Presence
     (Note 4)                        POPs              422            360      17%                                               485
     Estimated Annual Growth Rate                                                                                             15%

  Internet Connectivity
    (Peak - estimated)           Megabits/sec           40             14      186%                                               56
     Estimated Annual Growth Rate                                                                                             40%

  Remote Dial-up Connectivity        Users             333            270      23%                                               383
     Estimated Annual Growth Rate                                                                                             15%

  Moves Adds and Changes          MACs/Month            40             50     -20%                                                52

SCHEDULE N - REQUIREMENT PROJECTIONS                             RFP                     ANNUAL      FY '02     FY '03
                                                  NEW 2001     NUMBERS    OUTSTANDING   EQUIPMENT    NON ITG   PROJECTED

                                                                                                                            YEAR 1
REQUIREMENTS                         UNIT        INVENTORY     CURRENT*       DEBT     MAINT. COST   BUDGET      COSTS    ESTIMATES
------------------------------------------------------------------------------------------------------------------------------------
    Estimated Annual Growth Rate                                                                                              30%

3. VIDEO CONFERENCING SERVICES                                                             $  9,961   $  8,790    $  8,849
  Video Conferencing Services
   (Note 1)                      Minutes/Month      14,315          4,000                                                     17,178
Total Number of Ports                Ports              34   Not Included                                                         41
Total Active Ports                   Ports              34   Not Included                                                         41
    Estimated Annual Growth Rate                                                                                              20%

  Video Conferencing Locations
   (Note 1)                          Sites              14             11                                                         17
    Estimated Annual Growth Rate                                                                                              20%

  Moves Adds and Changes          MACs/Month           ???              2                                                          2
    Estimated Annual Growth Rate                                                                                              10%

4. PAGING SERVICES                                                                         $358,856   $174,794    $178,046
   Pagers                           Pagers           1,059          1,100                                                      1,091
    Estimated Annual Growth Rate                                                                                              3%

  Moves Adds and Changes NOTE 5  MACs / Month           42             40                                                         41
    Estimated Annual Growth Rate                                                                                              3%

5. CELLULAR TELECOMMUNICATIONS
   SERVICES                                                                                $627,950
  Cellular Services              Minutes/Month   See below         40,000                                                     46,000
Total Local Minutes Per Month    Minutes/Month     118,328                                                                   136,077
Total Roaming Minutes Per Month  Minutes/Month       6,850                                                                     7,878
    Estimated Annual Growth Rate                                                                                              15%

  Number of Analog Phones         Cell Phones        1,501                                                                     1,651
  Number of Digital Phones        Cell Phones        1,219                                                                     1,341
  Cellular Phones - Total         Cell Phones        2,720          1,750                                                      1,925
Number of users of PCS               Users             205                                                                       226
    Estimated Annual Growth Rate                                                                                              10%


SCHEDULE N - REQUIREMENT PROJECTIONS                                          RFP                      ANNUAL
                                                              NEW 2001      NUMBERS     OUTSTANDING   EQUIPMENT


REQUIREMENTS                                     UNIT        INVENTORY      CURRENT*        DEBT     MAINT. COST
------------------------------------------------------------------------------------------------------------------
6. SATELLITE BROADCAST SERVICES
   Satellite Broadcast Bandwidth             Megabytes/sec           21             21
            Estimated Annual Growth Rate

7. END-USER SUPPORT SERVICES
   Help Desk Services                        Calls/Month          1,500          1,200
            Estimated Annual Growth Rate

8. SATS MICROWAVE MAINTENANCE AND REPAIR
   SATS Voice/Data & Radio Circuits          Miles              109,776   Not Included
   SATS Microwave Maintenance and Repair                            N/A            N/A
            Estimated Annual Growth Rate     N/A

9. SATELLITE TELEPHONY SERVICES                                                                         68,157
   Annual minutes used                       Annual Minutes      34,545   Not Included

   Satellite Telephony Services              Minutes/Month        2,879            458
           Estimated Annual Growth Rate

   Satellite Telephony Equipment             SAT Phones             129             60
           Estimated Annual Growth Rate

10. SATELLITE EARTH-STATION MAINTENANCE
    AND REPAIR
    Number of Earth-Stations                 Earth Stations         231            231
           Estimated Annual Growth Rate

CABLES AND CONNECTIONS
Number of Cables                             Cables              25,116   Not Included
Percent of Cables in Use                     Percent                 67%  Not Included
Number of Home Run Cables                    Cables              15,819   Not Included
Number of unused cables at wall outlet       Cables               8,180   Not Included
Number of CAT 3 Cables                       Cables               1,328   Not Included
Percent of Category 3 Cable Installed        Percent                  5%  Not Included
Number of CAT 5 Cables                       Cables              19,660   Not Included



SCHEDULE N - REQUIREMENT PROJECTIONS          FY '02      FY '03
                                              NON ITG    PROJECTED

                                                                    YEAR 1
REQUIREMENTS                                  BUDGET      COSTS    ESTIMATES
----------------------------------------------------------------------------
6. SATELLITE BROADCAST SERVICES
   Satellite Broadcast Bandwidth                                          21
            Estimated Annual Growth Rate                             0%

7. END-USER SUPPORT SERVICES
   Help Desk Services                                                  1,530
            Estimated Annual Growth Rate                             2%

8. SATS MICROWAVE MAINTENANCE AND REPAIR     3,518,737
   SATS Voice/Data & Radio Circuits                                  111,972
   SATS Microwave Maintenance and Repair                             N/A
            Estimated Annual Growth Rate                             2%

9. SATELLITE TELEPHONY SERVICES
   Annual minutes used                                                38,000

   Satellite Telephony Services                                        3,167
           Estimated Annual Growth Rate                              10%

   Satellite Telephony Equipment                                         142
           Estimated Annual Growth Rate                              10%

10. SATELLITE EARTH-STATION MAINTENANCE
    AND REPAIR
    Number of Earth-Stations                                             233
           Estimated Annual Growth Rate                              1%

CABLES AND CONNECTIONS
Number of Cables
Percent of Cables in Use
Number of Home Run Cables
Number of unused cables at wall outlet
Number of CAT 3 Cables
Percent of Category 3 Cable Installed
Number of CAT 5 Cables

SCHEDULE N - REQUIREMENT PROJECTIONS                             RFP                     ANNUAL      FY '02     FY '03
                                                  NEW 2001     NUMBERS    OUTSTANDING   EQUIPMENT    NON ITG   PROJECTED

                                                                                                                            YEAR 1
REQUIREMENTS                         UNIT        INVENTORY    CURRENT*        DEBT     MAINT. COST   BUDGET      COSTS    ESTIMATES
------------------------------------------------------------------------------------------------------------------------------------
Percent of Category 5 Cable
 Installed                          Percent             78%  Not Included
Percent of Unknown Cable
 Installed                          Percent             16%  Not Included

* GENERAL NOTES: Current equipment and usage estimates contained herein may be differ significantly (+/-30%) from numbers indicated in the Asset Inventory or RFP.doc. The numbers contained here have been adjusted for non-reported or mis-reported information. All Proposals should be based upon the above estimates. The State reserves the right to issue a revised asset inventory and revised projections at both a best and final offer point and prior to completing negotiations.

NOTE 1. The estimates for Videoconferencing apply to dedicated video equipment with either dedicated or shared connectivity. Bandwidth requirements for desktop video equipment are contained in the overall WAN bandwidth requirements. "New 2001 Inventory" minutes were actuals reported by the University - U of A annual hours (FY 2001) = 248.66 + State annual hours (FY 2001) = 705.68 then multiplying the number of minutes by 3 to account for the average number of sites. The number of sites comes from the inventory data base Bundle 3. The 14 sites with actual locations are listed with University as the Department.

NOTE 2. Ensure that pricing includes service provisions as provided in Appendix A-2 and Appendix H.

NOTE 3. ITG MAC's were calculated from information provided by Ed Maki: In FY '01 there were 1,743 - programming with no vist plus 351 (1/2 of total "hourly" and "service fee" MAC"s) = 2,094 annually / 12 = 175 Soft MAC's per month.

In FY '01 there were 1,010 installs, 1,685 moves, 69 programming with visit, 350 (1/2 of total "hourly" and "service fee" MAC"s) for a total of 3,114 / 12 = 260 Hard MAC's

Total MAC's of 500 in the RFP and 578 is based on 3 per year per phone. Each MAC number is increased by 1/3 for a total of 578.

NOTE 4. WAN POPS includes 399 Routers in the statewide list (which includes the 54 DOT routers but does not include 20 U of A or 3 DOE routers for a total of 422.

NOTE 5. Based on 1/12 of the following FY 01 annual MAC's per Darlene Langill:
95 Purchases
180 Activations
151 Deactivations
50 Repairs / programming
4 Nationwide rentals
29 Excessed

LOCAL AND LONG DISTANCE MINUTES - AUGUST 2000 THROUGH JULY 2001

                            Total Minutes        July '00     Net Ann. Minutes        Monthly
                               Reported          Minutes         8/00 - 7/01          Minutes
                              ----------          ------         ----------          ---------
Total Onnet Intrastate         5,957,556             885          5,956,671            496,389
Total Onnet Local             19,207,109           6,196         19,200,913          1,600,076
Total Other                    4,956,034           6,196          4,949,838            412,487
Total Offnet Intrastate        3,567,559             651          3,566,908            297,242
Total Offnet Interstate        2,085,002             225          2,084,777            173,731
Total Offnet International        15,535             534             15,001              1,250
                              ----------          ------         ----------          ---------

Total Annual Minutes          35,788,795          14,687         35,774,108          2,981,176
                              ----------          ------         ----------          ---------

Total Annual Hours               596,480             245            596,235             49,686
                              ==========          ======         ==========          =========

                Anchorage   Anchorage   Anchorage   Anchorage   Anchorage                 Juneau       Juneau     Juneau
                 Offnet      Offnet      Offnet       Onnet       Onnet     Anchorage     Offnet       Offnet     Offnet
               Intrastate  Interstate     Intl     Intrastate     Local       Other     Intrastate   Interstate  Internatl
                -----------------------------------------------------------------------------------------------------------
       Jul-00         173         76         3            114       3,324         229         275           35       466
       Aug-00     115,233     83,431       604        260,023   1,115,314     181,556     146,434       94,467       271
       Sep-00     108,172     70,527       639        238,579   1,095,659     150,685     142,012       86,401       829
       Oct-00     112,490     70,256     1,557        219,642   1,324,237     152,289     165,637       89,388       954
       Nov-00      90,735     70,689       697        232,068   1,028,907     133,142     126,914       94,200       641
       Dec-00      82,202     61,821       282        212,436     937,343     128,912     103,771       74,372       500
       Jan-01     102,790     75,591       632        270,770   1,132,102     152,834     157,284       99,131       473
       Feb-01      89,940     68,002       481        233,479   1,017,877     143,685     142,917       89,723       464
       Mar-01     101,382     69,598       749        263,779   1,096,553     153,972     164,640       98,043       355
       Apr-01     100,285     67,239     1,110        259,526   1,101,838     167,520     168,029      100,021       506
       May-01     104,745     72,422       657        250,404   1,099,453     166,372     164,533       97,411       535
       Jun-01      99,789     64,096       487        240,894   1,060,584     157,900     137,202       90,323       588
       Jul-01      99,579     67,848       407        235,050   1,032,441     173,996     133,163       86,321
                -----------------------------------------------------------------------------------------------------------
Annual Totals   1,207,515    841,596     8,305      2,916,764  13,045,632   1,863,092   1,752,811    1,099,836     6,582
Location Totals                                                            19,882,904

                 Juneau     Juneau                 Fbks        Fbks      Fbks      Fbks        Fbks                            Fbks
                 Onnet       Onnet     Juneau     Offnet      Offnet    Offnet     Onnet       Onnet    Fbks   Fbks Airport  Airport
               Intrastate    Local      Other   Intrastate  Interstate   Intl    Intrastate    Local    Other  Onnet Local    Other
               ---------------------------------------------------------------------------------------------------------------------
       Jul-00        560      2,682        768       203          114      65         211        162       289          28       504
       Aug-00    222,907    536,290    187,513    56,741       12,281      37      52,215     16,217    46,272       3,292    30,962
       Sep-00    203,187    491,077    179,048    46,424       10,471      50      45,960     25,692    37,929       3,100    23,042
       Oct-00    169,026    486,245    185,619    47,015       11,721     286      47,248     42,023    42,555       3,181    22,555
       Nov-00    192,167    473,279    170,287    47,941       10,990      56      43,469     13,767    43,533       3,114    22,189
       Dec-00    156,579    429,649    152,588    40,917       10,532       7      40,297     13,306    41,531       2,843    21,951
       Jan-01    244,909    531,407    203,680    50,019       13,811      10      51,728     18,022    44,354       2,898    22,939
       Feb-01    225,591    490,059    194,181    45,591       12,151       8      42,934     13,597    41,030       2,703    20,283
       Mar-01    237,745    538,774    206,775    54,393       13,238       6      49,595     20,556    45,933       3,068    24,307
       Apr-01    235,452    517,722    218,081    52,280       11,900      31      49,658     17,474    41,936       2,994    22,471
       May-01    211,039    493,922    206,478    59,800       13,883      49      50,193     18,691    49,750       3,842    25,634
       Jun-01    192,584    457,731    186,214    55,792       12,219      43      48,129     16,549    45,660       3,123    22,637
       Jul-01    181,372    442,046    187,908    50,117       10,259              46,037     17,098    46,882       3,254    26,674
               ---------------------------------------------------------------------------------------------------------------------
Annual Totals  2,473,118  5,890,883  2,279,140   607,233      143,570     648     567,674    233,154   527,654      37,440   286,148
Location Totals                     13,502,370                                                       2,079,933               323,588

                                      INDEX

Account Management, 108, 116, 120, 125, 129, 134, 139, 143, 151
ACCOUNT MANAGER, 8, 17, 18, 21, 29, 31, 51, 66, 78, 136, 204, 221
Accounting, 25, 51, 82, 83, 104, 132, 133
Acronyms, 73
ACS DISASTER RECOVERY PLAN, 40, 41, 78
ACS INTERNET, 67, 78, 204
ADA, 78
AFFILIATE(S), 78
AGREEMENT, 78
Amendment, 4, 11, 30
Assets, 14, 15, 42, 43, 45, 123
ASSIGNED CONTRACTS, 11, 44, 78, 87
ASSIGNED LEASES, 11, 44, 78, 87
BENCHMARKING, 26, 78
Capital
   Infusion, 7, 43, 91, 160, 161, 163, 165, 167, 170, 171, 175, 176
   Investment, 7, 8, 43, 91, 161, 163, 165, 170, 171, 175, 176, 177, 179
   Project, 146
CHANGE MANAGEMENT, 8, 12, 13, 22, 23, 55, 103, 107, 110, 115, 117, 122, 126,
   130, 133, 134, 135, 136, 137, 138, 139, 140, 141, 144, 145, 146, 147, 149,
   152, 153, 220
CLASS OF SERVICE (COS), 79
Communications Plan, 8
CONFIDENTIAL INFORMATION, 33, 34, 35, 36, 50, 51, 52, 53, 54, 55, 79, 86, 88,
   222
CONFIGURATION MANAGEMENT, 12, 23, 79, 88, 103, 106, 107, 108, 110, 111, 115,
   117, 118, 120, 122, 133, 134, 140, 142, 146, 149, 151, 153, 220
CONTRACT SIGNING DATE, 1, 4, 5, 13, 14, 15, 22, 25, 31, 35, 38, 50, 57, 61, 72,
   80, 81, 84, 85, 87, 103, 104, 154, 195
CONTRACT YEAR, 8, 24, 28, 39, 80, 201, 203
CURRENT PROJECTS, 5, 80, 95, 209
CUTOVER DATE(S), 80, 81, 127
DAYS, 80, 97
Definitions, 78
DELIVERABLE(S), 80
DEPARTMENT AND/OR DEPARTMENTS, 80
DEPARTMENT OF ADMINISTRATION, 38, 74, 80, 88, 196, 209
DESIGNATED EMPLOYEES, 80
DISABLING DEVICE, 34, 80
DISASTER, 4, 30, 39, 40, 41, 47, 78, 80, 81, 90, 95, 108, 110, 115, 116, 120,
   121, 140, 143, 149, 152, 199
DISENTANGLE CUTOVER DATE(S), 81
DISENTANGLEMENT, 7, 26, 37, 38, 39, 42, 43, 45, 51, 66, 80, 81
DISENTANGLEMENT ASSETS, 42, 43
DISENTANGLEMENT COMMENCEMENT DATE, 42, 45
DISPUTE, 10, 65, 66, 81
EARLY TERMINATION FEE, 37, 38, 39, 81
EFFECTIVE DATE (E-DAY), 81
END-USER, 3, 7, 20, 26, 51, 81, 92, 93, 102, 104, 107, 110, 111, 117, 118, 119,
   124, 125, 127, 131, 133, 135, 136, 138, 147, 148, 149, 188
ENTERPRISE, 2, 40, 81, 104, 111, 131, 149, 204
ENVIRONMENTAL LAWS, 63, 64, 81
EXCLUSIVE WORK PRODUCT, 25, 32, 43, 82, 87
FAILURE, 9, 10, 27, 76, 82, 200, 201
Fault Management, 12, 15, 88, 94, 108, 115, 120, 135, 141, 142, 151
FEE REDUCTION, 27, 82, 200, 201
FEE(S), 82
FINAL CUTOVER DATE, 6, 14, 20, 25, 90, 200
FORCE MAJEURE EVENT, 38, 40, 47, 82, 200
GAAP, 51, 52, 59, 74, 82
GOVERNOR, 61, 80, 82, 197, 205, 210
HAZARDOUS MATERIAL, 63, 64, 82
INCENTIVE, 27, 83, 200, 201
INFORMATION, 83
INFRINGEMENT CLAIM, 62, 83
INITIAL TERM, 37, 44, 83, 89, 160, 161, 163, 165, 167, 170, 175, 176
INITIATIVE, 199, 211, 215
INTERIM ASSETS, 14, 83
Joint Operations, 31, 32, 95
Lease, 11, 44
Licenses, 11, 33, 44, 211
LOCATION, 21, 35, 73, 83, 93, 94, 112, 162, 164, 192, 193
LOSSES, 62, 63, 64, 65, 70, 83
MANAGED ASSETS, 5, 6, 11, 13, 14, 42, 45, 83, 87, 89
MANAGEMENT COMMITTEE, 8, 9, 12, 20, 26, 31, 32, 66, 83, 93, 95, 124, 131, 146,
   201, 220

MATERIAL DEFAULT, 38, 83
MAXIMUM ANNUAL CONTRACT AMOUNT, 24, 29, 85
MEDIUM AND/OR MEDIA, 85
MILESTONE, 5, 85
MISSION CRITICAL SERVICE, 9, 82, 85
NETWORK, 85
PARTIES, 85
PARTNER, PARTNERSHIP, OR PARTNERING, 85
PARTY, 86
Performance Management, 12, 15, 88, 93, 109, 116, 121, 143, 151
PROJECT DIRECTOR, 8, 9, 11, 18, 22, 29, 30, 31, 66, 67, 69, 70, 72, 86, 204
PROVIDER, 86
PROVIDER CONFIDENTIAL INFORMATION, 53, 54, 55, 79
PROVIDER DEFAULT, 27, 86
PROVIDER RESTRICTED FACILITIES, 36, 87
PROVIDER WORK PRODUCT, 32, 33, 87
PROVIDER'S KEY PERSONNEL, 18, 87
PUBLIC RECORDS, 55, 87
PURCHASED ASSETS, 5, 14, 43, 87, 89, 123
RAMP-UP PERIOD, 5, 25, 87, 118, 135
REQUIRED CONSENTS, 11, 87
RESOURCE OPTION A, 4, 154
RESOURCE OPTION B, 4, 155
RESOURCE OPTION C, 4, 156
RESOURCES, 10, 11, 14, 42, 81, 87, 90, 91, 135, 197, 205, 214
SAFETY OF LIFE ("SOL"), 88
SATS, 88
SECURITY INCIDENT, 35, 88, 191, 203, 220, 221
Security Management, 110, 116, 121, 126, 133, 139, 144, 152
SERVICE BUNDLES, 2, 4, 14, 15, 37, 39, 80, 82, 84, 88, 92, 108, 116, 121, 125,
   129, 134, 139, 143, 151
SERVICE CENTER, 88
SERVICE ELEMENT, 88
SERVICE MANAGEMENT, 12, 13, 88, 110, 112, 116, 121, 135, 142, 144, 152
SERVICE UNIT, 3, 24, 74, 88, 160, 175
SERVICES, 88
SLAS, 88
Standards and Procedures Manual, 8, 12, 13, 18, 20, 22, 36, 88, 95, 102, 103,
   104, 107, 108, 109, 110, 111, 113, 114, 115, 116, 117, 120, 121, 122, 123,
   124, 125, 126, 127, 129, 130, 131, 132, 133, 134, 135, 136, 137, 139, 140,
   141, 142, 143, 144, 145, 148, 150, 151, 152, 188, 189, 193, 221
STATE CONFIDENTIAL INFORMATION, 53, 55, 79
STATE DATA, 34, 35, 36, 55, 88, 89
STATE DEFAULT, 39, 89
STATE EMPLOYEES, 16, 17, 19, 32, 89
STATE FACILITIES, 7, 20, 21, 22, 36, 64, 89, 103, 165
STATE RFP, 89
STATE'S KEY PERSONNEL, 89
Strategic Planning, 23
SUBCONTRACTORS, 89
TECHNOLOGY INITIATIVE, 89
TECHNOLOGY REFRESH SERVICES, 89
TERMINATION, 90
TERMINATION DATE, 90
TERMINATION NOTICE, 90
THIRD-PARTY RESOURCES, 90
Training, 19, 41, 137
TRANSFORMATION PERIOD, 90
TRANSFORMATION PLAN, 90
TRANSFORMED SERVICES, 90
TRANSFORMED SERVICES DISASTER, 90
TRANSITION PERIOD, 90
TRANSITION PLAN, 90
TRANSITIONED EMPLOYEES, 90
TRANSITIONED SERVICES, 90
UNRECOVERED CAPITAL COSTS, 91
WORK ORDER, 91